As filed with the Securities and Exchange Commission on August 7, 2008
Registration No. 333-149178
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Artio Global Investors Inc.*
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6282	13-6174048
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

330 Madison Ave.
New York, NY 10017
(212) 297-3600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

RICHARD PELL
Chief Executive Officer
Artio Global Investors Inc.
330 Madison Ave.
New York, NY 10017
(212) 297-3600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

MICHAEL KAPLAN Davis Polk & Wardwell 450 Lexington Ave. New York, NY 10017 (212) 450-4000	CATHERINE CLARKIN JAY CLAYTON Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class	Aggregate Offering	Amount of
of Securities to be Registered	Price(1)(2)	Registration Fee
Class A common stock, par value $0.001 per share	$1,000,000,000	$39,300(3)

(1)	Includes additional shares of Class A common stock that the underwriters have the option to purchase.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

* Effective June 15, 2008, Julius Baer Americas Inc. was renamed Artio Global Investors Inc.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated August 7, 2008.

          Shares

Artio Global Investors Inc.

Class A Common Stock

This is an initial public offering of shares of Class A common stock of Artio Global Investors Inc. All of the shares of Class A common stock included in this offering are being sold by Artio Global Investors Inc.

Prior to this offering, there has been no public market for the Class A common stock. It is currently estimated that the initial public offering price per share will be between $      and $      . Artio Global Investors Inc. intends to list the Class A common stock on the New York Stock Exchange under the symbol “ART”.

The net proceeds of this offering will be used to repurchase an aggregate of          shares of Class C common stock from our parent, Julius Baer Holding Ltd. Following the application of the net proceeds of this offering, Julius Baer Holding Ltd. will have     % of the voting power in Artio Global Investors Inc. through its ownership of the shares of our Class C common stock. Richard Pell, our Chief Executive Officer and Chief Investment Officer, and Rudolph-Riad Younes, our Head of International Equity, whom we refer to as our Principals, will, in the aggregate, have     % of the voting power through their ownership of all of the shares of our Class B common stock and investors that purchase shares of Class A common stock in this offering will have     % of the voting power. Shares of the Class A common stock and Class B common stock each entitle the holder to one vote per share. Shares of Class C common stock entitle the holders to an aggregate vote equal to the greater of (1) the number of votes they would be entitled to on a one-vote per share basis and (2) 20% of the combined voting power of all classes of common stock. Julius Baer Holding Ltd. will enter into a shareholders agreement under which it will agree that, to the extent it has a vote as holder of the Class C common stock greater than that which it would be entitled to on a one-vote per share basis, it will on all matters vote such excess on the same basis and in the same proportion as the votes cast by the holders of our Class A and Class B common stock.

See “Risk Factors” on page 15 to read about factors you should consider before buying shares of the Class A common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Initial public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Artio Global Investors Inc.	$	$

To the extent that the underwriters sell more than           shares of Class A common stock, the underwriters have the option to purchase up to an additional           shares from Artio Global Investors Inc. at the initial public offering price less the underwriting discount.

The underwriters expect to deliver the shares of Class A common stock against payment in New York, New York on          , 2008.

Goldman, Sachs & Co.

Merrill Lynch & Co.

JPMorgan    Lehman Brothers    Morgan Stanley    UBS Investment Bank

Keefe, Bruyette & Woods	Wachovia Securities

Prospectus dated          , 2008.

Historical Assets under Management (“AuM”) Growth
($ in billions)

Historical Returns of Largest Global and International Investment Strategies
(Returns Since Strategy Inception Through March 31, 2008)*

        * Note: Historical returns presented above represent an aggregate of various performance composites and are not indicative of future returns, or of returns of other strategies. The above five strategies accounted for 97.5% of AuM at March 31, 2008. For additional details on investment performance and unabbreviated names of each strategy’s benchmarks, please see pages 85-93 of this prospectus. See also “Performance Information Used in this Prospectus”.

PROSPECTUS

Through and including          , 2008 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Except where the context requires otherwise, in this prospectus:

•	“Artio Global Investors Inc.”, the “company”, “we”, “us” and “our” refer to Artio Global Investors Inc. and, unless the context otherwise requires, its direct and indirect subsidiaries;

•	“operating company” and “Artio Global Holdings” refer to Artio Global Holdings LLC and, unless the context otherwise requires, its subsidiaries (i) Artio Global Management LLC (formerly known as Julius Baer Investment Management LLC), our principal operating subsidiary which conducts the majority of our business activities including our hedge fund activities and (ii) Artio Capital Management LLC (formerly known as JB Private Equity Partners LLC), the entity that engages in our private equity activities, through which collectively we conduct all of our operations; and

•	“parent” and “Julius Baer Holding Ltd”. refer to Julius Baer Holding Ltd., a Zurich based financial holding company whose shares are listed on the SWX Swiss Exchange, our parent company and sole stockholder prior to the consummation of this offering.

Performance Information Used in This Prospectus

We manage investments through “mutual funds” (which include Securities and Exchange Commission, or SEC, registered mutual funds such as our Julius Baer International Equity Fund, and offshore funds that are not SEC registered) and other types of accounts. Funds and other accounts that are managed by us with a broadly common investment objective are referred to as being part of the same “strategy”. We measure the results both of our individual funds as well as of “composites” that represent the aggregate performance of substantially all client accounts (including discretionary, fee-paying, non-taxable and taxable accounts, private offshore, institutional commingled and mutual funds) invested in the same general investment strategy. Our composites, which are compliant with the Global Investment Performance Standards (“GIPS”), include, for example, “Global Equity” and “Global High Yield”. While we changed our name to Artio Global Investors Inc. from Julius Baer Americas Inc. prior to this offering, our SEC registered mutual funds will continue to use the Julius Baer brand until          2009, at which time they will begin using the Artio brand.

Throughout this prospectus, we present the annualized returns of our investment strategies on a “gross” and “net” basis, which represent annualized returns before and after payment of fees, respectively. In connection with this presentation, we have also disclosed the returns of certain market indices or “benchmarks” for the comparable period. You should not assume that there is any material overlap between the securities included in the portfolios of our investment strategies during these periods and those that comprise any Merrill Lynch Index, any Morgan Stanley Capital International (“MSCI”) Index, any Russell Index, the Citigroup USD 3 Month EUR Deposit Index, the Lehman U.S. Aggregate TR Value Index, or the S&P 500® Index referred to in this prospectus. It is not possible to invest directly in any of the indices described above. The returns of these indices, as presented in this prospectus, have not been reduced by fees and expenses associated with investing in securities, but do include the reinvestment of dividends.

Each Russell Index referred to in this prospectus is a registered trademark or trade name of The Frank Russell Company. The Frank Russell Company is the owner of all copyrights relating to these indices and is the source of the performance statistics of these indices that are referred to in this prospectus.

The Morgan Stanley Capital International EAFE® Index, which we refer to as the MSCI EAFE® Index, and the Morgan Stanley Capital International EAFE® and Canada Index, which we refer to as the MSCI EAFE® and Canada Index, are trademarks of MSCI Inc. The Morgan Stanley Capital International AC World ex USA Indexsm ND, which we refer to as the MSCI AC World ex USA Indexsm ND, is a service mark of MSCI Inc. MSCI Inc. is the owner of all copyrights relating to these indices and is the source of the performance statistics of these indices that are referred to in this prospectus.

We refer to the Lehman U.S. Aggregate TR Value Index as the Lehman Brothers U.S. Aggregate Index. Lehman Brothers is the source of the performance statistics of this index that are referred to in this prospectus.

The S&P 500® Index is a registered trademark of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which is the owner of all copyrights relating to this index and the source of the performance statistics of this index that are referred to in this prospectus.

In this prospectus we present Morningstar, Inc. (“Morningstar”) and Lipper Analytical Services, Inc. (“Lipper”) ratings for our SEC registered mutual funds. The Morningstar ratings refer to the ratings by Morningstar of the Class A and Class I shares of our SEC registered mutual funds and are based on a five-star scale. The Lipper ratings refer to the ratings by Lipper of the Class I shares of our SEC registered mutual funds and are based on a percentile. Morningstar and Lipper provide independent, third party ratings using their own defined methodologies.

ii

Unless we tell you otherwise, all performance information that we present, including assets under management, relate to the operations that are part of our company as of the time of this offering. In previous years, our company conducted certain businesses that are no longer part of our continuing operations, which we refer to as “legacy” or “discontinued” businesses. For a description of these businesses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In most cases, those businesses are considered discontinued operations in our financial statements. In order to make the information comparable, we present performance information exclusive of such legacy businesses, unless otherwise indicated.

Any discrepancies in any table included in this prospectus between totals and the sums of the amounts listed are due to rounding.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read this entire prospectus carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this prospectus.

Our Business

We are an asset management company that provides investment management services to institutional and mutual fund clients. We are best known for our International Equity strategies, which represented 90% of our assets under management as of March 31, 2008. We also offer a broad range of other investment strategies, including Global High Grade Fixed Income, Global High Yield and Global Equity. As of March 31, 2008, all the composites of these strategies had outperformed their benchmarks since inception. In addition, over the last two years, we have further expanded our investment offerings by launching a series of U.S. equity strategies. We have also recently launched our first hedge fund strategy. Our superior investment performance has enabled us to attract a diverse group of clients and to increase our assets under management from $2.9 billion as of December 31, 2002 to $72.6 billion as of June 30, 2008, representing a compound annual growth rate, or CAGR, of 79%. This has driven a similar growth in our revenues, from $34.3 million to $445.7 million for the years ended December 31, 2003 and 2007, respectively, representing a CAGR of 90%. Our revenues are substantially comprised of investment management fees based primarily on the fair value of our assets under management rather than investment performance-based fees. We believe that our record of investment excellence and range of investment strategies position us well for continued growth.

Our primary business objective is to consistently generate superior investment returns for our clients. We manage our investment portfolios based on a philosophy of style-agnostic investing across a broad range of opportunities, focusing on macro-economic factors and broad-based global investment themes. We also emphasize fundamental research and analysis in order to identify specific investment opportunities and capitalize on price inefficiencies. We believe that the depth and breadth of the intellectual capital and experience of our investment professionals, together with this investment philosophy and approach, have been the key drivers of the strong returns we have generated for clients over the past decade. As an organization, our resources are concentrated on meeting our clients’ investment objectives and we seek to outsource, whenever appropriate, support functions to industry leaders thereby allowing us to focus our business on the areas where we believe we can add the most value.

Our distribution efforts have targeted intermediated distribution sources with long-term investment horizons, such as pension consultants, broker dealers, and registered investment advisors, or RIAs, that can be serviced with a relatively small group of sales and service professionals. As of March 31, 2008, we provided investment management services to a broad and diversified spectrum of approximately 900 institutional clients, including some of the world’s leading corporations, public and private pension funds, endowments and foundations and major financial institutions through our separate accounts, commingled funds and mutual funds. We also managed assets for more than 700,000 mutual fund shareholders through SEC-registered Julius Baer Investment Funds.

In the mid-1990’s, our Principals assumed responsibility for managing our flagship International Equity strategy. In the years that followed, our superior performance began to attract attention from third parties such as Morningstar, which awarded a 5-star rating to the Julius Baer International Equity Fund in 1999. As a result, our assets under management from sources other than Bank Julius Baer & Co. Ltd. began to grow.

As a holding company, we will conduct all of our operations through Artio Global Holdings LLC, which will hold our ownership interest in the entities which conduct our business activities. Net profits and net losses of Artio Global Holdings will initially be allocated, and distributions will initially be made, approximately 70% to us and approximately 30%, in the aggregate, to our Principals. See “Our Structure and Reorganization”.

Competitive Strengths

We believe our success as an investment management company is based on the following competitive strengths:

•	Superior and Consistent Investment Performance. We have a well-established track record of achieving superior investment returns across our key investment strategies relative to our competitors and the relevant benchmarks. Our largest composite, the International Equity I composite, has outperformed its benchmark, the MSCI AC World ex USA Indexsm ND, by 9.9% on an annualized basis since its inception in 1995 through March 31, 2008 (calculated on a gross basis before payment of fees). As of March 31, 2008, each of our next four largest composites had also outperformed their benchmarks since inception.

•	Experienced and Loyal Investment Professionals and Management Team. We have an investment-centric culture that has enabled us to maintain a consistent investment philosophy and to attract and retain world-class professionals. Our current team of lead portfolio managers averages approximately 19 years of industry experience among them and our team of senior managers (including marketing and sales directors and client service managers) averages approximately 20 years of industry experience.

•	Leading Position in International Equity. We have a leading position in international equity investment management and our strategies have attracted a disproportionate share of net asset flows in both the institutional and mutual fund markets in recent years. As of December 31, 2007, we ranked as the 7th largest manager of international accounts for U.S. tax-exempt institutional clients and as the 12th largest manager of non-U.S. equity mutual funds in the United States, according to Callan Associates and Strategic Insight, respectively. We believe that we are well-positioned to take advantage of opportunities in this attractive asset class over the next several years.

•	Strong Track Records in Other Investment Strategies. In addition to our leading position in international equity, we enjoy strong long-term track records in several of our other key strategies. Our Total Return Bond Fund ranked in the 1st quartile of its Lipper universe since inception, as of March 31, 2008. Our Global High Income Fund carried a Morningstar 5-star rating on its Class I shares and a 5-star rating on its Class A shares and ranked in the top decile of its Lipper universe over the one-, three- and five- year periods and since inception, as of March 31, 2008. Our Global Equity Fund ranked in the 2nd quartile of its Lipper universe since inception, as of March 31, 2008.

•	Effective and Diverse Distribution in both Institutional and Retail Segments. We have developed strong relationships with most of the major pension and industry consulting firms, which have allowed us to access a broad range of institutional clients. As of March 31, 2008, we provided investment management services to approximately 900 institutional clients invested in separate accounts, commingled funds or mutual funds. We access retail investors through our relationships with intermediaries such as RIAs and broker dealers as well as through mutual fund platforms and sub-advisory relationships. We believe that the diversification of our assets under management among each of these distribution sources provides significant opportunities to drive growth.

•	Consistently Strong Organic Growth in Assets Under Management. In the period from December 31, 2002 through June 30, 2008, our assets under management grew from $2.9 billion to $72.6 billion, representing a CAGR of 79%. While both general market appreciation and our record of outperforming the relevant benchmarks contributed directly to this growth, the growth was primarily attributable to an increase in net client cash flows, which we define as the amount by which client additions to new and existing accounts exceed withdrawals from client accounts. In fact, in every year during that period, we generated significant positive net client cash flows, including $12.2 billion of net client cash flows during the year ended December 31, 2007 and $2.9 billion of net client cash flows during the three months ended March 31, 2008.

•	Focused Business Model. Our business model is designed to focus the vast majority of our resources on meeting our clients’ investment objectives. Accordingly, we take internal ownership of the aspects of our operations that directly influence the investment process and our client relationships while seeking to outsource, whenever appropriate, support functions, including middle- and back-office activities, to industry leaders to allow us to focus our efforts where we believe we can add the most value. This approach has resulted in an efficient and streamlined operating model, generating increasing operating margins as our revenues have grown.

Strategy

We seek to achieve consistent and superior long-term investment performance for our clients. Our strategy for continued success and future growth is guided by the following principles:

•	Continue to Capitalize on Our Strong Position in International Equity. We expect to continue to grow our international equity assets under management. Our International Equity II strategy, launched in March 2005 as a successor strategy to our flagship International Equity I strategy, has produced attractive investment returns and grown to $26.3 billion in assets under management in three years (as of March 31, 2008). We believe we have the capacity to handle substantial additional assets within our International Equity II strategy.

•	Grow Our Other Investment Strategies. Historically, we have concentrated our distribution efforts primarily on our flagship International Equity strategies. Recently, we have focused on expanding and growing our other strategies, including our Global High Grade Fixed Income, Global High Yield and Global Equity strategies and we have experienced significant growth in our assets under management in those strategies as a result. We also intend to continue to initiate new offerings in other asset classes where we believe our investment professionals have the potential to produce attractive risk-adjusted returns.

•	Expand into Alternative Investments. We are expanding into alternative investments, which we view as a complementary extension of our current investment capabilities. We recently launched a hedge fund offering which is designed to exploit the low correlation of excess returns across our various traditional strategies.

•	Further Extend Our Distribution Capabilities. We continue to focus on expanding our distribution capabilities into those markets and client segments where we see demand for our product offerings and which we believe are consistent with our philosophy of focusing on buyers who display institutional buying behavior through their selection process and due diligence. In the future, as we develop new alternative investment offerings, we plan to enhance coverage of those client segments that typically make higher allocations to hedge funds and private equity, such as endowments, foundations and family offices.

•	Maintain a Disciplined Approach to Growth. We are an investment-centric firm that focuses on the delivery of superior long-term investment returns for our clients through the application of our established investment processes and risk management discipline. While we have generated significant growth in our assets under management over the past few years, we have continued to develop a broader range of investment offerings. We are focused on long-term success and we will only pursue expansion opportunities that are consistent with our operating philosophy. This philosophy requires that:

•	each new investment strategy and offering must provide the potential for attractive risk-adjusted returns for clients in these new strategies without negatively affecting return prospects for existing clients;

•	new client segments or distribution sources must value our approach and be willing to appropriately compensate us for our services; and

•	new product offerings and client segments must be consistent with the broad investment mission and not alter the investment-centric nature of our firm’s culture.

•	Continue to Focus on Risk Management. We manage risk at multiple levels throughout the organization, including directly by the portfolio manager, at the Chief Investment Officer level, among a dedicated risk management group and within the legal and compliance department. Our approach to managing portfolio-level risk is not designed to avoid taking risks, but to seek to ensure that the risks we choose to take are rewarded with return opportunities appropriate for those risks. This approach to managing portfolio-level risk has contributed significantly to our superior investment performance and will continue to be an integral component of our investment processes.

Risk Factors

An investment in our Class A common stock involves substantial risks and uncertainties. These risks and uncertainties include, among others, those listed below:

•	The loss of either of our Principals or other key investment professionals or members of our senior management team could have a material adverse effect on our business. Our ability to attract and retain qualified investment professionals is critical to our success.

•	If our investment strategies perform poorly, clients could withdraw their funds and we could suffer a decline in assets under management which would reduce our earnings.

•	The historical returns of our existing investment strategies may not be indicative of their future results or of the results of investment strategies we are in the process of developing.

•	Most of our investment strategies consist of investments in the securities of issuers located outside of the United States, which involve foreign currency exchange, tax, political, social and economic uncertainties and risks.

•	We derive a substantial portion of our revenues from a limited number of our products.

The foregoing is not a comprehensive list of the risks and uncertainties we face. Investors should carefully consider all of the information in this prospectus, including information under “Risk Factors”, prior to making an investment in our Class A common stock.

Our Structure and Reorganization

The diagram below depicts our organizational structure immediately after the consummation of this offering and related transactions.

As a holding company, we will conduct all of our operations through Artio Global Holdings LLC, which holds our ownership interest in (i) Artio Global Management LLC, our principal operating subsidiary which conducts the majority of our business activities, including our hedge fund activities and (ii) Artio Capital Management LLC, the entity that engages in our private equity activities. In February 2008 we launched our first hedge fund vehicle. Our private equity activities will focus on opportunities in Central and Eastern Europe. See “Business — Investment Strategies and Performance — New Initiatives”.

Reorganization Transactions

In connection with this offering, we will enter into a series of transactions to reorganize our capital structure and effectuate a separation from our parent company. We refer throughout this prospectus to the transactions described below as the “reorganization” or the “reorganization transactions”.

Revisions to Our Organization.  Prior to this offering, our Principals have a 30% profits interest in Artio Global Management LLC, our principal operating subsidiary, but this interest is subject to vesting and includes certain put and call rights. In addition, prior to this offering, our Principals entered into an agreement with us whereby each of them is entitled to 15% of the revenues of Artio Capital Management and each bears 15% of the expenses of Artio Capital Management via an offset against certain distributions by our principal operating subsidiary that our Principals would otherwise be entitled to receive, while we own all the membership interests in Artio Capital Management. To date, Artio Capital Management has only incurred expenses, 15% of which have been allocated to each of our Principals.

Prior to this offering, we contributed our interests in Artio Global Management LLC and Artio Capital Management LLC to Artio Global Holdings LLC. Immediately prior to this offering, our Principals will each contribute their interests in Artio Global Management LLC to Artio Global Holdings LLC and we will amend and restate Artio Global Holdings’ operating agreement to, among other things, modify its capital structure by creating a single new class of units called “New Class A Units”, approximately 70% of which will be issued to us and approximately 30% of which, in the aggregate, will be issued to our Principals, in each case, upon receipt of those contributions, consistent with the parties’ respective interests prior to this offering. In addition, we will terminate the agreement under which each of our Principals is entitled to 15% of the revenues and each bears 15% of the expenses of Artio Capital Management. The New Class A Units issued to our Principals will be fully vested and will not be subject to any put and call rights. Following such steps, Artio Global Management and Artio Capital Management will each be 100% owned by Artio Global Holdings, and our Principals’ interests in each such entity will instead be indirect through their ownership of Artio Global Holdings. As the fair value of Artio Capital Management is minimal, we do not expect to record compensation expense related to the acquisition by our Principals of an indirect interest in Artio Capital Management. Upon completion of this offering, there will be approximately           New Class A Units issued and outstanding.

Revisions to Our Capitalization Structure.  Prior to this offering, Julius Baer Holding Ltd., our parent company and existing shareholder, owns all of our outstanding capital stock, consisting of a single class of common stock. We will amend and restate our certificate of incorporation to authorize three classes of common stock, Class A common stock, Class B common stock and Class C common stock.

Class A Shares.  Shares of our Class A common stock will be issued to the public in this offering. Class A common stock will entitle holders to one vote per share and economic rights (including rights to dividends and distributions upon liquidation).

Class B Shares.  All of our shares of Class B common stock will be issued to the Principals, in an amount equal to the number of New Class A Units held by the Principals. Class B common stock will entitle holders to one vote per share but will have no economic rights (including rights to dividends and distributions upon liquidation).

Class C Shares.  Shares of our common stock outstanding prior to this offering will be converted into shares of Class C common stock, equal to the number of outstanding New Class A Units held by Artio Global Investors Inc. Julius Baer Holding Ltd. will receive all of the shares of Class C common stock, which will have economic rights (including rights to dividends and distributions upon liquidation) equal to the economic rights of the Class A common stock and will have an aggregate vote equal to the greater of (1) the number of votes they would be entitled to on a one-vote per share basis and (2) 20% of the combined voting power of all classes of common stock. We will issue shares of Class C common stock to Julius Baer Holding Ltd. in order that, when selling the remainder of its holding, it can avail itself of certain Swiss tax exemptions that require it to have voting rights equal to 20% of the combined voting power of the common stock. Prior to this offering, Julius Baer Holding Ltd. will enter into a shareholders agreement under which it will agree that, to the extent it has voting power as holder of the Class C common stock in excess of that which it would be entitled to on a one-vote per share basis, it will on all matters vote the shares representing such excess on the same basis and in the same proportion as the votes cast by the holders of our Class A and Class B common stock.

If Julius Baer Holding Ltd. transfers any shares of Class C common stock to anyone other than any of its subsidiaries, such shares will automatically convert into shares of Class A common stock. In addition, on the second anniversary of the completion of this offering, the Class C common stock will automatically convert into Class A common stock.

Incurrence of New Debt.  Prior to this offering, Artio Global Holdings intends to establish a $      million debt facility to fund a $      million special one-time distribution, of which $     million will go to us (which we will distribute to Julius Baer Holding Ltd.) and $     million will go to the Principals, with 50% of such amount distributed to each of Messrs. Pell and Younes. Further, this debt facility will also be utilized to provide working capital for our business. This debt and related distribution will be a means of establishing a mix of debt and equity in our capital structure that we believe is appropriate for our business model and will also provide liquidity to our existing equity holders.

New Agreements with the Principals.  In connection with the closing of this offering, we will enter into an exchange agreement with the Principals that will grant the Principals and certain permitted transferees the right to exchange their New Class A Units, which represent ownership rights in Artio Global Holdings, for shares of our Class A common stock on a one-for-one basis, subject to certain restrictions. The exchange agreement will generally permit the Principals to exchange up to 20% of the New Class A Units that they own at the time of this offering on or after the first anniversary of the pricing of this offering and up to a further 20% of the New Class A Units that they own at the time of this offering on or after each of the next four anniversaries. The exchange agreement will also include certain non-compete restrictions applicable to the Principals. As a result, the Principals will, over time, have the ability to convert their illiquid ownership interests in Artio Global Holdings into Class A common stock that can more readily be sold in the public markets. See “Relationships and Related Party Transactions — Exchange Agreement”.

The exchange of units for stock by the Principals is expected to generate tax savings for us. We will enter into an agreement with the Principals that will provide for the payment by us to the Principals of 85% of the amount of reduction in tax payments, if any, in U.S. federal, state and local income tax that we realize as a result of the exchanges referred to above. See “Relationships and Related Party Transactions — Tax Receivable Agreement”.

New Compensation Arrangements with Our Senior Management.  Prior to this offering we have not had employment contracts with our senior management, other than our Principals, or granted equity-based incentive compensation to our employees. We expect to enter into new employment agreements with our Principals and certain other senior members of management that will become effective on completion of this offering. We also intend to grant           shares of restricted stock to directors and employees (other than our Principals) at the time of this offering. In addition, the unvested benefit under the deferred compensation plan for our Principals, described under “Management — Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Discretionary Cash Bonus and Mandatory Bonus Deferral”, will automatically vest and be paid out.

New Arrangements with Our Parent.  Prior to this offering, we obtained from Julius Baer Holding, Ltd. certain services and paid it license fees. Following this offering, we will no longer be required to pay license fees to our parent. We will enter into a transition services agreement pursuant to which Julius Baer Holding Ltd. will continue to provide us with a limited number of services for a transitional period of up to one year following this offering. See “Relationships and Related Party Transactions — Transition Services Agreement”.

New Agreements with Our Parent and the Principals.  In connection with this offering, we will enter into a registration rights agreement with the Principals and Julius Baer Holding Ltd. to provide customary registration rights including demand registration rights and piggyback registration rights. See “Relationships and Related Party Transactions — Registration Rights Agreement”.

Distributions and Expenses Associated with Our Existing Owners

Certain elements of the reorganization transactions described above will cause distributions to be made to our existing owners or will require us to record expenses related to such owners. The following is a summary of such items as described in this prospectus:

•	Artio Global Holdings intends to declare a special $ million distribution prior to this offering, principally from proceeds of the $ million debt facility, of which our Principals will receive $ million (50% of such amount will be distributed to each of Messrs. Pell and Younes) and our parent will receive $ million (indirectly from a dividend we will declare). This debt and related distribution will be a means of establishing a mix of debt and equity in our capital structure that we believe is appropriate for our business model and will also provide liquidity to our existing equity holders.

•	We will use $ , representing the net proceeds of this offering, to repurchase shares of Class C common stock from Julius Baer Holding Ltd. in order to enable Julius Baer Holding Ltd. to monetize and reduce its shareholding in us.

•	As a result of this offering, the unvested component of the Principal’s membership interests in our subsidiary will completely vest. We will record a compensation charge of $ relating to this acceleration.

•	The unvested portion of a deferred compensation plan for our Principals will completely vest. We will record a compensation charge of $ for the unvested portion and make payments to our Principals of $14,017,500, with 50% of such amount paid to each Principal.

•	Historically our principal operating subsidiary has made distributions to the Principals relating to their profits interests. Since January 1, 2007, the operating company has made distributions of $ million in the aggregate, % of which were to us (and which in turn financed $ million of dividends to Julius Baer Holding Ltd.) and % were to each of the Principals.

Distributions

			Rudolph-
	Julius Baer	Richard	Riad
Distributions	Holding Ltd.	Pell	Younes	Total

Special distribution to be made prior to this offering	$	$	$	$
Total net proceeds used to repurchase shares of Class C common stock		—	—
Payment relating to vesting of Principals’ deferred compensation plan	—	7,008,750	7,008,750		14,017,500
Distributions related to profits interests during 2007	—	31,249,078	31,215,046		62,464,124
Distributions related to profits interests during 2008 (to May 31)	—	33,057,169	32,741,168		65,798,337
Dividends during 2007 and 2008 (to May 31)	121,100,000	—	—		121,100,000

Future Distributions

Following this offering, we intend to make (or cause our operating company to make) the following distributions:

•	Pursuant to the tax receivable agreement we will enter into with the Principals in connection with this offering, we will pay them 85% of the amount of the reduction in tax payments that we would otherwise be required to pay, if any, in U.S. federal, state and local income tax that we actually realize as a result of the Principals’ exchange of New Class A Units for shares of our Class A common stock. The amount and timing of these payments will vary depending on a number of factors, including the timing of exchanges, the price of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of our income and the tax rates then applicable.

•	Artio Global Holdings will make distributions on a quarterly basis to us and the Principals, on a pro rata basis based on ownership interests, in amounts sufficient to pay taxes payable on earnings, calculated using an assumed tax rate.

•	We intend to pay quarterly dividends on shares of our Class A common stock and Class C common stock, which we expect to fund by distributions by the operating company to us and the Principals on a pro rata basis based on ownership interests. The first quarterly dividend payment is expected to be $ per share and we expect to fund it by an aggregate distribution by our operating company of $ million, approximately 70% of which will be distributed to us and 15% will be distributed to each of Messrs. Pell and Younes. See “Dividend Policy and Dividends”.

Our Corporate Information

Our headquarters are located at 330 Madison Ave, New York, NY 10017. Our telephone number at the address is (212) 297-3600 and our website address is artioglobal.com. Information contained on our website is not part of this prospectus. Artio Global Investors Inc. (formerly known as Julius Baer Americas Inc.) was incorporated on November 21, 1962 in Delaware.

THE OFFERING

Class A common stock we are offering	shares of Class A common stock.

Class A common stock to be outstanding immediately after this offering	shares of Class A common stock. If all holders of New Class A Units immediately after this offering and the reorganization were entitled, and they elected, to exchange them for shares of our Class A common stock and all shares of Class C common stock were converted into shares of Class A common stock, shares of Class A common stock would be outstanding immediately after this offering.

Class B common stock to be outstanding immediately after this offering	shares of Class B common stock. Shares of our Class B common stock have voting but no economic rights (including rights to dividends and distributions upon liquidation) and will be issued in an amount equal to the number of New Class A Units issued in the reorganization to the Principals. When a New Class A Unit is exchanged for a share of Class A common stock, the corresponding share of Class B common stock will be cancelled. See “Relationships and Related Party Transactions — Exchange Agreement”.

Class C common stock to be outstanding immediately after this offering	shares of Class C common stock. Shares of Class C common stock will have economic rights (including rights to dividends and distributions upon liquidation) equal to the economic rights of the Class A common stock. If Julius Baer Holding Ltd. transfers any shares of Class C common stock to anyone other than any of its subsidiaries, such shares will automatically convert into an equal number of shares of Class A common stock. In addition, on the second anniversary of this offering, the Class C common stock will automatically convert into Class A common stock on a one-for-one basis.

Voting rights	One vote per share of Class A common stock and Class B common stock. Shares of Class C common stock will have an aggregate vote equal to the greater of (1) the number of votes they would be entitled to on a one-vote per share basis and (2) 20% of the combined voting power of all classes of common stock. Julius Baer Holding Ltd. will enter into a shareholders agreement under which it will agree that, to the extent it has voting power as holder of the Class C common stock in excess of that which it would be entitled to on a one-vote per share basis, it will on all matters vote the shares representing such excess on the same basis and in the same proportion as the votes cast by the holders of our Class A and Class B common stock. Under this shareholders agreement, as long as Julius Baer Holding Ltd. owns shares of our Class C common stock constituting at least 10% of our outstanding common stock, it will be entitled to appoint a member to our board of directors.

Use of proceeds	We estimate that the net proceeds from the sale of shares of our Class A common stock by us in this offering will be approximately $ billion, or approximately $ billion if the underwriters exercise their option to purchase additional shares of Class A common stock in full, based on an assumed initial public offering price of $ per share (the mid-point of the price range set forth on the cover of this prospectus), in each case after deducting assumed underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repurchase an aggregate of shares of Class C common stock from our parent, Julius Baer Holding Ltd., and will not retain any of the net proceeds.

Dividend policy	Following this offering, we intend to pay quarterly cash dividends. We expect that our first dividend will be paid in the quarter of 2008 and will be $ per share of our Class A common stock and Class C common stock.

The declaration and payment of any future dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual future earnings, cash flow and capital requirements and the amount of distributions to us from the operating company. See “Dividend Policy and Dividends”.

As a holding company, we will have no material assets other than our ownership of New Class A Units of Artio Global Holdings and, accordingly, will depend on distributions from it to fund any dividends we may pay. We intend to cause it to make distributions to us with available cash generated from its subsidiaries’ operations in an amount sufficient to cover dividends, if any, declared by us. If Artio Global Holdings makes such distributions, the other holders of New Class A Units will be entitled to receive equivalent distributions on a pro rata basis.

Risk Factors	The “Risk Factors” section included in this prospectus contains a discussion of factors that you should carefully consider before deciding to invest in shares of our Class A common stock.

New York Stock Exchange symbol	“ART”

The number of shares of Class A common stock outstanding immediately after this offering excludes:

•	shares of Class A common stock reserved for issuance upon the exchange of the New Class A Units held by the Principals and shares of Class A common stock reserved for issuance upon the transfer of the Class C common stock held by our parent, in each case that will be outstanding immediately after this offering; and

•	shares of Class A common stock reserved for issuance under our equity incentive plans.

Unless otherwise indicated in this prospectus, all information in this prospectus assumes that shares of our Class A common stock will be sold at $      per share (the mid-point of the price range set forth on the cover of this prospectus) and no exercise by the underwriters of their option to purchase additional shares of Class A common stock.

SUMMARY SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

The following tables set forth the summary historical and pro forma consolidated financial and other data for Artio Global Investors Inc. and Subsidiaries as of the dates and for the periods indicated. The summary of selected consolidated statement of income data for the years ended December 31, 2005, 2006, and 2007 and the selected consolidated statement of financial position data as of December 31, 2006 and 2007 have been derived from our audited consolidated financial statements, included elsewhere in the prospectus. The selected consolidated statement of income data for the three months ended March 31, 2007 and 2008 and the consolidated statement of financial position data as of March 31, 2008 have been derived from our unaudited consolidated financial statements. These unaudited consolidated financial statements have been prepared on substantially the same basis as our audited consolidated financial statements and include all adjustments that we consider necessary for a fair presentation of our consolidated results of operations and financial condition for the periods presented therein. Our results for the three months ended March 31, 2007 and 2008 are not necessarily indicative of our results for a full fiscal year.

The unaudited pro forma consolidated financial data gives effect to all of the transactions described under “Unaudited Pro Forma Consolidated Financial Information”, including the incurrence of debt by Artio Global Holdings prior to this offering, the reorganization transactions and this offering.

You should read the summary selected historical and pro forma consolidated financial and other data in conjunction with “Our Structure and Reorganization”, “Unaudited Pro Forma Consolidated Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the historical consolidated financial statements and related notes and the unaudited pro forma financial statements and related notes included elsewhere in this prospectus.

						Pro Forma
				Three Months			Three Months
				Ended		Year Ended	Ended
	Year Ended December 31,			March 31,		December 31,	March 31,
	2005	2006	2007	2007	2008	2007	2008
	(In thousands, except share and per share data)

Statement of Income Data:
Revenue
Investment management fees	$201,285	$300,432	$445,558	$95,014	$116,828
Net gains (losses) on assets held for deferred compensation	—	—	—	—	(545)
Foreign currency gains (losses)	—	—	186	(11)	34

Total revenues	201,285	300,432	445,744	95,003	116,317
Expenses
Employee compensation and benefits
Salaries, bonuses and benefits	52,878	69,677	92,277	20,698	28,493
Allocations of profits interests to our Principals	33,748	53,410	83,512	18,331	20,400
Change in redemption value to our Principals’ membership interests	23,557	46,932	76,844	17,558	22,659

Total employee compensation and benefits	110,183	170,019	252,633	56,587	71,552
Interest expense	—	—	—	—	—
Marketing and distribution	11,993	20,134	25,356	4,515	6,697
General and administrative	27,727	31,510	50,002	8,553	15,478

Total expenses	149,903	221,663	327,991	69,655	93,727

Operating income before income tax expense	51,382	78,769	117,753	25,348	22,590
Non-operating income	1,391	3,288	7,034	1,628	1,102

Income from continuing operations before income tax expense and minority interests	52,773	82,057	124,787	26,976	23,692
Minority interests	—	—	—	—	—

Income from continuing operations before income tax expense	52,773	82,057	124,787	26,976	23,692
Income tax expense	24,123	38,514	58,417	12,768	12,282

Income from continuing operations	28,650	43,543	66,370	14,208	11,410

Income (loss) from discontinued operations, net of taxes	(2,544)	1,231	1,616	576	—

Net income	$26,106	$44,774	$67,986	$14,784	$11,410

Basic and diluted net income per share from continuing operations before minority interests	$7,163	$10,886	$16,592	$3,552	$2,853
Basic and diluted net income (loss) per share from discontinued operations, net of taxes	(636)	307	404	144	—
Basic and diluted net income per share	6,527	11,193	16,996	3,696	2,853
Dividends declared per share	7,500	—	15,025	—	15,250
Weighted average shares used in basic and diluted net income per share	4,000	4,000	4,000	4,000	4,000

	As of	As of	As of March 31,
	December 31,	December 31,	2008
	2006	2007	Unaudited	Pro Forma
	(In thousands)

Statement of Financial Position Data:
Cash and cash equivalents	$60,096	$133,447	$71,390
Assets of discontinued operations(1)	11,722	—	—
Total assets	244,704	355,355	312,522
Accrued compensation and benefits	138,087	245,245	212,081
Liabilities of discontinued operations(1)	2,725	—	—
Long-term debt	—	—	—
Total liabilities	163,820	266,261	273,018
Total stockholders’ equity	$80,884	$89,094	$39,504

(1)	Discontinued operations include the former broker-dealer and foreign exchange activities of our company. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — General”.

				Three Months
				Ended
	Year Ended December 31,			March 31,
	2005	2006	2007	2007	2008
	(In millions)

Selected Unaudited Operating Data:
Assets under management (excluding legacy activities)(1)	$34,850	$53,486	$75,362	$60,043	$71,544
Net client cash flows (excluding legacy activities)(2)	8,633	7,582	12,150	4,188	2,895
Market appreciation (depreciation) (excluding legacy activities)(3)	4,635	11,054	9,726	2,369	(6,713)

(1)	Reflects the amount of money our clients have invested in our strategies as of the period-end date.

(2)	Reflects the amount of money invested by clients in our strategies during the period, net of outflows and excluding appreciation due to changes in market value.

(3)	Represents the appreciation (depreciation) of the value of assets under our management during the period due to market performance and fluctuations in exchange rates.

RISK FACTORS

You should carefully consider each of the risks below, together with all of the other information contained in this prospectus, before deciding to invest in shares of our Class A common stock. If any of the following risks develop into actual events, our business, financial condition or results of operations could be negatively affected, the market price of your shares could decline and you could lose all or part of your investment.

Risks Related to Our Business

The Loss of Either of Our Principals or Other Key Investment Professionals or Members of Our Senior Management Team could have a Material Adverse Effect on Our Business. Our Ability to Attract and Retain Qualified Investment Professionals is Critical to Our Success.

We depend on the skills and expertise of qualified investment professionals and our success depends on our ability to retain the key members of our investment team and to attract new qualified investment professionals. In particular, we depend on our Principals, who were the architects of our International Equity strategies. Our Principals, as well as other key members of our investment team, possess substantial experience in investing and have developed strong relationships with our clients. The loss of either of our Principals or any of our other key investment professionals could limit our ability to successfully execute our business strategy and may prevent us from sustaining the performance of our investment strategies or adversely affect our ability to retain existing and attract new client assets. In addition, our investment professionals and senior marketing personnel have direct contact with our institutional separate account clients and their consultants, and with key individuals within each of our other distribution sources and the loss of these personnel could jeopardize those relationships and result in the loss of such accounts. We do not carry any “key man” insurance that would provide us with proceeds in the event of the death or disability of our Principals or other key members of our investment team.

We also anticipate that it will be necessary for us to hire additional investment professionals as we further diversify our investment products and strategies. Competition for employees with the necessary qualifications is intense and we may not be successful in our efforts to recruit and retain the required personnel. Our ability to retain and attract these personnel will depend heavily on the amount of compensation we offer. Compensation levels in the investment management industry are highly competitive and can fluctuate significantly from year to year. Consequently, our profitability could decline as we compete for personnel. An inability to recruit and retain qualified personnel could affect our ability to provide acceptable levels of service to our clients and funds and hinder our ability to attract new clients and investors to our strategies, each of which could have a material adverse effect on our business.

If Our Investment Strategies Perform Poorly, Clients could Withdraw Their Funds and We could Suffer a Decline in Assets Under Management Which would Reduce Our Earnings.

The performance of our investment strategies is critical in retaining existing clients as well as attracting new clients. If our investment strategies perform poorly for any reason, our earnings could be reduced because:

•	our existing clients may withdraw their funds from our investment strategies, which would cause the revenues that we generate from investment management fees to decline;

•	our Morningstar and Lipper ratings may decline, which may adversely impact the ability of our funds to attract new or retain existing assets;

•	third-party financial intermediaries, advisors or consultants may rate our investment products poorly, which may lead our existing clients to withdraw funds from our investment strategies or to the reduction of asset inflows from these third parties or their clients; or

•	the mutual funds and other investment funds that we advise or sub-advise may decide not to renew or to terminate the agreements pursuant to which we advise or sub-advise them and we may not be able to replace these relationships.

Our investment strategies can perform poorly for a number of reasons, including general market conditions and investment decisions that we make. In addition, while we seek to deliver long-term value to our clients, short-term volatility may lead to under-performance in the near-term, which could impair our earnings. In contrast, when our strategies experience strong results, clients’ allocations to our strategies may increase relative to their other investments and we could suffer withdrawals as our clients rebalance their investments to fit their asset allocation preferences.

While investors do not have legal recourse against us solely on the basis of poor investment results, if our investment strategies perform poorly, we are more likely to become subject to litigation brought by dissatisfied investors. In addition, to the extent investors suffer losses resulting from fraud, gross negligence, willful misconduct, breach of contract or other similar misconduct, investors may have remedies against us, our investment funds, our investment professionals and/or our affiliates under the federal securities law and/or state law.

The Historical Returns of Our Existing Investment Strategies may not be Indicative of Their Future Results or of the Investment Strategies We are in the Process of Developing.

We have presented the historical returns of our existing investment strategies under “Business — Investment Strategies and Performance”. The historical returns of our strategies and the rankings we have received in the past should not be considered indicative of the future results of these strategies or of any other strategies that we may be in the process of developing or that we may develop in the future. Our strategies’ returns have benefited from investment opportunities and general economic and market conditions that may not repeat themselves, and there can be no assurance that we will be able to identify and invest in profitable investment opportunities in the future within our current or future strategies.

Most of Our Investment Strategies Consist of Investments in the Securities of Companies Located Outside of the United States, Which may Involve Foreign Currency Exchange, Tax, Political, Social and Economic Uncertainties and Risks.

As of March 31, 2008, over 90% of our assets under management across our investment strategies were invested in strategies that primarily invest in securities of companies located outside the United States. Fluctuations in foreign currency exchange rates could negatively impact the returns of our clients who are invested in these strategies. In addition, an increase in the value of the U.S. dollar relative to non-U.S. currencies may result in a decrease in the U.S. dollar value of our assets under management, which, in turn, could result in lower U.S.-dollar denominated revenue.

Investments in non-U.S. issuers may also be affected by tax positions taken in countries or regions in which we are invested as well as political, social and economic uncertainty. Many financial markets are not as developed, or as efficient, as the U.S. financial market, and, as a result, liquidity may be reduced and price volatility may be higher. Liquidity may also be adversely affected by political or economic events within a particular country. In addition, liquidity may be adversely affected by increasing the size of our investments in smaller non-U.S. issuers. The legal and regulatory environments, including financial accounting standards and practices, may also be different, and there may be less publicly available information in respect of such companies. These risks could adversely impact the performance of our strategies that are invested in securities of non-U.S. issuers.

We Derive a Substantial Portion of Our Revenues from a Limited Number of Our Products.

As of March 31, 2008, over 90% of our assets under management were concentrated in the International Equity I and International Equity II strategies, and 96% of our investment management fees for the three months ended March 31, 2008 were attributable to fees earned from those strategies. As a result, our operating results are substantially dependent upon the performance of those strategies and our ability to attract positive net client flows into those strategies. In addition, our smaller strategies, due to their size, may not be able to generate sufficient fees to cover their expenses. If a significant portion of the investors in either the International Equity I or International Equity II strategies decided to withdraw their investments or terminate their investment management agreements for any reason, including poor investment performance or adverse market conditions, our revenues from those strategies would decline and it could have a material adverse effect on our earnings.

We Derive Substantially all of Our Revenues from Contracts That may be Terminated on Short Notice.

We derive substantially all of our revenues from investment advisory and sub-advisory agreements that are generally terminable upon short notice. Our investment management agreements with mutual funds, as required by law, are generally terminable by the funds’ board of directors or a vote of the majority of the funds’ outstanding voting securities on not more than 60 days’ written notice. After an initial term, each fund’s investment management agreement must be approved and renewed annually by the independent members of such fund’s board of directors. Our sub-advisory agreements are generally terminable on not more than 60 days’ notice. These investment management agreements may be terminated or not renewed for any number of reasons. The decrease in revenues that could result from the termination of a material contract could have a material adverse effect on our business.

We Depend on Third-Party Distribution Sources to Market Our Investment Strategies and Access Our Client Base.

Our ability to grow our assets under management is highly dependent on access to third-party intermediaries, including RIAs and broker dealers. We also provide our services to retail clients through mutual fund platforms and sub-advisory relationships. As of March 31, 2008, our largest mutual fund platform represented approximately 11% of our total assets under management, our largest intermediary accounted for approximately 6% of our total assets under management and our largest sub-advisory relationship represented approximately 4% of our total assets under management. We cannot assure you that these sources and client bases will continue to be accessible to us on commercially reasonable terms, or at all. The absence of such access could have a material adverse effect on our earnings. Our institutional separate account business is highly dependent upon referrals from pension fund consultants. Many of these consultants review and evaluate our products and our organization from time to time. Poor reviews or evaluations of either the particular product or of us may result in client withdrawals or may impact our ability to attract new assets through these intermediaries. As of March 31, 2008, the consultant advising the largest portion of our client assets under management represented approximately 3% of our assets under management.

The Significant Growth We have Experienced over the Past Five Years will be Difficult to Sustain.

Our assets under management have increased from approximately $2.9 billion as of December 31, 2002 to approximately $72.6 billion as of June 30, 2008. This significant growth will be difficult to sustain. The continued growth of our business will depend on, among other things, our ability to devote sufficient resources to maintaining existing investment strategies and developing new investment strategies, our success in producing attractive returns from our investment strategies, our ability to extend our distribution capabilities, our ability to deal with changing market conditions, our ability to maintain adequate financial and business controls and our ability to comply with legal and regulatory requirements arising in response to the increased sophistication of the investment management market. In addition, the growth in our assets under management since December 31, 2002 has benefited from a general depreciation of the U.S. dollar relative to many of the currencies in which we invest and such currency trends may not continue. If we believe that in order to continue to produce attractive returns from our investment strategies we should close certain of those strategies to new investors, we may chose to do so. In addition, we expect there to be significant demand on our infrastructure and investment team and we cannot assure you that we will be able to manage our growing business effectively or that we will be able to sustain the level of growth we have achieved historically, and any failure to do so could adversely affect our ability to generate revenue and control our expenses.

Our Failure to Comply with Guidelines Set by Our Clients and the Boards of Mutual Funds could Result in Damage Awards Against Us and a Loss of Assets Under Management, Either of Which could Cause Our Earnings to Decline.

As an investment advisor, we have a fiduciary duty to our clients. When clients retain us to manage assets on their behalf, they may specify certain guidelines regarding investment allocation and strategy that we are required to follow in the management of their portfolios. In addition, the boards of mutual funds we manage may establish similar guidelines regarding the investment of assets in those funds. We are also required to invest the mutual funds’ assets in accordance with limitations under the Investment Company Act of 1940, as amended and applicable provisions of the Internal Revenue Code of 1986, as amended. Our failure to comply with these guidelines and other limitations could result in losses to a client or an investor in a fund, as the case may be, who could seek to recover damages from us or could result in the client withdrawing its assets from our management or the fund terminating our management agreement. Any of these events could harm our reputation and cause our earnings to decline.

We Outsource a Number of Services to Third-Party Vendors and If They Fail to Perform Properly, We may Suffer Financial Loss and Liability to Our Clients.

As an organization, we have developed a business model that is primarily focused on our investment strategies and we seek to outsource, whenever appropriate, support functions. The services we outsource include middle- and back-office activities such as trade confirmation, trade settlement, custodian reconciliations and client reporting services as well as our front-end trading system and data center, data replication, file transmission, secure remote access and disaster recovery services. The ability of the third-party vendors to perform their functions properly is highly dependent on their communication, information and computer systems and on the proper functioning of these systems. If the communication, information or computer systems of the third-party vendors do not function properly, or if the third-party vendors fail to perform their services properly or choose to discontinue providing services to us for any reason, or if we are unable to renew any of our key contracts (which expire at various times in 2008 through 2009), on similar terms, or at all, it could cause our earnings to decline or we could suffer financial losses, business disruption, liability to clients, regulatory intervention or damage to our reputation.

A Change of Control of Our Company could Result in Termination of Our Investment Advisory Agreements.

Under the Investment Company Act of 1940, as amended, each of the investment advisory agreements for SEC registered mutual funds that our subsidiary, Artio Global Management LLC, advises automatically terminates in the event of an assignment. Each fund’s board and shareholders must therefore approve a new agreement in order for our subsidiary to continue to act as its advisor. In addition, under the Investment Advisers Act of 1940, as amended, each of the investment advisory agreements for the separate accounts we manage may not be “assigned” without the consent of the client.

An assignment of our subsidiary’s investment management agreements may occur if, among other things, Artio Global Management LLC undergoes a change of control. If such an assignment occurs, we cannot be certain that Artio Global Management LLC will be able to obtain the necessary approvals from the boards and shareholders of the SEC registered funds that it advises, or the necessary consents from clients whose funds are managed pursuant to separate accounts. Under the Investment Company Act of 1940, as amended, if an SEC registered fund’s investment advisor engages in a transaction that results in the assignment of its investment management agreement with the fund, the advisor may not impose an “unfair burden” on that fund as a result of the transaction for a two-year period after the transaction is completed. It is expected that this offering will constitute a change of control for purposes of the Investment Company Act of 1940, as amended. We expect to obtain all necessary approvals before this offering, but will be subject to the limits on “unfair burdens” for the next two years which could be adverse to our interests.

Operational Risks may Disrupt Our Business, Result in Losses or Limit Our Growth.

We are heavily dependent on the capacity and reliability of the technology systems supporting our operations, whether owned and operated by us or by third parties. Operational risks such as trading errors or interruption of our financial, accounting, trading, compliance and other data processing systems, whether caused by fire, other natural disaster, power or telecommunications failure, act of terrorism or war or otherwise, could result in a disruption of our business, liability to clients, regulatory intervention or reputational damage, and thus materially adversely affect our business. Insurance and other safeguards might only partially reimburse us for our losses. Although we have back-up systems in place, our back-up procedures and capabilities in the event of a failure or interruption may not be adequate. The inability of our systems to accommodate an increasing volume of transactions also could constrain our ability to expand our businesses. Additionally, any upgrades or expansions to our operations and/or technology may require significant expenditures and may increase the probability that we will suffer system degradations and failures. We also depend on our headquarters in New York City, where a majority of our employees are located, for the continued operation of our business. Any significant disruption to our headquarters could have a material adverse effect on us.

Employee Misconduct could Expose Us to Significant Legal Liability and Reputational Harm.

We are vulnerable to reputational harm as we operate in an industry where integrity and the confidence of our clients are of critical importance. There is a risk that our employees could engage in misconduct that adversely affects our business. For example, if an employee were to engage in illegal or suspicious activities, we could be subject to regulatory sanctions and suffer serious harm to our reputation (as a consequence of the negative perception resulting from such activities), financial position, client relationships and ability to attract new clients. Our business often requires that we deal with confidential information. If our employees were to improperly use or disclose this information, we could suffer serious harm to our reputation, financial position and current and future business relationships. It is not always possible to deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in all cases. Misconduct by our employees, or even unsubstantiated allegations of misconduct, could result in an adverse effect on our reputation and our business.

If Our Techniques for Managing Risk are Ineffective, We may be Exposed to Material Unanticipated Losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. While we believe that our disciplined approach to risk management helps us manage the risks in our business, our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses that could have a material adverse effect on our financial condition or operating results. Additionally, we could be subject to litigation, particularly from our clients, and sanctions or fines from regulators.

Our techniques for managing risks in client portfolios may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks in those portfolios or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause portfolio losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to material unanticipated losses in the value of client portfolios and therefore a reduction in our revenues.

Our Failure to Adequately Address Conflicts of Interest could Damage Our Reputation and Materially Adversely Affect Our Business.

As we have expanded the scope of our business, we increasingly confront potential, perceived or actual conflicts of interest relating to our existing and future investment activities. For example, certain of our strategies have overlapping investment objectives and potential conflicts of interest may arise with respect to our decisions regarding how to allocate investment opportunities among those strategies. In addition, investors (or holders of our Class A common stock) may perceive conflicts of interest regarding investment decisions for strategies in which our investment professionals, who have and may continue to make significant personal investments, are personally invested. It is possible that potential, perceived or actual conflicts of interest could give rise to investor dissatisfaction, litigation or regulatory enforcement actions. Adequately addressing conflicts of interest is complex and difficult and we could suffer significant reputational harm if we fail, or appear to fail, to adequately address potential, perceived or actual conflicts of interest.

Our Business Depends on Strong Brand Recognition and, If We are not Successful in Our Rebranding Efforts as a Result of Our Change in Name, Our Business could be Materially Affected.

In connection with this offering, we changed our name from Julius Baer Americas Inc. to Artio Global Investors Inc. Under the terms of the transition services agreement, continued use of the Julius Baer brand will only be permitted in a limited form and for a transitional period of up to one year following this offering and the transition to our new name will occur rapidly. The impact of the change in our name on our business cannot be fully predicted, and the lack of an established brand image for the new name in the marketplace may disrupt our sales and adversely affect our business. If the rebranding effort is not accepted by our clients, creates confusion in the market, or if there are negative connotations associated with our new name that we cannot successfully address, our business may be adversely affected.

As part of our rebranding, we may be required to devote a substantial amount of time and resources to reestablish our identity. We have no significant experience in the type of marketing that will be required to reestablish our identity and we cannot assure you that these efforts will be successful.

Our Use of Leverage to Fund a Pre-Offering Distribution to Our Parent and the Principals may Expose Us to Substantial Risks.

Prior to this offering, Artio Global Holdings intends to establish a $      million debt facility to fund a $      million special distribution to us (which we will distribute to Julius Baer Holding Ltd.) and the Principals; the facility will also provide our business with working capital. The incurrence of this debt will expose us to the typical risks associated with the use of substantial leverage. Increased leverage makes it more difficult for us to withstand adverse economic conditions or business plan variances, to take advantage of new business opportunities, or to make necessary capital expenditures. A substantial portion of our cash flow could be required for debt service and, as a result, might not be available for our operations or other purposes. Any substantial decrease in net operating cash flows or any substantial increase in expenses could make it difficult for us to meet our debt service requirements or force us to modify our operations. Our level of indebtedness may make us more vulnerable to economic downturns, and reduce our flexibility in responding to changing business, regulatory and economic conditions.

We are Subject to Risks Relating to Our New initiatives Which may Adversely Affect Our Growth Strategy and Business.

A key component of our growth strategy is to focus on building our business for the long-term. Consistent with this strategy, we have recently launched our first hedge fund strategy and are in the process of developing our private equity activities. These new initiatives will be subject to numerous risks, some unknown and some known, which may be different from and in addition to the risks we face in our existing business, including, among others, risks associated with newly established strategies without any operating history, risks associated with potential, perceived or actual conflicts of interest, risks relating to the misuse of confidential information, risks due to potential lack of liquidity in the securities in which these initiatives invest and risks due to a general lack of liquidity in the global financial market that could make it harder to obtain equity or debt financing.

In developing our new initiatives we intend to leverage the expertise and research of our current investment professionals, which may place significant strain on resources and distract our investment professionals from the strategies that they currently manage. This leverage of our existing investment teams may also increase the possibility of a conflict of interest arising, given the differing fee structures associated with these new initiatives. Our growth strategy may require significant investment, including capital commitments to our current and future hedge fund strategies and private equity strategies as well as the hiring of additional investment professionals, which may place significant strain on our financial, operational and management resources. We cannot assure you that we will be able to achieve our growth strategy or that we will succeed in our new initiatives. Failure to achieve or manage such growth could have a material adverse effect on our business, financial condition and results of operations. See “Business — Investment Strategies and Performance — New Initiatives”.

The Cost of Insuring Our Business is Substantial and may Increase.

Our insurance costs are substantial and can fluctuate significantly from year to year. Insurance costs increased in early 2008 and additional increases in the short-term are possible. In addition, certain insurance coverage may not be available or may only be available at prohibitive costs. As we renew our insurance policies, we may be subject to additional costs resulting from rising premiums, the assumption of higher deductibles and/or co-insurance liability and, to the extent certain of our U.S. funds purchase separate director and officer and/or error and omission liability coverage, an increased risk of insurance companies disputing responsibility for joint claims. In addition, we intend to obtain additional liability insurance for our directors and officers in connection with this offering. Higher insurance costs and incurred deductibles would reduce our net income.

Risks Related to Our Industry

We are Subject to Extensive Regulation.

We are subject to extensive regulation in the United States, primarily at the federal level, including regulation by the SEC, under the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, by the Department of Labor under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, as well as regulation by the Financial Industry Regulatory Authority, Inc., or FINRA, and state regulators. The mutual funds we manage are registered with the SEC as investment companies under the Investment Company Act of 1940, as amended. The Investment Advisers Act of 1940, as amended, imposes numerous obligations on investment advisors including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities. The Investment Company Act of 1940, as amended, imposes similar obligations, as well as additional detailed operational requirements, on registered investment companies, which must be strictly adhered to by their investment advisors.

In addition, our mutual funds are subject to the USA PATRIOT Act of 2001, or the PATRIOT Act, which requires each fund to know certain information about its clients and to monitor their transactions for suspicious financial activities, including money laundering. The U.S. Office of Foreign Assets Control, or OFAC, has issued regulations requiring that we refrain from doing business, or allowing our clients to do business through us, in certain countries or with certain organizations or individuals on a prohibited list maintained by the U.S. government. Our failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions, including revocation of the registration of any of our subsidiaries as a registered investment advisor.

In addition to the extensive regulation our asset management business is subject to in the United States, we are also subject to regulation internationally by the Ontario Securities Commission, the Irish Financial Institutions Regulatory Authority, and the Hong Kong Securities and Futures Commission. Our business is also subject to the rules and regulations of the more than 50 countries in which we currently conduct investment activities. Failure to comply with applicable laws and regulations in the foreign countries where we invest could result in fines, suspensions of personnel, or other sanctions. See “Regulatory Environment and Compliance”.

The Regulatory Environment in Which We Operate is Subject to Continual Change and Regulatory Developments Designed to Increase Oversight may Adversely Affect Our Business.

The legislative and regulatory environment in which we operate has undergone significant changes in the recent past and there may be future regulatory changes in our industry. The requirements imposed by our regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with us, and are not designed to protect our stockholders. Consequently, these regulations often serve to limit our activities, including through customer protection and market conduct requirements. New laws or regulations, or changes in the enforcement of existing laws or regulations, applicable to us and our clients may adversely affect our business. Our ability to function in this environment will depend on our ability to constantly monitor and promptly react to legislative and regulatory changes. For investment management firms in general, there have been a number of highly publicized regulatory inquiries that focus on the mutual fund industry. These inquiries already have resulted in increased scrutiny in the industry and new rules and regulations for mutual funds and their investment managers. This regulatory scrutiny may limit our ability to engage in certain activities that might be beneficial to our stockholders. See “Regulatory Environment and Compliance”.

We may not be Able to Maintain Our Current Fee Structure as a Result of Industry Pressure to Reduce Fees, Which could have an Adverse Effect on Our Profit Margins and Results of Operations.

We may not be able to maintain our current fee structure as a result of industry pressure to reduce fees. Although our investment management fees vary from product to product, historically we have competed primarily on the basis of our performance and not on the level of our investment management fees relative to those of our competitors. In recent years, however, there has been a general trend toward lower fees in the investment management industry. In order to maintain our fee structure in a competitive environment, we must be able to continue to provide clients with investment returns and service that incentivize our investors to pay our fees. We cannot assure you that we will succeed in providing investment returns and service that will allow us to maintain our current fee structure.

The board of directors of each mutual fund we manage must make certain findings as to the reasonableness of our fees and can renegotiate them annually which, in the past, has led to a reduction in fees. Fee reductions on existing or future new business could have an adverse effect on our profit margins and results of operations. For more information about our fees see “Business — Investment Management Fees” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The Investment Management Business is Intensely Competitive.

The investment management business is intensely competitive, with competition based on a variety of factors, including investment performance, continuity of investment professionals and client relationships, the quality of services provided to clients, corporate positioning and business reputation, continuity of selling arrangements with intermediaries and differentiated products. A number of factors, including the following, serve to increase our competitive risks:

•	a number of our competitors have greater financial, technical, marketing and other resources, better name recognition and more personnel than we do;

•	there are relatively low barriers impeding entry to new investment funds, including a relatively low cost of entering these businesses;

•	the recent trend toward consolidation in the investment management industry, and the securities business in general, has served to increase the size and strength of a number of our competitors;

•	some investors may prefer to invest with an investment manager that is not publicly-traded based on the perception that publicly-traded companies focus on growth to the detriment of performance;

•	some competitors may invest according to different investment styles or in alternative asset classes that the markets may perceive as more attractive than our investment approach;

•	some competitors may have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities; and

•	other industry participants, hedge funds and alternative asset managers may seek to recruit our qualified investment professionals.

If we are unable to compete effectively, our earnings would be reduced and our business could be materially adversely affected.

Difficult Market Conditions can Adversely Affect Our Business in Many Ways, Including by Reducing the Value of Our Assets Under Management and Causing Clients to Withdraw Funds, Each of Which could Materially Reduce Our Revenues and Adversely Affect Our Financial Condition.

The fees we earn under our investment management fee agreements are typically based on the market value of our assets under management. Investors in open-end funds can redeem their investments in those funds at any time without prior notice and our clients may reduce the aggregate amount of assets under management with us for any number of reasons, including investment performance, changes in prevailing interest rates and financial market performance. In addition, the prices of the securities held in the portfolios we manage may decline due to any number of factors beyond our control, including, among others, political uncertainty, acts of terrorism, a declining stock market or general economic downturn. In difficult market conditions, the pace of client redemptions or withdrawals from our investment strategies could accelerate if clients move assets to investments they perceive as offering greater opportunity or lower risk. Any of these sources of declining assets under management would result in lower investment management fees. For example, the first six months of 2008 have been characterized by difficult market conditions as world financial markets have experienced significant volatility and many key market indices have declined. As a result of these market conditions, our assets under management have decreased during this period. If our revenue declines without a commensurate reduction in our expenses, our net income will be reduced and our business may be negatively affected.

The Investment Management Industry Faces Substantial Litigation Risks Which could Materially Adversely Affect Our Business, Financial Condition or Results of Operations or Cause Significant Reputational Harm to Us.

We depend to a large extent on our network of relationships and on our reputation in order to attract and retain clients. If a client is not satisfied with our services, such dissatisfaction may be more damaging to our business than to other types of businesses. We make investment decisions on behalf of our clients that could result in substantial losses to them. If our clients suffer significant losses, or are otherwise dissatisfied with our services, we could be subject to the risk of legal liabilities or actions alleging negligent misconduct, breach of fiduciary duty, breach of contract, unjust enrichment and/or fraud. These risks are often difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time, even after an action has been commenced. We may incur significant legal expenses in defending against litigation. Substantial legal liability or significant regulatory action against us could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us.

Failure to Comply with “Fair Value” Pricing, “Market Timing” and Late Trading Policies and Procedures may Adversely Affect Us.

The SEC has adopted rules that require mutual funds to adopt “fair value” pricing procedures to address time zone arbitrage, selective disclosure procedures to protect mutual fund portfolio information and procedures to ensure compliance with a mutual fund’s disclosed market timing policy. Recent SEC rules also require our mutual funds to ensure compliance with their own market timing policies. Our mutual funds are subject to these rules and, in the event of our non-compliance, we may be required to disgorge certain revenue. In addition, we could have penalties imposed on us, be required to pay fines or be subject to private litigation, any of which could decrease our future income, or negatively affect our current business or our future growth prospects.

Risks Related to this Offering

There is no Existing Market for Our Class A Common Stock, and We do not Know If One will Develop, Which may Cause Our Class A Common Stock to Trade at a Discount from Its Initial Offering Price and Make It Difficult to Sell the Shares You Purchase.

Prior to this offering, there has not been a public market for our Class A common stock and we cannot predict the extent to which investor interest in us will lead to the development of an active trading market on the New York Stock Exchange, or NYSE, or otherwise, or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling your shares of Class A common stock at an attractive price, or at all. The initial public offering price for our Class A common stock will be determined by negotiations between us and the representative of the underwriters and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell shares of our Class A common stock at prices equal to or greater than the price you paid in this offering.

The Market Price and Trading Volume of Our Class A Common Stock may be Volatile, Which could Result in Rapid and Substantial Losses for Our Stockholders.

Even if an active trading market develops, the market price of our Class A common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume on our Class A common stock may fluctuate and cause significant price variations to occur. If the market price of our Class A common stock declines significantly, you may be unable to resell your shares of Class A common stock at or above your purchase price, if at all. We cannot assure you that the market price of our Class A common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of our Class A common stock, or result in fluctuations in the price or trading volume of our Class A common stock, include:

•	variations in our quarterly operating results;

•	failure to meet our earnings estimates;

•	publication of research reports about us or the investment management industry, or the failure of securities analysts to cover our Class A common stock after this offering;

•	departures of our Principals or additions/departures of other key personnel;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	actions by stockholders;

•	changes in market valuations of similar companies;

•	actual or anticipated poor performance in our underlying investment strategies;

•	changes or proposed changes in laws or regulation, or differing interpretations thereof, affecting our business, or enforcement of these laws and regulations, or announcements relating to these matters;

•	adverse publicity about the investment management industry, generally, or individual scandals specifically;

•	litigation and governmental investigations; and

•	general market and economic conditions.

Future Sales of Our Class A Common Stock in the Public Market could Lower Our Stock Price, and Any Additional Capital Raised by Us Through the Sale of Equity or Convertible Securities may Dilute Your Ownership in Us.

The market price of our Class A common stock could decline as a result of sales of a large number of shares of our Class A common stock by Julius Baer Holding Ltd. or the Principals after completion of this offering, or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to raise additional capital by selling equity securities in the future, at a time and price that we deem appropriate.

Pursuant to the lock-up agreements described under “Underwriting” our existing stockholders, directors and officers may not issue, sell, otherwise dispose of or hedge any shares of our Class A common stock or securities convertible or exercisable into or exchangeable for shares of Class A common stock, subject to certain exceptions, for the 180-day period following the date of this prospectus, without the prior written consent of Goldman, Sachs & Co. Pursuant to a resale and registration rights agreement that we will enter into with Julius Baer Holding Ltd. and the Principals, we will agree to use our reasonable best efforts to file registration statements from time to time for the sale of the shares of our Class A common stock, including Class A common stock which is deliverable upon exchange of New Class A Units or Class C common stock held by them now or in the future. See “Relationships and Related Party Transactions — Registration Rights Agreement”.

We cannot predict the size of future issuances of our Class A common stock or the effect, if any, that future issuances and sales of shares of our Class A common stock may have on the market price of our Class A common stock. Sales or distributions of substantial amounts of our Class A common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our Class A common stock to decline. See “Shares Eligible for Future Sale”.

Fulfilling Our Public Company Financial Reporting and Other Regulatory Obligations will be Expensive and Time Consuming and May Strain Our Resources.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will be required to implement specific corporate governance practices and adhere to a variety of reporting requirements under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, as well as the rules of the NYSE.

In accordance with Section 404 of Sarbanes-Oxley, our management will be required to conduct an annual assessment of the effectiveness of our internal control over financial reporting and include a report on these internal controls in the annual reports we will file with the SEC on Form 10-K. In addition, we will be required to have our independent registered public accounting firm attest to the reporting. Under the current rules, we will be subject to these requirements beginning with our annual report on Form 10-K for our fiscal year ending December 31, 2009. We are in the process of reviewing our internal control over financial reporting and are establishing formal policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and controls within our organization. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to adverse regulatory consequences and there could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. This could have a material adverse effect on us and lead to a decline in the price of our Class A common stock.

We will also be required to file annual, quarterly and current reports with respect to our business and financial condition. Compliance with these requirements will place significant additional demands on our accounting and finance staff and on our accounting, financial and information systems and will increase our legal and accounting compliance costs as well as our compensation expense as we will be required to hire additional accounting, finance, legal and internal audit staff with the requisite technical knowledge.

As a public company we will also need to enhance our investor relations, marketing and corporate communications functions. These additional efforts may strain our resources and divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

You will Suffer Immediate and Substantial Dilution and may Experience Additional Dilution in the Future.

We expect that the initial public offering price per share of our Class A common stock will be substantially higher than the pro forma net tangible book value per share of our Class A common stock immediately after this offering, and after giving effect to the exchange of all outstanding New Class A Units for shares of our Class A common stock. As a result, you will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. At an offering price of $      (the mid-point of the range set forth on the cover of this prospectus), you will incur immediate and substantial dilution in an amount of $      per share of our Class A common stock. See “Dilution”.

Anti-Takeover Provisions in Our Amended and Restated Certificate of Incorporation and Bylaws could Discourage a Change of Control That Our Stockholders may Favor, Which could Negatively Affect the Market Price of Our Class A Common Stock.

Provisions in our amended and restated certificate of incorporation and bylaws may make it more difficult and expensive for a third party to acquire control of us even if a change of control would be beneficial to the interests of our stockholders. For example, our amended and restated certificate of incorporation, which will be in effect at the time this offering is consummated, will authorize the issuance of preferred stock that could be issued by our board of directors to thwart a takeover attempt. The market price of our Class A common stock could be adversely affected to the extent that the provisions of our amended and restated certificate of incorporation and bylaws discourage potential takeover attempts that our stockholders may favor. See “Description of Capital Stock” for additional information on the anti-takeover measures applicable to us.

Risks Relating to Our Structure

Our Ability to Pay Regular Dividends to Our Stockholders is Subject to the Discretion of Our Board of Directors and may be Limited by Our Holding Company Structure and Applicable Provisions of Delaware Law.

Following completion of this offering, we intend to pay cash dividends to our Class A and Class C stockholders on a quarterly basis. Our board of directors may, in its sole discretion, decrease the amount or frequency of dividends or discontinue the payment of dividends entirely. In addition, as a holding company, we will be dependent upon the ability of our subsidiaries to generate earnings and cash flows and distribute them to us so that we may pay dividends to our stockholders. We expect to cause Artio Global Holdings to make distributions to its members, including us. However, its ability to make such distributions will be subject to its operating results, cash requirements and financial condition, the applicable provisions of Delaware law which may limit the amount of funds available for distribution to its members, its compliance with covenants and financial ratios related to existing or future indebtedness, and its other agreements with third parties. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our Class A and Class C common stock.

Our Ability to Pay Taxes and Expenses may be Limited by Our Holding Company Structure and Applicable Provisions of Delaware Law.

As a holding company, we will have no material assets other than our ownership of New Class A Units of Artio Global Holdings and will have no independent means of generating revenue. Artio Global Holdings will be treated as a partnership for U.S. federal income tax purposes and, as such, will not be subject to U.S. federal income tax. Instead, taxable income will be allocated to its members, including us and the Principals. Accordingly, we will incur income taxes on our proportionate share of any net taxable income of Artio Global Holdings and will also incur expenses related to our operations. We intend to cause Artio Global Holdings to distribute cash to its members, including us. However, its ability to make such distributions will be subject to various limitations as set forth in the preceding risk factor. If, as a consequence of these various limitations and restrictions, we do not have sufficient funds to pay tax or other liabilities to fund our operations, we may have to borrow funds and thus, our liquidity and financial condition could be materially adversely affected.

We will be Required to Pay the Principals most of the Tax Benefit of Any Depreciation or Amortization Deductions We may Claim as a Result of the Tax Basis Step up We Receive in Connection with the Future Exchanges of New Class A Units.

Any taxable exchanges by the Principals of New Class A Units for shares of our Class A common stock are expected to result in increases in the tax basis in the tangible and intangible assets of Artio Global Holdings connected with such New Class A Units. The increase in tax basis is expected to reduce the amount of tax that we would otherwise be required to pay in the future, although the Internal Revenue Service, or IRS, might challenge all or part of this tax basis increase, and a court might sustain such a challenge.

We will enter into a tax receivable agreement with the Principals, pursuant to which we will pay them 85% of the amount of the reduction in tax payments, if any, in U.S. federal, state and local income tax that we realize (or are deemed to realize upon an early termination of the tax receivable agreement or a change of control, both discussed below) as a result of these increases in tax basis. We have previously recorded a deferred tax asset on our historical financial statements with respect to the tax basis increase that we would have received in connection with our prior obligation to redeem certain interests. Upon this offering we will write-off the deferred tax asset recorded on our balance sheet related to the tax basis increase that we would have received in connection with our prior obligation to redeem certain interests. Following this offering, we will record a deferred tax asset upon the exchange of our Principal’s New Class A Units for shares of our Class A common stock. In conjunction with the establishment of the deferred tax asset we will establish a related liability for amounts due under the tax receivable agreement. The actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary depending on a number of factors, including the timing of exchanges, the price of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of our income and the tax rates then applicable. Payments under the tax receivable agreement will give rise to additional tax benefits and therefore to additional potential payments under the tax receivable agreement. In addition, the tax receivable agreement will provide for interest accrued from the due date (without extensions) of the corresponding tax return to the date of payment under the tax receivable agreement. We expect that, as a result of the size and increases in the tax basis of the tangible and intangible assets of Artio Global Holdings attributable to the exchanged New Class A Units, the payments that we may make to the Principals will be substantial. See “Relationships and Related Party Transactions — Tax Receivable Agreement.”

Moreover, if we exercise our right to terminate the tax receivable agreement early, we will be obligated to make an early termination payment to the Principals, or their transferees, based upon the net present value (based upon certain assumptions and deemed events set forth in the tax receivable agreement, including the assumption that we would have enough taxable income in the future to fully utilize the tax benefit resulting from any increased tax basis that results from an exchange and that any New Class A Units that the Principals or their transferees own on the termination date are deemed to be exchanged on the termination date) of all payments that would be required to be paid by us under the tax receivable agreement. We would be obligated to make a similar termination payment if certain change of control events were to occur.

Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, we will not be reimbursed for any payments previously made under the tax receivable agreement if such basis increase is successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of our cash tax savings.

Our Amended and Restated Certificate of Incorporation Contains a Provision Renouncing Our Interest and Expectancy in Certain Corporate Opportunities.

Our amended and restated certificate of incorporation will provide for the allocation of certain corporate opportunities between us and Julius Baer Holding Ltd. Under these provisions, neither Julius Baer Holding Ltd., nor any director, officer, stockholder, member, manager or employee of Julius Baer Holding Ltd. will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. Therefore, a director or officer of our company who also serves as a director, officer, member, manager or employee of Julius Baer Holding Ltd. may pursue certain acquisition opportunities that may be complementary to our business and, as a result, such acquisition opportunities may not be available to us. These potential conflicts of interest could have a material adverse effect on our business, financial condition, results of operations or prospects if attractive corporate opportunities are allocated by Julius Baer Holding Ltd. to themselves or their other affiliates instead of to us. The terms of our amended and restated certificate of incorporation are more fully described in “Description of Capital Stock”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements under the captions “Prospectus Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and in other sections of this prospectus that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue”, the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions, may include projections of our future financial performance, our anticipated growth strategies, descriptions of new business initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors”.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

OUR STRUCTURE AND REORGANIZATION

The diagram below depicts our organizational structure immediately after the consummation of this offering and related transactions.

Artio Global Holdings LLC

As a holding company, we will conduct all of our operations through Artio Global Holdings LLC, which holds our ownership interest in (i) Artio Global Management LLC, our principal operating subsidiary which conducts the majority of our business activities, including our hedge fund activities and (ii) Artio Capital Management LLC, the entity that engages in our private equity activities. In February 2008 we launched our first hedge fund, a vehicle that seeks to deliver absolute returns with low volatility by exploiting the low correlation of excess returns across our various traditional strategies, using limited leverage and the application of a hedging overlay. We are also evaluating the launch of a series of other hedge fund strategies that seek to leverage our existing platform, including a global credit hedge fund that will aim to deliver absolute returns with low volatility and a low correlation to other asset classes by exploiting overlooked areas of value in stressed capital structures and under-researched international credits utilizing the experience of our investment teams. Our private equity activities will focus on opportunities in Central and Eastern Europe, leveraging our knowledge of local economic development in those areas. See “Business — Investment Strategies and Performance — New Initiatives”.

Prior to this offering, we contributed our interests in Artio Global Management LLC and Artio Capital Management LLC to Artio Global Holdings LLC. Immediately prior to this offering, our Principals will each contribute their interests in Artio Global Management LLC to Artio Global Holdings LLC and we will amend and restate Artio Global Holdings’ operating agreement to, among other things, modify its capital structure by creating a single new class of units called “New Class A Units”, approximately 70% of which will be issued to us and approximately 30% of which, in the aggregate, will be issued to our Principals, in each case, upon receipt of those contributions, consistent with the parties’ respective interests prior to this offering. See “Relationships and Related Party Transactions — Amended and Restated Limited Liability Company Agreement of Artio Global Holdings LLC”. In addition, we will terminate the agreement under which each of our Principals are entitled to 15% of the revenues and each bears 15% of the expenses of Artio Capital Management. The New Class A Units issued to our Principals will be fully vested and will not be subject to any put and call rights. Following such steps, Artio Global Management and Artio Capital Management will each be 100% owned by Artio Global Holdings, and our Principals’ interests in each such entity will instead be indirect through their ownership of Artio Global Holdings. As the fair value of Artio Capital Management is minimal, we do not expect to record compensation expense related to the acquisition by our Principals of an indirect interest in Artio Capital Management. Upon completion of this offering, there will be approximately           New Class A Units issued and outstanding.

Artio Global Investors Inc.

Prior to this offering, Julius Baer Holding Ltd., our parent company and existing shareholder, owns all of our outstanding capital stock, consisting of a single class of common stock. We will amend and restate our certificate of incorporation to authorize three classes of common stock, Class A common stock, Class B common stock and Class C common stock, each having the terms described in “Description of Capital Stock”.

Class A Shares.  Shares of our Class A common stock will be issued to the public in this offering. Class A common stock will entitle holders to one vote per share and economic rights (including rights to dividends and distributions upon liquidation).

Class B Shares.  All of our shares of Class B common stock will be issued to the Principals, in an amount equal to the number of New Class A Units held by the Principals. Class B common stock will entitle holders to one vote per share but will have no economic rights (including rights to dividends and distributions upon liquidation).

Class C Shares.  Shares of our common stock outstanding prior to this offering will be converted into           shares of Class C common stock, equal to the number of outstanding New Class A Units held by Artio Global Investors Inc. Julius Baer Holding Ltd. will receive all of these shares of Class C common stock, which will have economic rights (including rights to dividends and distributions upon liquidation) equal to the economic rights of the Class A common stock and will have an aggregate vote equal to the greater of (1) the number of votes they would be entitled to on a one-vote per share basis and (2) 20% of the combined voting power of all classes of common stock. We will issue shares of Class C common stock to Julius Baer Holding Ltd. in order that, when selling the remainder of its holding, it can avail itself of certain Swiss tax exemptions that require it to have voting rights equal to 20% of the combined voting power of the common stock.

Prior to this offering, we expect to adopt the Artio Global Investors Inc. 2008 Stock Incentive Plan. We expect to make initial grants of           restricted stock units to our directors, named executive officers (excluding the Principals) and employees under this plan on the offering date and to make future equity awards under this plan to our directors and employees as appropriate. See “Management — Artio Global Investors Inc. 2008 Stock Incentive Plan”.

Offering Transactions

Upon the consummation of this offering, Artio Global Investors Inc. will use the net proceeds from this offering to repurchase an aggregate of           shares of Class C common stock (assuming the underwriters do not exercise their option to purchase additional shares) from our parent, Julius Baer Holding Ltd., in order to enable Julius Baer Holding Ltd. to monetize and reduce its shareholding in us. We will not retain any of the net proceeds. See “Use of Proceeds”.

Incurrence of New Debt.  Prior to this offering, Artio Global Holdings intends to establish a $      million debt facility to fund to a $      million special distribution, of which $      million will go to us (which we will distribute to Julius Baer Holding Ltd.) and $      million will go to the Principals, with 50% of such amount distributed to each of Messrs. Pell and Younes. Further, this debt facility will also be utilized to provide working capital for our business. This debt and related distribution will be a means of establishing a mix of debt and equity in our capital structure that we believe is appropriate for our business model and will also provide liquidity to our existing equity holders.

New Agreements with the Principals.  In connection with the closing of this offering, we will enter into an exchange agreement with the Principals under which, subject to certain exchange and other restrictions, including notice requirements, from time to time, the Principals and certain permitted transferees will have the right to exchange their New Class A Units, which represent ownership rights in Artio Global Holdings, for shares of Class A common stock of our company on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The exchange agreement will generally permit the Principals to exchange up to 20% of the New Class A Units that they own at the time of this offering on or after the first anniversary of the pricing of this offering and up to a further 20% of the New Class A Units that they own at the time of this offering on or after each of the next four anniversaries. The exchange agreement will also include certain non-compete restrictions applicable to the Principals. As a result, the Principals will, over time, have the ability to convert their illiquid ownership interests in Artio Global Holdings into Class A common stock that can be more readily sold on the NYSE. See “Relationships and Related Party Transactions — Exchange Agreement”.

New Compensation Arrangements with our Senior Management.  Prior to this offering we have not had employment contracts with our senior management, other than our Principals, or granted equity incentive compensation to our employees. We expect to enter into new employment agreements with our Principals and certain other senior members of management that will become effective on completion of this offering. We also intend to grant           restricted stock awards to directors and employees (other than our Principals) at the time of this offering. In addition, the unvested benefit under the deferred compensation plan for our Principals, described under “Management — Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Discretionary Cash Bonus and Mandatory Bonus Deferral”, will automatically vest and be paid out.

New Arrangements with our Parent.  Prior to this offering, we obtained from our parent certain services and paid it license fees. Following this offering, we will no longer be required to pay license fees to our parent. We will enter into a transition services agreement pursuant to which Julius Baer Holding Ltd. will continue to provide us with a limited number of services for a transitional period of up to one year following this offering. See “Relationships and Related Party Transactions — Transition Services Agreement”.

New Agreements with our Parent and the Principals.  In connection with this offering, we will enter into registration rights agreements with the Principals and Julius Baer Holding Ltd. to provide customary registration rights including demand registration rights and piggyback registration rights. See “Relationships and Related Party Transactions — Registration Rights Agreement”.

As a result of the transactions described above, which we collectively refer to as the “reorganization” or the “reorganization transactions”:

•	We will become the sole managing member of Artio Global Holdings, the entity through which we operate our business. We will have approximately a 70% economic interest in Artio Global Holdings and a 100% voting interest and control its management (subject to certain limited exceptions with respect to certain fundamental matters). As a result, we will consolidate the financial results of Artio Global Holdings and will record a minority interest on our balance sheet for the economic interest in it held by the other existing members to the extent the book value of their interest is greater than zero;

•	the Principals will initially hold shares of our Class B common stock and New Class A Units, and we will hold New Class A Units;

•	through their holdings of our Class B common stock, the Principals will, in the aggregate, have approximately 30% of the voting power in Artio Global Investors Inc.;

•	through its holdings of our Class C common stock, Julius Baer Holding Ltd. will have % of the voting power in Artio Global Investors Inc. (or % if the underwriters exercise in full their option to purchase additional shares). Julius Baer Holding Ltd. will enter into a shareholders agreement under which it will agree that, to the extent it has voting power as holder of the Class C common stock in excess of that which it would be entitled to on a one-vote per share basis, it will on all matters vote the shares representing such excess on the same basis and in the same proportion as the votes cast by the holders of our Class A and Class B common stock. Under this shareholders agreement, Julius Baer Holding Ltd. will have the right to designate one member of our board of directors as long as it (together with its subsidiaries) owns at least 10% of our Class A common stock (assuming the conversion of our Class C common stock and New Class A Units of Artio Global Holdings);

•	the investors in this offering will collectively have % of the voting power in Artio Global Investors Inc. (or % if the underwriters exercise in full their option to purchase additional shares); and

•	the New Class A Units held by the Principals are exchangeable for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. In connection with an exchange, a corresponding number of shares of our Class B common stock will be cancelled. However, the exchange of New Class A Units for shares of our Class A common stock will not affect our Class B common stockholders’ voting power since the votes represented by the cancelled shares of our Class B common stock will be replaced with the votes represented by the shares of Class A common stock for which such New Class A Units are exchanged.

Holding Company Structure

We will be a holding company and, immediately after the consummation of the reorganization transactions and this offering, our sole asset will be our approximately 70% equity interest in Artio Global Holdings and our controlling interest and related rights as its sole managing member. Our only business following this offering will be to act as the sole managing member of Artio Global Holdings, and, as such, we will operate and control all of the business and affairs of Artio Global Holdings and will consolidate its financial results into our consolidated financial statements.

The number of New Class A Units we will own equals the number of outstanding shares of our Class A common stock and Class C common stock. The economic interest represented by each New Class A Unit that we will own will correspond to one of our shares of Class A common stock or Class C common stock, and the total number of New Class A Units owned by us and the holders of our Class B common stock will equal the sum of outstanding shares of our Class A, Class B and Class C common stock. In addition, you should note that:

•	if Julius Baer Holding Ltd. transfers any shares of Class C common stock to anyone other than any of its subsidiaries, such shares will automatically convert into shares of Class A common stock. In addition, on the second anniversary of the completion of this offering, the Class C common stock will automatically convert into Class A common stock;

•	a share of Class B common stock cannot be transferred except in connection with a transfer of a New Class A Unit. Further, a New Class A Unit cannot be exchanged with Artio Global Holdings for a share of our Class A common stock without the corresponding share of our Class B common stock being delivered together at the time of exchange, at which time, such Class B common stock will be automatically cancelled; and

•	we do not intend to list our Class B common stock or Class C common stock on any stock exchange.

As a member of Artio Global Holdings, we will incur U.S. federal, state and local income taxes on our allocable share of any of its net taxable income. The operating agreement of Artio Global Holdings provides that it shall make quarterly cash distributions on a pro rata basis to its members at least to the extent necessary to provide funds to pay the members’ tax obligations (calculated at an assumed tax rate), if any, with respect to the earnings of the operating company. See “Relationships and Related Party Transactions — Amended and Restated Limited Liability Company Agreement of Artio Global Holdings LLC”.

As a result of a U.S. federal income tax election made by Artio Global Holdings, the income tax basis of the assets of Artio Global Holdings connected with the New Class A Units we acquire upon a taxable exchange with the Principals will be adjusted to reflect the amount that we have paid for them. We intend to enter into an agreement with the Principals that will provide for the payment by us to them of 85% of the amount of reduction in tax payments, if any, in U.S. federal, state and local income tax that we realize from our increased tax basis in the assets of Artio Global Holdings as a result of the U.S. federal income tax election referred to above. See “Relationships and Related Party Transactions — Tax Receivable Agreement”.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of our Class A common stock by us in this offering will be approximately $      billion, or approximately $      billion if the underwriters exercise in full their option to purchase additional shares of Class A common stock, based on an assumed initial public offering price of $      per share (the mid-point of the price range set forth on the cover of this prospectus), in each case after deducting assumed underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repurchase and retire an aggregate of           shares of Class C common stock (           shares of Class C common stock if the underwriters exercise in full their option to purchase additional shares) from our parent, Julius Baer Holding Ltd., in order to enable our parent to liquidate a portion of its shareholding in us. We will not retain any of the net proceeds. As a result, the repurchase price of the           shares of Class C common stock held by our parent will be determined by the public offering price of our Class A common stock in this offering, less the amount of certain offering expenses incurred by us. If the assumed initial public offering price is $      , then the repurchase price per share of Class C common stock will be $     . A $1.00 change in the assumed initial public offering price will increase or decrease the net proceeds by $      and will correspondingly increase or decrease the repurchase price paid to Julius Baer Holding Ltd.

DIVIDEND POLICY AND DIVIDENDS

Dividend Policy

Following this offering, we intend to pay quarterly cash dividends. We expect that our first dividend will be paid in the           quarter of 2008 and will be $      per share of our Class A common stock and Class C common stock. We intend to fund our initial dividend, as well as any future dividends, with distributions from the operating company from its available cash generated from operations. The holders of our Class B common stock will not be entitled to any cash dividends.

The declaration and payment of any future dividends will be at the sole discretion of our board of directors. In determining the amount of any future dividends, our board of directors will take into account: (i) the financial results of the operating company, (ii) our available cash, as well as anticipated cash requirements, (iii) our capital requirements and the capital requirements of our subsidiaries (including the operating company), (iv) contractual, legal, tax and regulatory restrictions on, and implications of, the payment of dividends by us to our stockholders or by our subsidiaries (including the operating company) to us, (v) general economic and business conditions and (vi) any other factors that our board of directors may deem relevant.

As a holding company, we will have no material assets other than our ownership of New Class A Units of Artio Global Holdings and, accordingly, will depend on distributions from it to fund any dividends we may pay. We intend to cause Artio Global Holdings to distribute cash to its members, including us, in an amount sufficient to cover dividends, if any, declared by us. If Artio Global Holdings makes such distributions, other holders of New Class A Units will be entitled to receive equivalent distributions on a pro rata basis.

Our dividend policy has certain risks and limitations, particularly with respect to liquidity. Although we expect to pay dividends according to our dividend policy, we may not pay dividends according to our policy, or at all, if, among other things, Artio Global Holdings is unable to make distributions to us as a result of its operating results, cash requirements and financial condition, the applicable laws of the State of Delaware (which may limit the amount of funds available for distribution), its compliance with covenants and financial ratios related to future indebtedness and its other agreements with third parties. Under Delaware law, we may only pay dividends from legally available surplus or, if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Surplus is defined as the excess of a company’s total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. Under Delaware law, our board of directors can use the fair value of assets and liabilities, rather than book value, in making this determination. To the extent we do not have sufficient cash to pay dividends, we may decide not to pay dividends. By paying cash dividends rather than investing that cash in our future growth, we risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations or unanticipated capital expenditures.

We are taxable as a corporation for U.S. federal income tax purposes and therefore holders of our Class A common stock will not be taxed directly on our earnings. Distributions of cash or other property that we pay to our stockholders will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax rules). If the amount of a distribution by us to our stockholders exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of a holder’s basis in the Class A common stock and thereafter as capital gain.

Historical Dividend Information

The following table sets forth the total ordinary dividends paid by us during the periods indicated:

Period	Amount
(In thousands)

Year ended December 31, 2003	—
Year ended December 31, 2004	—
Year ended December 31, 2005	$30,000
Year ended December 31, 2006	$—
Year ended December 31, 2007	$60,100
Year ended December 31, 2008 (through May 31, 2008)	$61,000

These dividends were not declared pursuant to any agreement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2008:

•	on an actual basis; and

•	on a pro forma basis after giving effect to the transactions described under “Unaudited Pro Forma Consolidated Financial Information”, including the expected incurrence of debt by Artio Global Holdings prior to this offering and the application of the net proceeds thereof, the reorganization transactions and this offering.

You should read the following table in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	As of March 31, 2008
	Actual	Pro Forma
	(In thousands)

Cash and cash equivalents	$71,390	$

Long-term debt	$—	$
Minority interests	—
Stockholders’ equity (deficit):
Common stock, $100 stated value, 20,000 shares authorized, 4,000 shares issued and outstanding	400		—
Class A common stock, $0.001 par value per share, shares authorized, shares issued and outstanding on a pro forma basis	—
Class B common stock, $0.001 par value per share, shares authorized, shares issued and outstanding on a pro forma basis	—
Class C common stock, $0.01 par value per share, shares authorized, shares issued and outstanding on a pro forma basis	—
Additional paid-in capital	17,950
Retained earnings (deficit)	21,154

Total stockholders’ equity (deficit)	$39,504	$

Total capitalization	$39,504	$

DILUTION

If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share of our Class A common stock and the pro forma, as adjusted net tangible book value (deficit) per share of our Class A common stock immediately after this offering. Dilution results from the fact that the per share offering price of the Class A common stock is substantially in excess of the net tangible book value per share attributable to the existing equity holders. Net tangible book value represents net book equity excluding intangible assets, if any.

Our pro forma, as adjusted net tangible book value (deficit) per share as of March 31, 2008 was approximately $      million, or approximately $      per share of our Class A common stock. Pro forma, as adjusted net tangible book value represents the amount of total tangible assets less total liabilities, after giving effect to the reorganization and the incurrence by Artio Global Holdings of $      million of indebtedness and the payment of a special distribution of $      to the current members of the operating company prior to this offering. Pro forma net tangible book value per share represents pro forma net tangible book value divided by the number of shares of Class A common stock outstanding after giving effect to the reorganization and assuming that (1) all holders of New Class A Units of Artio Global Holdings, other than us, immediately after the consummation of the reorganization have exchanged all of their New Class A Units and (2) all holders of Class C common stock have converted their shares for the corresponding number of shares of our Class A common stock.

After giving effect to the sale of           shares of Class A common stock that we are offering at an assumed initial public offering price of $      per share (the mid-point of the price range set forth on the cover of this prospectus), the deduction of assumed underwriting discounts and commissions and estimated offering expenses payable by us and the use of the estimated net proceeds as described under “Use of Proceeds” and our pro forma, as adjusted net tangible book value at March 31, 2008 was $      , or $      per share of Class A common stock, assuming that (1) all existing members of Artio Global Holdings exchanged their New Class A Units and (2) all holders of Class C common stock have converted their shares for shares of our Class A common stock on a one-for-one basis.

The following table illustrates the pro forma immediate increase in pro forma net tangible book value of $      per share for existing equity holders and the immediate dilution of $      per share to new stockholders purchasing Class A common stock in this offering, assuming the underwriters do not exercise their option to purchase additional shares.

Assumed initial public offering price per share		$
Pro forma, as adjusted net tangible book value (deficit) per share as of March 31, 2008	$
Increase in pro forma, as adjusted net tangible book value (deficit) per share attributable to new investors	$
Pro forma, as adjusted net tangible book value per share after this offering	$
Dilution in pro forma, as adjusted net tangible book value per share to new investors		$

The following table sets forth, on the same pro forma basis, as of March 31, 2008, the number of shares of Class A common stock purchased from us, the total consideration paid, or to be paid, and the average price per share paid, or to be paid, by existing stockholders and by the new investors, assuming that (1) all of the existing members of Artio Global Holdings exchanged their New Class A Units and (2) all holders of Class C common stock have converted their shares for shares of our Class A common stock on a one-for-one basis, calculated at an assumed initial public offering price of $      per share (the mid-point of the range set forth on the cover page of this prospectus), before deducting estimated underwriting discounts and commissions and offering expenses payable by us:

	Shares						Average
	Purchased			Total Consideration			Price
	Number	Percent		Amount	Percent		per Share

Existing stockholders			%	$		%
New Investors
Total		100%		$	100%

The table above does not give effect to shares of our Class A common stock that may be issued upon the conversion of restricted stock units or exercise of options that we expect to grant under our incentive compensation plans after the pricing of this offering. To the extent shares of our Class A common stock are issued upon exercise or conversion, there will be further dilution to new investors.

If the underwriters exercise their option to purchase additional shares of Class A common stock in full:

•	the pro forma percentage of shares of our Class A common stock held by existing equity holders will decrease to approximately % of the total number of pro forma shares of our Class A common stock outstanding after this offering; and

•	the pro forma number of shares of our Class A common stock held by new investors will increase to approximately % of the total pro forma shares of our Class A common stock outstanding after this offering.

If the underwriters exercise their option to purchase additional shares of Class A common stock in full, pro forma, as adjusted net tangible book value would be approximately $      per share, representing an increase to existing equity holders of approximately $      per share, and there would be an immediate dilution of approximately $      per share to new investors.

A $1.00 increase (decrease) in the assumed initial public offering price of $      per share of Class A common stock (the mid-point of the price range set forth on the cover of this prospectus), would increase (decrease) total consideration paid by new investors in this offering and by all investors by $      million, and would increase (decrease) the average price per share paid by new investors (excluding existing New Class A Unit holders) by $      , assuming the number of Class A common stock offered by us, as set forth on the cover page of this prospectus, remains the same and without deducting the estimated underwriting discounts and offering expenses payable by us in connection with this offering.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial statements presents the consolidated statement of income and financial position of Artio Global Investors Inc. and Subsidiaries, assuming that all of the transactions described in the bullet points below had been completed as of: (i) January 1, 2007 with respect to the unaudited pro forma consolidated statements of income and (ii) March 31, 2008 with respect to the unaudited pro forma consolidated statement of financial position. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions and this offering on the historical financial information of Artio Global Investors Inc. and Subsidiaries. These adjustments are described in the notes to the unaudited pro forma consolidated financial statements.

The pro forma adjustments give effect to the following transactions:

•	Artio Global Holdings’ incurrence, prior to this offering, of $ of indebtedness and the application of the proceeds of the debt to fund a distribution to Julius Baer Holding Ltd. and the Principals;

•	the reorganization transactions described in “Our Structure and Reorganization”, including an amendment to the operating agreement of our principal operating subsidiary that will result in the complete acceleration of the unvested portion of the membership interests of the Principals and the elimination of both our obligation to repurchase such interests and the ability of the Principals to put their interests to our principal operating subsidiary;

•	the vesting of the Principals’ unvested benefits under the deferred compensation plan;

•	the establishment of new employment agreements with our Principals;

•	the establishment of a tax receivable agreement with the Principals;

•	the elimination of license fees paid to Julius Baer Holding Ltd. after this offering; and

•	the sale of shares of our Class A common stock in this offering at an assumed offering price of $ per share (the mid-point of the price range set forth on the cover of this prospectus) and the application of the net proceeds therefrom, after payment of the assumed underwriting discounts and commissions and estimated offering expenses payable by us.

Pro forma basic and diluted net income per share was computed by dividing the pro forma net income attributable to our Class A and Class C common stockholders by the           shares of Class A common stock and Class C common stock that will be issued and outstanding immediately following this offering.

The unaudited pro forma consolidated financial information is included for informational purposes only and does not purport to reflect our statement of income or financial position that would have occurred had we operated as a public company during the periods presented. The unaudited pro forma consolidated financial information should not be relied upon as being indicative of our statement of income or financial position had the transactions contemplated in connection with the reorganization and this offering been completed on the dates assumed. The unaudited pro forma consolidated financial information also does not project the statement of income or financial position for any future period or date. We have not made any pro forma adjustment relating to reporting, compliance and other incremental costs that we may incur as a public company.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2007

	Actual	Adjustments		Pro Forma
	(In thousands, except share and per share amounts)

Revenue
Investment management fees	$445,558	$		$
Foreign currency gains	186

Total revenues	445,744
Expenses
Employee compensation and benefits
Salaries, bonuses and benefits	92,277		(a)(b)
Allocations of profits interests to our Principals	83,512		(83,512)(c)		—
Change in redemption value of our Principals’ membership interests	76,844		(76,844)(c)		—

Total employee compensation and benefits	252,633
Interest expense	—		(d)
Marketing and distribution	25,356
General and administrative	50,002		(e)

Total expenses	327,991

Operating income before income tax expense	117,753
Non-operating income	7,034

Income from continuing operations and before minority interests and income tax expense	124,787
Minority interests	—		(f)

Income from continuing operations and before income tax expense	124,787
Income tax expense	58,417		(c)

Income from continuing operations and before non-recurring charges directly attributable to the reorganization transactions(g)	$66,370	$		$

Basic and diluted net income per share from continuing operations and before minority interests and non-recurring charges directly attributable to the reorganization transactions	$16,592	$		$
Cash dividends declared per share	15,025
Weighted average shares used in basic and diluted net income per share	4,000

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Three Months Ended March 31, 2008

	Actual	Adjustments		Pro Forma
	(In thousands, except share and per share amounts)

Revenue
Investment management fees	$116,828	$		$
Net gains (losses) on assets held for deferred compensation	(545)
Foreign currency gains	34

Total revenues	116,317
Expenses
Employee compensation and benefits
Salaries, bonuses and benefits	28,493		(a)(b)
Allocations of profits interests to our Principals	20,400		(20,400) (c)		—
Change in redemption value of our Principals’ membership interests	22,659		(22,659) (c)		—

Total employee compensation and benefits	71,552
Interest expense	—		(d)
Marketing and distribution	6,697
General and administrative	15,478		(e)

Total expenses	93,727

Operating income before income tax expense	22,590
Non-operating income	1,102

Income from continuing operations and before minority interests and income tax expense	23,692
Minority interests	—		(f)

Income from continuing operations and before income tax expense	23,692
Income tax expense	12,282		(c)

Income from continuing operations and before non-recurring charges directly attributable to the reorganization transactions(g)	$11,410	$		$

Basic and diluted net income per share from continuing operations and before minority interests and non-recurring charges directly attributable to the reorganization transactions	$2,853	$		$
Cash dividends declared per share	15,250
Weighted average shares used in basic and diluted net income per share	4,000

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2007 and the Three Months Ended March 31, 2008

(a)	Represents incremental salary and bonus expense payable to the Principals pursuant to new compensation arrangements in effect upon completion of this offering.

(b)	We will vest and pay out the unvested portion of a deferred compensation plan for our Principals. Historically, the vesting of this plan was reflected as a compensation charge within the consolidated financial statements. We will no longer record compensation charges relating to this deferred compensation plan.

(c)	In connection with this offering, we will amend and restate the operating agreement of our principal operating subsidiary which will result in the complete acceleration of the unvested portion of the membership interests of the Principals and the elimination of both our obligation to repurchase such interests and the ability of the Principals to put their interests to our principal operating subsidiary. Accordingly, we will no longer record as a compensation expense the allocation of income relating to the profits interests of the Principals or changes in the redemption value of their membership interests. Instead, we will record a minority interest attribution relating to the Principals’ share of Artio Global Holdings’ earnings.

Assuming an initial public offering price of $ per share, we expect to record compensation expense of $ million on the date of the consummation of this offering relating to acceleration of vesting of the Principals’ membership interests. Because this charge is non-recurring and directly related to this offering, it is not reflected in the pro forma statement of income.

(d)	Represents annual interest expense of $ and $ of amortization of deferred financing costs which will amortize over the life of the indebtedness ($ and $ , respectively, in the three months ended March 31, 2008).

(e)	Represents license fees paid to our parent, Julius Baer Holding Ltd., that will not be payable after this offering.

(f)	Reflects the income tax expense relating to the adjustments set forth above.

(g)	The pro forma adjustments made to the unaudited pro forma statement of income only reflect adjustments which will have a continuing impact on our results of income. The following charges therefore are reflected only in the unaudited pro forma balance sheet information (as decreases to retained earnings) as such charges will be incurred at the time of the reorganization transactions and are not expected to have a continuing impact on our results of operations after the transactions.

Amount Reflected on
March 31, 2008
	Pro Forma		Unaudited Balance
	Footnote Reference		Sheet Information
(In thousands)

Compensation expense	(b	)
	(c	)

Total non-recurring charges			$

We have not made any pro forma adjustments relating to reporting, compliance and investor relations costs, including costs relating to compliance with Section 404 of the Sarbanes-Oxley Act.

The results of discontinued operations, reflected below, have been excluded from the pro forma statement of income.

	For the Year Ended	For the Three Months
	December 31, 2007	Ended March 31, 2008
	(In thousands)

Discontinued operations, net of taxes	$1,616	$—

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As of March 31, 2008

	Actual	Adjustments		Pro Forma
	(In thousands)

Assets
Cash and cash equivalents	$71,390		$(a)(b)(c)	$
Marketable securities, at fair value	61,102
Fees receivable and accrued fees	77,138
Due from affiliates	6,248
Net deferred tax asset	82,084		(e)
Property and equipment, net	9,588
Other assets	4,972

Total assets	$312,522	$		$

Liabilities and Stockholders’ Equity (Deficit)
Long-term debt	—		(a)
Accrued compensation and benefits	212,081		(b)(d)
Accounts payable and accrued expenses	38,536
Due to affiliates	2,168
Accrued income taxes payable	16,682
Other liabilities	3,551

Total liabilities	273,018
Minority interests	—		—(d)(f)		—

Stockholders’ Equity (Deficit)
Common stock	400		(c)
Class A Common Stock			(c)
Class B Common Stock			(c)
Class C Common Stock			(c)
Additional paid-in capital	17,950		(a)(c)(d)
Retained earnings (deficit)	21,154		(a)(b)(d)(e)

Total stockholders’ equity	39,504		—		—

Total Liabilities and Stockholders’ Equity (Deficit)	$312,522	$		$

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Financial Position
As of March 31, 2008

(a)	Represents the principal amount of debt to be incurred prior to this offering and the application of the net proceeds of the debt to fund a distribution to Julius Baer Holding Ltd. and the Principals as well as a distribution of undistributed profits to Julius Baer Holding Ltd.

(b)	We will vest and pay out the unvested portion of a deferred compensation plan for our Principals. Historically, the vesting of this plan was reflected as a compensation charge within the consolidated financial statements. We will no longer record compensation charges relating to this deferred compensation plan.

(c)	Represents the net effect of an increase in equity due to the proceeds received from this offering less amounts used to repurchase shares of common stock from Julius Baer Holding Ltd. in connection with this offering.

(d)	In connection with this offering, we will amend and restate the operating agreement of our principal operating subsidiary which will result in the complete acceleration of the unvested portion of the equity interest of the Principals and the elimination of both our obligation to repurchase such interests and the ability of the Principals to put their interests to our principal operating subsidiary. Accordingly, we will no longer record a liability for accrued compensation expense with respect to the value of the Principals’ membership interests, but instead will record a minority interest to the extent the book value of their interests is in excess of zero.

(e)	This adjustment represents the impact of entering into a tax receivable agreement with the Principals whereby 85% of the future benefit associated with our deferred tax assets that will be realized upon the exchange of the Principals’ New Class A Units in Artio Global Holdings for shares of our Class A common stock. We will record 85% of the estimated tax benefit as an increase to the liability for the amounts payable under the tax receivable agreement.

(f)	Because the Principals do not have an obligation to fund any deficit of Artio Global Holdings, the unaudited pro forma balance sheet does not reflect the allocation of the negative equity to the Principals who have a minority interest in Artio Global Holdings.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected historical consolidated financial data of Artio Global Investors Inc. and Subsidiaries should be read in conjunction with, and are qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and notes thereto included elsewhere in this prospectus. The selected consolidated statement of income data for the years ended December 31, 2005, 2006, and 2007 and the selected consolidated statement of financial position data as of December 31, 2006 and 2007 have been derived from our audited consolidated financial statements, included elsewhere in this prospectus. The selected consolidated statement of income data for the three months ended March 31, 2007 and 2008 and the consolidated statement of financial position as of March 31, 2008 have been derived from our unaudited consolidated financial statements. These unaudited consolidated financial statements have been prepared on substantially the same basis as our audited consolidated financial statements and include all adjustments that we consider necessary for a fair presentation of our consolidated results of operations and financial condition for the periods presented therein. Our results for the three months ended March 31, 2007 and 2008 are not necessarily indicative of our results for a full fiscal year.

						Three Months
						Ended March 31,
	Year Ended December 31,					(unaudited)
	2003	2004	2005	2006	2007	2007	2008
	(In thousands)

Statement of Income Data:
Revenue
Investment management fees	$34,289	$106,282	$201,285	$300,432	$445,558	$95,014	$116,828
Net gains (losses) on assets held for deferred compensation	—	—	—	—	—	—	(545)
Foreign currency gains (losses)	—	—	—	—	186	(11)	34

Total revenues	34,289	106,282	201,285	300,432	445,744	95,003	116,317
Expenses
Employee compensation and benefits
Salaries, bonuses and benefits	17,172	32,864	52,878	69,677	92,277	20,698	28,493
Allocations of profits interests to our Principals	—	12,359	33,748	53,410	83,512	18,331	20,400
Change in redemption value of our Principals’ membership interests	—	—	23,557	46,932	76,844	17,558	22,659

Total employee compensation and benefits	17,172	45,223	110,183	170,019	252,633	56,587	71,552
Marketing and distribution	—	7,026	11,993	20,134	25,356	4,515	6,697
General and administrative	17,434	24,498	27,727	31,510	50,002	8,553	15,478

Total expenses	34,606	76,747	149,903	221,663	327,991	69,655	93,727

Operating income (loss) before income tax expense	(317)	29,535	51,382	78,769	117,753	25,348	22,590
Non-operating income	252	460	1,391	3,288	7,034	1,628	1,102

Income (loss) from continuing operations before income tax expense	(65)	29,995	52,773	82,057	124,787	26,976	23,692
Income tax expense	159	13,617	24,123	38,514	58,417	12,768	12,282

Income (loss) from continuing operations	(224)	16,378	28,650	43,543	66,370	14,208	11,410
Income (loss) from discontinued operations, net of taxes(1)	(162)	(3,396)	(2,544)	1,231	1,616	576	—

Net income (loss)	$(386)	$12,982	$26,106	$44,774	$67,986	$14,784	$11,410

	Year Ended December 31,					Three Months Ended March 31, (unaudited)
	2003	2004	2005	2006	2007	2007	2008

Basic and diluted net income (loss) per share from continuing operations	$(56)	$4,094	$7,163	$10,886	$16,592	$3,552	$2,853
Basic and diluted net income (loss) per share from discontinued operations, net of taxes	(41)	(849)	(636)	307	404	144	—
Basic and diluted net income (loss) per share	(97)	3,245	6,527	11,193	16,996	3,696	2,853
Cash dividends declared per share	—	—	7,500	—	15,025	—	15,250
Weighted average shares used in basic and diluted net income per share	4,000	4,000	4,000	4,000	4,000	4,000	4,000

						As of
						March 31,
	As of December 31,					2008
	2003	2004	2005	2006	2007	(unaudited)
	(In thousands)

Statement of Financial Position Data:
Cash and cash equivalents	$—	$28,892	$15,831	$60,096	$133,447	$71,390
Assets of discontinued operations(1)	78,599	20,239	22,508	11,722	—	—
Total assets	87,788	99,132	121,214	244,704	355,355	312,522
Accrued compensation and benefits	5,906	28,216	68,880	138,087	245,245	212,081
Long-term debt	—	—	—	—	—	—
Liabilities of discontinued operations(1)	37,349	19,482	6,668	2,725	—	—

Total liabilities	60,766	59,128	85,104	163,820	266,261	273,018

Total stockholders’ equity	$27,022	$40,004	$36,110	$80,884	$89,094	$39,504

(1)	Discontinued operations include the former broker-dealer and foreign exchange activities of our company. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — General”.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the historical financial statements and related notes included elsewhere in this prospectus.

The historical financial data discussed below reflect the historical results of operations and financial condition of Artio Global Investors Inc. and do not give effect to our reorganization. See “Our Structure and Reorganization” and “Unaudited Pro Forma Consolidated Financial Information” included elsewhere in this prospectus for a description of our reorganization and its effect on our historical results of operations.

General

We are an asset management company that provides investment management services to institutional and mutual fund clients. Our strong investment performance has enabled us to increase client assets under management from $2.9 billion as of December 31, 2002 to $72.6 billion as of June 30, 2008, representing a CAGR of 79%.

Our business is conducted through Artio Global Holdings. In connection with this offering, its operating agreement will be amended and restated and we will be its sole managing member. Net profits, net losses and distributions, from cash generated from Artio Global Holdings and its subsidiaries, will be allocated and made to its members pro rata in accordance with the percentages of their respective equity interests. Accordingly, its net profits and net losses will initially be allocated, and distributions of the operating company will initially be made, approximately 70% to us and approximately 30%, in the aggregate, to our Principals. As sole managing member of Artio Global Holdings, we will continue to operate and control all of its business and affairs and will consolidate its financial results with ours. We will reflect the ownership interest of our Principals as a minority interest in our statement of income and will also reflect it in our statement of financial condition, to the extent the book value of their interests in Artio Global Holdings is greater than zero. For more information on the pro forma impact of the reorganization and this offering, see “Unaudited Pro Forma Consolidated Financial Information”.

Our historical consolidated financial results include, within discontinued operations, the former broker-dealer and foreign exchange activities of our company. Following the sale by Julius Baer Holding Ltd. of the U.S. private banking business in 2005 and equity brokerage businesses in 2006, we withdrew our broker-dealer registration. Our financial statements also include the results of our foreign exchange activities, conducted within Julius Baer Financial Markets LLC (“JBFM”), which was a wholly owned subsidiary of our company. This activity was initially transferred to our company from an affiliate in December 2005. On December 1, 2007, JBFM was distributed to Julius Baer Holding Ltd., our parent, and is no longer a subsidiary of our company and is therefore reported within discontinued operations. The impact of these activities is described in note 3 to our consolidated financial statements, which are included elsewhere in this prospectus.

In addition, our historical financial statements also contain the activities of a legacy alternative fund-of-fund business which was transferred to an affiliate of our parent in 2006. The financial results of this legacy fund-of-fund business did not satisfy the criteria for discontinued operations treatment because of the similarity to the business activities we currently conduct and are therefore shown within the respective line items of the financial statements as part of continuing operations. In order to make comparisons more meaningful, we present certain information below excluding such legacy activities.

Assets under Management

Changes to our operating results from one period to another are primarily due to changes in our assets under management and changes in the distribution of our assets under management among our investment products and investment strategies.

The value and composition of our assets under management are, and will continue to be, influenced by a variety of factors including, among other things:

•	client cash flows into and out of our investment products;

•	fluctuations in the financial markets around the world and in relative currency valuations that result in appreciation or depreciation of assets under management; and

•	our introduction of new investment strategies and products.

The following table details our assets under management, based on the types of investment products we offered as of December 31, 2005, 2006 and 2007, and March 31, 2008. Our investment products include SEC registered mutual funds and private offshore funds, institutional commingled funds, separate accounts and sub-advisory accounts.

				As of
	As of December 31,			March 31,
	2005	2006	2007	2008
	(In millions)

SEC registered mutual and private offshore funds(1)
A Shares	$7,878	$10,865	$13,217	$12,088
I Shares(1)	9,832	15,735	23,900	22,369

Total SEC registered mutual and private offshore funds	17,710	26,600	37,117	34,457
Institutional commingled funds	3,577	5,676	9,357	9,203
Separate accounts	10,394	16,574	22,897	21,265
Sub-advisory accounts	3,169	4,636	5,991	6,576
Alternative Products	—	—	—	43

Sub-total — continuing activities	34,850	53,486	75,362	71,544
Legacy activities Alternative fund-of-funds	787	—	—	—
Managed account — private client business	823	—	—	—

Total assets under management	$36,460	$53,486	$75,362	$71,544

(1)	Amounts invested in private offshore funds are categorized as “I” Shares.

SEC Registered Mutual Funds and Private Offshore Funds

We principally offer no-load open-end share classes within our SEC registered mutual funds business. We currently serve as investment advisor to nine SEC registered mutual funds. The SEC registered mutual funds that we act as investment advisor for are: Julius Baer International Equity Fund, Julius Baer International Equity Fund II, Julius Baer Total Return Bond Fund, Julius Baer High Income Fund, Julius Baer Global Equity Fund, Julius Baer U.S. Micro-cap Fund, Julius Baer U.S. Mid-cap Fund, Julius Baer U.S. Multi-cap Fund and Julius Baer U.S. Small-cap Fund. Of these nine SEC registered mutual funds, two are within our International Equity strategy, one is within our Global High Grade Fixed Income strategy, one is within our Global High Yield strategy, one is within our Global Equity strategy and four are within our U.S. Equity strategy.

Our open-end funds are not listed on an exchange. These funds issue new shares for purchase and redeem shares from those stockholders who sell. The share price for purchases and redemptions of open-end funds is determined by each fund’s net asset value, which is calculated at the end of each business day. Assets under management in open-end funds vary as a result of both market appreciation and depreciation and the level of new purchases or redemptions of shares of a fund. We earn investment management fees for serving as an investment advisor to these funds, which are based on the average daily net asset value of each fund. Our standard fee rates for our SEC mutual funds range from 0.35% of assets under management to 1.25% of assets under management, depending on the strategy.

Through financial intermediaries, we offer several share classes in each open-end fund to provide investors with alternatives to best suit their investment needs.

•	Class A shares of the SEC open-end funds represented $12.1 billion and $11.4 billion of our assets under management as of March 31, 2008 and March 31, 2007, respectively. These shares are generally offered to investors making initial investments of $1,000 or more. The third-party distributor of our SEC registered mutual funds, Quasar Distributors LLC, receives Rule 12b-1 fees for distribution and/or administrative services on Class A shares which are generally offset by fees it pays to third-party agents.

•	Class I shares of the SEC open-end funds, excluding offshore funds discussed below, represented $21.9 billion and $17.7 billion of our assets under management as of March 31, 2008 and March 31, 2007, respectively. These shares are generally offered to institutional investors making initial investments of $1 million or more. No Rule 12b-1 distribution and service fees are charged to holders of Class I shares.

•	Effective November 1, 2007, we introduced additional classes of shares on certain of our mutual funds targeted primarily at distribution through selected advisors and retirement platforms. These have higher 12b-1 fees than the funds’ A shares to allow for additional servicing costs.

We also offer three private offshore funds to select offshore clients. Of the three private offshore funds, one is within our International Equity strategy, one is within our Global High Grade Fixed Income strategy and one is within our other strategies. Private offshore funds represented $0.5 billion and $0.5 billion of our assets under management as of March 31, 2008 and March 31, 2007, respectively. The share price for purchases and redemptions of these offshore funds is determined by each fund’s net asset value, which is calculated at the end of each month. Assets under management in these offshore funds vary as a result of both market appreciation and depreciation and the level of new purchases or redemptions of shares of a fund. The fee rates, in general, decline as the fund size increases. Investment management fees for offshore funds are calculated using the month-end net asset value of each fund. Our standard fee rates for our private offshore funds range from 0.15% of assets under management to 0.90% of assets under management, depending on the strategy and the amount of the investment.

Institutional Commingled Funds

Institutional commingled funds are pooled investment vehicles offered to institutional clients such as public and private pension funds, foundations and endowments. Our revenues from commingled funds are derived from investment management fees that vary between our different investment strategies. The fee rates, in general, decline as the investment size increases. We earn investment management fees which are based on either the average quarterly month-end market value, actual quarter-end market value or the actual month-end market value of the assets under management. Our standard fee rates for our institutional commingled funds range from 0.40% of assets under management to 0.90% of assets under management, depending on the strategy and the amount of the investment.

Separate Accounts

Our separate accounts are primarily managed for institutional clients such as public and private pension funds, foundations and endowments. Our revenues from separate accounts are typically derived from investment management fees that vary between our different investment strategies. The fee rates, in general, decline as account size increases. In the case of certain institutional separate accounts, we may also earn performance fees. Performance fees amounted to 0.11% and 0.89% of revenues for the three months ended March 31, 2008 and the year ended December 31, 2007, respectively. Separate accounts are generally offered to institutional investors making the required minimum initial investments which vary by strategy. We typically earn investment management fees based on either the quarter-end market value or the average of the month-end market values during the quarter. The average investment management fees we earn on these accounts are generally lower than the investment management fees we earn on our mutual funds and institutional commingled funds. Our standard fee rates for our separate accounts range from 0.18% of assets under management to 0.90% of assets under management, depending on the strategy and the amount of the investment.

Sub-advisory Accounts

As of March 31, 2008, we sub-advised eight SEC registered mutual funds pursuant to sub-advisory agreements, all of which are within our International Equity strategies. Under the Investment Company Act of 1940, as amended, the sub-advisory agreements may have an initial term of up to two years and are thereafter subject to the respective fund board’s annual approval. In addition, we sub- advise eight offshore funds and one onshore private fund pursuant to contractual arrangements. Of the nine non-SEC registered funds we sub-advise, two are within our International Equity strategies, four are within our Global High Grade Fixed Income strategies, one is within our Global High Yield strategy, one is within our Global Equity strategy and one is within our U.S. Equity strategies. We earn investment management fees which are based on the average daily market value of the assets under management. Approximately 44% of the sub-advisory assets as of March 31, 2008 were attributable to one institutional relationship. The average investment management fees we earn on these accounts are generally lower than the investment management fees we earn on our mutual funds and institutional commingled funds. Our standard fee rates for our sub-advised accounts range from 0.12% of assets under management to 0.80% of assets under management, depending on the strategy and the amount of the investment.

Alternative Products

In the first quarter of 2008, we launched a hedge fund strategy which seeks to deliver absolute returns by exploiting the low correlation of excess returns across our various traditional strategies. As of March 31, 2008, hedge funds represented $43 million of our assets under management. If performance thresholds are met, we expect to earn both a traditional management fee as well as a performance fee on these assets.

Revenues

Our revenues are substantially comprised of investment management fees earned under investment advisory contracts with the mutual funds, offshore funds, commingled vehicles, separate accounts or sub-advisory accounts. The distribution of assets under management among our investment products and among our investment strategies will also have an impact on our investment management fees, as some products and strategies carry different fees than others. Investment management fees fluctuate based on the total value of assets under management, changes in the investment management fee rates on any of our products, and, for those relatively few accounts on which we earn performance based fees, the investment performance of those accounts.

In the future, we plan to expand into alternative investment offerings and, accordingly, performance fees could become a more significant source of revenues. Income from performance fees is recorded on the contractually determined measurement date.

We expect revenues to be greater during 2008, relative to prior periods, as we earn incremental investment management fees on the increased average assets under management invested over the amount of average assets under management for the year ended December 31, 2007.

Operating Expenses

Our operating expenses consist primarily of employee compensation and benefits expenses, distribution expenses and general and administrative expenses. Our operating expenses fluctuate due to a number of factors, including the following:

•	variations in the level of total employee compensation and benefits expense due to, among other things, bonuses, sales incentives, changes in our employee count and mix, and competitive factors;

•	changes in distribution expense as a result of fluctuations in mutual fund sales, level of redemptions and market appreciation or depreciation of assets under management;

•	changes in the level of our marketing and promotion expenses in response to market conditions, including our efforts to further penetrate our distribution sources; and

•	increases in expenses such as rent, professional service fees and data-related costs, including the cost of outsourced services provided by third parties, incurred to run our business.

On behalf of our mutual fund and investment advisory clients, we make decisions to buy and sell securities for each portfolio, select broker-dealers to execute trades and negotiate brokerage commission rates. In connection with these transactions, we may receive “soft dollar” credits from broker-dealers that have the effect of reducing certain of our expenses. The reduction in our operating expenses amounted to $0.2 million and nil for the three months ended March 31, 2008 and 2007, respectively, and $0.7 million, $1.1 million, and $1.0 million for the years ended December 31, 2007, 2006, and 2005, respectively. Our operating expenses would increase to the extent these “soft dollars” were reduced or eliminated.

Employee Compensation and Benefits

Our largest operating expense is employee compensation and benefits, which includes salaries, deferred and incentive compensation, sales incentives, and related benefits costs, as well as expenses related to our Principals’ membership interests. We believe that the employee compensation and benefits offered to our employees are competitive within our industry. In order to attract and retain qualified personnel, we must maintain competitive employee compensation and benefits.

A significant portion of our employee compensation and benefits expense relates to the allocations of income to our Principals as well as the accrual for the incremental increase in the redemption value of their membership interests. In May 2004, we granted membership interests in Artio Global Management to our Principals entitling them to a share of its future income. Pursuant to the terms of its operating agreement, prior to this offering, the holders of these interests had the right to require us to redeem their vested membership interests, under certain circumstances, using a model that was based on the historic average earnings (as defined in the principal operating subsidiary’s operating agreement) as well as our parent’s historic average price/earnings ratio. We have accounted for the allocations of income relating to these interests as well as the annual increase in their redemption value as compensation expense within our financial statements. The charge recorded for the change in redemption value of our Principals’ membership interests represents a non-cash charge required for financial accounting purposes. The following table details our employee compensation and benefits expenses for the years ended December 31, 2005, 2006 and 2007 and the three months ended March 31, 2007 and 2008.

	For the Year Ended			Three Months Ended
	December 31,			March 31,
	2005	2006	2007	2007	2008
	(In thousands)

Salaries, bonuses and benefits	$52,878	$69,677	$92,277	$20,698	$28,493
Allocations of profits interests to our Principals	33,748	53,410	83,512	18,331	20,400
Change in redemption value of our Principals’ membership interests	23,557	46,932	76,844	17,558	22,659

Total employee compensation and benefits expense	$110,183	$170,019	$252,633	$56,587	$71,552

The costs associated with the income allocations and changes in redemption value of the membership interests held by the Principals represent a significant component of overall compensation expense. Subsequent to this offering and the amendment and restatement of the operating agreement, these costs will no longer be reflected as compensation expense. See “— Changes to Membership Interests”. Prior to this offering, the Principals did not receive incentive compensation, other than distributions on their membership interests, but they will be eligible for incentive compensation following this offering, which will partially offset the reduction in expense from the elimination of charges relating to their membership interests. See “Management — Compensation Discussion and Analysis — Employment Agreements”.

Further, included within salaries, bonuses and benefits are sales incentives costs which represent amounts due to our internal sales personnel. These incentive amounts are derived as a percentage of the revenues associated with client assets (without consideration to our overall financial performance) and are payable over a one- to three-year period.

We intend to issue to directors and employees (other than the Principals)          restricted Class A common stock awards in connection with this offering and these awards will vest over periods of up to five years depending on the terms of the awards. Accordingly, we will incur non-cash compensation expenses related to this vesting. We anticipate using a fair value method to record compensation expense for future restricted stock awards and stock options granted under our incentive compensation plans. Fair value will be determined using an appropriate fair value option pricing model for the stock options and will be determined based upon the market value of the underlying stock for restricted stock awards.

Marketing and Distribution Expense

Marketing and distribution expense includes payments we make to broker dealers and other intermediaries for selling, servicing and administering mutual funds. This expense is influenced by new mutual funds sales, levels of redemptions and market appreciation or depreciation of assets under management in these products. The third-party distributor to our SEC registered mutual funds, Quasar Distributors LLC, receives Rule 12b-1 fees for distribution and/or administrative expenses, which are generally offset by fees it pays to third-party agents. To the extent that the amount of these fees exceeds the amount payable to those third-party agents, these fees are provided to us and we may use the excess to cover marketing expenses (with the exception currently of the International Equity Fund

(to the extent it remains closed to new investors), where any excess would be returned to the International Equity Fund). Historically, the amount of excess fees returned to us has not been material.

General and Administrative Expense

General and administrative expense includes professional and outside fees for third-party service providers, office expenses, technology related costs, license fees paid to our parent, market data expenses, depreciation and the costs associated with operating and maintaining our research, trading and portfolio accounting systems. Our occupancy-related costs and market data expenses, in particular, generally increase or decrease in relative proportion to the number of employees retained by us and the overall size and scale of our business operations.

Following this offering, we expect that we will incur additional expenses as a result of becoming a public company for, among other things, director and officer insurance, director fees, SEC reporting and compliance (including Sarbanes-Oxley compliance), investor relations, transfer agent fees, professional fees and other similar expenses.

Following this offering, we will no longer pay license fees to our parent.

Interest Expense

Prior to this offering, Artio Global Holdings intends to incur $      of new debt to fund distributions to Julius Baer Holding Ltd. and the Principals. As a result, we will incur an interest expense in future periods.

Non-operating Income

Our non-operating income consists primarily of interest income earned on cash and cash equivalents as well as gains and losses related to the sale of marketable securities. Interest income is recognized on an accrual basis.

Discontinued Operations

The consolidated financial statements include the results of certain activities that are deemed discontinued operations. These discontinued operations comprise our former broker-dealer and foreign exchange activities that were closed in 2006 and 2007, respectively. See “— General”.

Income Taxes

We are organized as a Delaware corporation and, therefore, are subject to U.S. federal and certain state income taxes. As a member of Artio Global Holdings, we incur U.S. federal, state and local income taxes on our allocable share of any net taxable income of this operating company.

Changes to Membership Interests

In connection with this offering, we will amend and restate the operating agreement of our principal operating subsidiary. The amendment and restatement of the operating agreement will result in the complete acceleration of the unvested portion of the membership interests of the Principals, the elimination of both our obligation to repurchase such interests and the ability of the Principals to put their interests and the conversion of this operating subsidiary’s multiple-class capital structure into a single new class of membership interests. See “Relationships and Related Party Transactions — Amended and Restated Limited Liability Company Agreement of Artio Global Holdings LLC”. As part of the reorganization, the Class B units of our principal operating subsidiary currently held by our Principals will be exchanged for New Class A Units of Artio Global Holdings and shares of our Class B

common stock. Assuming an initial public offering price of $      per share, we expect to record compensation expense of $      million on the date of the consummation of this offering relating to acceleration of vesting of such interests.

Operating Results

Three Months Ended March 31, 2008 Compared to Three Months Ended March 31, 2007

Assets under Management

Assets under management increased by $11.5 billion, or 19%, to $71.5 billion as of March 31, 2008 from $60.0 billion as of March 31, 2007. As of March 31, 2008, our assets under management consisted of 48% mutual and offshore funds, 13% commingled funds, 30% separate accounts and 9% sub-advised accounts, as compared to 49% mutual and offshore funds, 11% commingled funds, 32% separate accounts and 8% sub-advised accounts as of March 31, 2007.

	Three Months
	Ended
	March 31,		Period-to-Period
	2007	2008	$ Change	% Change
	(In millions)		(In millions)

SEC Registered Mutual and Private Offshore Funds
Beginning assets under management	$26,600	$37,117	$10,517	40%
Net client cash flows	1,821	736	(1,085)	(60)
Market appreciation (depreciation)	1,224	(3,396)	(4,620)	(377)

Ending assets under management	$29,645	$34,457	$4,812	16%

Institutional Commingled Funds
Beginning assets under management	$5,676	$9,357	$3,681	65%
Net client cash flows	446	764	318	71
Market appreciation (depreciation)	254	(918)	(1,172)	(461)

Ending assets under management	$6,376	$9,203	$2,827	44%

Separate Accounts
Beginning assets under management	$16,574	$22,897	$6,323	38%
Net client cash flows	1,733	251	(1,482)	(86)
Market appreciation (depreciation)	666	(1,883)	(2,549)	(383)

Ending assets under management	$18,973	$21,265	$2,292	12%

Sub-advised accounts
Beginning assets under management	$4,636	$5,991	$1,355	29%
Net client cash flows	188	1,100	912	485
Market appreciation (depreciation)	225	(515)	(740)	(329)

Ending assets under management	$5,049	$6,576	$1,527	30%

Alternative Products
Beginning assets under management	$—	$—	$—	—%
Net client cash flows	—	44	44	*
Market appreciation	—	(1)	(1)	*

Ending assets under management	$—	$43	$43	* %

Total Assets under Management
Beginning assets under management	$53,486	$75,362	$21,876	41%
Net client cash flows	4,188	2,895	(1,293)	(31)
Market appreciation (depreciation)	2,369	(6,713)	(9,082)	(383)

Ending assets under management	$60,043	$71,544	$11,501	19%

*	Not meaningful

Net client cash flows in SEC registered mutual and private offshore funds were $0.7 billion for the three months ended March 31, 2008, a decrease of $1.1 billion, or 60%, from $1.8 billion for the three months ended March 31, 2007. This decrease was largely attributable to net client outflows of $0.5 billion in the Julius Baer International Equity Fund I for the three months ended March 31, 2008 as compared to $0.2 billion of net client cash flows for the three months ended March 31, 2007. Additionally, net client cash flows into the Julius Baer International Equity Fund II of $1.0 billion were $0.3 billion, or 23%, lower during the first three months of 2008 as compared to the first quarter of 2007. Additionally, one of our private offshore funds experienced net client outflows of $0.1 billion for the first three months of 2008 as compared to net client inflows of $0.1 billion for the 2007 comparable period. Lastly, the reductions mentioned above were partially offset by increased net client cash flows of $0.2 billion into the Julius Baer Total Return Bond Fund. Net client cash flows in institutional commingled funds increased by $0.3 billion, or 71%, to $0.8 billion for the three months ended March 31, 2008 from $0.5 billion for the three months ended March 31, 2007 as a result of increased net client cash flows into commingled vehicles in our International Equity strategies. Net client cash flows in separate accounts decreased by $1.5 billion, or 86%, to $0.3 billion for the three months ended March 31, 2008 from $1.7 billion for the three months ended March 31, 2007. The decrease was due to reduced cash flows into our fixed income strategies as the first three months of 2007 included net client cash flows of $1.6 billion associated with a single mandate. Net client cash flows within sub-advised accounts increased by $0.9 billion, or 485%, to $1.1 billion for the three months ended March 31, 2008 from $0.2 billion for the three months ended March 31, 2007. The increase was attributable to increased net client cash flows of $0.8 billion primarily due to a new International Equity II mandate, as well as increased net client cash flows of $0.2 billion into one of our Global High Grade Fixed Income strategies.

Market depreciation for the three months ended March 31, 2008 amounted to $6.7 billion as compared to market appreciation of $2.4 billion for the three months ended March 31, 2007. This market depreciation reflects the wide-spread deterioration of world equity markets during the first quarter of 2008, as compared to continued growth and appreciation during the first quarter of 2007. The MSCI AC World ex USA Index suffered a 9.1% decline during the three months ended March 31, 2008 as compared to a 3.8% increase in the index during the three months ended March 31, 2007; this index is comparable to the investment profile of our International Equity strategies. Additionally, for the three months ended March 31, 2008 our gross performance trailed the index by 0.38% for our International Equity I strategy and 0.41% for our International Equity II strategy. This compares to an outperformance of the index of 1.10% for our International Equity I strategy and 0.29% for our International Equity II strategy for the three months ended March 31, 2007.

Revenues

	Three Months
	Ended
	March 31,		Period-to-Period
	2007	2008	$ Change	% Change
	(In thousands)		(In thousands)

Investment management fees	$95,014	$116,828	$21,814	23%
Net gains (losses) on assets held for deferred compensation	—	(545)	(545)	*
Foreign currency gains (losses)	(11)	34	45	409

Total revenues	$95,003	$116,317	$21,314	22%

*	Not meaningful

Total revenues increased by $21.3 million, or 22%, to $116.3 million for the three months ended March 31, 2008 from $95.0 million for the three months ended March 31, 2007. This increase was primarily due to increased investment management fees. Investment management fees increased by

$21.8 million, or 23%, to $116.8 million for the three months ended March 31, 2008 from $95.0 million for the three months ended March 31, 2007 as a result of a $14.4 billion increase in average assets under management during the 2008 period compared to the 2007 period. The average assets under management during the first three months of 2008 were higher than the average assets under management for the first three months of 2007 due to strong net client cash flows through 2007 and for the three months ended March 31, 2008 and market appreciation experienced during 2007. Investment management fees as a percentage of average assets under management decreased to an annualized rate of 0.65% as of March 31, 2008 from an annualized rate of 0.67% as of March 31, 2007. The primary reason for the decrease in the average annualized rate was the growth of assets other than our flagship International Equity strategies, specifically our Global High Grade Fixed Income and Global High Yield strategies, which generally have lower average management fees than our International Equity strategies.

We adopted SFAS No. 159 in 2008, resulting in a loss of $0.5 million on assets held for deferred compensation being reflected in revenue. In 2007, all such amounts were recorded in other comprehensive income.

Operating Expenses

	Three Months
	Ended
	March 31,		Period-to-Period
	2007	2008	$ Change	% Change
	(In thousands)		(In thousands)

Salaries, bonuses and benefits	$20,698	$28,493	$7,795	38%
Allocations of profits interests to our Principals	18,331	20,400	2,069	11
Change in redemption value of our Principals’ membership interests	17,558	22,659	5,101	29

Total employee compensation and benefits	56,587	71,552	14,965	26
Marketing and distribution expense	4,515	6,697	2,182	48
General and administrative	8,553	15,478	6,925	81

Total operating expenses	$69,655	$93,727	$24,072	35%

Operating expenses increased by $24.1 million, or 35%, to $93.7 million for the three months ended March 31, 2008 from $69.7 million for the three months ended March 31, 2007. The increase was largely due to increased employee compensation and benefits costs, as well as higher general and administrative costs.

Employee compensation and benefits increased by $15.0 million, or 26%, to $71.6 million for the three months ended March 31, 2008 from $56.6 million for the three months ended March 31, 2007. Approximately $7.2 million of the increase in our compensation costs was driven by the allocations of income to our Principals made on their membership interests as well as the increase in the redemption value of their membership interests during the year. Following the completion of this offering, the costs relating to these membership interests as well as the change in the redemption value of these membership interests will no longer be reflected as compensation expense. In addition, $4.5 million of the increase in employee compensation and benefits was related to increases in our staffing levels to support our growth and increased incentive compensation related primarily to our increased profitability before compensation costs relating to our Principals. Furthermore, approximately $1.5 million of the increase relates to accelerated vesting of a deferred compensation agreement related to our Principals. The deferred compensation agreement relating to our Principals will be paid in full upon completion of this offering and there will be no further compensation charges relating to such plan subsequent to this offering. See note 8 to our unaudited consolidated financial statements included elsewhere in this prospectus for details of this modification.

Marketing and distribution expense increased by $2.2 million, or 48%, to $6.7 million for the three months ended March 31, 2008 from $4.5 million for the comparable period of the prior year, primarily due to the growth of the average market value of mutual fund assets under management, which resulted in increased distribution expenses.

General and administrative expense increased by $6.9 million, or 81%, to $15.5 million for the three months ended March 31, 2008 from $8.6 million for the comparable period of the prior year. The largest element of the increase was $3.6 million in professional fees due primarily to increased legal and auditing fees related to the preparations for this offering. The increase was also attributable to a $1.0 million increase in market data costs and $0.9 million in allocated overhead costs, due to the company no longer sharing costs with certain unconsolidated affiliates who no longer share space with the company.

Net Income

	Three Months
	Ended
	March 31,		Period-to-Period
	2007	2008	$ Change	% Change
	(In thousands)		(In thousands)

Total revenues	$95,003	$116,317	$21,314	22%
Total operating expenses	69,655	93,727	24,072	35

Operating income	25,348	22,590	(2,758)	(11)
Non-operating income	1,628	1,102	(526)	(32)

Income before income tax expense	26,976	23,692	(3,284)	(12)
Income tax expense	12,768	12,282	(486)	(4)

Income before discontinued operations	14,208	11,410	(2,798)	(20)
Discontinued operations, net	576	—	(576)	(100)

Net income	$14,784	$11,410	$(3,374)	(23)%

Non-operating income, which comprises interest income and gains (losses) on marketable securities, decreased by $0.5 million, or 32%, to $1.1 million for the three months ended March 31, 2008 from $1.6 million for the comparable period of the prior year. The company paid dividends to its parent in the second half of 2007 and again in the first quarter of 2008, substantially decreasing its investable cash. As a result, interest income was reduced by $0.6 million.

Income tax expense decreased by $0.5 million, or 4%, to $12.3 million for the three months ended March 31, 2008 from the comparable period of the prior year. The decrease was not commensurate with the 12% decrease in income before income taxes. The company’s effective tax rate was 52% for the first quarter of 2008 compared with 47% in the same period of the prior year. This increase reflects certain professional fees that are expected to be non-deductible for income tax purposes in connection with this offering, and a valuation reserve on a deferred tax asset of $0.4 million.

Net income totaled $11.4 million for the three months ended March 31, 2008 as compared to $14.8 million for comparable period of the prior year, representing a decrease of 23%.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Assets under Management

Assets under management (excluding legacy activities) increased by $21.9 billion, or 41%, to $75.4 billion as of December 31, 2007 from $53.5 billion as of December 31, 2006. As of December 31, 2007, our assets under management consisted of 49% mutual and offshore funds, 12% commingled funds, 31% separate accounts and 8% sub-advised accounts, as compared to 49%

mutual and offshore funds, 11% commingled funds, 31% separate accounts and 9% sub-advised accounts as of December 31, 2006.

	Year Ended December 31,		Period-to-Period
	2006	2007	$ Change	% Change
	(In millions)		(In millions)

SEC Registered Mutual and Private Offshore Funds
Beginning assets under management	$17,710	$26,600	$8,890	50%
Net client cash flows	3,194	5,804	2,610	82
Market appreciation	5,696	4,713	(983)	(17)

Ending assets under management	$26,600	$37,117	$10,517	40%

Institutional Commingled Funds
Beginning assets under management	$3,577	$5,676	$2,099	59%
Net client cash flows	960	2,444	1,484	155
Market appreciation	1,139	1,237	98	9

Ending assets under management	$5,676	$9,357	$3,681	65%

Separate Accounts
Beginning assets under management	$10,394	$16,574	$6,180	59%
Net client cash flows	2,603	3,334	731	28
Market appreciation	3,577	2,989	(588)	(16)

Ending assets under management	$16,574	$22,897	$6,323	38%

Sub-advised accounts
Beginning assets under management	$3,169	$4,636	$1,467	46%
Net client cash flows	825	568	(257)	(31)
Market appreciation	642	787	145	23

Ending assets under management	$4,636	$5,991	$1,355	29%

Legacy Activities
Beginning assets under management	$1,610	$—	$(1,610)	(100)%
Net client cash flows	(1,610)	—	1,610	100
Market appreciation	—	—	—	—

Ending assets under management	$—	$—	$—	—%

Total Assets under Management (including legacy activities)
Beginning assets under management	$36,460	$53,486	$17,026	47%
Net client cash flows	5,972	12,150	6,178	103
Market appreciation	11,054	9,726	(1,328)	(12)

Ending assets under management	$53,486	$75,362	$21,876	41%

Total Assets under Management (excluding legacy activities)
Beginning assets under management	$34,850	$53,486	$18,636	53%
Net client cash flows	7,582	12,150	4,568	60
Market appreciation	11,054	9,726	(1,328)	(12)

Ending assets under management	$53,486	$75,362	$21,876	41%

Net client cash flows in SEC registered mutual and private offshore funds increased by $2.6 billion, or 82%, to $5.8 billion for the year ended December 31, 2007 from $3.2 billion for the year ended December 31, 2006. The increase in mutual and offshore fund net client cash flows was largely attributable to continued net client cash flows into the Julius Baer International Equity Fund II during the year ended December 31,2007. Net client cash flows in institutional commingled funds increased by $1.5 billion, or 155%, to $2.4 billion for the year ended December 31, 2007 from $1.0 billion for the year ended December 31, 2006 as a result of increased net client cash flows into the Julius Baer International Equity II Trust and Julius Baer International Equity II LLC commingled vehicles. Net client cash flows in separate accounts increased by $0.7 billion, or 28%, to $3.3 billion for the year ended December 31, 2007 from $2.6 billion for the year ended December 31, 2006. This increase was largely due to the addition of a $1.6 billion fixed income mandate invested in both our Total Return Bond and Global High Income strategies as well as $0.7 billion of net sales of our Total Return Bond strategy. Further, net client cash flows into the International Equity II strategies increased by $0.2 billion, or 9.0%. These were partially offset by net redemptions of $1.2 billion within our International Equity I strategy, which was closed to new investors during 2005. Net client cash flows within sub-advised accounts decreased by $0.3 billion, or 31%, to $0.6 billion for the year ended December 31, 2007 from $0.8 billion for the year ended December 31, 2006. This decrease was attributable to reduced net sales of $0.1 billion within our sub-advised International Equity II strategy as well as net redemptions within a sub-advised global equity mandate. Market appreciation for the year ended December 31, 2007 amounted to $9.7 billion as compared to $11.0 billion for the year ended December 31, 2006. The impact of such appreciation was material to us. Market appreciation for the year ended December 31, 2007 was principally derived from the International Equity I strategy ($6.4 billion), International Equity II strategy ($2.8 billion), Global High Grade Fixed Income strategy ($0.3 billion), Global High-Yield strategy ($0.1 billion) and Global Equity strategy ($0.1 billion).

Market appreciation for the year ended December 31, 2006 was principally derived from the International Equity I strategy ($9.4 billion), International Equity II strategy ($1.5 billion) and other International Equity strategies ($0.1 billion). Market appreciation reflected strong performance of the underlying markets as well as the success of our strategies in generally outperforming the relevant indices. The $1.3 billion decrease in market appreciation for the year ended December 31, 2007 as compared to the year ended December 31, 2006 relates primarily to a positive return of 16.7% within the MSCI AC World ex USA Index during the year ended December 31, 2007 as compared to a 26.7% positive return in the index during the year ended December 31, 2006 as this index is comparable to the investment profile of our International Equity strategies. This decline in benchmark performance was partially offset by increased client cash flows, and higher average assets under management, throughout 2007, which resulted in increased market appreciation in absolute terms. Additionally, the decline in relative performance was partially offset by excess performance over the benchmark generated by our International Equity strategies. For the year ended December 31, 2007 our gross performance outperformed the index by 1.8% for our International Equity I strategy and 1.6% for our International Equity II strategy. This compares to an outperformance of the index by 6.2% for our International Equity I strategy and 4.3% for our International Equity II strategy for the year ended December 31, 2006.

Revenues

	Year Ended December 31,		Period-to-Period
	2006	2007	$ Change	% Change
	(In thousands)		(In thousands)

Investment management fees	$300,432	$445,558	$145,126	48%
Foreign currency gains	—	186	186	—

Total revenues	$300,432	$445,744	$145,312	48%

Total revenues increased by $145.3 million, or 48%, to $445.7 million for the year ended December 31, 2007 from $300.4 million for the year ended December 31, 2006. This increase was primarily due to an increase in investment management fees of $145.1 million, or 48%, to $445.6 million for the year ended December 31, 2007 from $300.4 million for the year ended December 31, 2006 as a result of a $22.9 billion increase in average assets under management during 2007 compared to 2006. This increase was primarily due to an increase in net sales into the International Equity II and Total Return Bond strategies, which was partially offset by $1.2 billion of net redemptions in our International

Equity I strategy, as that was closed to new investors during 2005. The increase was also due to an increase in average assets under management due to market appreciation. Investment management fees as a percentage of average assets under management decreased to an annualized rate of 0.67% as of December 31, 2007 from an annualized rate of 0.69% as of December 31, 2006. The primary reason for the decrease in the average annualized fee was the growth of assets in certain of our strategies other than our flagship International Equity strategies, specifically our Global High Grade Fixed Income strategy, which generally has lower average management fees than our International Equity strategies.

Operating Expenses

	Year Ended December 31,		Period-to-Period
	2006	2007	$ Change	% Change
	(In thousands)		(In thousands)

Salaries, bonuses and benefits	$69,677	$92,277	$22,600	32%
Allocations of profits interests to our Principals	53,410	83,512	30,102	56
Change in redemption value of our Principals’ membership interests	46,932	76,844	29,912	64

Total employee compensation and benefits	170,019	252,633	82,614	49
Marketing and distribution expense	20,134	25,356	5,222	26
General and administrative	31,510	50,002	18,492	59

Total operating expenses	$221,663	$327,991	$106,328	48%

Operating expenses increased by $106.3 million, or 48%, to $328.0 million for the year ended December 31, 2007 from $221.7 million for the year ended December 31, 2006. The increase was largely due to increased employee compensation costs and benefits expenses and professional fees.

Employee compensation and benefits increased by $82.6 million, or 49%, to $252.6 million for the year ended December 31, 2007 from $170.0 million for the year ended December 31, 2006. Approximately $60.0 million of the increase in our compensation costs was driven by the allocations of income to our Principals made on their membership interests as well as the increase in the redemption value of their membership interests during the year. Following the completion of this offering, the costs relating to these membership interests as well as the change in the redemption value of these membership interests will no longer be reflected as compensation expense. In addition, $20.3 million of the increase in employee compensation and benefits was related to increases in our staffing levels to support our growth and increased incentive compensation related primarily to our increased profitability.

Marketing and distribution expense increased by $5.2 million, or 26%, to $25.4 million for the year ended December 31, 2007 from $20.1 million for the year ended December 31, 2006, primarily due to the growth of the average market value of mutual fund assets under management increasing distribution expenses.

General and administrative expense increased by $18.5 million, or 59%, to $50.0 million for the year ended December 31, 2007 from $31.5 million for the year ended December 31, 2006 primarily due to (i) $4.6 million of professional fees relating to an internal control project to prepare for our required compliance with Sarbanes-Oxley, (ii) systems infrastructure costs relating to the separation from our parent in connection with this offering, (iii) $6.3 million of professional fees and restructuring costs relating to our initiatives in alternative products and (iv) $4.7 million of professional fees related to this offering. License fees totaled $7.3 million for the year ended December 31, 2007 as compared to $5.3 million for the year ended December 31, 2006. Subsequent to this offering, license fees will no longer be payable to Julius Baer Holding Ltd.

Net Income

	Year Ended December 31,		Period-to-Period
	2006	2007	$ Change	% Change
	(In thousands)		(In thousands)

Total revenues	$300,432	$445,744	$145,312	48%
Total operating expenses	221,663	327,991	106,328	48

Operating income	78,769	117,753	38,984	49
Non-operating income	3,288	7,034	3,746	114

Income before income tax expense	82,057	124,787	42,730	52
Income tax expense	38,514	58,417	19,903	52

Income before discontinued operations	43,543	66,370	22,827	52
Discontinued operations, net	1,231	1,616	385	31

Net income	$44,774	$67,986	$23,212	52%

Non-operating income, which comprises interest income and gains (losses) on marketable securities, increased by $3.7 million, or 114%, to $7.0 million for the year ended December 31, 2007 from $3.3 million for the year ended December 31, 2006. No dividend was declared out of 2006 earnings until the third quarter of 2007, and no dividend was declared on 2007 earnings until the first quarter of 2008. As a result we had greater investable cash balances during 2007 than we did in 2006, which generated investment earnings in 2007 that were $3.7 million greater than investment earnings in 2006.

Income tax expense increased by $19.9 million, or 52%, to $58.4 million for the year ended December 31, 2007 from $38.5 million for the year ended December 31, 2006 due to the increase in income. Our effective tax rate was 47% for both years.

Net income totaled $68.0 million for the year ended December 31, 2007 as compared to $44.8 million for the year ended December 31, 2006, representing an increase of 52%.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Assets under Management

Assets under management (excluding legacy activities) increased by $18.6 billion, or 53%, to $53.5 billion as of December 31, 2006 from $34.9 billion as of December 31, 2005. As of December 31, 2006, our assets under management consisted of 50% mutual and offshore funds, 10% commingled funds, 31% separate accounts and 9% sub-advised accounts, as compared to 51% mutual and offshore funds, 10% commingled, 30% separate accounts and 9% sub-advised accounts as of December 31, 2005.

	Year Ended December 31,		Period-to-Period
	2005	2006	$ Change	% Change
	(In millions)		(In millions)

SEC Registered Mutual and Private Offshore Funds
Beginning assets under management	$10,418	$17,710	$7,292	70%
Net client cash flows	4,860	3,194	(1,666)	(34)
Market appreciation	2,432	5,696	3,264	134

Ending assets under management	$17,710	$26,600	$8,890	50%

Institutional Commingled Funds
Beginning assets under management	$1,221	$3,577	$2,356	193%
Net client cash flows	1,901	960	(941)	(50)
Market appreciation	455	1,139	684	150

Ending assets under management	$3,577	$5,676	$2,099	59%

Separate Accounts
Beginning assets under management	$7,411	$10,394	$2,983	40%
Net client cash flows	1,423	2,603	1,180	83
Market appreciation	1,560	3,577	2,017	129

Ending assets under management	$10,394	$16,574	$6,180	59%

Sub-advised accounts
Beginning assets under management	$2,532	$3,169	$637	25%
Net client cash flows	449	825	376	84
Market appreciation	188	642	454	241

Ending assets under management	$3,169	$4,636	$1,467	46%

Legacy Activities
Beginning assets under management	$2,794	$1,610	$(1,184)	(42)%
Net client cash flows	(1,280)	(1,610)	(330)	(26)
Market appreciation	96	—	(96)	(100)

Ending assets under management	$1,610	$—	$(1,610)	(100)%

Total Assets under Management (including legacy activities)
Beginning assets under management	$24,376	$36,460	$12,084	50%
Net client cash flows	7,353	5,972	(1,381)	(19)
Market appreciation	4,731	11,054	6,323	134

Ending assets under management	$36,460	$53,486	$17,026	47%

Total Assets under Management (excluding legacy activities)
Beginning assets under management	$21,582	$34,850	$13,268	61%
Net client cash flows	8,633	7,582	(1,051)	(12)
Market appreciation	4,635	11,054	6,419	138

Ending assets under management	$34,850	$53,486	$18,636	53%

Net client cash flows in SEC registered mutual and private offshore funds decreased by $1.7 billion, or 34%, to $3.2 billion for the year ended December 31, 2006 from $4.9 billion for the year ended December 31, 2005. The decrease in mutual and offshore fund net client cash flows was largely attributable to a decline in net client cash flows in the Julius Baer International Equity Fund due to its closure to new investors during the fourth quarter of 2005. This was partially offset by net client cash flows in the Julius Baer International Equity Fund II, which opened during the first quarter of 2005. Net client cash flows in institutional commingled funds decreased by $0.9 billion, or 50%, to $1.0 billion for the year ended December 31, 2006 from $1.9 billion for the year ended December 31, 2005 as a result of the lower purchases of International Equity pooled vehicles also related to the closure of the International Equity I strategy to new investors. Net client cash flows in separate accounts increased by $1.2 billion, or 83%, to $2.6 billion for the year ended December 31, 2006 from $1.4 billion for the year ended December 31, 2005. The increase was due to the strong level of net client cash flows into the International Equity II strategy as well as increased purchases into our Global Equity strategy. Net client cash flows within sub-advised accounts increased by $0.4 billion, or 84%, to $0.8 billion for the year ended December 31, 2006 from $0.4 billion for the year ended December 31, 2005. The increase was attributable to increased net client cash flows in our Global Equity and Global High Income strategies.

Market appreciation for the year ended December 31, 2006 amounted to $11.0 billion as compared to $4.6 billion for the year ended December 31, 2005. The impact of such appreciation was material to us. Market appreciation for the year ended December 31, 2006 was principally derived from the International Equity I strategy ($9.4 billion), International Equity II strategy ($1.5 billion) and other International Equity strategies ($0.1 billion). Market appreciation for the year ended December 31, 2005 was principally derived from the International Equity I strategy ($4.3 billion) and International Equity II strategy ($0.4 billion). Market appreciation reflected strong performance of the underlying markets as well as the success of our strategies in generally outperforming the relevant indices. The $6.4 billion increase in market appreciation for the year ended December 31, 2006 as compared to the year ended December 31, 2005 corresponds with the positive return of 26.7% within the MSCI AC World ex USA Index during the year ended December 31, 2006 as compared to a 16.6% positive return in the index during the year ended December 31, 2005, as this index is comparable to the investment profile of our International Equity strategies. Additionally, for the year ended December 31, 2006 our gross performance outperformed the index by 6.2% for our International Equity I strategy and 4.3% for our International Equity II strategy. This compares to an outperformance of the index by 1.7% for International Equity I strategy for the year ended December 31, 2005. Additionally, the increase in market appreciation, combined with net client cash flows, has resulted in higher average assets under management.

Revenues

	Year Ended December 31,		Period-to-Period
	2005	2006	$ Change	% Change
	(In thousands)		(In thousands)

Investment management fees	$201,285	$300,432	$99,147	49%

Total revenues	$201,285	$300,432	$99,147	49%

Total revenues increased by $99.1 million, or 49%, to $300.4 million for the year ended December 31, 2006 from $201.3 million for the year ended December 31, 2005. This increase was due to an increase in investment management fees. Investment management fees increased as a result of a $13.2 billion increase in average assets under management during 2006 compared to 2005. The increase was primarily due to an increase in net sales into the International Equity II strategy as well as an increase in average assets under management due to market appreciation. Investment management fees as a percentage of average assets under management increased to an annualized rate of 0.69% as of

December 31, 2006 from an annualized rate of 0.66% as of December 31, 2005 as the assets relating to legacy activities earned lower fees than the overall assets under management.

Operating Expenses

	Year Ended December 31,		Period-to-Period
	2005	2006	$ Change	% Change
	(In thousands)		(In thousands)

Salaries, bonuses and benefits	$52,878	$69,677	$16,799	32%
Allocations of profits interests to our Principals	33,748	53,410	19,662	58
Change in redemption value of our Principals’ membership interests	23,557	46,932	23,375	99

Total employee compensation and benefits	110,183	170,019	59,836	54
Marketing and distribution expense	11,993	20,134	8,141	68
General and administrative	27,727	31,510	3,783	14

Total operating expenses	$149,903	$221,663	$71,760	48%

Operating expenses increased by $71.8 million, or 48%, to $221.7 million for the year ended December 31, 2006 from $149.9 million for the year ended December 31, 2005. The increase was largely due to increased compensation related costs.

Employee compensation and benefits increased by $59.8 million, or 54%, to $170.0 million for the year ended December 31, 2006 from $110.2 million for the year ended December 31, 2005. Approximately $43.0 million of the increase in our compensation costs has been driven by the allocations of income to our Principals made on their membership interests as well as the increase in the redemption value of their membership interests during the year. Subsequent to this offering, the costs relating to these membership interests as well as the change in the redemption value of these membership interests will no longer be reflected as compensation expense. In addition, $19.1 million of the increase in employee compensation and benefits was related to increases in our staffing levels to support our growth and increased incentive compensation related primarily to our increased profitability.

Marketing and distribution expense increased by $8.1 million, or 68%, to $20.1 million for the year ended December 31, 2006 from $12.0 million for the year ended December 31, 2005, primarily due to the growth of the average market value of mutual fund assets under management increasing distribution expenses.

General and administrative expense increased by $3.8 million, or 14%, to $31.5 million for the year ended December 31, 2006 from $27.7 million for the year ended December 31, 2005 primarily due to increased license fees charged by our parent, Julius Baer Holding Ltd., as well as higher operational costs associated with business expansion. License fees totaled $5.3 million for the year ended December 31, 2006 as compared to $2.9 million for the year ended December 31, 2005. Subsequent to this offering, license fees will no longer be payable to Julius Baer Holding Ltd.

Net Income

	Year Ended December 31,		Period-to-Period
	2005	2006	$ Change	% Change
	(In thousands)		(In thousands)

Total revenues	$201,285	$300,432	$99,147	49%
Total operating expenses	149,903	221,663	71,760	48

Operating income	51,382	78,769	27,387	53
Non-operating income	1,391	3,288	1,897	136

Income before income tax expense	52,773	82,057	29,284	55
Income tax expense	24,123	38,514	14,391	60

Income before discontinued operations	28,650	43,543	14,893	52
Discontinued operations, net	(2,544)	1,231	3,775	148

Net income	$26,106	$44,774	$18,668	72%

Non-operating income, which comprises interest income and gains (losses) on marketable securities, increased by $1.9 million, or 136%, to $3.3 million for the year ended December 31, 2006 from $1.4 million for the year ended December 31, 2005. No dividend was declared out of 2006 earnings until the third quarter of 2007. As a result we had greater investable cash balances during 2006 than we did in 2005, which generated investment earnings in 2006 that were $1.9 million greater than investment earnings in 2005.

Income tax expense increased by $14.4 million, or 60%, to $38.5 million for the year ended December 31, 2006 from $24.1 million for the year ended December 31, 2005 primarily due to the increase in operating income before taxation. Our effective tax rate was 47% for the year ended December 31, 2006 compared to 46% for the year ended December 31, 2005.

Net income totaled $44.8 million for the year ended December 31, 2006 as compared to $26.1 million for the year ended December 31, 2005, representing an increase of 72%.

Liquidity and Capital Resources

Our working capital requirements historically have been met through cash generated by our operations. Additionally, we intend to enter into a $      million revolving loan agreement to supplement our working capital.

Our anticipated capital requirements include:

•	providing capital to facilitate our expansion into new products or strategies, including our alternative investment activities, both to fund their operating expenses and, potentially, as seed capital to invest in such products or strategies;

•	managing working capital needs, as we receive payments of fees on a deferred basis;

•	paying our operating expenses, primarily consisting of employee compensation and benefits;

•	paying interest expense on the indebtedness we will incur prior to this offering;

•	making distributions in accordance with our dividend policy; and

•	paying income taxes and amounts due to our Principals in respect of the tax receivable agreement.

We expect that our cash and liquidity requirements in the twelve months following this offering, and over the long term, will be met primarily through cash generated by our operations and, to a lesser extent, from borrowings under our revolving credit facility mentioned above.

We are a holding company and have no material assets other than our ownership of membership units in Artio Global Holdings. In connection with the reorganization, our operating company intends to make a distribution of $      million to its existing members representing all of the undistributed earnings generated up to the date of this offering. We also expect to establish, prior to this offering, a $      million debt facility to fund a special distribution to existing members approximating $      million. We anticipate that distributions to the members of Artio Global Holdings, which, immediately following this offering, will consist of our Principals and us will continue to be a material use of our cash resources and will vary in amount and timing based on our operating results and dividend policy. As discussed under “Dividend Policy and Dividends”, we currently intend to declare regular cash dividends to holders of our Class A common stock and Class C common stock.

We will fund any distribution pursuant to our dividend policy by causing (i) Artio Global Management LLC and our other entity to make a distribution to Artio Global Holdings LLC and (ii) Artio Global Holdings to distribute to us and our Principals, on a pro rata basis, all or a portion of the proceeds received by it.

We may also be required to make payments under the tax receivable agreement we will enter into with our Principals in connection with this offering. The future taxable exchange by our Principals of New Class A Units of Artio Global Holdings for our Class A common stock, on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, is expected to result in an increase of the tax basis of Artio Global Holdings’ tangible and intangible assets with respect to such exchanged New Class A Units. This increase in tax basis will increase, for tax purposes, the amount of depreciation and amortization expense allocable to us over a 15 year period from the year of exchange and may therefore reduce the amount of tax that we would otherwise have been required to pay in the future. Pursuant to the tax receivable agreement, we will agree to pay to our Principals 85% of the amount of the reduction in tax payments, if any, in U.S. federal, state and local income tax that we actually realize as a result of this increase in tax basis. Assuming no material changes in the relevant tax law and that we can earn sufficient taxable income to realize the full tax benefit of the increased basis, the reduced tax payments for us from such exchange would aggregate approximately $      over 15 years from conversion using the initial public offering price per share as a basis for calculation and assuming such exchanges occurred as of this offering. Under such scenario we would be required to pay our Principals 85% of such amount, or $      , over the 15 years from the year of exchange. The actual amounts may materially differ from these hypothetical amounts described and may be substantial, as potential future payments will be calculated using the market value of the shares and the prevailing tax rates at the time of exchange and will be dependent on us generating sufficient future taxable income to realize the benefit.

Payments to the Principals under the tax receivable agreement, if any, will be made on an annual basis to the extent there is sufficient taxable income to utilize the increased depreciation and amortization charges. The availability of sufficient taxable income to utilize the increased depreciation and amortization expense will not be determined until such time as the financial results for the year in question are known and tax estimates prepared which, typically, are within 90 days of the end of such calendar year. We expect to make payments to our Principals, to the extent they are required, within 105 days of the calendar year in which the increased depreciation and amortization expense was utilized. Further, we have the right to terminate the tax receivable agreement prior to the utilization of the increased depreciation and amortization expenses. If we choose to exercise such right, we would be required to pay the Principals the net present value of all future payments under the tax receivable agreement. A similar payment would be required in connection with certain changes of control. If we were required to make any such termination or change of control payment, we may have to incur debt to finance the payment to the extent our cash resources are insufficient to meet our obligations under the agreement. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, we will not be reimbursed for any payments previously made under the tax receivable agreement if the basis increase were to be successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the reduction in tax payments that we actually realize. Therefore, we may need to incur debt to finance payments to the IRS if the basis increase is successfully challenged by the IRS. The potential future payments to our Principals, if any, under the tax receivable agreement will be funded by the reduction in tax payments as well as the incurrence of debt, to the extent necessary, as described above.

The impact that the tax receivable agreement will have on our consolidated financial statements will be the establishment of a liability, upon the exchange of our Principals’ New Class A Units for our Class A common stock, representing 85% of the estimated future tax benefits, if any, relating to the increase in tax basis associated with the future taxable exchange by our Principals. As the amount and timing of any payments will vary based on a number of factors (including the timing of future exchanges, the price of our Class A common stock at the time of any exchange, the extent to which such exchanges are taxable and the amount and timing of our income), depending upon the outcome of these factors, payments that we may be obligated to make to our Principals may be substantial. In light of the numerous factors affecting our obligation to make such payments, however, the timing and amount of any such actual payments are not reasonably ascertainable at this time.

The following table sets forth our cash flow data, on a GAAP basis:

				Three Months Ended March 31,
	Year Ended December 31,			(Unaudited)
	2005	2006	2007	2007	2008
	(In thousands)

Cash flow data:
Net cash provided by operating activities	$27,330	$45,501	$112,215	$(7,619)	$14,105
Net cash (used in) investing activities	—	(11,924)	19,991	(28,450)	(15,196)
Net cash (used in) financing activities	(30,000)	—	(60,000)	—	(61,000)
Effect of exchange rate changes on cash	—	—	186	(11)	34

Net increase (decrease) in cash and cash equivalents	$(2,670)	$33,577	$72,392	$(36,080)	$(62,057)

Net cash provided by operating activities increased in each of the three years as a result of increased net income, adjusted for non-cash compensation. In 2005 and 2006, net cash provided by operating activities is net of cash flows from investments in marketable securities which amounted to $8,149 and $33,054 in 2005 and 2006, respectively.

For 2005 and 2006 we followed the accounting guidance for SEC-registered broker dealers. Cash flows relating to net purchases of marketable securities are reflected within cash provided by (used in) operating activities. We discontinued this treatment as of January 2007 as we withdrew our broker-dealer license in the second half of 2006. For 2007, net purchases of marketable securities is reflected in cash provided by (used in) investing activities. Because the accounting treatment of net purchases of marketable securities was different in 2005 and 2006 from that in 2007, the cash flows are not comparable. In the cash flow statements for 2005 and 2006, cash flows relating to net investments in marketable securities have been commingled with operating cash flows. The investment in marketable securities represents investment of our excess cash, and is related not only to the cash provided by operating activities but to the timing of distributions to our parent as well. The timing of these distributions was determined by our parent. Accordingly, we believe it is more meaningful to present cash flows relating to marketable securities in 2005 and 2006 in a manner consistent with the 2007 presentation. This results in a non-GAAP presentation of reclassified operating and investing cash flows for 2005 and 2006. In addition to these reclassifications, we also separated operating cash flows related to discontinued operations from those related to continuing operations.

	Year Ended December 31,			Three Months Ended March 31, (unaudited)
	2005	2006	2007	2007	2008
	(In thousands)

Cash flow data (non-GAAP):
Net cash provided by operating activities	$27,330	$45,501	$112,215	$(7,619)	$14,105
Net purchases of marketable securities	8,149	33,054	—	—	—
Discontinued operations	4,692	5,792	(7,938)	(6,244)

Reclassified non-GAAP cash flow provided by (used in) continuing operating activities	40,171	84,347	104,277	(13,863)	14,105

Net cash provided by (used in) investing activities	—	(11,924)	19,991	(28,450)	(15,196)
Net purchases of marketable securities	(8,149)	(33,054)	—	—	—

Reclassified non-GAAP cash flow provided by (used in) investing activities	(8,149)	(44,978)	19,991	(28,450)	(15,196)

Net cash (used in) financing activities	(30,000)	—	(60,000)	—	(61,000)
Reclassified net cash provided by (used in) discontinued operations	(4,692)	(5,792)	7,938	6,244	—
Effect of exchange rate changes on cash	—	—	186	(11)	34

Net increase (decrease) in cash and cash equivalents	$(2,670)	$33,577	$72,392	$(36,080)	$(62,057)

Net cash provided by continuing operating activities (non-GAAP) increased by $20.0 million to $104.3 million for the year ended December 31, 2007 from $84.3 million for the year ended December 31, 2006 primarily as a result of an increase in net income of $23.2 million. In addition, cash flows from operating activities (non-GAAP) has grown as a result of higher non-cash expenses net of taxes totaling $16.6 million, primarily relating to compensation charges associated with the change in redemption value of our Principals’ membership interests. These were partially offset by increased fees receivable and accrued income of $11.6 million. Net cash provided by continuing operating activities (non-GAAP) increased by $44.2 million, to $84.3 million for the year ended December 31, 2006 from $40.2 million for the year ended December 31, 2005, primarily as a result of increased net income of $18.7 million. In addition, cash flows from operating activities (non-GAAP) has grown as a result of higher non-cash expenses net of taxes totaling $13.3 million, primarily relating to compensation charges associated with the change in redemption value of our Principals’ membership interests. These were partially offset by increased fees receivable and accrued income of $8.2 million. In the first quarter of 2008, reclassified cash flows provided by operating activities increased to $14.1 million from a use of $13.9 million in the prior year primarily as a result of an unsettled purchase of marketable securities.

Investing activities consist primarily of investments of our excess cash balances. Net cash provided by investing activities (non-GAAP) increased by $65.0 million to $20.0 million for the year ended December 31, 2007 from a use of $45.0 million for the year ended December 31, 2006 as a result of marketable securities sold or matured to fund a $60.0 million dividend. However, cash and cash equivalents increased by $72.4 million in the same period. Net cash used in investing activities (non-GAAP) increased by $36.8 million to $45.0 million for the year ended December 31, 2006. As no dividends were paid in 2006, this increase, together with the increase in cash and cash equivalents of $33.6 million, reflects primarily cash flow from continuing operating activities. In the first quarter of 2008, investing activities provided $10.8 million in cash compared with a use of $28.6 million in the comparable period of the prior year. The increase of $39.4 million was due to the liquidation of marketable securities to pay a dividend that totalled $61 million. No dividend was paid in the first quarter of the prior year. In both years, we drew down our cash and cash equivalents balances. A significant portion of our cash requirements occur during the first quarter due to the payment of bonuses and other compensation expenses.

Net cash used by financing activities was $60.0 million for the year ended December 31, 2007 as a result of a dividend in that amount. No cash was used by financing activities in 2006. Net cash used in financing activities was $30.0 million for the year ended December 31, 2005 as a result of a dividend in that amount. We paid a dividend of $61 million in the first quarter of 2008. No dividend was paid in the same period of the prior year.

Market Risk

Revenues

Our exposure to market risk is directly related to the role of our subsidiaries as investment advisors for the mutual and offshore funds, institutional commingled, separate and sub-advised accounts they manage. Substantially all of our revenue is derived from investment advisory agreements with mutual and offshore funds, institutional commingled, separate and sub-advised accounts. Under these agreements, the fees we receive are typically based on the market value of the assets under management. Accordingly, a decline in the market value of securities along with the other factors described in “Risk Factors” may cause our revenue and income to decline as a result of:

•	the value of the assets under management decreasing; or

•	our clients withdrawing funds in favor of investments that they perceive as offering greater opportunity or lower risk.

The fair value of the assets we manage was $71.5 billion as of March 31, 2008. Assuming a 10% increase or decrease in the value of the assets under management (assuming such change is equally spread across our assets under management), the fair value would increase or decrease by $7.2 billion which would cause an annualized increase or decrease in revenues of approximately $48.2 million.

We have not adopted a corporate-level risk management policy regarding client assets, nor have we historically attempted to hedge at the corporate level any of the market risks that would affect the value of separate client portfolios or our overall assets under management. Indeed, some of these risks (e.g., sector risks, or currency risks) are inherent in certain strategies, and clients invest in particular strategies in order to gain exposure to these risks.

Investments

We are also subject to market risk due to a decline in the price of marketable securities that we own to manage our excess cash and fund future deferred compensation liabilities. These securities are primarily in the form of U.S. government and agency instruments as well as certain Julius Baer registered investment companies. The fair value of these marketable securities was $61.1 million and $47.5 million as of March 31, 2008 and December 31, 2007, respectively. Management regularly monitors the value of these investments; however, given their nature and relative size, we have not adopted a specific risk management policy to manage the associated market risk. Assuming a 10% increase or decrease in the values of these marketable securities, the fair value would increase or decrease by $6.1 million and $4.8 million at March 31, 2008 and December 31, 2007, respectively.

The marketable securities held as of March 31, 2008 and December 31, 2007 were denominated in U.S. dollars. The securities held in relation to the deferred compensation plan include mutual funds whose underlying assets are primarily non-dollar denominated. A change in exchange rates would not have a material effect on the value of the marketable securities or revenues.

Exchange Rate Risk

The accounts that we advise, or sub-advise, in aggregate, hold substantially all of their investments denominated in non-U.S. dollar currencies and also may employ currency forwards or other derivative instruments within our client portfolios. The fair value of these investments and instruments may be affected by movements in the rate of exchange between the U.S. dollar and the underlying foreign currency. Such movements in exchange rates affect the fair value of accounts we manage, thereby affecting the amount of revenue we may earn. The fair value of the assets we manage was $71.5 billion as of March 31, 2008. The fair value of the assets under management would decrease, with an increase in the value of the U.S. dollar, or increase, with a decrease in the value of the U.S. dollar. Assuming a 10% increase or decrease in the value of the U.S. dollar, the fair value of the assets under management would decrease or increase by $6.5 billion which would cause an annualized increase or decrease in revenues of $42.5 million. As of March 31, 2008, approximately 90.8% of our assets under management were denominated in currencies other than the U.S. dollar.

Interest Rate Risk

Certain of the accounts we advise or sub-advise own fixed income securities. Interest rate changes may therefore affect the fair value of such instruments and the revenues we earn from them. Further, we typically invest our excess cash balances in short-term U.S. government fixed income securities. Interest rate changes may therefore affect the fair value of such investments or the revenue we earn from them.

Additionally, our new $      million of indebtedness will bear interest at          . For every 10 basis point move in interest rates, our annual interest expense will increase or decrease by approximately $      million.

Assuming a 100 basis point increase or decrease in the U.S. Treasury Note rate (and rates directly or indirectly tied to such rate), we estimate that the value of the fixed income securities we manage or sub-advise would change by approximately $198 million. The impact of such change would not have a material impact on our revenues or net income.

Contractual Obligations

The following table describes our total contractual obligations as of March 31, 2008.

	Payments Due by Pay Period
		Less than			More than
	Total	1 Year	1-3 Years	3-5 Years	5 Years
	(In thousands)

Long-term debt obligations	$—	$—	$—	$—	$—
Operating lease obligations	23,227	2,589	7,477	7,518	5,643
Other non-cancelable obligations	6,747	4,572	2,175	—	—
Cumulative changes in redemption value for our Principals’ membership interests	147,333	—	—	—	147,333
Vested deferred compensation balances payable to our Principals	14,018	14,018	—	—	—

Total	$191,325	$21,179	$9,652	$7,518	$152,976

The majority of the other long-term liabilities relate to the cumulative changes to date in the redemption value of our Principals’ membership interests. As a result of the amendment and restatement of our operating agreement at the time of this offering, this liability will be eliminated upon closing of this offering as the modification of the operating agreement will result in the membership interests of our Principals being deemed equity (for accounting reporting purposes). See “Our Structure and Reorganization”. Acceleration of the redemption values arising out of this offering is not reflected in this table.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements, which is in accordance with accounting principles generally accepted in the United States, requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under current circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily available from other sources. We evaluate our estimates on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions.

Accounting policies are an integral part of our consolidated financial statements. A thorough understanding of these accounting policies is essential when reviewing our reported results of operations and our financial position. Management believes that the critical accounting policies and estimates discussed below involve additional management judgment due to the sensitivity of the methods and assumptions used.

Fair Values

Marketable securities are carried on our balance sheet at fair value. In 2008, we adopted the provisions of SFAS 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines “fair value” as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 also establishes a framework for measuring fair value and a valuation hierarchy based upon the transparency of inputs used in the valuation of an asset or liability. Classification within the hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The valuation hierarchy contains three levels: (i) valuation inputs comprising unadjusted quoted market prices for identical assets or liabilities in active markets (Level 1); (ii) valuation inputs comprising quoted prices for identical assets or liabilities in markets that are not active, quoted market prices for similar assets and liabilities in active markets, and other observable inputs directly or indirectly related to the asset or liability being measured (Level 2); and (iii) valuation inputs that are unobservable and are significant to the fair value measurement (Level 3). Our marketable securities are valued using Level 1 inputs. Cash equivalents are also valued using Level 1 inputs.

In conjunction with the adoption of SFAS 157, in 2008 we adopted SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 provides an option for most financial assets and liabilities to be reported at fair value on an instrument-by-instrument basis with changes in fair value reported in earnings. We elected the fair value option for two of our classes of marketable securities. Our reasons for doing so are as follows:

•	We invest excess cash for current yield, not for capital gains. As such, we believe that reporting all elements of income, whether realized or unrealized, better reflects the returns on these securities. Gains and losses on such marketable securities, together with related interest income, are reported in non-operating income.

•	We invest certain deferred bonuses due employees in shares of our registered investment companies. The related vested bonuses, together with earnings thereon, are reflected as liabilities in the statement of financial position. We believe that reporting unrealized gains on the securities in income is likely, in most cases, to better match income with the realized expenses. As the expenses are compensation expense, the realized and unrealized gains on these securities are reported in revenue.

Revenue Recognition

We earn investment management fees as a percentage of the fair value of assets under management. The valuation of the underlying securities within the portfolios we manage, which are not reflected within our consolidated financial statements, are generally valued at market, which is typically the last sales price for an equity security and the mean of the bid and ask price for fixed income securities.

A substantial portion of our assets under management are international investments, for which the last price traded on a local exchange (which will often occur at an earlier time than the time we use to calculate net asset value) may not necessarily be the “best price” to use in calculating the fund’s net asset value on a given day. Accordingly, policies and procedures have been adopted, as described below, by registered investment companies and commingled investment vehicles to adjust such prices when appropriate to determine fair value and to discourage arbitrage opportunities. During 2007 and the first quarter of 2008, the use of adjusted market prices had an immaterial (less than 0.1%) impact on our revenues.

Policies and procedures used to determine the fair value of assets under management are as follows:

•	The fair value policy of the U.S. registered investment companies is the responsibility of the funds’ boards of directors. Our procedures implement this policy.

•	The fair value policy applied to valuing the commingled investment vehicle investments is substantially the same as that for the U.S. registered investment companies, although the procedures differ in certain non-material respects. The procedural differences do not result in valuation differences that would materially affect fee revenues.

•	Primary responsibility for valuation of separate accounts rests with the account custodians. We have a procedure for comparing valuations made following our procedures with those reported by custodians. This procedure is intended to identify material discrepancies in fair value. To date, there have not been any material differences between the assets under management determined by our procedures and those applied by the custodians. Fee revenue on separate accounts is based on fair values determined by account custodians.

•	For sub-advised accounts, fair value policies are determined by the primary adviser.

The boards of the registered investment companies have implemented a specific fair value pricing method for foreign equities that is applied when there is a significant increase or decrease in U.S. markets. In such cases, security prices are adjusted (based on their correlation to U.S. markets) from the closing price on a local exchange to approximate the best price as of the fund’s close of business. Under this procedure, the board of the registered investment companies has formed a valuation committee that is responsible for setting valuation procedures. The responsibility for determining on a daily basis when to enact fair value pricing rather than use the last quoted market price for any security or securities has been delegated to a pricing committee that includes the chief financial officer and treasurer of each registered investment company and certain other internal valuation experts. The valuation committee regularly obtains reports to evaluate its procedures and ensure that the pricing committee is adhering to such procedures when reaching a decision.

Since a large number of the underlying holdings are international investments, the valuation committee recognizes that the last price traded on a local exchange may not necessarily be the “best price” to use in calculating the fund’s net asset value on a given day. The “best price” represents an assessment of the effect that a local market would have assigned to the event that gave rise to the

“fair value” pricing, had that local market been open for business at the time of the fund’s close of business. Consequently, it has implemented a standard-industry correlation model which is applied to closing prices when markets rise or fall by a level it determines is materially significant. The approach applies stock-specific factor models which include prices of index-linked futures, such as the S&P 500 or Nikkei 225 Futures.

Prices obtained using this correlation model are referred to below as prices obtained from “independent pricing agents using adjusted market prices”. These prices are obtained through application of the model, without any subjective input by our pricing committee or other internal employees. The pricing committee does, however, monitor the results derived from the model to ensure that policies are being consistently applied. As of December 31, 2007 and March 31, 2008, the substantial majority of assets under management that were not valued solely using data from independent pricing agents were valued using this third-party correlation model.

On certain occasions, a specific stock, sector, or market may not trade or abruptly halt trading during a given day. Additionally, post-market events may require the pricing committee to evaluate whether the last quoted price reflects fair value. In the rare circumstances where these post-market events are determined by the pricing committee to result in the last quoted market price, as adjusted by the correlation model, not reflecting fair value, the pricing committee establishes its own view in light of the best price or fair value of the relevant circumstances. These prices are referred to below as being valued using valuations “other” than from independent pricing agents. As of December 31, 2007 and March 31, 2008, less than 5% of the assets under management in our registered investment companies were valued on this “other” basis. To establish this valuation, the pricing committee evaluates available facts and information, including, but not limited to, the following:

•	fundamental analytical data relating to the investment and its issuer;

•	the value of other comparable securities or relevant financial instruments, including derivative securities, traded on other markets or among dealers;

•	an evaluation of the forces which influence the market in which these securities are purchased and sold (e.g., the existence of merger proposals or tender offers for similarly situated companies that might affect the value of the security);

•	information obtained from the issuer, analysts, other financial institutions and/or the appropriate stock exchange (for exchange-traded securities);

•	government (domestic or foreign) actions or pronouncements; and

•	other news events.

Additional factors that are considered by the pricing committee when fair value pricing a portfolio security as a result of a significant event may include: the nature and duration of the event and the forces influencing the operation of the financial markets; the factors that precipitated the event; whether the event is likely to recur; and whether the effects of the event are isolated or whether they affect entire markets, countries, or regions.

In addition to establishing a best price, the implementation of these policies is designed to help reduce arbitrage opportunities. Management supports the boards’ policy and has adopted a similar policy for its commingled investment vehicles. At December 31, 2007 and March 31, 2008, conditions merited the application of this procedure.

As of December 31, 2005, 2006, and 2007 and March 31, 2008, the sources of fair values of assets of the registered investment companies were as follows:

	December 31,						March 31,
	2005		2006		2007		2008
	AuM	Pct	AuM	Pct	AuM	Pct	AuM	Pct
	($ in thousands)

Independent pricing agents using quoted market prices	$17,532	99.0%	$25,711	96.7%	$11,734	31.6%	$12,428	36.1%
Independent pricing agent using adjusted market prices to reflect “best” price at U.S. market closing	—	—%	—	—%	23,709	63.9%	20,362	59.1%
Other	178	1.0%	889	3.3%	1,674	4.5%	1,667	4.8%

	$17,710	100.0%	$26,600	100.0%	$37,117	100.0%	$34,457	100.0%

Independent pricing agents are sources such as Reuters or Bloomberg, which provide quoted market prices. Other pricing sources may also be independent. However, the prices are often determined by a market-maker’s price levels, as opposed to exchange prints or evaluated bid/ask or sale transactions. As described above, with respect to the assets valued using adjusted market prices, substantially all of such assets were valued based on their quoted market price, adjusted by the pricing committee to more closely reflect fair value at the closing of U.S. markets rather than at the time of their local exchange’s closing, due to significant movement in the value of equity securities during the relevant day. During 2007 and the first quarter of 2008, the adjustments to market price had no material impact on our revenues, as the impact on revenues in these periods compared to revenues we would have earned if we had used quoted market prices was less than 0.1%.

The information in the table above reflects the valuation of our sponsored registered investment companies. Because the assets of commingled investment vehicles are substantially identical to those held in registered investment companies, the valuation of commingled investment vehicles would substantially mirror that of the registered investment companies in terms of composition and valuation.

We are not responsible for determining the fair values of the assets of separate accounts or sub-advised accounts, and do not have access to the precise fair value methodology of the custodians responsible for such valuation. However, as noted above, we maintain our own internal valuation of the assets in these vehicles and test these valuations, on a monthly basis, against the values provided by these custodians and have not found material deviations. Set out below, are the sources of fair value of assets of separate, sub-advised, and hedge fund accounts according to our internal valuation methodology as of December 31, 2005, 2006 and 2007, and March 31, 2008.

	December 31,						March 31,
	2005		2006		2007		2008
	AuM	Pct.	AuM	Pct.	AuM	Pct.	AuM	Pct.
	($ in thousands)

Independent pricing agents using quoted market prices	$13,561	100.0%	$20,789	98.0%	$28,179	97.5%	$26,963	96.7%
Independent pricing agents using adjusted market prices	2	0.0%	421	2.0%	709	2.5%	921	3.3%

	$13,563	100.0%	$21,210	100.0%	$28,888	100.0%	$27,884	100.0%

Deferred Taxes

We are required to assess the probability of recovery of deferred tax benefits recorded in the statement of financial position and, if necessary, provide a valuation allowance against deferred tax benefits. The assessment of this probability involves primarily an estimate of our ability to generate sufficient taxable income to permit recovery of deferred tax benefits through future tax earnings.

In 2008, we provided a valuation allowance for certain unincorporated business tax amounts. Our assessment is that no other valuation allowances are needed.

Uncertainty in Tax Positions

In June 2006, the Financial Accounting Standards Board, or FASB, issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48, effective for us in 2007, requires us to evaluate the positions we have taken (or will take) in our tax returns, and assess the probability that, upon examination, we will be able to realize the amounts reflected in the income tax provisions. The adoption of FIN 48 did not have a material impact on our consolidated financial statements.

Future Adoption of New Accounting Pronouncements

In June 2007, the American Institute of Certified Public Accountants issued Statement of Position No. 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). SOP 07-1 clarifies the definition of an investment company and whether the specialized accounting model of an investment company may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. The effective date for SOP 07-1 has been indefinitely deferred. We are currently evaluating the potential impact of the adoption of SOP 07-1 on our consolidated financial statements.

In December 2007, FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”). SFAS 160 is effective in 2009. It changes certain existing accounting practices as follows:

•	Noncontrolling interests are classified as a component of equity, together with stockholders’ equity.

•	Net income is presented for all equity interests, both stockholders’ equity and noncontrolling interests. Earnings per share are computed on net income attributable to stockholders.

•	This statement eliminates the requirement to credit stockholders’ equity with net income attributable to noncontrolling interests if there is an existing deficit in noncontrolling interests. This change will affect the allocation of our equity interests after this offering.

•	This statement provides that changes in a parent’s controlling interest in a subsidiary while the parent retains its controlling interest are accounted for as equity transactions, with no gain or loss on the transactions. Such changes may occur annually after this offering is consummated.

FASB revised Statement No. 141R, Business Combinations, in December 2007. We are in the process of analyzing the effects of this statement on our financial statements.

In March 2008, FASB issued Statement 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 amends Statement 133 and will be effective for us in 2009. We are in the process of analyzing the effect of this statement on our financial statements.

In May 2008, FASB issued Statement 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 is effective sixty days after PCAOB approval. It is intended to establish the GAAP hierarchy. We do not expect this statement to have a material effect on our financial statements.

In May 2008, FASB issued Statement 163, Accounting for Financial Guarantee Investment Contracts (“SFAS 163”). SFAS 163 is effective for certain insurance companies. We do not expect this statement to have a material effect on our financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of March 31, 2008.

BUSINESS

Overview

We are an asset management company that provides investment management services to institutional and mutual fund clients. We are best known for our International Equity strategies, which represented 90% of our assets under management as of March 31, 2008. We also offer a broad range of other investment strategies, including Global High Grade Fixed Income, Global High Yield and Global Equity. As of March 31, 2008, all the composites of these strategies had outperformed their benchmarks since inception. In addition, over the last two years, we have further expanded our investment offerings by launching a series of U.S. equity strategies. We have also recently launched our first hedge fund strategy. We offer investors the ability to invest in each of our strategies through SEC registered mutual funds and private offshore funds, institutional commingled funds, separate accounts and sub-advisory mandates to advise other mutual funds. Our superior investment performance has enabled us to attract a diverse group of clients and to increase our assets under management from $2.9 billion as of December 31, 2002 to $72.6 billion as of June 30, 2008, representing a CAGR of 79%. This has driven a similar growth in our revenues, from $34.3 million to $445.7 million for the years ended December 31, 2003 and 2007, respectively, representing a CAGR of 90%. Our revenues are substantially comprised of investment management fees based primarily on the fair value of our assets under management rather than investment performance-based fees. We believe that our record of investment excellence and range of investment strategies position us well for continued growth.

Our primary business objective is to consistently generate superior investment returns for our clients. We manage our investment portfolios based on a philosophy of style-agnostic investing across a broad range of opportunities, focusing on macro-economic factors and broad-based global investment themes. We also emphasize fundamental research and analysis in order to identify specific investment opportunities and capitalize on price inefficiencies. We believe that the depth and breadth of the intellectual capital and experience of our investment professionals, together with this investment philosophy and approach, have been the key drivers of the strong returns we have generated for clients over the past decade. As an organization, our resources are concentrated on meeting our clients’ investment objectives and we seek to outsource, whenever appropriate, support functions to industry leaders thereby allowing us to focus our business on the areas where we believe we can add the most value.

Our distribution efforts have targeted intermediated distribution sources with long-term investment horizons, such as pension consultants, broker dealers, and RIAs that can be serviced with a relatively small group of sales and service professionals. As of March 31, 2008, we provided investment management services to a broad and diversified spectrum of approximately 900 institutional clients, including some of the world’s leading corporations, public and private pension funds, endowments and foundations and major financial institutions through our separate accounts, commingled funds and mutual funds. We also managed assets for more than 700,000 retail mutual fund shareholders through SEC-registered Julius Baer Investment Funds.

In the mid-1990’s, our Principals assumed responsibility for managing our flagship International Equity strategy. In the years that followed, our superior performance began to attract attention from third parties such as Morningstar, which awarded a 5 star rating to the Julius Baer International Equity Fund in 1999. As a result, our assets under management from sources other than Bank Julius Baer & Co. Ltd. began to grow.

Our assets under management as of March 31, 2008 by investment product and investment strategy are as follows:

Investment Products (as of March 31, 2008)	Investment Strategies (as of March 31, 2008)

Industry Overview

Investment management is the professional management of securities and other assets on behalf of individual and institutional investors. This industry has enjoyed significant growth in recent years due to the capital inflows from sources such as households, pension plans and insurance companies as well as the appreciation of the world’s equity markets. According to Cerulli Associates, global assets under management grew by a CAGR of 12.9% from 2003 to 2006 to $48.1 trillion as of December 31, 2006 and are projected to grow at a CAGR of 9.0% through 2011. Casey, Quirk & Associates reported that total non-U.S. equity assets under management from U.S. institutional investors, our primary focus, grew by 33.2% in 2006 to $1.6 trillion as of December 31, 2006 and by 18.8% in 2007, to $2.0 trillion as of December 31, 2007. In the mutual fund markets, international and global equity strategies accounted for approximately 17% of total U.S. mutual fund net assets under management in 2007, up from 8% in 2003, according to Strategic Insight.

Traditional investment managers, such as separate account and mutual fund managers, generally engage in managing and advising investment portfolios of equity and fixed income securities. The investment objectives of these portfolios include maximizing total return, capital appreciation, current income and/or tracking the performance of a particular index. Performance is typically evaluated over various time periods based on investment returns relative to the appropriate market index and/or peer group. Managers are generally compensated based on a percentage of assets under management. Investors generally have unrestricted access to their capital through market transactions in the case of closed-end funds and exchange-traded funds, or through withdrawals in the case of separate accounts and mutual funds, or open-end funds.

Alternative asset managers such as managers of hedge funds, private equity funds, venture capital funds, real estate funds, mezzanine funds and distressed funds, utilize a variety of investment strategies to achieve returns within certain stipulated risk parameters and investment criteria. These returns are typically evaluated on an absolute basis, rather than benchmarked in relation to an index. The compensation structure for alternative asset managers may include investment management fees on committed or contributed capital, transaction and advisory fees as capital is invested (typically for private equity funds) and carried interest or performance fees tied to achieving certain absolute return hurdles. Unlike traditional asset managers, alternative asset managers may limit investors’ access to funds once committed or invested for fixed periods or until the investments have been realized.

Over the past few years, institutional investors have increased their allocations to international markets and to alternative asset classes. Demand for international equities has been driven by investors’ desire to diversify their investments and enhance investment returns. According to the results of a Greenwich Associates’ survey (as reported in April 2008), U.S. institutions allocated 18% of their total assets to international equities in 2007, up from 11% in 2003. Average strategic allocations of institutional investors to alternative asset classes (hedge funds, private equity and real estate) are also expected to increase on a relative basis. According to the 2007 — 2008 Russell Survey on Alternative Investing, aggregate institutional alternative asset allocations in North America are projected to be 23% in 2009, compared to 21% in 2007.

Competitive Strengths

We believe our success as an investment management company is based on the following competitive strengths:

Superior and Consistent Investment Performance

We have a well-established track record of achieving superior investment returns across our key investment strategies relative to our competitors and the relevant benchmarks, as reflected by the following:

•	our International Equity I composite (our single largest composite) has outperformed its benchmark, the MSCI AC World ex USA Indexsm ND, by 9.9% on an annualized basis since its inception in 1995 through March 31, 2008 (calculated on a gross basis before payment of fees); and

•	as of March 31, 2008, each of our next four largest composites had also outperformed their benchmarks since inception.

Experienced and Loyal Investment Professionals and Management Team

We have an investment-centric culture that has enabled us to maintain a consistent investment philosophy and to attract and retain world-class professionals. Our current team of lead portfolio managers is highly experienced, averaging approximately 19 years of industry experience among them. Over the past five years, our team of investment professionals has expanded from approximately 15 to approximately 51 people and we have experienced only minimal departures during this period. Furthermore, our entire team of senior managers (including marketing and sales directors and client service managers) averages approximately 20 years of industry experience.

Leading Position in International Equity

We have a leading position in international equity investment management and our strategies have attracted a disproportionate share of net asset flows in both the institutional and mutual fund markets in recent years. As of December 31, 2007, we ranked as the 7th largest manager of international accounts for U.S. tax-exempt institutional clients and as the 12th largest manager of non-U.S. equity mutual funds in the United States, according to Callan Associates and Strategic Insight, respectively. We believe that we are well-positioned to take advantage of opportunities in this attractive asset class over the next several years.

Strong Track Records in Other Investment Strategies

In addition to our leading position in international equity, we enjoy strong long-term track records in several of our other key strategies, including our Total Return Bond, Global High Income and Global Equity strategies, which had assets under management of approximately $3.7 billion, $0.9 billion and $0.6 billion, respectively, as of March 31, 2008. Our Total Return Bond Fund ranked in the 1st quartile of its Lipper universe since inception, as of March 31, 2008. Our Global High Income Fund carried a

Morningstar 5-star rating on its Class I shares and a 5-star rating on its Class A shares and ranked in the top decile of its Lipper universe over the one-, three- and five- year periods and since inception, as of March 31, 2008. Our Global Equity Fund ranked in the 2nd quartile of its Lipper universe since inception, as of March 31, 2008.

Effective and Diverse Distribution in both Institutional and Retail Segments

We have developed strong relationships with most of the major pension and industry consulting firms, which have allowed us to access a broad range of institutional clients. As of March 31, 2008, we provided investment management services to approximately 900 institutional clients invested in separate accounts, commingled funds or mutual funds. We access retail investors through our relationships with intermediaries such as RIAs and broker dealers. We also provide our services to retail clients through mutual fund platforms and sub-advisory relationships. No single consulting firm represented greater than approximately 3% of our assets under management and the largest intermediary accounted for only approximately 6% as of March 31, 2008. We believe that the diversification of our assets under management among each of these distribution sources provides significant opportunities to drive growth.

Consistently Strong Organic Growth in Assets Under Management

In the period from December 31, 2002 through June 30, 2008, our assets under management grew from $2.9 billion to $72.6 billion, representing a CAGR of 79%. While both general market appreciation and our record of outperforming the relevant benchmarks contributed directly to this growth, the growth was primarily attributable to an increase in net client cash flows, which we define as the amount by which client additions to new and existing accounts exceed withdrawals from client accounts. In fact, in every year during that period, we generated significant positive net client cash flows, including $12.2 billion of net client cash flows during the year ended December 31, 2007 and $2.9 billion of net client cash flows during the three months ended March 31, 2008.

Focused Business Model

Our business model is designed to focus the vast majority of our resources on meeting our clients’ investment objectives. Accordingly, we take internal ownership of the aspects of our operations that directly influence the investment process and our client relationships. We seek to outsource, whenever appropriate, support functions, including middle- and back-office activities, to industry leaders to allow us to focus our efforts where we believe we can add the most value. This approach has resulted in an efficient and streamlined operating model, generating increasing operating margins as our revenues have grown. As a result, in the three months ended March 31, 2008 and the year ended December 31, 2007, on a pro forma basis, we produced an operating pre-tax profit of $      million and $      million from aggregate revenues of $116.3 million and $445.7 million, representing an operating pre-tax profit margin of     % and     %, respectively.

Strategy

We seek to achieve consistent and superior long-term investment performance for our clients. Our strategy for continued success and future growth is guided by the following principles:

Continue to Capitalize on our Strong Position in International Equity

We expect to continue to grow our international equity assets under management. Our International Equity I strategy, which had $38.2 billion in assets under management as of March 31, 2008, was closed to new investors in October 2005 in order to preserve its ability to invest effectively in smaller capitalization investments. The successor strategy, International Equity II, which mirrors the flagship strategy in all respects except that it does not allocate assets to these small capitalization investments, was launched in March 2005. International Equity II has produced attractive investment returns and grown to $26.3 billion in assets under management in three years (as of March 31, 2008). We believe we have the capacity to handle substantial additional assets within our International Equity II strategy. Given our strong reputation as a manager of international equity and continued strong institutional demand for international equity, we expect to continue to gather significant international equity assets under management.

Grow our other Investment Strategies

Historically, we have concentrated our distribution efforts primarily on our flagship International Equity strategies. Recently, we have focused on expanding and growing our other strategies as well, including our Global High Grade Fixed Income, Global High Yield and Global Equity strategies and have experienced significant growth in our assets under management in those strategies as a result. We also intend to continue to initiate new offerings in other asset classes where we believe our investment professionals have the potential to produce attractive risk-adjusted returns. For example, in 2006, we launched a series of U.S. equity strategies (multi-, mid-, small- and micro-cap) in the expectation that once competitive investment track records are produced, these strategies will provide an additional growth engine for us.

Expand into Alternative Investments

We are expanding into alternative investments, which we view as a complementary extension of our current investment capabilities. For example, during the first quarter of 2008 we launched a hedge fund offering that is targeted to deliver absolute returns with low volatility by exploiting the low correlation of excess returns across our various traditional strategies, using limited leverage and the application of a hedging overlay. This fund is designed for clients looking to implement a “portable alpha” strategy and may also be attractive to clients seeking to enhance their bond portfolio returns. We also intend to launch additional hedge fund offerings over the coming quarters.

Further Extend our Distribution Capabilities

We continue to focus on expanding our distribution capabilities into those markets and client segments where we see demand for our product offerings and which we believe are consistent with our philosophy of focusing on buyers who display institutional buying behavior through their selection process and due diligence. For example, in 2005 we supplemented our existing distribution capabilities by developing a team to distribute to broker dealers through targeting their head-office product distribution teams. In addition, we have selectively strengthened our international distribution by expanding into Canada. We have also recently signed a marketing collaboration agreement with a third party in Australia for distribution of our Global Equity strategy. In the future, as we develop new alternative investment offerings, we plan to enhance coverage of those client segments that typically make higher allocations to hedge funds and private equity, such as endowments, foundations and family offices.

Maintain a Disciplined Approach to Growth

We are an investment-centric firm that focuses on the delivery of superior long-term investment returns for our clients through the application of our established investment processes and risk management discipline. While we have generated significant growth in our assets under management over the past few years, we have continued to develop a broader range of investment offerings. We are focused on long-term success and we will only pursue those expansion opportunities that are consistent with our operating philosophy. This philosophy requires that:

•	each new investment strategy and offering must provide the potential for attractive risk-adjusted returns for clients in these new strategies without negatively affecting return prospects for existing clients;

•	new client segments or distribution sources must value our approach and be willing to appropriately compensate us for our services; and

•	new product offerings and client segments must be consistent with the broad investment mission and not alter the investment-centric nature of our firm’s culture.

By ensuring that each new opportunity is evaluated against these criteria we intend to maintain a disciplined approach to growth for the long-term. For example, we closed International Equity I to new investments in October 2005, in order to preserve return opportunity in our smaller capitalization investments for existing International Equity I investors. In anticipation of this, we launched our International Equity II strategy in March 2005 with the same focus as our International Equity I strategy except that it does not invest in small-cap companies.

Continue to Focus on Risk Management

As an investment organization, we focus intensely on risk management. We manage risk at multiple levels throughout the organization, including directly by the portfolio manager, at the Chief Investment Officer level, among a dedicated risk management group and within the legal and compliance department. At the portfolio level, we seek to manage risk daily on a real-time basis with an emphasis on identifying which investments are working, which investments are not, and what factors are influencing performance on both an intended and unintended basis. This approach to managing portfolio-level risk is not designed to avoid taking risks, but to seek to ensure that the risks we choose to take are rewarded with return opportunities appropriate for those risks. This approach to managing portfolio-level risk has contributed significantly to our superior investment performance and will continue to be an integral component of our investment processes.

Investment Strategies and Performance

Overview

Our investment strategies are grouped into five categories: International Equity, Global Equity, U.S. Equity, Global High Grade Fixed Income and Global High Yield. Of our 51 investment professionals, 47 are organized into teams focusing on each of these traditional investment categories, although multiple teams also collaborate on certain strategies. While each of our investment teams has a distinct process and approach to managing their investment portfolios, we foster an open, collaborative culture that encourages the sharing of ideas and insights across teams. This approach serves to unify and define us as an asset manager and has contributed to the consistency of strong results across our range of strategies. Although not specifically designed as such nor centrally mandated, the following practices are core to each team’s philosophy and process:

•	A team-based approach;

•	A reliance on internally generated research and independent thinking;

•	A belief that broad-based quantitative screening prior to the application of a fundamental research overlay is as likely to hide opportunities as it is to reveal them;

•	A significant emphasis on top-down/macro inputs and broad-based global investment themes to complement unique industry specific bottom-up analysis;

•	An intense focus on risk management, but not an aversion to taking risk that is rewarded with an appropriate premium; and

•	A belief that ultimate investment authority should reside with individuals, not committees.

We further believe that sharing ideas and analyses across investment teams allows us to leverage our knowledge of markets across the globe. In addition, this collaboration has enabled us to successfully translate profitable ideas from one asset class or market to another across our range of investment strategies.

We offer the following investment products to invest in our investment strategies: SEC registered mutual funds and private offshore funds, institutional commingled funds, separate accounts and sub-advisory accounts. We currently serve as investment advisor to nine SEC registered mutual funds that principally offer no-load open-end share classes. In addition, we offer three private offshore funds to select offshore clients. Our institutional commingled funds are private pooled investment vehicles which we offer to qualified institutional clients such as public and private pension funds, foundations and endowments, membership organizations and trusts. We similarly manage separate accounts for institutional clients such as public and private pension funds, foundations and endowments and generally offer these accounts to institutional investors making the required minimum initial investments which vary by strategy. Due to the size of the plans and specific reporting requirements of these investors, a separately managed account is often necessary to meet our clients’ needs. Our sub-advisory accounts include eight SEC registered mutual funds pursuant to sub-advisory agreements which may have an initial term of up to two years and are thereafter subject to fund board approval and nine non-SEC registered funds pursuant to contractual arrangements. Our sub-advisory account services are primarily focused on our flagship International Equity strategy, but also include mandates across other product offerings. Clients include insurance, banking and mutual fund companies looking to supplement their own product offering with external managers with specific expertise which we provide.

The investment decisions we make and the activities of our investment professionals may subject us to litigation and damage to our professional reputation if our investment strategies perform poorly. See “Risk Factors — If our investment strategies perform poorly, clients could withdraw their funds and we could suffer a decline in assets under management which would reduce our earnings” and “Risk Factors — Employee misconduct could expose us to significant legal liability and reputational harm”.

Investment Strategies

The table below sets forth a breakdown of our investment strategies, including the total assets under management for each investment strategy as of March 31, 2008, the strategy inception date and, for those strategies which we make available through an SEC registered mutual fund, the Lipper ranking of the Class I shares of such mutual fund against similar funds based on performance since inception.

	Total AuM as of	Strategy	Quartile
	March 31,	Inception	Ranking Since
Strategy	2008	Date	Inception
	(In millions)

International Equity
International Equity I	$38,171	May 1995	1
International Equity II	26,295	March 2005(1)	1
Other International Equity	246	Various	—
Global High Grade Fixed Income
Total Return Bond	3,610	February 1995	1
U.S. Fixed Income & Cash	1,316	May 1995	—
Global High Yield
Global High Income	1,058	December 2002	1
Global Equity
Global Equity	649	July 1995	2
U.S. Equity
Micro-Cap	68	July 2006	3
Small-Cap	11	July 2006	1	(2)
Mid-Cap	11	July 2006	4	(3)
Multi-Cap	15	July 2006	4	(4)
Other Strategies
Global Balanced	51	June 2002	—
Alternative Products	43	March 2008	—

Total	$71,544

(1)	We classify within International Equity II certain sub-advised mandates that were initially part of our International Equity I strategy because net client cash flows into these mandates, since 2005, have been invested according to the International Equity II strategy and the overall portfolios of these mandates are currently more similar to our International Equity II strategy. The market value of the accounts that were reclassified totaled $3.6 billion as of March 31, 2008.

(2)	Lipper compares our Small Cap fund with the Lipper “Small-Cap Growth Funds” class category. We believe the Lipper “Small-Cap Core Funds” class category is better aligned with the strategies with which we compete. Our ranking since inception in the “Small-Cap Core Funds” class category as of March 31, 2008 was also in the 1st quartile. See “Performance Information Used in This Prospectus”.

(3)	Lipper compares our Mid Cap fund with the Lipper “Mid-Cap Growth Funds” class category. We believe the Lipper “Mid-Cap Core Funds” class category is better aligned with the strategies with which we compete. Our ranking since inception in the “Mid-Cap Core Funds” class category as of March 31, 2008 was in the 3rd quartile. See “Performance Information Used in This Prospectus”.

(4)	Lipper compares our Multi-Cap fund with the Lipper “Multi-Cap Growth Funds” class category. We believe the Lipper “Multi-Cap Core Funds” class category is better aligned with the strategies with which we compete. Our ranking since inception in the “Multi-Cap Core Funds” class category as of March 31, 2008 was in the 3rd quartile. See “Performance Information Used in This Prospectus”.

Set forth below is a description of each of our strategies and their performance.

International Equity

Our International Equity strategies are core strategies that do not attempt to follow either a “growth” approach or a “value” approach to investing. The International Equity strategies invest in equity securities in developed and emerging markets outside the United States. We believe that maintaining a diversified core portfolio, driven by dynamic sector and company fundamental analysis, is the key to delivering consistently superior, risk-adjusted, long-term performance in the international equity markets. The investment process for the International Equity strategy is a three phase process consisting of: (i) thinking  — conducting broad global fundamental analysis to establish relative values and priorities across and between sectors and geographies, (ii) screening  — conducting a detailed fundamental analysis of the competitive relationship between companies and the sectors and countries in which they operate, and (iii) selecting — carefully considering whether the investment opportunity results from (a) an attractive relative value, (b) a catalyst for change, (c) in the case of emerging markets, in a market, sector or region undergoing transformation from emerging toward developed status, (d) a company in a dominant competitive position or (e) a company exhibiting a strong financial position with strong management talent and leadership. The overall objective of our investment process is to create a highly diversified portfolio of the most relatively attractive securities in over 20 countries. The portfolio is monitored on a daily basis using a proprietary attribution system that permits us to track how particular investments contribute to performance.

The 28 professionals comprising our International Equity team are responsible for managing investment strategies which, in the aggregate, accounted for $64.7 billion of our total assets under management as of March 31, 2008, with 51% of these assets in mutual and offshore funds, 28% in separate accounts, 7% in sub-advised accounts and 14% in commingled funds.

•	International Equity I (“IE I”) — We launched this flagship strategy in May 1995 and, as of March 31, 2008, it accounted for approximately $38.2 billion of assets under management, including the $22.8 billion Morningstar 5-star Julius Baer International Equity Fund. IE I was closed to new investments in October 2005 in order to preserve the return opportunity in our smaller capitalization investments for existing IE I investors. As of March 31, 2008, the Julius Baer International Equity Fund ranked in the 18th percentile of its Lipper universe over the past one-year and in the top decile over the past three- and five- year periods.

•	International Equity II (“IE II”) — We launched a second International Equity strategy in March 2005. IE II mirrors the flagship strategy in all respects except that it does not allocate assets to these small capitalization investments. We direct all new international equity mandates into this strategy. As of March 31, 2008, IE II accounted for approximately $26.3 billion of assets under management. We classify within IE II certain sub-advised mandates that were initially part of our IE I strategy because net client cash flows into these mandates, since 2005, have been invested according to the IE II strategy and the overall portfolios of these mandates are currently more similar to our IE II strategy. The market value of the accounts that were reclassified totaled $3.6 billion as of March 31, 2008. The Julius Baer International Equity Fund II ranked in the 17th percentile of its Lipper universe for the one year ended March 31, 2008.

•	Other International Equity — In addition to our core IE I and IE II strategies, we have several other smaller international equity strategies that we have developed in response to specific client requests which, in the aggregate, accounted for approximately $0.2 billion in assets under management as of March 31, 2008.

The table below sets forth the annualized returns, gross and net (which represent annualized returns prior to and after payment of fees, respectively) of our largest International Equity composites from their inception to March 31, 2008, and in the five-year, three-year and one-year periods ended March 31, 2008, relative to the performance of the market indices that are most commonly used by our clients to compare the performance of the relevant composite. The returns generated by the SEC registered mutual and private offshore funds, sub-advisory accounts, separate accounts and institutional commingled funds invested in our International Equity strategies for the year ended March 31, 2008 are substantially similar to the returns presented in the table below. Please see Appendix A for more information on the annualized returns, amount of assets under management and fee percentages for the investment products which invest in our International Equity strategies.

	Period Ended March 31, 2008
International Equity I	Since Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	17.2%	25.2%	18.9%	2.2%
Annualized Net Returns	15.5%	24.0%	17.8%	1.4%
MSCI EAFE Index®	6.9%	21.4%	13.3%	(2.7)%
MSCI AC World ex USA Indexsm ND	7.3%	23.5%	16.0%	2.1%

International Equity II

Annualized Gross Returns	18.0%	NA	18.0%	2.8%
Annualized Net Returns	17.2%	NA	17.2%	2.1%
MSCI EAFE Index®	13.3%	NA	13.3%	(2.7)%
MSCI AC World ex USA Indexsm ND	16.0%	NA	16.0%	2.1%

Global High Grade Fixed Income

We manage and offer investment grade fixed income strategies which include high grade debt of both U.S. and non-U.S. issuers. Our main offering is our Total Return Bond strategy, also known as the Core Plus strategy, which must invest at least 60% of portfolio assets in the U.S. fixed income markets (the “Core”) and also seeks to take advantage of those opportunities available in the investment grade components of non-U.S. markets (the “Plus”). We also offer a Core Plus Plus strategy, which combines our Total Return Bond strategy with allocations from our Global High Yield strategy. The Global High Yield portion of these assets is reflected in the Global High Yield section of our discussion. In addition, we manage several U.S. fixed income and cash strategies.

We believe an investment grade fixed income portfolio can consistently deliver a source of superior risk-adjusted returns when enhanced through effective duration budgeting, expansion to include foreign sovereign debt, yield curve positioning across multiple curves and sector-oriented credit analysis. The investment process for the investment grade fixed income strategies involves five key steps: (i) market segmentation, (ii) macro fundamental analysis and screening of global macroeconomic factors, (iii) internal rating assignment, (iv) target portfolio construction and (v) risk distribution examination. The portfolio is constantly monitored and rebalanced as needed.

The six professionals in our Global High Grade Fixed Income team are responsible for the two global high grade and U.S. fixed income strategies which, in the aggregate, accounted for $4.9 billion of our total assets under management as of March 31, 2008. We have focused our distribution efforts on these strategies during 2007 and 2008 and have increased our assets under management invested in these strategies by $2.9 billion, since January 1, 2007, as a result. As of March 31, 2008, 26% of the $4.9 billion in assets under management was in mutual and offshore funds, 47% was in separate accounts and 27% was in sub-advised accounts.

•	Total Return Bond — We launched this strategy in February 1995 and, as of March 31, 2008, it accounted for approximately $3.6 billion of assets under management. As of March 31, 2008, the Total Return Bond Fund ranked in the 1st quartile of its Lipper universe over the past one-, three- and five-year periods.

•	U.S. Fixed Income & Cash — As of March 31, 2008, this strategy accounted for approximately $1.3 billion of assets under management, mostly through sub-advisory arrangements with Julius Baer Holding Ltd.’s offshore funds. See “Relationships and Related Party Transactions”.

The table below sets forth the annualized returns, gross and net (which represent annualized returns prior to and after payment of fees, respectively) of our principal composite, the Total Return

Bond (Core Plus) composite, from its inception to March 31, 2008, and in the five-year, three-year, and one-year periods ended March 31, 2008, relative to the performance of the market indices that are most commonly used by our clients to compare the performance of the composite. The returns generated by the SEC registered mutual and private offshore funds, sub-advisory accounts and separate accounts invested in our Global High Grade Fixed Income strategy for the year ended March 31, 2008 are substantially similar to the returns presented in the table below. Please see Appendix A for more information on the annualized returns, amount of assets under management and fee percentages for the investment products which invest in our Global High Grade Fixed Income strategies.

	Period Ended March 31, 2008
Total Return Bond	Since Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	8.3%	6.8%	6.2%	8.9%
Annualized Net Returns	7.3%	5.9%	5.5%	8.5%
Lehman Brothers U.S. Aggregate Index	6.9%	4.6%	5.5%	7.7%
Customized Index(1)	6.6%	5.3%	6.0%	11.3%

(1)	The customized index is composed of 80% of the Merrill Lynch 1-10 year U.S. Government/Corporate Index and 20% of the JP Morgan Global Government Bond (non-U.S.) Index.

Global High Yield

Our Global High Yield strategy invests in securities issued by non-investment grade issuers in both developed markets and emerging markets. By bringing a global perspective to the management of high yield securities and combining it with a disciplined, credit-driven investment process, we believe we can provide our clients with a more diversified/high yielding portfolio that is designed to deliver superior risk-adjusted returns. The investment process for the Global High Yield strategy seeks to generate high total returns by following five broad-based fundamental investment rules: (i) applying a global perspective on industry risk analysis and the search for investment opportunities, (ii) intensive credit research based on a “business economics” approach, (iii) stop-loss discipline that begins and ends with the question “Why should we not be selling the position?”, (iv) avoiding over-diversification to become more expert on specific credits and (v) low portfolio turnover. The investment process is primarily a bottom-up approach to investing, bringing together the team’s issuer, industry and asset class research and more macro-economic, industry and sector-based insights. With this information, the team seeks to identify stable to improving credits. Once the team has established a set of “buyable” candidates, it constructs a portfolio through a process of relative value considerations that seek to maximize the total return potential of the portfolio within a set of risk management constraints.

The five professionals comprising our Global High Yield team are responsible for managing the Global High Yield strategy which accounted for approximately $1.1 billion of our total assets under management as of March 31, 2008, with 25% of these assets in mutual funds, 41% in separate accounts, 30% in sub-advised accounts and 4% in commingled funds. The main vehicle for this strategy is the Julius Baer Global High Income Fund, which we launched in December 2002. The fund carried a Morningstar 5-star rating on its Class I shares and a 5-star rating on its Class A shares as of March 31, 2008. The Global High Income Fund also ranks in the top decile of its Lipper universe over the past one- and three- year periods and since inception, as of March 31, 2008.

The table below sets forth the annualized returns, gross and net (which represent annualized returns prior to and after payment of fees, respectively) of our Global High Yield composite from its inception to March 31, 2008, and in the five-year, three-year, and one-year periods ended March 31, 2008, relative to the performance of the market indices which are most commonly used by our clients to compare the performance of the composite. The returns generated by the SEC registered mutual funds, sub-advisory accounts, separate accounts and institutional commingled funds invested in our Global High Yield strategy for the year ended March 31, 2008 are substantially similar to the returns presented in the table below. Please see Appendix A for more information on the annualized returns, amount of assets under management and fee percentages for the investment products which invest in our Global High Yield strategy.

	Period Ended March 31, 2008
Global High Yield	Since Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	11.0%	11.0%	7.6%	0.3%
Annualized Net Returns	9.7%	9.7%	6.4%	(0.7)%
ML Global High Yield USD Constrained Index	9.5%	9.5%	5.4%	(1.9)%

Global Equity

Global Equity is a core, multi-cap equity strategy which invests in companies worldwide. While investors have traditionally split investment decisions into U.S. versus non-U.S. categories, we believe this distinction will evolve into the adoption of true global equity portfolios. The impact of globalization has increasingly diminished the importance of “country of origin” within the equity landscape and industry considerations have become much more critical in understanding company dynamics, particularly within more developed markets. We believe that our strength in analyzing and allocating to opportunities within developed and emerging markets positions us to effectively penetrate this growing area. This strategy employs the same investment process as our International Equity strategies, but includes the U.S. equity market in its investing universe.

Our International Equity team is primarily responsible for our Global Equity strategy and receives input from our U.S. Equity teams, as appropriate. As of March 31, 2008, Global Equity accounted for approximately $0.6 billion of assets under management, with 15% of these assets in our mutual and offshore funds, 60% in separate accounts, 12% in sub-advised accounts and 13% in commingled funds. The Julius Baer Global Equity Fund, launched in July 2004, performed in the 2nd quartile of its Lipper universe over the last year and had a 3-star Morningstar rating as of March 31, 2008.

As institutional investors have recently expressed a strong appetite for global equity strategies, we intend to focus on our Global Equity strategy as a key additional growth driver in the future. According to Casey, Quirk & Associates, net client flows from institutional investors into global equity products totaled over $50 billion in 2006 and $20 billion in 2007.

The table below sets forth the annualized returns, gross and net (which represents annualized returns prior to and after payment of fees, respectively) of our Global Equity composite from its inception to March 31, 2008, and in the five-year, three-year and one-year periods ended March 31, 2008, relative to the performance of the market indices that are most commonly used by our clients to compare the performance of the composite. The returns generated by the SEC registered mutual and private offshore funds, sub-advisory accounts, separate accounts and institutional commingled funds invested in our Global Equity strategy for the year ended March 31, 2008 are substantially similar to the returns presented in the table below. Please see Appendix A for more information on the annualized returns, amount of assets under management and fee percentages for the investment products which invest in our Global Equity strategy.

	Period Ended March 31, 2008
Global Equity	Since Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	12.1%	17.9%	12.1%	(2.9)%
Annualized Net Returns	10.8%	16.4%	10.8%	(3.4)%
MSCI World Index	7.8%	16.0%	9.6%	(3.3)%
MSCI AC World Indexsm	7.5%	17.2%	11.1%	(1.2)%

U.S. Equity

Our various new U.S. Equity strategies were launched in July 2006 and include Micro-, Small-, Mid- and Multi-Cap investment strategies that invest in equity securities of U.S. issuers with market capitalizations that fit within the relevant categories. We believe a diversified core portfolio, driven by extensive independent research and the ability to capitalize on price inefficiencies of companies are the key components to delivering consistently superior long-term performance. The investment process we undertake for these U.S. Equity strategies focuses on individual stock selection based on in-depth fundamental research, valuation and scenario analysis, rather than market timing or sector/industry concentration. This process is comprised of three steps: (i) sector and industry quantitative and qualitative screening, (ii) conducting fundamental research and (iii) valuing investments based on upside/downside scenario analysis. Our investment process focuses on quantitative and qualitative factors.

The eight professionals comprising our U.S. Equity team are responsible for managing the four distinct investment strategies which, in the aggregate, accounted for $0.1 billion of our total assets under management as of March 31, 2008, with 24% in mutual and offshore funds, 21% in separate accounts and 55% in sub-advised accounts.

•	Micro-Cap — We launched this strategy in July 2006 and, as of March 31, 2008, it accounted for approximately $68 million of assets under management. The Micro-Cap strategy ranked in the 3rd quartile of its Lipper universe since inception as of March 31, 2008.

•	Small-Cap — We launched this strategy in July 2006 and, as of March 31, 2008, it accounted for approximately $11 million of assets under management. The Small-Cap strategy ranked in the 1st quartile in the Lipper “Small-Cap Growth Funds” class category, since inception as of March 31, 2008. Compared to the Lipper “Small-Cap Core Funds” class category which we believe is more closely aligned with the strategies against which we compete, the Small-Cap strategy also ranked in the 1st quartile over the same time period.

•	Mid-Cap — We launched this strategy in July 2006 and, as of March 31, 2008, it accounted for approximately $11 million of assets under management. The Mid-Cap strategy ranked in the 4th quartile of the Lipper “Mid-Cap Growth Funds” class category, since inception as of March 31, 2008. Compared to the Lipper “Mid-Cap Core Funds” class category which we believe is more closely aligned with the strategies against which we compete, the Mid-Cap strategy ranked in the 3rd quartile over the same time period.

•	Multi-Cap — We launched this strategy in July 2006 and, as of March 31, 2008, it accounted for approximately $15 million of assets under management. The Multi-Cap strategy ranked in the 4th quartile of the Lipper “Multi-Cap Growth Funds” class category, since inception as of March 31, 2008. Compared to the Lipper “Multi-Cap Core Funds” class category which we believe is more closely aligned with the strategies against which we compete, the Multi-Cap strategy ranked in the 3rd quartile over the same time period.

The table below sets forth the annualized returns, gross and net (which represents annualized returns prior to and after payment of fees, respectively) of our U.S. Equity composites from their inception to March 31, 2008, and in the one-year period ended March 31, 2008, relative to the performance of the market indices which are most commonly used by our clients to compare the performance of the relevant composite. The returns generated by the SEC registered mutual and private offshore funds, sub-advisory accounts and separate accounts invested in our U.S. Equity strategies for the year ended March 31, 2008 are substantially similar to the returns presented in the table below. Please see Appendix A for more information on the annualized returns, amount of assets under management and fee percentages for the investment products which invest in our U.S. Equity strategies.

	Period Ended March 31, 2008
	Since Inception	1 Year

Micro-Cap
Annualized Gross Returns	(3.2)%	(19.5)%
Annualized Net Returns	(4.1)%	(20.2)%
Russell 2000® Index	0.2%	(13.0)%
Russell Micro-Cap® Index	(5.1)%	(20.2)%
Small-Cap
Annualized Gross Returns	6.1%	(7.2)%
Annualized Net Returns	5.3%	(7.7)%
Russell 2000® Index	0.2%	(13.0)%
Mid-Cap
Annualized Gross Returns	4.5%	(10.9)%
Annualized Net Returns	3.6%	(11.4)%
Russell Mid-Cap® Index	4.1%	(8.9)%
Multi-Cap
Annualized Gross Returns	5.2%	(7.4)%
Annualized Net Returns	4.2%	(8.1)%
Russell 3000® Index	4.0%	(6.1)%

Other — Global Balanced

In addition to our core strategies, we focus on other areas that leverage the capabilities of our teams in a collaborative manner, principally our Global Balanced strategy. We invest substantially all of the assets in the Global Balanced strategy directly in our other strategies. The investment process combines a core diversified equity portfolio and a macro-fixed income strategy and involves two steps: (i) global fundamental analysis — independent thinking, prioritization of relevant information and application of different strategies to different regions, and (ii) strategy allocation — setting target strategy allocations in order to position us to take advantage of market dynamics and market cycles, subject to our investment objective. We launched this strategy in June 2002 and, as of March 31, 2008, it accounted for approximately $0.1 billion of assets under management, 100% of which was invested in a private offshore fund.

The table below sets forth the annualized returns, gross and net (which represent annualized returns prior to and after payment of fees, respectively) of our Global Balanced composite, from its inception to March 31, 2008, and in the five-year, three-year, and one-year periods ended March 31, 2008, relative to the performance of the market index that is most commonly used by our clients to compare the performance of the composite.

	Year Ended March 31, 2008
Global Balanced	Since Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	14.4%	15.8%	14.9%	6.6%
Annualized Net Returns	14.0%	15.4%	14.5%	6.3%
Custom Index(1)	6.3%	8.6%	7.1%	1.8%

(1)	The customized index is composed of 45% of the Lehman Brothers U.S. Aggregate Index and 55% of the MSCI AC World Index.

New Initiatives

We actively search for and analyze new product opportunities. We have recently launched our first hedge fund strategy and are in the process of developing our private equity activities.

Hedge Fund Activities

In February 2008 we launched our first hedge fund and aim to launch a second in a series of other hedge fund strategies that seek to leverage our existing platform.

The first vehicle seeks to deliver absolute returns with low volatility by exploiting the low correlation of excess returns across our various traditional strategies, using limited leverage and the application of a hedging overlay. This fund is designed for clients looking to implement a “portable alpha” strategy and would also be attractive to clients seeking to enhance their bond portfolio returns.

The second vehicle, a global credit hedge fund, will aim to deliver absolute returns with low volatility and a low correlation to other asset classes by exploiting overlooked areas of value in stressed capital structures and under-researched international credits utilizing the experience of our investment teams. It will take a conservative approach to leverage and will be invested in bank debt, bonds, credit default swaps, mezzanine capital and equity-like instruments.

Central and Eastern European Private Equity

We are experienced investors in Central and Eastern Europe and believe we can leverage that experience into investing in private equity. We believe that private equity has traditionally been an underserved market in Central and Eastern Europe and represents an opportunity for us that provides both developing market growth and developed market risk. Our present intention is to look to pursue a select number of transactions in partnership with external investors to establish a track record and then to potentially raise a larger fund for broader distribution.

Distribution and Client Service

We have historically focused our distribution largely through intermediaries, including investment consultants, broker dealers, RIAs, mutual fund platforms and sub-advisory relationships. This distribution model has allowed us to achieve significant leverage from a modestly-sized sales and client service infrastructure. We believe it is important to limit the relative size of these functions to maintain our investment-centric mission, strategy and culture.

By leveraging our intermediated distribution sources, we have built a balanced and broadly diversified client base across both the institutional and retail investor markets. As of March 31, 2008, 48% of assets under management were in proprietary mutual funds, including offshore funds, and 52% were in other institutional assets, including separate accounts (30%), sub-advisory accounts (9%) and commingled funds (13%). As of March 31, 2008, we serviced approximately 900 institutional clients.

Historically, we have focused our distribution efforts primarily on our flagship International Equity strategies. Recently, we have begun to focus on other strategies as well, including our Global High

Grade Fixed Income and Global Equity strategies, and have significantly increased our assets under management in these strategies as a result. In addition, we have selectively strengthened our international distribution by expanding into Canada. We have also recently signed a marketing collaboration agreement with a third party in Australia for distribution of our Global Equity strategy.

Institutional Distribution and Client Service

We service a broad spectrum of institutional clients, including some of the world’s leading corporations, public and private pension funds, endowments and foundations and financial institutions. As of March 31, 2008, we provided asset management services to approximately 900 institutional clients invested in separate accounts, commingled funds and mutual funds, including approximately 95 state and local governments nationwide and approximately 265 corporate clients. In addition, we manage assets for approximately 160 foundations; approximately 100 colleges, universities or other educational endowments; approximately 85 of the country’s hospital or healthcare systems; approximately 80 Taft-Hartley plans and 20 religious organizations.

In the institutional marketplace, our sales professionals, client relationship managers and client service professionals are organized into teams, each focusing on a geographic target market in the United States. We have also recently established a sales team in Canada and are considering expanding overseas in countries where we believe there is significant demand for our investment expertise, particularly our Global Equity and Global Fixed Income strategies.

Our sales professionals focus their efforts on building strong relationships with the influential institutional consultants in their regions, while seeking to establish direct relationships with the largest potential institutional clients in their region. Their efforts have led to consultant relationships that are broadly diversified across a wide range of consultants. As of March 31, 2008, our largest consultant relationship represented approximately 3% of our total assets under management. Our largest individual client represented approximately 4% of our total assets under management as of March 31, 2008, and our top 10 clients represented approximately 18% of our total assets under management as of March 31, 2008.

Our relationship managers generally assume responsibility from the sales professionals for maintaining the client relationship as quickly as is practical after a new mandate is sourced. Relationship managers and other client service professionals focus on interacting one-on-one with key clients on a regular basis to update them on investment performance and objectives.

We have also designated a small team of investment professionals as product specialists. These specialists are full participants in all aspects of the investment process but their primary responsibility is communicating with clients any developments in the portfolio and answering questions beyond those where the client service staff can provide adequate responses.

Mutual Fund and Retail Distribution

Within the mutual fund and retail marketplace, we have assembled a small team of sales professionals that focuses on the areas and client segments where it can have most impact. Our approach to retail distribution is to focus on: (i) broker dealers and major intermediaries, (ii) the RIA marketplace, (iii) direct brokerage platforms and (iv) major financial institutions through sub-advisory channels. In general, their penetration has been greatest in those areas of the intermediated marketplace which display an institutional buying behavior. As of March 31, 2008, our largest mutual fund platform represented approximately 11% of our total assets under management.

Broker Dealers

In 2005, we established a broker-dealer sales team which focuses on supporting the head office product distribution teams of major brokerage firms. This team also seeks to build general awareness of our investment offering among individual advisors and supports our platform sales, focusing particularly in those areas within each of its distributors where our no-load share classes are most appropriate. These dedicated marketing efforts are supported by internal investment professionals. As of March 31, 2008, our largest broker dealer relationship accounted for approximately 6% of our total assets under management.

RIA

We are also actively pursuing distribution opportunities in the RIA marketplace. Through the end of 2005, we relied on a third-party to market our strategies to the RIA community, at which point we terminated that relationship and developed an internal capability. The professionals dedicated to the RIA opportunity employ tailored communications to sophisticated RIAs. Our professionals also maintain relationships with key opinion leaders within the RIA community, such as Morningstar and Charles Schwab.

Brokerage Platform

Finally, the strength of our investment performance and the visibility it has brought (we were named Morningstar’s International Fund Manager of the Year in 2002 and were nominated for the distinction again in 2006) has also made the mutual fund supermarkets an attractive source of new assets. Our funds have been available on Schwab’s platform since the first quarter of 2000 and on Fidelity’s Funds Network since the fourth quarter of 1998. These platforms represented approximately 11% and 6% of total assets under management, respectively, as of March 31, 2008.

Sub-Advisory

We have accepted selected sub-advisory mandates that provide access to market segments we would not otherwise serve. For example, we currently serve as sub-advisor to funds offered by major financial institutions in retail channels that require mutual funds with front-end sales commissions. These mandates are attractive to us because we have chosen not to build the large team of sales professionals typically required to service those channels. Once we have sourced these sub-advisory mandates, we typically approach the servicing of the relationships in a manner similar to our approach with other large institutional separate account clients.

Investment Management Fees

We earn investment management fees on the mutual funds and separate accounts that we manage and under our sub-advisory agreements for mutual funds and other investment funds. The fees we earn depend on the type of investment product we manage and are typically negotiated after consultation with the client based upon factors such as amount of assets under management, investment strategy servicing requirements, multiple or related account relationships and client type. Fees on mutual funds are calculated based on the average daily market value of the SEC registered funds and fees on separate accounts are typically calculated quarterly based on the market value of the account. In addition, a small number of clients pay us fees according to the performance of their accounts relative to certain agreed-upon benchmarks, which results in a slightly lower base fee, but allows for us to earn higher fees if the relevant investment strategy out-performs the agreed-upon benchmark. Performance fees represented only 0.1%, 0.9% and 0.3% of our total revenues for three months ended March 31, 2008 and the years ended December 31, 2007 and December 31, 2006, respectively. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

We expect that our alternative products will generate annual management fees on assets under management and performance fees.

Operations, Systems and Technology

As an organization, we have developed a business model which focuses the vast majority of resources on meeting clients’ investment objectives. As a result, we seek to outsource, whenever appropriate, support functions to industry leaders to allow us to focus on areas where we believe we can add the most value. We regularly monitor the performance of our outsourced service providers.

We outsource middle- and back-office activities to The Northern Trust Company, which has responsibility for trade confirmation, trade settlement, custodian reconciliations, corporate action processing, performance calculation and client reporting as well as fund accounting and transfer agency services for our commingled funds.

For our proprietary mutual funds, we outsource our fund custody, fund accounting and administrative services to State Street Bank and Trust Co. which has responsibility for tracking assets and providing accurate daily valuations used to calculate each fund’s net asset value. In addition, State Street Bank and Trust Co. provides daily and monthly compliance reviews, quarterly fund expense budgeting, monthly fund performance calculations, monthly distribution analysis, SEC reporting, payment of fund expenses and board reporting. It also provides annual and periodic reports, regulatory filings and related services as well as tax preparation services.

We also outsource our hosting, management and administration of our front-end trading and compliance systems as well as certain data center, data replication, file transmission, secure remote access and disaster recovery services.

Competition

In order to grow our business, we must be able to compete effectively for assets under management. We compete in all aspects of our business with other investment management companies, some of which are part of substantially larger organizations. We have historically competed principally on the basis of:

•	investment performance;

•	continuity of investment professionals and client relationships;

•	quality of service provided to clients;

•	corporate positioning and business reputation;

•	continuity of our selling arrangements with intermediaries; and

•	differentiated products.

For information on the competitive risks we face, see “Risk Factors — The investment management business is intensely competitive”.

Employees

As of March 31, 2008, we employed 186 full-time and two part-time employees, including 51 investment professionals, 47 sales and distribution professionals, 11 legal and compliance professionals and 79 in various other functions including operations and support. None of our employees is subject to collective bargaining agreements. We consider our relationship with our employees to be good and have not experienced interruptions of operations due to labor disagreements.

Properties

Our corporate headquarters and principal offices are located in New York, New York and are leased under a lease that will expire in 2014. In addition to our headquarters, we have sales and marketing teams based in Los Angeles, California and Toronto, Canada where we maintain short-term leases. We believe our existing facilities are adequate to meet our requirements.

Legal Proceedings

We have been named in certain litigation. In the opinion of management, the possibility of an outcome from this litigation that is adverse to us is remote.

REGULATORY ENVIRONMENT AND COMPLIANCE

Our business is subject to extensive regulation in the United States at both the federal and state level, as well as by self-regulatory organizations and outside the United States. Under these laws and regulation, agencies that regulate investment advisors have broad administrative powers, including the power to limit, restrict or prohibit an investment advisor from carrying on its business in the event that it fails to comply with such laws and regulations. Possible sanctions that may be imposed include the suspension of individual employees, limitations on engaging in certain lines of business for specified periods of time, revocation of investment advisor and other registrations, censures and fines.

SEC Regulation

Artio Global Management LLC is registered with the SEC as an investment advisor pursuant to the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), and our retail investment company clients are registered under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”). As compared to other, disclosure-oriented U.S. federal securities laws, the Advisers Act and the 1940 Act, together with the SEC’s regulations and interpretations thereunder, are highly restrictive regulatory statutes. The SEC is authorized to institute proceedings and impose sanctions for violations of the Advisers Act and the 1940 Act, ranging from fines and censures to termination of an advisor’s registration.

Under the Advisers Act, an investment advisor (whether or not registered under the Advisers Act) has fiduciary duties to its clients. The SEC has interpreted these duties to impose standards, requirements and limitations on, among other things: trading for proprietary, personal and client accounts; allocations of investment opportunities among clients; use of “soft dollars”; execution of transactions; and recommendations to clients. On behalf of our mutual fund and investment advisory clients, we make decisions to buy and sell securities for each portfolio, select broker-dealers to execute trades and negotiate brokerage commission rates. In connection with these transactions, we may receive “soft dollar” credits from broker-dealers that have the effect of reducing certain of our expenses. If our ability to use “soft dollars” were reduced or eliminated as a result of the implementation of new regulations, our operating expenses would likely increase.

The Advisers Act also imposes specific restrictions on an investment advisor’s ability to engage in principal and agency cross transactions. As a registered advisor, we are subject to many additional requirements that cover, among other things, disclosure of information about our business to clients; maintenance of written policies and procedures; maintenance of extensive books and records; restrictions on the types of fees we may charge; custody of client assets; client privacy; advertising; and solicitation of clients. The SEC has legal authority to inspect any investment advisor and typically inspects a registered advisor every two to four years to determine whether the advisor is conducting its activities (i) in accordance with applicable laws, (ii) consistent with disclosures made to clients and (iii) with adequate systems and procedures to ensure compliance.

A majority of our revenues are derived from our advisory services to investment companies registered under the 1940 Act — i.e., mutual funds. The 1940 Act imposes significant requirements and limitations on a registered fund, including with respect to its capital structure, investments and transactions. While we exercise broad discretion over the day-to-day management of these funds, every fund is also subject to oversight and management by a board of directors, a majority of whom are not “interested persons” under the 1940 Act. The responsibilities of the board include, among other things, approving our advisory contract with the fund; approving service providers; determining the method of valuing assets; and monitoring transactions involving affiliates. Our advisory contracts with these funds may be terminated by the funds on not more than 60 days’ notice, and are subject to annual renewal by the fund’s board after an initial two year term.

Under the Advisers Act, our investment management agreements may not be assigned without the client’s consent. Under the 1940 Act, advisory agreements with registered funds (such as the mutual funds we manage) terminate automatically upon assignment. The term “assignment” is broadly defined and includes direct assignments as well as assignments that may be deemed to occur upon the transfer, directly or indirectly, of a controlling interest in us.

ERISA-Related Regulation

To the extent that Artio Global Management LLC is a “fiduciary” under ERISA with respect to benefit plan clients, it is subject to ERISA, and to regulations promulgated thereunder. ERISA and applicable provisions of the Internal Revenue Code of 1986, as amended, impose certain duties on persons who are fiduciaries under ERISA, prohibit certain transactions involving ERISA plan clients and provide monetary penalties for violations of these prohibitions.

Non-U.S. Regulation

In addition to the extensive regulation our asset management business is subject to in the United States, we are also subject to regulation internationally by the Ontario Securities Commission, the Irish Financial Institutions Regulatory Authority, and the Hong Kong Securities and Futures Commission. Our business is also subject to the rules and regulations of the more than 50 countries in which we currently conduct investment activities.

Compliance and Risk Management

Our legal and compliance functions are integrated into one unit of 11 full-time professionals. This group is responsible for all legal and regulatory compliance matters, as well as monitoring adherence to client investment guidelines. Our seven-person risk management unit is responsible for measuring and monitoring portfolio level risk, portfolio analysis including performance attribution, performance reporting and operational risk. Senior management is involved at various levels in all of these functions including on all the firm’s supervisory oversight committees.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our directors, nominees to our board of directors and executive officers.

Name	Age	Position

Richard Pell	53	Chief Executive Officer and Chief Investment Officer and Director
Glen Wisher	44	President and Director
Francis Harte	46	Chief Financial Officer
Tony Williams	44	Chief Operating Officer and Director
Rudolph-Riad Younes	46	Head of International Equity
Adam Spilka	53	General Counsel
Elizabeth Buse	47	Director Nominee
Duane Kullberg	75	Director Nominee
Francis Ledwidge	58	Director Nominee
Charles Stonehill	50	Director Nominee

Richard Pell has been our Chief Investment Officer since 1995, our Chief Executive Officer since December 5, 2007 and currently serves as a member of our board of directors. Prior to December 2007, Mr. Pell served and continues to serve as Co-Portfolio Manager of the International Equity strategy and Co-Portfolio Manager of the Total Return Bond strategy. Mr. Pell joined the Julius Baer Group in 1995 subsequent to his tenure as Head of Global Portfolio Management with Bankers Trust Company, a firm he served for five years. Starting in 1988, Mr. Pell was employed by Mitchell Hutchins Institutional Investors where he served as Head of Corporate Bonds and Mortgage-Backed Securities.

Glen Wisher has been our President since December 5, 2007 and currently serves as a member of our board of directors. He joined the Julius Baer Group in 1995 as a fixed income portfolio manager in London. Mr. Wisher was appointed Head of Institutional Asset Management in the U.S. in 2001 and Chief Executive Officer of Julius Baer Americas Inc. in 2004. Prior to joining the Julius Baer Group, Mr. Wisher worked at S.G. Warburg Co. Mr. Wisher also serves as Chairman of the board of managers of Artio Global Management LLC and serves on the board of directors of Julius Baer Global Equity Fund, Inc. He is also a trustee of the Julius Baer Investment Funds.

Francis Harte has been our Chief Financial Officer since July 2002. Since joining the Julius Baer Group in 2002, Mr. Harte has also served as our Financial and Operations Principal, from 2002 to 2006, and was Senior Vice President and Chief Financial Officer of Bank Julius Baer & Co. Ltd. — New York Branch from 2002 to 2005 and Treasurer and Financial and Operations Principal of GAM USA Inc. from 2005 to September 2007. Prior to this, Mr. Harte acted as a Managing Director and Chief Financial Officer for the North American based activities of Dresdner Kleinwort Benson and, prior to that, Mr. Harte held positions at The First Boston Corporation and Deloitte, Haskins & Sells. He is a Certified Public Accountant in the State of New York. Mr. Harte also serves on the board of managers of Artio Capital Management LLC.

Tony Williams has been our Chief Operating Officer since December 5, 2007 and currently serves as a member of our board of directors. He joined as Chief Operating Officer of Artio Global Management LLC in 2003 and, in 2004, became the Head of Asset Management Americas for Artio Global Management LLC. Prior to that, Mr. Williams acted as Head of Cross Border Strategies at JP Morgan Fleming Asset Management and Chief Operating Officer at Fleming Asset Management in New York. Prior to this, Mr. Williams was Client Services Director at Fleming Asset Management, UK.

Rudolph-Riad Younes has been our Head of International Equity since 2001. He joined Artio Global Management LLC as a portfolio manager in 1993 and has served as Co-Portfolio Manager of the International Equity Fund and International Equity Fund II since 1995. Prior to joining the Julius Baer Group in 1993, Mr. Younes was an Associate Director at Swiss Bank Corp. He is a Chartered Financial Analyst.

Adam Spilka has been our General Counsel since March 2008. From April 2002, Mr. Spilka was Senior Vice President, Counsel and Assistant Secretary of AllianceBernstein L.P., where he was head of the Corporate, M&A and Securities Practice Group from July 2003. He became Secretary of AllianceBernstein L.P. in July 2004. Prior to 2002, Mr. Spilka served as Vice President and Counsel at the company now known as AXA Equitable Life Insurance Company. Mr. Spilka began his legal career in 1987 as a corporate associate at Debevoise & Plimpton, LLP.

Elizabeth Buse will become a director in connection with the offering. Since 2007, she has been Global Head of Product at Visa Inc. Prior to that, she served as Executive Vice President of Product Development & Management for Visa USA from 2003 to 2007, Executive Vice President of Emerging Markets & Technologies from 2000 to 2002, and Senior Vice President of Emerging Technologies from 1998 to 2000. Before joining Visa, Ms. Buse was employed by First Data Corporation and Windermere Associates.

Duane Kullberg will become a director in connection with the offering. He was Managing Partner and Chief Executive Officer of Arthur Andersen, S.C. from 1980 to 1989. Prior to his election as Chief Executive Officer, he was a partner in the Minneapolis and Chicago offices and Head of the Audit Practice, worldwide, from 1978 to 1980. Mr. Kullberg has also served as Vice Chairman of the U.S. Japanese Business Council and was a member of the Services Policy Advisory Committee of the Office of the U.S. Trade Representative. He is currently a Public Director on the Chicago Board Options Exchange and a past member of the boards of Carlson Companies, Inc., Nuveen Investments, Inc. and Visibility, Inc. Mr. Kullberg is a life trustee of Northwestern University, the Art Institute of Chicago, and the University of Minnesota Foundation.

Francis Ledwidge will become a director in connection with the offering. He has been a Managing Partner of Eddystone, LLC and the Chief Investment Officer of Eddystone Capital, LLC since 1997. From 1989 to 1995, Mr. Ledwidge served as the Chief Investment Officer of Bankers Trust’s international private banking division in the United States and Switzerland and was later responsible for much of Bankers Trust’s institutional international and global asset management businesses. Prior to that, he worked at Robert Fleming from 1976 to 1989, first as a portfolio manager and director of Robert Fleming Investment Management in London and then as a sell side research director at Eberstadt Fleming in New York. Before joining Fleming, he worked as a buy side analyst at British Electric Traction.

Charles Stonehill will become a director in connection with the offering. He currently serves as director of Julius Baer Holding Ltd., the London Metal Exchange, GAM Holding AG and the American School in London. He served as Chairman of Panmure Gordon & Co. Plc from 2006 to 2008. Prior to joining Panmure Gordon, he was a Managing Director of Lazard Frères & Co. LLC from 2004 to 2006 and was the firm’s Global Head of Capital Markets from 2002 to 2004. From 1997 to 2002, Mr. Stonehill was employed by Credit Suisse First Boston as Chief Executive of Investment Banking and Private Equity for BZW, Deputy Head of Global Investment Banking and most recently, as Head of Investment Banking for the Americas. Prior to that, he was employed by Morgan Stanley & Co. from 1984 to 1997 and by J.P. Morgan & Co. from 1978 to 1984.

There are no family relationships among any of our directors, director nominees or executive officers. The executive officers and directors named above may act as authorized officers of the company when so deemed by resolutions of the company.

Board Composition

Immediately prior to the consummation of this offering, we intend to appoint Elizabeth Buse, Duane Kullberg, Francis Ledwidge and Charles Stonehill to our board of directors. Mr. Williams is expected to resign from our board of directors prior to this offering. We have determined that Elizabeth Buse, Duane Kullberg, Francis Ledwidge and Charles Stonehill are independent directors within the meaning of the applicable rules of the SEC and the NYSE, and that Duane Kullberg is an audit committee financial expert within the meaning of the applicable rules of the SEC and the NYSE.

Following this appointment, we expect that our board of directors will consist of six directors. Our amended and restated bylaws will provide that our board of directors will consist of no less than three or more than 11 persons. The exact number of members on our board of directors will be determined from time to time by resolution of a majority of our full board of directors. Upon consummation of this offering, our board will be divided into three classes as described below, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders.               and                will serve initially as Class I directors (with a term expiring in 2009).                         and           will serve initially as Class II directors (with a term expiring in 2010).                          and          will serve initially as Class III directors (with a term expiring in 2011).

Until the later of the date upon which (i) Mr. Younes ceases to be employed by us and (ii) the restrictions on exchange under the exchange agreement terminate, he will be entitled to attend meetings of our board of directors as an observer. Under the terms of the employment agreement which the company will enter into with Mr. Pell in connection with the offering, Mr. Pell will serve as Chairman of our board of directors during the period that he remains our Chief Executive Officer, unless he voluntarily cedes this role or declines to stand for reelection to the board of directors. If Mr. Pell ceases to be a member of our board of directors, he will be entitled to attend meetings of our board of directors as an observer until the date on which the restrictions on exchange under the exchange agreement terminate. As long as Julius Baer Holding Ltd. owns shares of our common stock constituting at least 10% of our outstanding common stock, it will be entitled to appoint a member to our board of directors. If Julius Baer Holding Ltd.’s ownership interest in us falls below 10%, it will no longer be entitled to appoint a member of our board of directors but it will be entitled to certain observer rights until the later of the date upon which (i) we cease to use the Julius Baer name pursuant to the transition services agreement or (ii) Julius Baer Holding Ltd. ceases to own at least 5% of our common stock on a fully diluted basis.

Board Committees

Prior to the consummation of this offering, we will establish the following committees of our board of directors:

Audit Committee

Our Audit Committee will assist our board of directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm.

Our Audit Committee’s responsibilities will include, among others:

•	reviewing the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracking management’s corrective action plans where necessary;

•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

•	reviewing our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters;

•	appointing annually our independent registered public accounting firm, evaluating its independence and performance, determining its compensation and setting clear hiring policies for employees or former employees of the independent registered public accounting firm.

We anticipate that Messrs. Kullberg, Ledwidge and Stonehill will serve on the Audit Committee and that Mr. Kullberg will serve as its chair. Messrs. Kullberg, Ledwidge and Stonehill are independent under Rule 10A-3.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities will include, among others:

•	making recommendations to the board regarding the selection of candidates, qualification and competency requirements for service on the board and the suitability of proposed nominees as directors;

•	advising the board with respect to the corporate governance principles applicable to us;

•	overseeing the evaluation of the board and management;

•	reviewing and approving in advance any related party transaction, other than those that are pre-approved pursuant to pre-approval guidelines or rules established by the committee; and

•	establishing guidelines or rules to cover specific categories of transactions.

We anticipate that Messrs. Ledwidge and Stonehill and Ms. Buse will serve on the Nominating and Corporate Governance Committee and that Mr. Ledwidge will serve as its chair.

Compensation Committee

Our Compensation Committee will assist our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Our Compensation Committee’s responsibilities will include, among others:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our executive officers;

•	overseeing and administering, and making recommendations to our board of directors with respect to, our cash and equity incentive plans; and

•	reviewing and making recommendations to the board of directors with respect to director compensation.

We anticipate that Messrs. Kullberg and Stonehill and Ms. Buse will serve on the Compensation Committee and that Mr. Stonehill will serve as its chair.

Compensation Committee Interlocks and Insider Participation

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will form a compensation committee as described above. Historically, we were a direct subsidiary of Julius Baer Holding Ltd., a publicly traded company on the SWX Swiss Exchange. Our compensation practices prior to this offering were, to a large extent, influenced by the policies of our parent. As a result, our historic compensation was ultimately approved by the Compensation Committee and board of directors of our parent. Following this offering, the Compensation Committee of our board of directors will have responsibility for establishing and administering compensation programs and practices with respect to our directors and executive officers, including the named executive officers.

Compensation Discussion and Analysis

This section discusses the principles underlying our policies and decisions relating to the executive officers’ compensation. This information describes the manner and context in which compensation is earned by and awarded to our executive officers and provides perspective on the tables and narrative that follow.

Compensation Program Objectives

We believe that our compensation program for our named executive officers must support our business strategy; be competitive; attract, motivate and retain highly-qualified individuals; and be directly linked both to the company’s performance and the individual’s performance. Our compensation program is designed to motivate and challenge our named executive officers and to reward the achievement of superior and sustained performance and long-term service with the company. We have historically followed a policy of using cash incentive bonuses (in the case of Messrs. Williams, Wisher and Harte) and equity-based compensation (in the case of Messrs. Pell and Younes) to inspire and reward exceptional performance. As a public company, we intend to compensate all of our named executive officers with a combination of cash incentive and equity-based incentive compensation. We believe it is important that our compensation program is designed in such a way to align our executives’ interests with that of our stockholders.

Prior to this offering, all material elements of our compensation program were determined by our parent company and based on recommendations by our Chief Executive Officer and President.

We expect that our Compensation Committee will review and approve the goals and objectives relevant to our Chief Executive Officer’s compensation, will evaluate his performance and will determine his compensation accordingly. In addition, we expect that our Compensation Committee will review and recommend to our board of directors, salaries, bonuses, equity incentive grants and other compensation for our executive officers and will provide assistance and recommendations with respect to our compensation policies and practices for our employees. Our Chief Executive Officer and President will continue to play a role in making recommendations regarding compensation for our executives and employees. We intend to continue to design our compensation program to attract, retain and motivate executives and other professionals of the highest quality and effectiveness. As a public company, we intend to focus our programs on rewarding the type of performance that increases long-term shareholder value, including growing revenue, retaining clients, developing new client relationships, improving operational efficiency and managing risks. As we develop as a public company, we intend periodically to evaluate our compensation program to ensure compliance with these objectives.

Use of Comparative Compensation Data

To ensure that our compensation levels remain reasonable and competitive, we have historically reviewed survey information concerning salary, bonus and total compensation levels in comparative companies in the investment management industry compiled by McLagan Partners, a compensation data collection firm. In 2007, the group of comparative companies included U.S.-based investment management and advisory firms who participated in the McLagan Partners Compensation and Performance Surveys. The survey and peer group data that we have historically used to determine the level of executive compensation for Messrs. Wisher, Williams and Harte represent a group of over 100 companies which are either dedicated to asset management or have asset management as a distinct business within a larger organization. We have not followed any formal practice of benchmarking against specific peers, but rather have used comparative data as one component in our decision making process relating to the base salary and annual bonus levels for our executive team. In the future, we will work, together with our Compensation Committee, to undertake a review of our use of consultants and comparative data in our compensation-related decision making and will determine our approach going forward.

The list of companies we used in our comparative analysis for 2007 compensation is as follows:

Aberdeen Asset Management, Inc.
Acadian Asset Management, Inc.
Adams Express Company, The
Affiliated Managers Group
AIM Investments
AllianceBernstein L.P.
Allianz Global Investors
American Century Investments
Analytic Investors, Inc.
Ashfield Capital Partners, LLC
AXA Rosenberg Investment Management
Babson Capital Management LLC
Barclays Global Investors, N.A
Baring Asset Management, Inc.
BlackRock Financial Management, Inc.
William Blak & Company, L.L.C.
Boston Advisors, LLC
Boston Company Asset Management,
  LLC, The
Brandes Investment Partners, L.P.
Brandywine Global Investment
  Management, LLC
Bridgewater Associates, Inc.
Bridgeway Capital Management, Inc.
Brown Brothers Harriman & Co.
Calamos Investments
Capital Group Companies, Inc., The
Capital Growth Management
Christian Brothers Investment Services,
  Inc.
Clay Finley, Inc.
Cohen & Stears, Inc.
Credit Suisse Asset Management, LLC
Declaration Management & Research LLC
Deutsche Asset Management
Diamond Hill Capital Management, Inc.
Dimensional Fund Advisors Inc.
Dreyfus Corporation
Driehaus Capital Management, Inc.
Dwight Asset Management Company
Eaton Vance Management
Federated Investors, Inc.
Fidelity Investments
Fischer, Francis Trees & Watts, Inc.
Fortis Investment Management USA, Inc.
Franklin Portfolio Associates
Franklin Templelon Investments
GlobeFlex Capital, L.P.
Goldman Sachs Asset Management
John Hancock Funds
Hannessy Advisors, Inc.
Hansberger Global Investors Inc.
Harris Associates, L.P.
Hellman
Henderson Global Investors
  (North America) Inc.
Independence Investments LLC
INTECH
INVESCO PLC
INVESCO, Inc.
Investment Counselors of Maryland, LLC
IXIS Asset Management Advisors Group
IXIS Asset management US Group, L.P.
Jacobs Levy Equity Management Inc.
Janus Capital Group
Jennison Associates, LLC
Edward Jones
JPMorgan Asset Management
J & W Seligman & Co. Incorporated
Kaspick & Company, LLC
Legg Mason, Inc.
Lehman Brothers Asset Management
Liberty Ridge Capital, Inc.
Lincoln Financial Corp./Delaware
  Investments
Loomis Sayles, & Company, L.P.
Lord, Abbett & Co. LLC
Mairs and Power, Inc.
Martingale Asset Management, L.P.
McDonnell Investment Management, LLC
McKinley Capital Management, Inc.
Mellon Capital Management Corp.
Mellon Equity Associates
MFS Investment Management
Morgan Stanley Investment Management
Munder Capital Management
Neuberger Berman, LLC
Nicholas Applegate Capital Management
Nkko Asset Management International
  Inc./Nkko Alternative Asset
  Management Inc.
Nomura Asset Management U.S.A. Inc.
Numeric Investors LLC
Nuveen Investments
NWD Investment Group
NWD Investment Management
  Company, LLC
Old Mutual Asset Management
Old Mutual Capital, Inc.
Oppenheimer Funds, Inc.
Phoenix Companies, Inc.
PIMCO Advisors, L.P.
Pioneer Investment Management, USA
T. Rowe Price Associates, Inc.
ProFund Advisors LLC
Provident Investment Counsel, Inc.
Putnam Investments
Pzena Investment Management, LLC
RCM Capital Management LLC
Relch & Tang Asset Management
RiverSource Investments, LLC
Robeco Investment Management
Roxbury Capital Management, LLC
Royce & Associates LLC
RS Investment Management Co. LLC
Russell Investment Group
Sands Capital Management, Inc.
Santa Barbara Asset Management, LLC
Schroder Investment Management
  N.A. Inc.
SEI Investments
SG Asset Management (SGAM)
Sit Investment Associates, Inc.
Smith Breeden Associates, Inc.
SPARX Asset Management Co., Ltd.
Standish Mellon Asset Management
State Street Global Advisors
Symphony Asset Management LLC
TD Asset Management (US)
Thompson, Siegel & Walmsley Inc.
Tradewinds Global Investors, LLC
Trilogy Global Advisors, LLC
Trust Company of the West
UBS Global Asset Management
Vanguard Group, Inc., The
Varde Partners
Vertical Capital, LLC
Voyageur Asset Management
Waddell & Reed Investment
  Management Co.
Wasatch Advisors Inc.
Wellington Management Company, LLP
Western Asset Management Company
Westfield Capital Management
  Company, LLC
WisdomTree Investments, Inc.
XL Capital Ltd.

Elements of the Company’s Compensation Program

We currently provide the following elements of compensation to some or all of our named executive officers:

•	base salary;

•	annual discretionary cash incentive awards;

•	mandatory deferral of a portion of annual cash incentive awards above a certain threshold;

•	ownership interests in the company and its operating subsidiaries; and

•	retirement plans.

Each compensation element fulfills one or more of our compensation program objectives.

As is typical in the investment management industry, the base salaries of our executive team have represented a minority of their compensation. In the case of executives (other than the Principals), a large portion of their current compensation has been paid in the form of annual discretionary cash incentive awards, a portion of which is subject to vesting and payment on a deferred basis. In the case of the Principals, a substantial majority of their annual remuneration has been the economic return derived through the ownership interests that they hold in our principal operating subsidiary. In 2008 and future years, the Principals will also be entitled to receive annual discretionary cash incentive awards. See “— Employment Agreements”.

Base Salary

Salaries are reviewed annually to maintain competitive levels based on the named executive officer’s length of service, experience and responsibilities. Prior to this offering, all changes to base salaries were reviewed and approved by our parent and based on recommendations from our Chief Executive Officer and President. The changes to salaries were determined based on the individual’s responsibilities and compared to peer group data.

Discretionary Cash Bonus and Mandatory Bonus Deferral

In the investment management industry, annual cash incentive awards are significant portions of the overall compensation packages of executives. Our executive officers (other than the Principals) are eligible to earn annual cash incentive awards under our Incentive Award and Special Deferred Compensation Award Program. Under this program, annual incentive awards are awarded in our sole discretion to select employees and officers based on criteria established by us. The awards are intended to reward annual achievement. Awards may consist of a cash bonus award and a deferred compensation award. The amount of the awards to each employee are determined by the company at the end of each fiscal year based on overall company performance and the individual’s performance and are typically not subject to binding minimum amounts or other criteria set in advance. In determining award amounts, any relevant factors, including, but not limited to, operational efficiency and revenue growth, are taken into account. Historically, we have not formally set target levels of corporate performance in connection with our incentive award programs. As a public company, we will re-evaluate our approach. We believe that the company’s business objectives and its expectations of each employee are clearly communicated to employees on an ongoing basis, and the company’s latitude to assess performance and determine annual awards on a discretionary basis has inspired maximum performance from employees and given the company appropriate flexibility. Historically, incentive award amounts paid to Messrs. Williams, Wisher and Harte have been determined by taking into account the individual’s performance relative to his goals, our performance and industry data regarding compensation for similar roles. In 2007 and prior years, annual incentives were approved by our parent and based on the recommendation of our Chief Executive Officer and President. Following this offering, the amount of these awards will be recommended by our Chief Executive Officer and reviewed and approved by the Compensation Committee of our board of directors. The Compensation Committee will review the company’s approach to annual incentives as appropriate.

A portion of the annual incentive award of each of our executive officers typically has been provided in the form of a deferred compensation award. The percentage of deferral is based on a schedule and dollar amount that is fixed and set forth in the program. The deferred compensation awards vest over three years and reflect investment returns as if invested in one or more of our mutual funds chosen by the participant. We believe that mandatory deferral of a portion of each executive’s incentive compensation and subjecting that deferred compensation to a vesting period serves as an effective retention tool.

Ownership Interests in the Company and its Operating Subsidiaries

In 2004, as part of an arms-length negotiation between our parent and our Principals, our parent’s board of directors approved the issuance of membership interests in Artio Global Management LLC to our Principals. These interests gave each of the Principals a 15% share of the pre-tax profits, as defined in the operating agreement, generated by the business. Accordingly, a substantial portion of the economic return derived by our Principals is obtained through the membership interests that they hold and the allocations of income that they receive under these interests. Prior to this offering, the Principals will each contribute to Artio Global Holdings these interests in exchange for New Class A Units in Artio Global Holdings. As of the completion of this offering, the Principals will each hold approximately 15% of the New Class A Units of Artio Global Holdings, consistent with their interest in our operations prior to this offering. In addition, we will terminate the agreement under which each of our Principals is entitled to 15% of the revenues and each bears 15% of the expenses of Artio Capital Management, and we will contribute all interests held by us in Artio Global Management to Artio Global Holdings. Accordingly, Artio Capital Management will be 100% owned by Artio Global Holdings and our Principals’ interests in such entity will instead be indirect through their ownership of Artio Global Holdings. We will enter into an exchange agreement with the Principals under which our Principals will have the right to exchange a specified portion of their New Class A Units for shares of Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, and subject to the terms of the exchange agreement. See “Relationships and Related Party Transactions — Exchange Agreement”. Thus, following this offering, a substantial portion of the economic return of our Principals will continue to be obtained through their ownership interests in Artio Global Holdings and related distributions. We believe that the continued link between the amount of the economic return they realize and our performance will encourage their continued exceptional performance. In addition, we believe that the restriction on exchange provisions and the ownership requirement provisions, to which they will be subject, will help to align their interests with the interests of our stockholders.

In the future, our compensation program will also include equity awards as an element of total compensation. In connection with this offering, we intend to make awards of restricted stock to          ,          , and           under the Artio Global Investors Inc. 2008 Stock Incentive Plan, which we expect will be adopted by our board of directors and approved by our parent prior to the consummation of this offering. We believe that these awards and any future equity awards under this plan will help to align the interests of our executive officers with those of our stockholders. In addition, because the value of an award will increase as the value of our stock increases and awards will be subject to a vesting schedule, equity awards also encourage high performance over a long period. See “— Artio Global Investors Inc. 2008 Stock Incentive Plan”.

Retirement Plans

Our retirement plans include a 401(k) profit sharing plan, a money purchase pension plan, and a nonqualified supplemental retirement plan, which is linked to our money purchase plan. The 401(k) profit sharing plan and money purchase pension plan are broad-based tax-qualified plans. The nonqualified supplemental retirement plan is offered to our officers, including our named executive officers, to increase their retirement benefits above amounts available under the money purchase plan. Unlike the money purchase plan, the nonqualified supplemental retirement plan is an unsecured obligation of the company and is not qualified for tax purposes. Each of the three plans is deemed to be a defined contribution plan. The contribution amount under the benefit formula under the nonqualified supplemental retirement plan is described in the narrative that accompanies the Nonqualified Deferred Compensation table below. We believe our retirement plan program is competitive and is an important tool in attracting and retaining executives.

Employment Agreements

We expect to enter into employment agreements with each of our named executive officers, to become effective upon the consummation of this offering. See “— Employment Agreements.”

Stock Incentive Plan

We expect to adopt the Artio Global Investors Inc. 2008 Stock Incentive Plan and to make restricted stock awards under this plan in connection with this offering. See “— Artio Global Investors Inc. 2008 Stock Incentive Plan.”

Our Policy on Internal Revenue Code Section 162(m)

Following this offering, our policy will be to comply with the requirements of Internal Revenue Code Section 162(m) to avoid losing the deduction for compensation in excess of $1 million paid to our named executive officers. However, we believe that there are circumstances under which it may be appropriate to forego deductibility to achieve our compensation objectives.

Executive Compensation

Summary Compensation Table

The following table presents summary information concerning the compensation received during the fiscal year ending December 31, 2007 by our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers, whom we refer to collectively as the “named executive officers”.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Richard Pell Chief Executive Officer	2007	400,000	—(5)	—	—	27,475	400,000
Rudolph-Riad Younes Head of International Equity	2007	400,000	—(5)	—	—	27,475	400,000
Glen Wisher President	2007	350,000	1,920,000	23,483	23,038	19,625	2,316,521
Tony Williams Chief Operating Officer	2007	280,000	1,920,000	19,938	—	8,635	2,219,938
Francis Harte Chief Financial Officer	2007	250,000	675,000	—	—	3,925	925,000

(1)	Amounts shown in this column represent the total annual discretionary bonus award granted to the individual. A portion of the total bonus is subject to mandatory deferral and vesting over a three year period, which is included within the amount above. The deferred portion of these bonuses is as follows: Mr. Wisher, $530,500; Mr. Williams $530,500; and Mr. Harte $90,000. The deferred portion also is reflected in the Nonqualified Deferred Compensation table below.

(2)	Amounts shown in this column represent the estimated fair value, for accounting purposes, relating to shares of our parent company’s common stock. The value of these awards is based on the market value of such shares on the date of grant.

(3)	Amounts shown in this column represent the estimated fair value, for accounting purposes, relating to options to purchase shares of our parent company’s common stock. The value of these options is based on the market value of such shares on the date of grant.

(4)	The amounts shown in this column reflect company contributions to the executive’s account under the company’s nonqualified supplemental retirement plan.

(5)	Our Principals have not historically received a bonus but have instead benefited from the increased value of their membership interests as well as distributions in respect of such interests. We incurred compensation charges for financial accounting purposes relating to the allocation of income to our Principals pursuant to their membership interests which totaled $41,756,170 for Mr. Pell and $41,756,170 for Mr. Younes. We also incurred compensation charges, for financial accounting purposes, for the changes in redemption value of the membership interests of our Principals. Such amount, which is non-cash in nature, totaled $38,421,929 for Mr. Pell and $38,421,929 for Mr. Younes.

Nonqualified Deferred Compensation

The following table sets forth information concerning the nonqualified deferred compensation benefits of the named executive officers.

	Executive	Registrant		Aggregate	Aggregate	Aggregate
	Contributions	Contributions		Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY		in Last FY	Distributions	Last FYE
Name	($)(1)	($)(2)(3)		($)	($)	($)

Richard Pell	—	728,491	(2)(3)	26,005	—	2,948,090
Rudolph-Riad Younes	—	728,491	(2)(3)	14,275	—	2,793,086
Glen Wisher	530,500	19,625(3)		61,541	100,619	1,270,305
Tony Williams	530,500	8,635(3)		84,633	103,501	1,262,601
Francis Harte	90,000	3,925(3)		5,762	9,601	149,138

(1)	Represents amounts deferred in conjunction with the company’s Incentive Award and Special Deferred Compensation Award Program relating to 2007. These amounts were not reflected within compensation expense in 2007 because they were deferred and vest over a three year period and the compensation expense will be distributed evenly throughout the vesting period.

(2)	For Messrs. Pell and Younes, such amount includes the amortization of awards under a deferred compensation plan entered into during 2004 which initially vested over a ten year period. This plan was amended in December 2007. Under the terms of the revised agreement, the deferred compensation plan will be fully vested and payable upon the earlier of our initial public offering or December 31, 2008. The 2007 compensation expense for this deferred compensation plan amounted to $701,016 for Mr. Pell and $701,016 for Mr. Younes. As a result of this offering and reorganization transactions, the vesting of these awards will be accelerated and the payments distributed. The unvested balance as of December 31, 2007 for each of Messrs. Pell and Younes amounted to $4,438,841.

(3)	Additionally, all of the listed individuals who were employed by us as of December 31, 2007 participate in our nonqualified supplemental retirement plan. The contributions for such plan relating to 2007 were $27,475, $27,475, $19,625, $8,635, and $3,925 for Messrs. Pell, Younes, Wisher, Williams and Harte, respectively.

Under the company’s Incentive Award and Special Deferred Compensation Award Program, annual incentive awards are awarded in the company’s sole discretion to select employees and officers. The portion of a participant’s annual cash incentive award that will be automatically deferred under the program is determined in accordance with the schedule contained in the program document. The deferred portion of the incentive award vests and is paid in equal installments over three years commencing on the first anniversary of the date the non-deferred portion of the incentive awards are paid, as long as the participant remains actively employed by the company through the applicable vesting date. A participant forfeits all rights to a deferred award if the participant violates the non-competition, non-solicitation and confidentiality covenants set forth in the program or violates the terms of any release previously entered into as a condition of receipt of payment under the program. If a participant’s employment terminates by reason of the participant’s death, “disability”, “retirement” or a “qualifying termination” (as these terms are defined in the program), the participant will be fully vested in his deferred compensation and the deferred amounts will be paid in accordance with the payment schedule described above. A “qualifying termination” means a termination as a result of the permanent elimination of the participant’s job position or any termination by the company (or its successor) without cause following a “change in control” (as the term is defined in the program).

We entered into a deferred compensation agreement with Messrs. Pell and Younes in 2004. The agreement provides for a payment of $7,008,750 to be made to each of Messrs. Pell and Younes at the end of the term subject to certain conditions. The agreement initially vested evenly over a ten year period and could be accelerated upon certain significant events, including: (i) termination without cause, (ii) termination by the Principal for “good reason”, as defined in the operating agreement, (iii) change in control and (iv) the sale of the Principals’ membership interest as a result of an asset sale or offer to acquire the business, as defined in the operating agreement. Upon consummation of this offering, the Principals’ rights to this payment will be completely vested. The agreement was modified in December 2007. Under the terms of the revised agreement, the Principals’ entitlement to the deferred compensation plan will be fully vested and payable upon the earlier of our initial public offering or December 31, 2008.

We offer a nonqualified supplemental retirement plan to our officers. This plan is a nonqualified plan and is an unsecured obligation of the company. The contribution amount is determined by multiplying the individual’s base salary in excess of the compensation limit for determining contributions to qualified plans mandated by the Internal Revenue Service in effect for the plan year by 15.7%.

Potential Payments upon Termination or Change in Control

We expect to enter into employment agreements (see “— Executive Compensation — Employment Agreements” below) that will provide for compensation to the named executive officers in the event of certain types of termination of employment. The table(s) below provide details of the nature and amounts of compensation payable to each named executive officer, assuming a hypothetical termination on December 31, 2008, the last day of our fiscal year.

Involuntary
		Not for	Change in
	Voluntary	Cause	Control
Name	Termination	Termination	Termination

Richard Pell
Rudolph-Riad Younes
Glen Wisher
Tony Williams
Francis Harte

No compensation is expected to be payable to the named executive officers in the event of a change in control of the company.

Employment Agreements

We will enter into employment agreements with each of our named executive officers, to become effective upon the consummation of this offering. The agreements with our Principals will provide that Mr. Pell will serve as our Chief Executive Officer and Chief Investment Officer and Mr. Younes as our Head of International Equity. Pursuant to their employment agreements, Messrs. Pell and Younes will each receive an annual base salary of $500,000 and an annual bonus for each calendar year, targeted at a minimum of $7.5 million annually for the first twenty-four months after the date of the offering. The employment agreements also provide that each of the Principals will be eligible to participate in our employee benefit plans. The agreements will be in effect until terminated by either the Principal or us. If a Principal’s employment is terminated by us or if a Principal’s employment terminates due to resignation, death or permanent incapacity, such Principal (or his estate or representative) shall receive: (i) any accrued but unpaid base salary (and other vested and accrued employee benefits) through the termination date and (ii) any earned but unpaid annual bonus relating to a bonus year completed prior to the Principal’s termination of employment and determined in accordance with applicable bonus procedures. The agreements include customary non-disparagement and confidentiality provisions, and provisions that all work product produced by the Principal in the course of employment belong to us. Finally, the agreements also permit the Principals to refer, in the context of future employment or investment management activities, to the track record of funds managed by us for which such Principals had management or investment authority, so long as such future activities are not prohibited by the non-competition provisions set out in the Exchange Agreement.

The agreements for our other named executive officers will provide that Mr. Wisher will serve as our President, Mr. Harte as our Chief Financial Officer and Mr. Williams as our Chief Operating Officer. The agreements are effective upon the closing of this offering and are for a term of three years. At the end of the initial three-year term, the agreements will automatically renew for an additional year and each year thereafter, unless either party gives notice of intent not to renew the agreement at least 90 days prior to the end of the term. Pursuant to the agreements, Mr. Wisher will receive an annual base salary of $350,000; Mr. Harte will receive an annual base salary of $250,000; and Mr. Williams will receive an annual base salary of $280,000. In addition, each of the employment agreements provides for an annual bonus for each calendar year. The employment agreements also provide that each of the executive officers will be eligible to participate in our employee benefit plans. In addition, under their employment agreements, each of Messrs. Wisher, Harte and Williams will receive an initial grant of restricted shares of our Class A common stock, effective on the consummation of this offering. See “— Artio Global Investors Inc. 2008 Stock Incentive Plan”.

If Messrs. Wisher, Williams or Harte are terminated by the company without “cause”, they will be entitled to receive accrued benefits; continued payment of base salary for the greater of the remaining term of the agreement or 12 months (18 months for Mr. Wisher); payment of any annual bonus earned but not paid as of the date of employment; a pro-rata bonus determined by multiplying the greater of the prior year’s bonus or the last three year’s average bonus times the percentage of days the executive was employed for the current year; continued medical and dental benefits through the end of the term of the agreement or the date the executive becomes covered under another plan; and continued vesting of shares of restricted stock granted to the executive at the time of the offering. If the company elects not to renew the agreement and Messrs. Wisher, Williams or Harte are willing and able to provide services in circumstances that constitute an involuntary termination, the executive will be entitled to the payments and benefits described above that are payable upon a termination without “cause”. If Messrs. Wisher, Williams or Harte die or become disabled during the term of the agreement, they will be entitled to accrued benefits and payments of the annual bonus and pro-rata bonus described above. If the executives are terminated by the company as a result of a change in control (as defined under the Artio Global Investors Inc. 2008 Equity Incentive Plan), all restrictions with respect to their shares of restricted stock will lapse as of the change in control.

As a condition to the receipt of any payments or benefits upon termination, Messrs. Wisher, Williams or Harte agree that they will not compete with the company and its affiliates and will not solicit any clients or employees of the company or its affiliates for a period of 12 months following termination.

Artio Global Investors Inc. Bonus Plan

We expect to adopt, subject to the approval of our parent, the Artio Global Investors Inc. Bonus Plan providing for the payment of annual bonuses to our executive team. Our Compensation Committee may establish the terms and provisions of any incentive awards, including the performance objectives, the performance period, which may be annual or over a multi-year period, and other features as it may determine in its discretion. The performance objectives may include any or all of a combination of individual, team, department, division, subsidiary, group or corporate performance objectives. Incentive awards under this plan generally will be paid in cash.

Artio Global Investors Inc. 2008 Stock Incentive Plan

We expect to adopt, subject to the approval of our parent, the Artio Global Investors Inc. 2008 Stock Incentive Plan (the “Incentive Plan”). The purposes of the Incentive Plan will be (i) to advance the interests of the company by attracting and retaining high caliber employees and other key individuals, (ii) to more closely align the interests of recipients of Incentive Plan awards with the interest of the company’s stockholders by increasing the proprietary interest of such recipients in our growth and success as measured by the value of our stock, and (iii) to motivate award recipients to act in the long-term best interests of our stockholders.

Shares Available.            shares of our Class A common stock may be subject to awards under the Incentive Plan (the “Plan Share Limit”), subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, split-up, extraordinary dividend or distribution, spin-off, warrants or rights offering to purchase common stock at a price substantially below fair market value, or other similar event. If, with respect to any award (other than a stock appreciation right), such award is cancelled, forfeited, or terminates or expires unexercised, or if shares are tendered or withheld from an award to pay the option price or satisfy a tax withholding obligation, such shares may again be issued under the Incentive Plan.

Initial Awards.  All of our employees (other than the Principals) and all employees of our subsidiaries will receive awards at the time of this offering. The awards will be made in the form of restricted stock and the restrictions will lapse if the employee is employed on the lapse date scheduled to be in February 2009. In addition, our executive team and members of senior management will receive awards of restricted stock at the time of this offering. The restrictions with respect to the awards of restricted stock to senior management will lapse 20% of the total award on each of the first five anniversaries of the date of grant, provided the employee continues to be employed through each lapse date. Except as otherwise provided in an employment agreement between the executive and the company, if the executive terminates employment, other than for death, “disability” or a “qualifying termination” (as defined in the restricted stock award agreement), the executive will forfeit all shares of restricted stock for which the restrictions have not yet lapsed. If the executive terminates employment by reason of death, “disability” or a “qualifying termination,” all shares of restricted stock will become free of restrictions. On an ongoing basis, certain employees may receive an award as a component of their discretionary bonus.

Eligibility.  Employees, directors and consultants of the company and its affiliates are eligible to receive awards under the Incentive Plan.

Administration.  The administration of the Incentive Plan will be overseen by our Compensation Committee. The Compensation Committee will have the authority to interpret the Incentive Plan and make all determinations necessary or desirable for the administration of the Incentive Plan. The Compensation Committee will have discretion to select participants and determine the form, amount and timing of each award to such persons, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of an award.

Forms of Awards.  Awards under the Incentive Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options), (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) restricted stock units, (v) performance grants, (vi) other stock-based awards and (vii) cash. Such awards may be for partial-year, annual or multi-year periods.

Options are rights to purchase a specified number of shares of our Class A common stock at a price fixed by our Compensation Committee, but not less than fair market value of our Class A common stock on the date of grant. Options generally expire no later than 10 years after the date of grant. Options will become exercisable at such time and in such installments as our Compensation Committee will determine, and the Compensation Committee will determine the period of time, if any, after termination of employment, death, or disability during which options may be exercised.

An SAR entitles the holder to receive, upon exercise, an amount equal to any positive difference between the fair market value of one share of our Class A common stock on the date the SAR is exercised and the exercise price, multiplied by the number of shares of common stock with respect to which the SAR is exercised. Our Compensation Committee will have the authority to determine whether the amount to be paid upon exercise of a SAR will be paid in cash, Class A common stock (including restricted stock) or a combination of cash and Class A common stock.

Restricted stock consists of shares of our Class A common stock subject to a restriction against transfer during a period of time or until performance measures are satisfied, as established by our Compensation Committee. Unless otherwise set forth in the agreement relating to a restricted stock award, the holder will have all rights as a stockholder, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of common stock. However, our Compensation Committee may determine that distributions with respect to shares of common stock will be deposited with the company and will be subject to the same restrictions as the shares of common stock with respect to which such distribution was made.

A restricted stock unit is a right to receive a specified number of shares of our Class A common stock (or the fair market value thereof in cash, or any combination of our common stock and cash, as determined by our Compensation Committee), subject to the expiration of a specified restriction period and/or the achievement of any performance measures selected by the Compensation Committee, consistent with the terms of the Incentive Plan. The restricted stock unit award agreement will specify whether the award recipient is entitled to receive dividend equivalents with respect to the number of shares of our Class A common stock subject to the award. Prior to the settlement of a restricted stock unit award in our Class A common stock, the award recipient will have no rights as a stockholder of our company with respect to our Class A common stock subject to the award.

Performance grants are awards whose final value or amount, if any, is determined by the degree to which specified performance measures have been achieved during a performance period set by our Compensation Committee. Performance periods can be partial-year, annual or multi-year periods, as determined by our Compensation Committee. Performance measures that may be used include (without limitation) one or more of the following: the attainment by a share of Class A common stock of a specified value within or for a specified period of time, earnings per share, earnings before interest expense and taxes, return to stockholders (including dividends), return on equity, earnings, revenues, cash flow or cost reduction goals, operating profit, pretax return on total capital, economic value added or any combination of the foregoing. Such criteria and objectives may relate to results obtained by the individual, the company, a subsidiary, or an affiliate, or any business unit or division thereof, or may relate to results obtained relative to a specific industry or a specific index. Payment may be made in the form of cash, Class A common stock, restricted stock, restricted stock units or a combination thereof, as specified by our Compensation Committee.

An award agreement may contain additional terms and restrictions, including vesting conditions, not inconsistent with the terms of the Incentive Plan, as the Compensation Committee may determine.

We intend to file with the SEC a registration statement on Form S-8 covering the shares of our Class A common stock issuable under the Incentive Plan.

In connection with this offering, we intend to grant restricted shares to all of our employees (other than the Principals). The restricted shares granted to executive officers (including Messrs Wisher, Williams and Harte) and other members of senior management will become vested and

exercisible over the 5-year period following this offering. Other employees will receive a one-time grant of        restricted shares, which will become fully vested as of        . Non-employee directors also will be entitled to receive a one-time stock award of $60,000 under the Artio Global Investors Inc. 2008 Equity Incentive Plan. This one-time award will be made to each sitting non-employee director at the time of the offering and will be made to each new non-employee director after this offering at the time he or she joins the board. The table below sets forth these restricted share grants:

Artio Global Investors Inc. 2008 Stock Incentive Plan
Name and Position	Restricted Shares	Dollar Value

Glen Wisher	[—]	$[—]
Tony Williams	[—]	$[—]
Francis Harte	[—]	$[—]
Executive officers and directors as a group	[—]	$[—]
All other employees	[—]	$[—]

Director Compensation

We expect that each independent director will receive the following compensation for service on our board of directors and any standing committees of our board of directors. Independent directors are directors who are not our employees or employees of our parent.

•	An annual cash retainer fee of $60,000 and stock award of $60,000; and

•	An additional cash retainer fee of $15,000 for the Chairperson of the Audit Committee and $10,000 for the Chairperson of each other standing committee of our board of directors.

Retainers will be paid upon closing of this offering and immediately following each regularly scheduled annual shareholder meeting. If a director joins the board of directors at any time other than the annual shareholder meeting, the retainers will be prorated and paid at the time of such director joining the board of directors. The directors will have the right to elect to receive a portion of their annual cash retainer in stock prior to the year of service in accordance with restrictions as may be required by law.

As described above, non-employee directors also will be entitled to receive a one-time stock award of $60,000 under the Artio Global Investors Inc. 2008 Equity Incentive Plan. This one-time award will be made to each director nominee at the time of the offering and will be made to each new non-employee director after this offering at the time he or she joins the board.

All directors will be reimbursed for reasonable expenses incurred in attending board of directors, committee and stockholder meetings, including those for travel, meals and lodging.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Repurchase of Class C common stock from Julius Baer Holding Ltd.

Immediately following this offering, we will use the net proceeds from this offering to repurchase approximately           shares of Class C common stock (          shares of Class C common stock if the underwriters exercise in full their option to purchase additional shares) held by our parent, Julius Baer Holding Ltd., at a repurchase price per share equal to the public offering price per share of our Class A common stock in this offering, less the amount of certain offering expenses incurred by us. See “Use of Proceeds” and “Our Structure and Reorganization”.

Registration Rights Agreement

Effective upon consummation of this offering, we will enter into a registration rights agreement with the Principals and Julius Baer Holding Ltd. pursuant to which we will grant them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act shares of our Class A common stock issuable upon exchange of their New Class A Units or upon conversion of their Class C common stock, respectively, held or acquired by them. Under the registration rights agreement, the Principals and Julius Baer Holding Ltd. have the right to request us to register the sale of their shares and can also require us to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, the agreement will give the Principals and Julius Baer Holding Ltd. the ability to exercise certain piggyback registration rights in connection with registered offerings requested by any of such holders or initiated by us.

Shareholders Agreements

Julius Baer Holding Ltd. will enter into a shareholders agreement with us under which it will agree that, to the extent it has a vote as holder of the Class C common stock greater than that to which it would be entitled on a one-vote per share basis, it will on all matters vote such excess on the same basis and in the same proportion as the votes cast by the holders of our Class A and Class B common stock.

As long as Julius Baer Holding Ltd. owns shares of our common stock constituting at least 10% of our outstanding common stock, the agreement will permit it to appoint a member to our board of directors. If Julius Baer Holding Ltd.’s ownership interest in us falls below 10%, it will no longer be entitled to appoint a member of our board of directors but it will be entitled to certain observer rights until the later of the date upon which (i) we cease to use the Julius Baer brandname pursuant to the transition services agreement or (ii) Julius Baer Holding Ltd. ceases to own at least 5% of our common stock on a fully diluted basis. Mr. Younes will enter into a shareholders agreement with us under which he will be entitled to attend meetings of our board of directors as an observer until the later of the date upon which (i) he ceases to be employed by us and (ii) the restrictions on exchange under the exchange agreement terminate. Mr. Pell will enter into a shareholders agreement with us under which, if he ceases to be a member of our board of directors, he will be entitled to attend meetings of our board of directors as an observer until the date on which the restrictions on exchange under the exchange agreement terminate.

Exchange Agreement

In connection with the closing of this offering, the Principals will enter into the exchange agreement with us under which, from time to time, they (or certain permitted transferees thereof) will have the right to exchange their New Class A Units, which represent membership interests in Artio Global Holdings, for shares of Class A common stock of our company on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. The exchange agreement generally provides that the Principals may elect to exchange with us up to 20% of the New Class A Units that they own at the time of this offering into shares of our Class A common stock after the first anniversary of the pricing of this offering, and an additional 20% of the New Class A Units that they own at the time of this offering after each subsequent anniversary such that 100% of their New

Class A Units can be exchanged after the fifth anniversary of the pricing of this offering, subject to the notice requirement. As the Principals exchange their New Class A Units with us, our membership interests in Artio Global Holdings will be correspondingly increased (in the form of New Class A Units) and their corresponding shares of Class B common stock will be cancelled. The restrictions on exchange will terminate upon the occurrence of (i) any material breach by us of any of the agreements we have with the Principals, after notice and an opportunity to cure, (ii) the conduct by us of any business (other than through our operating company or any of our operating company’s subsidiaries), (iii) any change of control or (iv) the dissolution, liquidation or winding up of Artio Global Holdings.

“Change of control” will be defined as (A) any person or group, other than the Principals, Julius Baer Holding Ltd. and their permitted transferees (or any group consisting of such persons), (1) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the voting stock of the company or, in the context of a consolidation, merger or other corporate reorganization in which the company is not the surviving entity, 50% or more of the voting stock generally entitled to elect directors of such surviving entity (or in the case of a triangular merger, of the parent entity of such surviving entity), calculated on a fully diluted basis, or (2) has obtained the power (whether or not exercised) to elect a majority of the directors of the company or its successors; (B) the board of directors of our company shall cease to consist of a majority of continuing directors, which is defined as the directors on the date of this offering and subsequently elected directors whose election is approved by the continuing directors; (C) we or our successors, alone or together with Pell, Younes and the permitted transferees of Pell and Younes, cease to own 50% or more of the voting equity interests of Artio Global Holdings; or (D) the sale of all or substantially all the assets of our company or Artio Global Holdings.

The exchange agreement also includes non-solicit and non-competition covenants that preclude the Principals from soliciting our employees or customers and competing with our business generally in the period beginning with the closing of this offering and ending two years after termination of their employment with us. The non-compete and non-solicitation provisions will terminate if a “change of control” or a potential “change of control” occurs and the relevant Principal is terminated by us without cause or resigns with good reason.

A “potential change of control” will deemed to have occurred if: (A) the company enters into an agreement, the consummation of which would result in the occurrence of a change of control; (B) the board of directors of our company adopts a resolution to the effect that a potential change of control has occurred; (C) any person commences a proxy contest, files solicitation material with the SEC, files a Statement on Schedule 13D with the SEC or commences a tender offer or exchange offer for any of the outstanding shares of our company’s stock, and a change of control occurs within nine months following any of such events; or (D) any person commences discussions or negotiations with our company regarding the appointment or nomination of one or more individuals as a director(s) of our company, or commences discussions or negotiations with our company regarding the sale or other disposition of a material product line of our company or of a material portion of our company’s assets, and a change of control occurs as a result of any such event or events within nine months following any such event or events.

Amended and Restated Limited Liability Company Agreement of Artio Global Holdings LLC

As a result of the reorganization and offering, Artio Global Holdings will operate our business. The form of the operating agreement is filed as an exhibit to the registration statement of which this prospectus forms a part, and the following description of the operating agreement is qualified by reference thereto.

As the sole managing member of Artio Global Holdings, we will have control over all of its affairs and decision making. As such, we, through our officers and directors, will be responsible for all its operational and administrative decisions and the day-to-day management of its business. However, any issuance by Artio Global Holdings of equity interests other than New Class A Units, any amendments to the operating agreement prior to the expiration of all the restrictions in the exchange agreement and any voluntary dissolution will require the consent of all members.

In accordance with the operating agreement, net profits and net losses of Artio Global Holdings will be allocated to its members pro rata in accordance with the respective percentages of their New Class A Units. Accordingly, net profits and net losses will initially be allocated approximately 70% to us and approximately 30%, in the aggregate, to the Principals.

The holders of New Class A Units, including us, will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Artio Global Holdings. Net profits and net losses will generally be allocated to its members, including us, pro rata in accordance with the percentages of their respective New Class A Units. The operating agreement will provide for cash distributions to the members of Artio Global Holdings if its allocation of taxable income will give rise to taxable income for such members. The cash distributions to the holders of its New Class A Units for purposes of funding their tax obligations will be calculated at an assumed tax rate. Further, taxable income of Artio Global Holdings for purposes of calculating the cash distributions with respect to the members’ tax obligations will be calculated without regard to any deductions for the interest expense with respect to the indebtedness incurred by it before this offering (or any interest expense in respect of any future indebtedness incurred to repay the principal of such indebtedness existing before this offering, up to the aggregate amount of such indebtedness).

The operating agreement will provide that at any time we issue a share of our Class A common stock, we are entitled to transfer the net proceeds received by us with respect to such share, if any, to Artio Global Holdings and it shall be required to issue to us one New Class A Unit. Conversely, if at any time, any shares of our Class A common stock are redeemed by us for cash, we can cause Artio Global Holdings, immediately prior to such redemption of our Class A common stock, to redeem an equal number of New Class A Units held by us, upon the same terms and for the same price, as the shares of our Class A common stock are redeemed.

Immediately prior to this offering, we will amend and restate the operating agreement of our principal operating subsidiary in connection with the reorganization transactions and this offering, which will result in the complete acceleration of the unvested portion of the membership interests of the Principals, the elimination of both our obligation to repurchase such interests and the ability of the Principals to put their interests to our principal operating subsidiary and the conversion of this operating subsidiary’s multiple-class capital structure into a single new class of membership interests.

Tax Receivable Agreement

Pursuant to the exchange agreement described above, from time to time we may be required to acquire New Class A Units from the Principals in exchange for shares of our Class A common stock and the cancellation of a corresponding number of shares of our Class B common stock held by the Principals. Artio Global Holdings intends to have an election under Section 754 of the Internal Revenue Code of 1986, as amended, in effect for each taxable year in which such an exchange occurs, pursuant to which the exchange is expected to result in an increase in the tax basis of tangible and intangible assets of Artio Global Holdings with respect to such New Class A Units acquired by us in the exchange. This increase in tax basis is likely to increase (for tax purposes) depreciation and amortization allocable to us from Artio Global Holdings and therefore reduce the amount of income tax we would otherwise be required to pay in the future. This increase in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent increased tax basis is allocated to those capital assets.

We will enter into a tax receivable agreement with the Principals requiring us to pay 85% of the amount of the reduction in tax payments, if any, in U.S. federal, state and local income tax that we realize (or are deemed to realize upon an early termination of the tax receivable agreement or a change of control, both discussed below) as a result of the increases in tax basis described above. For purposes of the tax receivable agreement, reduction in tax payments will be computed by comparing our actual income tax liability to the amount of such taxes that we would otherwise have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of Artio Global Holdings. The term of the tax receivable agreement will commence upon the completion of this offering and will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement early. If we exercise our right to terminate the tax receivable agreement early, we will be obligated to make an early termination payment to the Principals, or their transferees, based upon the net present value (based upon certain assumptions and deemed events set forth in the tax receivable agreement, including the assumption that we would have enough taxable income in the future to fully utilize the tax benefit resulting from any increased tax basis that results from an exchange and that any New Class A Units that the Principals or their transferees own on the termination date are deemed to be exchanged on the termination date) of all payments that would be required to be paid by us under the tax receivable agreement. We would be obligated to make a similar termination payment if certain change of control events were to occur.

The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of our Class A common stock at the time of an exchange, the extent to which such exchanges are taxable, the amount and timing of our income and the tax rates then applicable.

We expect that, as a result of the size and increases in the tax basis of the tangible and intangible assets of Artio Global Holdings attributable to the exchanged New Class A Units, and assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize the full tax benefit of the increased tax basis, future payments under the tax receivable agreement will be substantial, and based on the assumptions discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” would be $      over a 15-year period. The payments under the tax receivable agreement are not conditioned on the Principals maintaining an ownership interest in us. Payments under the tax receivable agreement will give rise to additional tax benefits and therefore to additional potential payments under the tax receivable agreement. In addition, the tax receivable agreement will provide for interest accrued from the due date (without extensions) of the corresponding tax return to the date of payment under the agreement.

Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, we will not be reimbursed for any payments previously made under the tax receivable agreement if such basis increase is successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of our cash tax savings.

Transition Services Agreement

In connection with this offering, we will enter into a transition services agreement with our parent, Julius Baer Holding Ltd., pursuant to which Julius Baer Holding Ltd. will provide us with certain services in connection with the operation of our business, principally including the continued use of the “Julius Baer” brand in a limited form and for a transitional period of up to one year following this offering.

Other Interested Party Transactions

We and our subsidiaries engage in transactions with affiliates as part of our business. Compensation for, and expenses of, these transactions are governed by agreements between the parties.

We earned revenue from advising our SEC registered mutual funds which are currently marketed using the Julius Baer brand. Amounts earned from such activity, which are reported in investment management fees, are as follows:

Three months ended March 31, 2008	$72.8 million
Year ended December 31, 2007	$278.7 million
Year ended December 31, 2006	$190.0 million
Year ended December 31, 2005	$145.0 million

We earned revenue advising or sub-advising funds for affiliates. The affiliates whom we sub-advise include Bank Julius Baer & Co. Ltd. as well as GAM International Management Limited.

Amounts earned from sub-advising, which are reported in investment management fees, are as follows:

Three months ended March 31, 2008	$1.6 million
Year ended December 31, 2007	$6.0 million
Year ended December 31, 2006	$4.3 million
Year ended December 31, 2005	$3.7 million

We held investments in Julius Baer registered investment companies (pursuant to which certain of our employees had the choice of investing their deferred bonuses) totaling $7.7 million, $4.8 million and $2.4 million as of March 31, 2008, December 31, 2007 and 2006, respectively. Unrealized losses on the investments totaled $0.4 million and realized losses on the investments totaled $0.2 million for the three months ended March 31, 2008. Unrealized gains on the investments totaled $7.7 million, $0.5 million and $0.3 million as of December 31, 2007 and 2006 and March 31, 2008, respectively.

We allocated $4.7 million and $2.4 million for the years ended December 31, 2007 and 2006, respectively, to affiliates for both direct and indirect expenses of occupancy (including rent and depreciation), information technology and support system costs (including depreciation), administration and management under the terms of service level agreements entered into with such affiliates. The affiliates include Julius Baer Financial Markets LLC and GAM USA Inc., both of which are 100% owned by Julius Baer Holding Ltd. There were no allocated expenses for the three months ended March 31, 2008.

We paid Julius Baer Holding Ltd. $2.2 million, $7.3 million and $6.4 million in fees for the three months ended March 31, 2008 and years ended December 31, 2007 and 2006, respectively, for management and licensing under the terms of a service level agreement entered into with Julius Baer Holding Ltd. Following this offering, we will no longer pay these license and management fees to Julius Baer Holding Ltd. but will pay fees to them under the transition services agreement for up to one year.

Prior to 2006, direct and indirect expenses relating to occupancy (including rent and depreciation), information technology, support system costs (including depreciation), administration and management were allocated to us by our affiliate, Bank Julius Baer & Co. Ltd. The amount allocated to continuing operations for the year ended December 31, 2005 was $9.3 million.

In January 2006, we purchased certain fixed assets from Bank Julius Baer & Co. Ltd. for $9.2 million at net book value. Additionally, effective January 2006, the administrative and support personnel who supported us were transferred from Bank Julius Baer & Co. Ltd. to us. Further, effective January 2006, Bank Julius Baer & Co. Ltd. also assigned to us the lease for our office space as well as other contracts relating to such lease.

Prior to 2006, Bank Julius Baer & Co. Ltd. was the sponsor of the two defined contribution plans in which our employees participate. We were allocated $0.8 million in contributions by Bank Julius Baer & Co. Ltd. for the year ended December 31, 2005.

In December 2005 the foreign exchange activities of an affiliate were transferred to us. This activity was conducted in Julius Baer Financial Markets LLC, which was our wholly owned subsidiary. Julius Baer Financial Markets LLC, was distributed at book value to Julius Baer Holding Ltd. as of December 1, 2007, is no longer our subsidiary and is therefore shown in discontinued operations of our consolidated financial statements.

During 2005 and 2006 certain investment management agreements relating to our legacy alternative fund-of-fund business were terminated for no consideration. In conjunction with such termination, a subsidiary of Julius Baer Holding Ltd. entered into replacement investment management agreements with certain of the parties to the agreements. The financial results relating to our legacy alternative fund-of-fund business are included within continuing operations as this business did not meet the criteria for discontinued operations treatment.

Our Principals and certain other employees are expected to be permitted to make side-by-side investments with our private equity vehicles. These investments are not included in the accompanying consolidated financial statements.

Statement Regarding Transactions with Affiliates

Upon the completion of this offering, we will adopt a policy regarding the approval of any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is required to be disclosed under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts about the transaction. The general counsel will then assess and promptly communicate that information to the Nominating and Corporate Governance Committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, this board committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this board committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Class A common stock for:

•	each person who is known by us to beneficially own more than 5% of any class of our outstanding shares;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	all of our executive officers, directors and director nominees as a group.

The number of shares of common stock outstanding and percentage of beneficial ownership before this offering set forth below is based on the number of shares of common stock outstanding immediately prior to the consummation of this offering after giving effect to the reorganization transactions discussed in “Our Structure and Reorganization”. The number of shares of our Class A common stock outstanding and percentage of beneficial ownership after this offering set forth below is based on the number of shares of our Class A common stock outstanding after this offering, assuming that all New Class A Units held by the Principals and Class C common stock held by Julius Baer Holding Ltd. outstanding after giving effect to the transactions described under “Our Structure and Reorganization”, are exchanged for or converted into shares of our Class A common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Except as otherwise indicated, the address for each of our principal stockholders is c/o Artio Global Investors Inc., 330 Madison Ave, New York, NY 10017.

% of Combined
		% of		% of	Voting Power
	No. of	Combined	No. of	Combined	After Offering,
	Shares	Voting Power	Shares	Voting	Including
	Before	Before	After	Power After	Full Option
Name of Beneficial Owner	Offering	Offering	Offering	Offering	Exercise

Richard Pell
Rudolph-Riad Younes
Glen Wisher
Tony Williams
Francis Harte
Elizabeth Buse
Duane Kullberg
Francis Ledwidge
Charles Stonehill
Directors, director nominees and executive officers as a group (10 persons)
Julius Baer Holding Ltd.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. This description assumes the effectiveness of our amended and restated certificate of incorporation and bylaws, which will take effect immediately prior to the consummation of this offering. Under our amended and restated certificate of incorporation, the purpose of our company is to engage in any lawful act for which corporations may be organized under the Delaware General Corporation Law.

Our authorized capital stock consists of           shares of Class A common stock, par value $0.001 per share,          shares of Class B common stock, par value $0.001 per share,          shares of Class C common stock, par value $0.01 per share, and           shares of preferred stock. The issuance of Class A common stock in connection with this offering was authorized by resolutions of the Board of Directors on          , 2008, and resolutions of the Pricing Committee of the Board of Directors on          , 2008.

Common Stock

Class A Common Stock

Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. Any dividend paid in respect of our Class A common stock must also be paid in respect of our Class C common stock.

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A common stock and Class C common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Subject to the transfer restrictions set forth in the operating agreement, the Principals may exchange their New Class A Units with us for shares of Class A common stock on a one-for-one basis, subject to certain limitations and customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Upon any such exchange, a corresponding number of shares of Class B common stock will be automatically cancelled. See “Relationships and Related Party Transactions — Exchange Agreement”.

Class B Common Stock

Holders of our Class B common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our Principals will be the holders of all shares of Class B common stock.

Holders of our Class B common stock will not have any right to receive dividends (other than dividends consisting of shares of our Class B common stock or in rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock) or to receive a distribution upon the dissolution, liquidation or sale of all or substantially all of our assets.

Class C Common Stock

Holders of our Class C common stock are entitled to an aggregate vote on all matters submitted to a vote of stockholders equal to the greater of (1) the number of votes they would be entitled to on a one-vote per share basis and (2) 20% of the combined voting power of all classes of common stock. Julius Baer Holding Ltd. will be the holder of all shares of Class C common stock and will enter into a shareholders agreement with us under which it will agree that, to the extent it has a vote as holder of the Class C common stock greater than that which it would be entitled to on a one-vote per share basis, it will on all matters vote such excess on the same basis and in the same proportion as the votes cast by the holders of our Class A and Class B common stock. See “Relationships and Related Party Transactions — Shareholders Agreement”.

Holders of our Class C common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. Any dividend paid in respect of our Class A common stock must also be paid in respect of our Class C common stock.

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A common stock and Class C common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of our Class C common stock do not have preemptive, subscription or redemption rights. If Julius Baer Holding Ltd. transfers any shares of Class C common stock to anyone other than any of its subsidiaries, such shares will automatically convert into shares of Class A common stock. In addition, on the second anniversary of this offering, the Class C common stock will automatically convert on a one-for-one basis into Class A common stock.

Voting

Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class A common stock, Class B common stock and Class C common stock present in person or represented by proxy, voting together as a single class. However, as set forth below under “Amendments to our Governing Documents”, certain material amendments to the amended and restated certificate of incorporation must be approved by at least 66 2/3% of the combined voting power of all shares of Class A common stock, Class B common stock and Class C common stock, voting together as a single class. In addition, amendments to the amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock or Class C common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to our amended and restated certificate of incorporation or amended and restated bylaws to increase or decrease the authorized shares of any class of common stock shall be approved upon the affirmative vote of the holders of a majority of the shares of Class A common stock, Class B common stock and Class C common stock, voting together as a single class.

No shares of any class of common stock will be subject to redemption or will have preemptive rights to purchase additional shares of any class of common stock. Upon consummation of this offering, all the outstanding shares of common stock will be legally issued, fully paid and nonassessable.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates at which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders may believe is in their best interests or in which they may receive a premium for their Class A common stock over the market price of the Class A common stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Corporate Opportunities and Transactions with Julius Baer Holding Ltd.

In recognition that directors, officers and employees of Julius Baer Holding Ltd. and their respective affiliates may serve as our directors and/or officers, and that Julius Baer Holding Ltd. may acquire interests in businesses that directly or indirectly compete with certain portions of our business or are suppliers or clients of ours, our amended and restated certificate of incorporation provides for the allocation of certain corporate opportunities between us and Julius Baer Holding Ltd. As set forth in our amended and restated certificate of incorporation, neither Julius Baer Holding Ltd., nor any director, officer or employee of Julius Baer Holding Ltd. has any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. If Julius Baer Holding Ltd. acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity and Julius Baer Holding Ltd. will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for themselves or direct such opportunity to another person. In addition, if a director or officer of our company who is also a director, officer or employee of Julius Baer Holding Ltd. acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and Julius Baer Holding Ltd., we will not have any expectancy in such corporate opportunity unless such corporate opportunity is offered to such person in his or her capacity as a director or officer of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Limits on Written Consents

Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of our Class B common stock or Class C common stock in connection with actions that require their vote as a separate class of any series of preferred stock.

Limits on Special Meetings

Special meetings of the stockholders may be called at any time only by the board of directors, the Chairman of the Board or our Chief Executive Officer, subject to the rights of the holders of any series of preferred stock.

Amendments to our Governing Documents

Generally, the amendment of our amended and restated certificate of incorporation requires approval by our board and a majority vote of stockholders; however, certain material amendments (including amendments with respect to provisions governing board composition actions by written consent, special meetings and the corporate opportunities limitation) require the approval of at least 66 2/3% of the votes entitled to be cast by the outstanding capital stock in the elections of our board. Any amendment to our bylaws requires the approval of either a majority of our board of directors or holders of at least 66 2/3% of the votes entitled to be cast by the outstanding capital stock in the election of our board.

Amended and Restated Limited Liability Company Agreement of Artio Global Holdings LLC

As a holding company we will depend upon distributions from Artio Global Holdings to fund all distributions. For a description of the material terms of the Amended and Restated Limited Liability Company Agreement of Artio Global Holdings, see “Relationships and Related Party Transactions — Amended and Restated Limited Liability Company Agreement of Artio Global Holdings LLC”.

Listing

We intend to apply to list our Class A common stock on the NYSE under the symbol “ART”.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our Class A common stock. Future sales of substantial amounts of our Class A common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our Class A common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have           shares of Class A common stock outstanding. Pursuant to the terms of the exchange agreement, the Principals may from time to time exchange their New Class A Units for shares of our Class A common stock on a one-for-one basis. Immediately following the reorganization transactions and this offering and giving effect to the application of net proceeds from this offering, the Principals will beneficially own           New Class A Units, all of which will be exchangeable for shares of our Class A common stock subject to certain limits. See “Relationships and Related Party Transactions — Exchange Agreement”. In addition, upon any transfer of shares of Class C common stock by Julius Baer Holding Ltd. (other than to one of its subsidiaries), such shares will automatically be converted into shares of Class A common stock. Immediately following this offering and giving effect to the application of net proceeds thereof, Julius Baer Holding Ltd. will own           shares of Class C common stock.

Of the shares of common stock outstanding following this offering,          shares of Class A common stock (or           shares of Class A common stock if the underwriters exercise their option to purchase additional shares) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of Class A common stock held by our “affiliates”, as defined in Rule 144 under the Securities Act, which would be subject to the limitations and restrictions described below. The remaining          shares of Class A common stock (or Class B common stock or Class C common stock that may be exchanged for or converted into shares of Class A common stock) are “restricted shares” as defined in Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 of the Securities Act. As a result of the contractual 180-day lock-up period described below and the provisions of Rules 144 and 701, these shares will be available for sale in the public market as follows:

Number of Shares	Date

On the date of this prospectus.
After 180 days from the date of this prospectus (subject, in some cases, to volume limitations).
At various times after 180 days from the date of this prospectus (subject, in some cases, to volume limitations).

Effective upon consummation of this offering, we will enter into a registration rights agreement with Julius Baer Holding Ltd. and the Principals that would require us to register under the Securities Act these shares of Class A common stock. See “— Registration Rights Agreement” and “Relationships and Related Party Transactions — Registration Rights Agreement”.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after this offering, our affiliates who own shares for at least six months or own shares purchased in the open market, are entitled to sell these shares as follows. Within any three-month period, each person may sell a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock, which will equal approximately           shares immediately after this offering, or the average weekly trading volume of our common stock on the NYSE during the four calendar weeks preceding the filing of a notice of the sale on Form 144. Sales under Rule 144 by affiliates will also be subject to manner of sale provisions, notice requirements and the availability of current public information about us.

A person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us, or any affiliate, at least six months previously, would, beginning 90 days after this offering, also be entitled to sell shares under Rule 144. Such sales would be permitted without regard to the volume limitations, manner of sale provisions or notice requirements described above and, after one year, without any limits, including the public information requirement.

We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Equity Awards

Upon completion of this offering, we intend to file a registration statement under the Securities Act covering all shares of our Class A common stock issued and issuable pursuant to the Artio Global Investors Inc. 2008 Stock Incentive Plan. Shares of our Class A common stock          registered under this registration statement will be available for sale in the open market, subject to Rule 144 volume limitations applicable to affiliates, vesting restrictions with us or the contractual restrictions described under “Management — Artio Global Investors Inc. 2008 Stock Incentive Plan”.

Registration Rights Agreement

Effective upon consummation of this offering, we will enter into a registration rights agreement with the Principals and Julius Baer Holding Ltd. pursuant to which we will grant them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act shares of our Class A common stock issuable upon exchange of their New Class A Units or upon conversion of their Class C common stock, respectively, held or acquired by them. Such securities registered under any registration statement will be available for sale in the open market unless restrictions apply. See “Relationships and Related Party Transactions — Registration Rights Agreement”.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF
OUR CLASS A COMMON STOCK

In the opinion of Davis Polk & Wardwell, the following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our Class A common stock by a beneficial owner that is a “non-U.S. holder”, other than a non-U.S. holder that owns, or has owned, actually or constructively, more than 5% of our Class A common stock. A “non-U.S. holder” is a person or entity that, for U.S. federal income tax purposes, is a:

•	non-resident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates,

•	foreign corporation, or

•	foreign estate or trust.

A “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the ownership or disposition of our Class A common stock.

This discussion is based on the Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly on a retroactive basis. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

If a partnership holds Class A common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding Class A common stock should consult its own tax advisor with respect to the U.S. federal income tax treatment.

Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our Class A common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

Dividends paid to a non-U.S. holder of our Class A common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under an applicable treaty.

The withholding tax does not apply to dividends paid to a non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to U.S. income tax as if the non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate non-U.S. holder recognizing effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Distributions of cash or other property that we pay to our stockholders will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution by us to our stockholders exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of a holder’s basis in the Class A common stock and thereafter as capital gain.

Gain on Disposition of Our Class A Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our Class A common stock unless:

•	the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States, subject to an applicable treaty providing otherwise, or

•	we are or have been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and our Class A common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We are not, and do not anticipate becoming, a U.S. real property holding corporation.

A corporate non-U.S. holder recognizing effectively connected gain may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Information Reporting Requirements and Backup Withholding

Information returns may be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Class A common stock. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, our Class A common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

UNDERWRITING

Artio Global Investors Inc. and the underwriters named below have entered into an underwriting agreement with respect to the shares of Class A common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co. is acting as sole book-running manager of this offering and is acting as the representative of the underwriters.

Number of Shares
of Class A
Underwriters	Common Stock

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Keefe, Bruyette & Woods, Inc.
Wachovia Capital Markets, LLC

Total

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional          shares from us. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriters by Artio Global Investors Inc. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	No Exercise	Full Exercise

Per Share	$	$
Total	$	$

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $      per share from the initial public offering price. If all the shares are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Artio Global Investors Inc. and its officers, directors and parent have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their Class A common stock or securities convertible into or exchangeable for shares of Class A common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of Goldman Sachs & Co. This agreement does not apply to any existing employee benefit plans and is subject to certain exceptions. See “Shares Eligible for Future Sale” for a discussion of certain transfer restrictions.

The 180-day restricted period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the 180-day restricted period Artio Global Investors Inc. issues an earnings release or announces material news or a material event; or (2) prior to the expiration of the 180-day restricted period, Artio Global Investors Inc. announces that it will release earnings results during the 15-day period following the last day of the 180-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release of the announcement of the material news or material event.

Prior to this offering, there has been no public market for the shares. The initial public offering price has been negotiated between Artio Global Investors Inc. and the representative. Among the factors to be considered in determining the initial public offering price of the shares, in addition to prevailing market conditions, will be Artio Global Investors Inc.’s historical performance, estimates of the business potential and earnings prospects of Artio Global Investors Inc., an assessment of Artio Global Investors Inc.’s management and the consideration of the above factors in relation to market valuation of companies in related businesses.

Artio Global Investors Inc. will apply to list the Class A common stock on the New York Stock Exchange under the symbol “ART”. In order to meet one of the requirements for listing the common stock on the NYSE, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial holders.

In connection with this offering, the underwriters may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from Artio Global Investors Inc. in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of Artio Global Investors Inc.’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $     .

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Artio Global Investors Inc. and its affiliates, including Julius Baer Holding Ltd., for which they received or will receive customary fees and expenses.

VALIDITY OF CLASS A COMMON STOCK

The validity of the issuance of the shares of Class A common stock offered hereby will be passed upon for Artio Global Investors Inc. by Davis Polk & Wardwell, New York, New York and for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Artio Global Investors Inc. and Subsidiaries as of and for the years ended December 31, 2007 and 2006, have been included in this prospectus and registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm whose registered address is 345 Park Avenue, New York, NY, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Artio Global Investors Inc. and Subsidiaries for the year ended December 31, 2005 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CHANGE IN AUDITORS

Based on the recommendation from the board of directors of our parent, Julius Baer Holding Ltd., the shareholders of our parent approved the dismissal of PricewaterhouseCoopers LLP as auditor for Julius Baer Holding Ltd. and its subsidiaries on April 12, 2006. The report of PricewaterhouseCoopers LLP on our consolidated financial statements for the year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit for the year ended December 31, 2005, and through April 12, 2006, there were no (i) disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report or (ii) ”reportable events” as such term is used in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934. KPMG LLP was engaged as independent registered public accountants by us on July 6, 2006 and currently serves in that role. During the year ended December 31, 2005 and for the period from January 1, 2006 to July 5, 2006, we did not consult with KPMG LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Class A common stock we are offering. This prospectus does not contain all of the information in the registration statement and the exhibits to the registration statement. For further information with respect to us and our Class A common stock, we refer you to the registration statement and the exhibits thereto. With respect to documents described in this prospectus, we refer you to the copy of the document if it is filed as an exhibit to the registration statement.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet website, which is located at
http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus is a part, at the SEC’s Internet website. Upon completion of this offering, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and we will file reports, proxy statements and other information with the SEC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Reports of Independent Registered Public Accounting Firms	F-2
Consolidated Statements of Financial Position as of December 31, 2006 and 2007	F-4
Consolidated Statements of Income for the years ended December 31, 2005, 2006, and 2007	F-5
Consolidated Statements of Changes in Stockholder’s Equity and Other Comprehensive Income for the years ended December 31, 2005, 2006, and 2007	F-6
Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2006, and 2007	F-7
Notes to Consolidated Financial Statements as of and for the years ended December 31, 2005, 2006, and 2007	F-8
Consolidated Statements of Financial Position as of December 31, 2007 and March 31, 2008 (Unaudited)	F-23
Consolidated Statements of Income for the three months ended March 31, 2007 and 2008 (Unaudited)	F-24
Consolidated Statements of Changes in Stockholder’s Equity and Other Comprehensive Income for the three months ended March 31, 2007 and 2008 (Unaudited)	F-25

Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2008 (Unaudited)	F-26
Notes to Consolidated Financial Statements — March 31, 2007 and 2008 (Unaudited)	F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder
Artio Global Investors Inc. and Subsidiaries:

We have audited the accompanying consolidated statement of financial position of Artio Global Investors Inc. (formerly Julius Baer Americas Inc.) and Subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholder’s equity and other comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Artio Global Investors Inc. and Subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

(signed) KPMG LLP

New York, New York
April 8, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of
Artio Global Investors Inc:

In our opinion, the consolidated statements of income, changes in stockholder’s equity and cash flows for the year ended December 31, 2005 present fairly, in all material respects, the results of Artio Global Investors Inc. (formerly Julius Baer Americas Inc.) and its subsidiaries’ (the “Company”) operations and their cash flows for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/  PricewaterhouseCoopers LLP

New York, New York

February 28, 2006, except with respect to the effects of the discontinued broker-dealer operations discussed in Note 3 and the earnings per share data presented in the income statement as discussed in Note 2(m), as to which the date is January 31, 2008, and except for the effects of the discontinued foreign exchange operations discussed in Note 3, as to which the date is April 8, 2008.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Consolidated Statements of Financial Position

	December 31,	December 31,
	2006	2007

ASSETS
Cash and cash equivalents	$60,096,300	$133,447,100
Marketable securities, at fair value	67,442,200	47,465,900
Fees receivable and accrued fees (Note 4)	55,526,200	87,377,500
Due from affiliates (Note 4)	2,548,800	4,075,500
Net deferred tax asset	35,981,300	71,182,400
Property and equipment, net	9,183,300	9,252,800
Assets of discontinued operations (Note 3)	11,721,700	—
Other assets	2,204,400	2,553,500

Total assets	$244,704,200	$355,354,700

LIABILITIES AND STOCKHOLDER’S EQUITY
Accrued compensation and benefits	$138,087,100	$245,245,400
Accounts payable and accrued expenses	10,700,400	14,223,000
Due to affiliates (Note 4)	5,710,700	95,000
Accrued income taxes payable	3,267,400	3,789,600
Liabilities of discontinued operations (Note 3)	2,724,600	—
Other liabilities	3,329,800	2,907,900

Total liabilities	163,820,000	266,260,900
Commitments and contingencies (Notes 8, 9 and 10)
Stockholder’s equity
Common stock — $100 stated value; 20,000 shares authorized, 4,000 shares issued and outstanding	400,000	400,000
Additional paid-in capital	17,950,000	17,950,000
Retained earnings	62,534,200	70,420,000
Accumulated other comprehensive income, net of tax	—	323,800

Total stockholder’s equity	80,884,200	89,093,800

Total liabilities and stockholder’s equity	$244,704,200	$355,354,700

See accompanying notes to consolidated financial statements.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Consolidated Statements of Income

	For the Years Ended December 31,
	2005	2006	2007

Revenue:
Investment management fees (Note 4)	$201,285,100	$300,432,600	$445,558,400
Foreign currency gains	—	—	185,900

Total revenue	201,285,100	300,432,600	445,744,300

Expenses:
Employee compensation and benefits	110,183,000	170,019,100	252,633,100
Marketing and distribution	11,993,400	20,133,900	25,356,300
Recordkeeping	3,002,500	3,360,000	3,834,000
Occupancy	2,132,400	3,443,500	3,494,900
Information technology and system support	5,528,300	1,912,000	3,705,200
Communications and market data	2,527,000	4,081,000	6,023,000
Professional fees	5,513,400	5,395,100	20,653,800
Travel and entertainment	2,143,600	2,563,800	3,463,700
Depreciation and amortization	—	2,258,300	1,925,400
Allocated administrative expenses (Note 4)	2,342,500	(1,505,400)	(2,883,200)
License and management fees (Note 4)	3,383,900	6,388,000	7,327,300
Other expenses	1,153,300	3,613,700	2,457,400

Total expenses	149,903,300	221,663,000	327,990,900

Operating income before income tax expense	51,381,800	78,769,600	117,753,400
Non-operating income:
Interest income	1,658,700	2,990,700	6,930,400
Net gain (loss) on marketable securities (Note 5)	(267,500)	289,500	81,800
Other income	—	7,600	21,400

Total non-operating income	1,391,200	3,287,800	7,033,600
Income from continuing operations before income tax expense	52,773,000	82,057,400	124,787,000
Income taxes related to income from continuing operations	24,122,600	38,514,200	58,417,400

Net income from continuing operations	28,650,400	43,543,200	66,369,600
Income (loss) from discontinued operations, net of taxes (Note 3)	(2,543,900)	1,230,700	1,616,200

Net income	$26,106,500	$44,773,900	$67,985,800

Earnings per share, basic and fully diluted
Net income	$6,527	$11,193	$16,996

Net income from continuing operations	$7,163	$10,886	$16,592

Income (loss) from discontinued operations, net of taxes	$(636)	$307	$404

Common shares outstanding	4,000	4,000	4,000

See accompanying notes to consolidated financial statements.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Consolidated Statements of Changes in Stockholder’s Equity and Other
Comprehensive Income

	Number of				Accumulated
	Common		Additional		Other
	Shares	Common	Paid-in	Retained	Comprehensive	Stockholder’s
	Outstanding	Stock	Capital	Earnings	Income	Equity

Balance at December 31, 2004	4,000	$400,000	$17,950,000	$21,653,800	$—	$40,003,800
Net income	—	—	—	26,106,500	—	26,106,500
Dividends ($7,500 per share)	—	—	—	(30,000,000)	—	(30,000,000)

Balance at December 31, 2005	4,000	$400,000	$17,950,000	$17,760,300	$—	$36,110,300
Net income		—	—	44,773,900		44,773,900

Balance at December 31, 2006	4,000	$400,000	$17,950,000	$62,534,200	$—	$80,884,200
Comprehensive income
Net income	—	—	—	67,985,800	—	67,985,800
Other comprehensive income
Unrealized gains on available for sale investments	—	—	—	—	632,100	632,100
Income taxes	—	—	—	—	(308,300)	(308,300)

Total other comprehensive income	—	—	—	—	—	323,800

Total comprehensive income	—	—	—	—	—	68,309,600
Dividends ($15,025 per share)	—	—	—	(60,100,000)	—	(60,100,000)

Balance at December 31, 2007	4,000	$400,000	$17,950,000	$70,420,000	$323,800	$89,093,800

See accompanying notes to consolidated financial statements.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2005	2006	2007

Cash flows from operating activities:
Net income	$26,106,500	$44,773,900	$67,985,800
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	2,741,100	1,925,400
Deferred compensation	24,958,800	49,695,700	80,433,700
Deferred income taxes	(11,480,000)	(22,167,100)	(35,509,400)
Interest accrued on marketable securities	—	—	(1,304,800)
(Gains) on marketable securities	—	—	(81,800)
(Increase) in:
Marketable securities	(8,148,700)	(33,053,600)	—
Fees receivable and accrued fees	(12,058,500)	(20,282,700)	(31,851,300)
Due from affiliates	(425,600)	(2,123,200)	(1,526,800)
Other assets	(761,300)	(1,254,400)	(348,900)
Increase (decrease) in:
Accrued compensation and benefits	15,705,200	19,511,100	26,724,600
Accounts payable and accrued expenses	5,629,000	5,019,400	3,336,700
Due to affiliates	52,700	4,923,000	(5,615,700)
Accrued income taxes payable	(7,558,400)	182,500	522,200
Other liabilities	2,300	3,327,500	(412,900)
Cash flows provided by (used in) operating activities — discontinued operations	(4,692,100)	(5,792,300)	7,938,500

Total adjustments	1,223,400	727,000	44,229,500

Net cash provided by operating activities	27,329,900	45,500,900	112,215,300

Cash flows from investing activities:
Purchase of marketable securities	—	—	(199,936,400)
Proceeds from sales of marketable securities	—	—	221,931,300
Purchase of fixed assets from affiliate	—	(9,170,800)	—
Purchase of fixed assets	—	(2,753,600)	(2,003,900)

Net cash provided by (used in) investing activities	—	(11,924,400)	19,991,000

Cash flows from financing activities:
Dividends paid	(30,000,000)	—	(60,000,000)

Net cash used in financing activities	(30,000,000)	—	(60,000,000)

Effect of exchange rate changes on cash	—	—	185,900

Net increase (decrease) in cash and cash equivalents	(2,670,100)	33,576,500	72,392,200
Cash and cash equivalents:
Beginning of period	30,148,500	27,478,400	61,054,900

End of period	$27,478,400	$61,054,900	$133,447,100

Cash and cash equivalents consist of:
Continuing operations	15,830,600	60,096,300	133,447,100
Discontinued operations	11,647,800	958,600	—

	$27,478,400	$61,054,900	$133,447,100

Cash paid during period for:
Interest	$298,700	$—	$—
Income taxes, net of refunds	41,035,600	61,693,100	94,783,300
Supplementary information:
Non-cash transaction — Distribution of JBFM to Parent	$—	$—	$100,000

See accompanying notes to consolidated financial statements.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements

(1)	Organization and Description of Business

Artio Global Investors Inc. (formerly known as Julius Baer Americas Inc.) (“AGI”) and Subsidiaries (the “Company”) comprises AGI and its three wholly owned subsidiaries, Artio Global Management LLC (formerly known as Julius Baer Investment Management LLC) (“AGM”), a registered investment adviser and portfolio manager under the Investment Advisers Act of 1940, Julius Baer Financial Markets LLC (“JBFM”), which introduces domestic foreign exchange trades to an affiliate, Bank Julius Baer & Co. Ltd. (the “Bank”), and Artio Capital Management LLC (formerly known as JB Private Equity Partners LLC) (“ACM”), a private equity adviser, which has not commenced operations. The Company is a wholly owned subsidiary of Julius Baer Holding Ltd., a Swiss corporation (the “Parent”).

The Company’s business consists primarily of managing and advising Julius Baer Investment Funds (the “Funds”, which are U.S. registered mutual funds), commingled institutional investment vehicles, separate accounts, and subadvisory accounts. The Company’s assets under management are invested predominantly outside the United States. The fee from the largest Fund represented 46 percent of total revenue from continuing operations in 2007, 56 percent in 2006, and 59 percent in 2005. Revenues are computed in many cases on investment assets that have been translated into U.S. dollars from foreign currencies. As a result, revenues may fluctuate due to changes in currency rates.

Discontinued operations

In June 2006, the Company withdrew its broker-dealer registration and discontinued its brokerage-related operations. The Company was a registered broker dealer under the Securities Exchange Act of 1934, and a member of the National Association of Securities Dealers. Through March 31, 2005, the Company executed and cleared securities transactions for its customers, including the customers of Bank Julius Baer — New York Branch (the “Branch”), which ceased its private banking operations at that time.

In December 2007, JBFM was distributed to the Parent.

The results of the regulated brokerage and foreign exchange operations of the Company have been recast as discontinued operations in these consolidated financial statements (Note 3).

(2)	Summary of Significant Accounting Principles

(a)	Basis of preparation

The preparation of the consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities (including contingent liabilities), revenues, and expenses at the date of the financial statements. Actual results could differ from those estimates.

Certain conditions may exist as of the date the financial statements are issued that may ultimately result in a loss, however, the loss would only be incurred upon the occurrence of future events. The probability of such a condition resulting in a loss is assessed as probable, possible, or remote. An estimated liability is incurred for losses assessed as probable. Possible losses are disclosed, together with an estimate of the range of possible losses. Remote contingencies are not disclosed.

Certain prior period amounts have been reclassified for consistency with current year.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

(b)	Consolidation

The consolidated financial statements include the accounts of AGI and its wholly owned subsidiaries, AGM, JBFM (through November 2007), and ACM. All material intercompany balances have been eliminated in consolidation.

As of December 31, 2007, the Company is the investment adviser to various investment vehicles, including the Funds, which are U.S. registered investment companies, and institutional commingled investment vehicles. The use of various investment vehicles is designed to allow the Company to provide investment advice under its investment strategies to different classes of customers in a cost-effective manner.

U.S. generally accepted accounting principles require the consolidation of these vehicles if certain conditions are met. On a quarterly basis, the Company evaluates these requirements to determine if it must consolidate any of these vehicles. The consolidation requirements are as follows:

•	Variable interest entities (“VIEs”) — Consolidation is required of vehicles in which, by design, equity investors lack the characteristic of a controlling financial interest, or do not have sufficient equity at risk to finance the entity’s activities without additional subordinated financial support. An entity with either characteristic is considered a variable interest entity, and its “primary beneficiary” (the party that absorbs a majority of expected losses or receives a majority of expected residual returns) is required to consolidate it.

•	Voting interest entities — For vehicles determined to not be VIEs, consolidation is required if the Company holds a controlling financial interest of more than fifty percent. Control of vehicles similar to limited partnerships or limited liability companies is presumed by the general partner or managing member. Consolidation is required unless the presumption of control is overcome by providing certain rights to the limited partners or non-managing members.

The Company’s investment vehicles do not require consolidation, for the following reasons:

•	The Funds are considered voting interest entities controlled by their boards of directors. The Company’s investments in the Funds are nominal and do not meet the ownership threshold to consolidate.

•	Certain of the commingled investment vehicles are trusts and are considered VIEs. The Company holds no variable interests in these entities, and is not considered to be their primary beneficiary.

•	Other investment vehicles are membership organizations, and are considered voting interest entities. The Company is the managing member of these organizations. The operating agreements of the organizations each provide substantive “kickout” rights to the unaffiliated non-managing members investing in the organization, thus overcoming the presumption that the managing member controls the organization. The Company’s interests in these vehicles are nominal and do not meet the ownership threshold for consolidation.

(c)	Operating segments

The Company’s continuing operations are one segment, investment advisory and management services. The Company provides investment management services to different vehicles: registered investment companies, commingled vehicles, separate accounts, and subadvisory accounts. Management assesses performance and allocates resources for the management of these vehicles on a combined basis.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

(d)	Cash and cash equivalents

For purposes of the consolidated statement of cash flows, the Company considers money market instruments with remaining maturities of less than ninety days at acquisition to be cash equivalents.

The cash flows statement reflects changes in all cash balances from both continuing and discontinued operations. In the statement of financial position, cash and cash equivalents of discontinued operations are included with assets related to discontinued operations.

(e)	Marketable securities

Through 2006, the Company considered securities owned to be trading inventory, and carried at fair value. Accordingly, changes in fair value were recorded in net gain (loss) on marketable securities in the consolidated statement of income.

Effective 2007, marketable securities have been classified as available for sale and carried at fair value. All material holdings are valued at publicly quoted market prices in active markets, without adjustment. Unrealized changes in fair value are recorded in other comprehensive income.

Realized gains and losses are computed on a specific identification basis. Interest income is recorded as earned.

(f)	Property and Equipment

Property and equipment are carried at cost. The Company provides for depreciation of property and equipment based on the estimated useful lives of the assets using the straight-line method. Amortization of leasehold improvements is computed over the lesser of the economic useful life of the improvement or the remaining term of the lease.

Prior to 2006, the fixed assets and leasehold improvements used by the Company were owned by the Branch. The underlying depreciation and amortization relating to such assets were charged to the Company as occupancy and information technology expenses.

(g)	Investment management fees

Investment management fees are computed as a percentage of the fair value of assets under management and accrued monthly. Fees vary significantly, from under ten basis points for certain cash and fixed income mandates, to over one hundred basis points for certain asset classes. Fees on registered investment companies are computed and billed monthly as a percentage of average daily fair value of the assets of the funds. Fees on other vehicles and on separate accounts are computed and billed in accordance with the provisions of investment management agreements, which specify the methodology and rates to be used in computing the fees.

(h)	Foreign-currency transactions

The Company maintains foreign currency cash balances for disbursing funds. These accounts are translated to the Company’s functional currency (U.S. dollars) at rates prevailing at the reporting date. Transactions are translated at average rates during the period. Gains and losses arising from translation are recorded in revenue in the consolidated statement of income.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

(i)	Compensation plans

Certain employees of the Company participate in deferred compensation plans. Deferred compensation expense is recorded ratably over the vesting period. Assets of funded plans are reported in marketable securities at fair value. Unrealized gains and losses on the unvested portion of these assets are reported in net gain (loss) on marketable securities for 2005 and 2006, and in other comprehensive income in 2007.

Certain employees of the Company have a profits interest in AGM which entitles them to 30% of the profits, as well as 30% of the increase in the value of the business, as defined in the operating agreement. The allocation of profits associated with this plan is expensed currently on an accrual basis. The Company records the obligation associated with these profits interests as a liability, at fair value, following the requirements of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

(j)	Retirement plans

The Company sponsors two non-contributory defined contribution retirement plans for employees (the “Non-Contributory Plans”), as well as a 401(k) plan. The Non-Contributory Plans include a qualified and non-qualified plan. Company contributions to the Non-Contributory Plans are based on employees’ eligible compensation. Company contributions to the 401(k) plan are based on the match determined by the Company, if any. Historically, the Company has not matched employee 401(k) contributions.

Company contributions to the Non-Contributory Plans are accrued over the period of employees’ active service. Forfeitures from employees who leave the Company prior to completion of the vesting period are used to reduce the Company’s contribution. The Non-Contributory Plans do not require contributions after the employee’s active service has ended.

(k)	License and management fees

The Company pays to its Parent fees for management and licensing of its brand name under the terms of a service level agreement. Fees are accrued based on the terms of the agreement.

(l)	Income taxes

Deferred taxes are recognized for the future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Interest and penalties relating to tax liabilities are recorded on actual tax liabilities and FIN 48 tax liabilities. Interest is accrued according to the provisions of the relevant tax law and is reported as interest expense. Penalties are accrued when the Company expects to take the related position in its tax return, and are reported as other operating expenses.

(m)	Earnings per share

Basic earnings per share are computed by dividing net income by the weighted average number of shares outstanding during the period. As there are no common stock equivalents, fully diluted earnings per share are equivalent to basic earnings per share.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

(n)	Discontinued operations

The Company reflects assets and liabilities (except tax-related assets and liabilities), revenues and expenses (including income tax expenses), and cash flows of discontinued operations separately in the related financial statements. Income taxes are allocated to discontinued operations based on the Company’s consolidated effective tax rate, adjusted for any material tax attributes related solely to the discontinued operation. The Company’s taxes are filed on a consolidated basis. Tax liabilities of discontinued operations are not separately identifiable, and all material deferred tax benefits relate to continuing operations.

(3)	Discontinued Operations

The Company withdrew its broker-dealer registration during 2006 after determining that it no longer would receive benefits from the registration in excess of the costs incurred in maintaining it. Accordingly, the results of the broker-dealer operations have been classified as discontinued operations in 2006, and the results for 2005 recast accordingly. The Company’s broker-dealer activities primarily included related party activities through the first quarter of 2005, at which time the Company ceased its private banking operations. The Company executed and cleared transactions for customers of the Branch, on an omnibus basis. A majority of the Company’s commission revenues in those periods was derived from these activities. Commissions were recognized on a settlement date basis, which did not differ materially from trade date. The Branch, in addition to allocating administrative expenses to the Company, also allocated certain operational costs of clearing securities to the Company under the terms of a service level agreement.

In December 2007, the foreign exchange operations of JBFM were distributed to the Parent. There was no gain or loss on the distribution. Assets and liabilities of JBFM were distributed at their carrying amounts, with the net asset of $100,000 being reflected as a non-cash dividend. The foreign exchange operations of JBFM are classified as discontinued operations for the year ended December 31, 2007, and the results for 2006 and 2005 recast accordingly. JBFM’s revenues are derived from providing services to the Bank, for which it is compensated under the terms of a transfer pricing agreement.

Summary financial information relating to discontinued operations follows.

Broker-dealer operations

Income statement

	Years Ended December 31,
	2005	2006	2007

Revenue	$21,090,400	$7,101,100	$—

Income (loss) before income taxes	(4,853,000)	599,700	—
Income tax (benefit) expense	(2,215,400)	295,300	—

Income (loss) from discontinued operations, net of taxes	$(2,637,600)	$304,400	$—

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

Assets and liabilities

	December, 31
	2006	2007

Assets	$1,025,500	$—
Liabilities	—	—

Cash flows

	December 31,
	2005	2006	2007

Net cash provided by (used in) broker-dealer operations	$(5,309,000)	$1,837,600	$1,025,500

Foreign exchange operations

Income statement

	December 31,
	2005	2006	2007

Revenue	$1,342,000	$9,443,500	$8,694,800

Expenses
Employee compensation and benefits	578,800	5,052,900	3,699,400
General and administrative	579,500	2,565,400	2,000,500

	1,158,300	7,618,300	5,699,900
Income before income taxes	183,700	1,825,200	2,994,900
Income tax expense	90,000	898,900	1,378,700

Income from operations, net of taxes	$93,700	$926,300	$1,616,200

JBFM commenced operations in December, 2005, and was distributed to the Parent on December 1, 2007.

Assets and liabilities

	December, 31
	2006	2007

Assets	$10,696,200	$—
Liabilities	2,724,600	—

Cash flows

	December 31,
	2005	2006	2007

Net cash provided by (used in) foreign exchange operations	$616,900	$(7,629,900)	$6,913,000

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

(4)	Related Party Activity

The amounts due from and to affiliates comprise the following:

	December, 31
	2006	2007

Due from affiliates:
From local affiliates, for shared expenses	$1,613,100	$3,043,400
From other affiliates, for services	935,700	1,032,100
Due to affiliates:
To other affiliates, for services	5,710,700	95,000

The Company engages in transactions with affiliates as a part of its business. Compensation for, and expenses of, these transactions are governed by agreements among the parties.

Amounts due from local affiliates relate to expenses charged to unconsolidated affiliates who shared office space with the Company. Amounts due from other affiliates relate to fees from certain sub-advisory contracts. Amounts due to other affiliates relate to license and management fees payable to the Parent. The transactions that give rise to these balances are detailed below.

•	AGM derives revenue from advising the Funds. Amounts earned from such activity, which are reported in investment management fees, are as follows:

December 31, 2007	$278,696,700
December 31, 2006	189,982,200
December 31, 2005	145,000,000

Fees receivable and accrued fees from the Funds are as follows:

December 31, 2007	$26,492,000
December 31, 2006	18,996,100

•	AGM also derives investment management revenue from advising or sub-advising certain offshore funds sponsored by affiliates of the Parent. The amounts earned from such activity, which are reported in investment management fees, are as follows:

December 31, 2007	$5,990,000
December 31, 2006	4,292,400
December 31, 2005	3,677,800

Fees receivable and accrued fees from such funds are as follows:

December 31, 2007	$1,530,900
December 31, 2006	1,105,900

•	Participants in the Funded Plan (as defined in Note 8) have the choice of investing their deferred bonuses in one or more of the sponsored registered investment companies. The Company held investments in Julius Baer registered investment companies totaling $4,754,800 and $2,372,100 at December 31, 2007 and 2006, respectively, in the related account. Unrealized gains on the investments totaled $507,700 and $284,600, respectively, at December 31, 2007 and 2006. In accordance with the Company’s policy, unrealized gains were reported in other comprehensive income in 2007, and in net gain (loss) on marketable securities in 2006. There were no material realized gains or losses in either year.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

•	The Company pays the Parent fees for management and licensing under the terms of a service level agreement. These fees comprise license and management fees on the income statement, and are computed based on revenues. The rate applied to revenues is determined by the Parent. They are accrued during the year and settled annually.

•	The Company shares office space with certain unconsolidated affiliates. The Company allocates to these affiliates both direct and indirect expenses for occupancy (including rent and depreciation), information technology and support systems costs (including depreciation), administration, and management, under the terms of service level agreements. In 2007 and 2006, the Company allocated $4,664,700 and $2,365,600 respectively, to unconsolidated affiliates under the terms of such agreements. Such amounts are reflected in the consolidated statement of income primarily under allocated administrative expenses.

•	During 2005, the Company and its subsidiaries were allocated direct and indirect expenses (including rent and depreciation) by the Branch under the terms of a similar service level agreement. The Branch allocated $9,300,000 to the continuing operations of the Company and its subsidiaries during 2005. As the property and equipment used by the Company were owned by the Branch, the amortization and depreciation associated with the assets were classified as occupancy and information technology expenses in the consolidated statements of income. Other allocated expenses are reflected in the income statement as allocated administrative expenses.

•	The Company manages the assets of the retirement plans, at no cost to the plans.

•	The Company sponsors two defined contribution retirement plans for the benefit of its employees. Prior to 2006, these plans were sponsored by the Branch. The Company was allocated $767,800 of these costs by the Branch in 2005.

•	The discontinued operations of the Company and its subsidiaries comprised significant related party activity. These activities are discussed in more detail above in Discontinued Operations (Note 3).

•	In January 2006, fixed assets owned by an affiliate were purchased for $9,170,800 by the Company. In addition, certain support staff formerly employed by the Branch were transferred to the Company.

(5)	Marketable Securities, at Fair Value

Marketable securities available for sale as of December 31, 2007 consist of the following:

			Gross Unrealized
	Fair Value	Amortized Cost	Gains (Losses)

U.S. government and agency instruments,
due within one year	$36,355,600	$36,232,400	$123,200
due 1-5 years	1,993,100	1,967,700	25,400
due more than 10 years	4,352,400	4,376,600	(24,200)
Julius Baer registered investment companies	4,754,800	4,247,100	507,700
Other investments	10,000	10,000	—

	$47,465,900	$46,833,800	$632,100

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

Trading securities as of December 31, 2006 consist of the following, at fair value:

2006

U.S. government and agency discount instruments	$27,968,600
U.S. government and agency instruments	37,091,500
Julius Baer registered investment companies	2,372,100
Other investments	10,000

$67,442,200

The net gain on marketable securities of $289,500 in 2006 includes $341,400 unrealized gains on marketable securities. In 2005, net losses on securities were unrealized.

As a result of relinquishing its broker-dealer license, management determined in 2006 that securities valued at $1,946,600 should be transferred from discontinued operations to marketable securities.

In 2007, the Company classified marketable securities as available for sale. Changes in unrealized gains of $632,100 are recorded in other comprehensive income. Realized gains and losses for the year totaled $140,700 and $58,900, respectively, on sales and maturities of marketable securities totaling $221,931,300.

(6)	Market and Credit Risk

The Company’s holdings of U.S. government and agency securities are considered to have minimal credit risk. Portions of the Company’s balances of cash and cash equivalents ($26,869,100 and $119,047,200 as of December 31,2006 and 2007, respectively) represent short-term investments in U.S. government and agency securities, and similarly are considered to have minimal credit risk.

The Company’s remaining cash balances ($33,227,200 and $14,399,900 as of December 31, 2006 and 2007, respectively) are held primarily with a single institution. Substantially all of these amounts exceed the insurance provided by the Federal Deposit Insurance Corporation.

Investments in U.S. government and agency securities are subject to market risk and will fluctuate in value based on interest rates prevailing in the market. Investments in Julius Baer registered investment companies will fluctuate in value based on overall market conditions as well as factors specific to those funds.

Fees receivable and accrued fees have credit risk. Fees receivable from sponsored funds (Note 4) are billed and collected monthly. Other fees are generally billed quarterly. Fees receivable are recorded net of any allowance for doubtful accounts.

(7)	Property and Equipment

The major classifications of property and equipment are as follows:

	December 31,	December 31,
	2006	2007

Furniture, fixtures and equipment	$4,508,600	$6,336,700
Leasehold improvements	9,954,700	10,111,800
Less: Accumulated depreciation and amortization	(5,280,000)	(7,195,700)

	$9,183,300	$9,252,800

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

Furniture and fixtures are depreciated over five years. Equipment is depreciated over three and five year periods. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the remaining life of the lease.

In January 2006, the Company acquired the fixed assets from the Branch at their net book value for cash.

Prior to 2006, fixed assets were owned by the Branch. In 2005, the Branch allocated a portion of its depreciation and amortization expenses to the Company and its subsidiaries. These allocations were reported as occupancy and information technology expenses.

(8)	Benefit Plans and Deferred Compensation

The Company sponsors a non-contributory qualified defined contribution retirement plan that covers most employees. Prior to 2006, the Company’s benefit plans were sponsored by an affiliate (see Note 4). Employees with at least one year of service are eligible to participate in this plan. Contributions to this plan are calculated at 10% of annual salary up to the Social Security Taxable wage base plus 15.7% of annual base salary in excess of the Social Security Taxable wage base up to the Internal Revenue Service compensation limit for qualified plans. The Company’s cost for this qualified retirement plan for 2007 and 2006 totaled $1,553,700 and $1,443,500, respectively. Earnings on an individual’s account in the plan are limited to the performance of the underlying plan investments in the account.

The Company also sponsors a supplemental non-qualified defined contribution retirement plan. Contributions to this plan are calculated as 15.7% of annual base salary that exceeds the Internal Revenue Service compensation limit for qualified plans. Costs of this plan for 2007 and 2006 totaled $273,400 and $60,600, respectively. Contributions to both the qualified and non-qualified retirement plan have three-year cliff vesting.

Additionally, the Company sponsors a qualified 401(k) plan which permits employer matching contributions. No matching contributions have ever been made to the 401(k) plan.

The Company sponsors a deferred compensation plan for employees whose annual discretionary bonus award exceeds $250,000 (the “Funded Plan”). Amounts contributed to the plan vest over a three-year period. At December 31, 2006, assets of the Funded Plan totaled $2,372,100 and vested amounts due to employees totaled $1,379,500. At December 31, 2007, assets and vested liabilities totaled $4,754,800 and $2,049,900, respectively.

Additionally, the Company sponsors an unfunded, non-qualified deferred compensation plan for certain employees (the “Unfunded Plan”). The total amount payable under the Unfunded Plan is $14,017,500 which vests ratably over a ten-year period and is fully vested in 2014. In December 2007, the Unfunded Plan was amended to reflect that the Unfunded Plan will vest and be payable in a lump-sum upon the earlier of an initial public offering of the Company or December 31, 2008. Expenses of this plan for 2007, 2006 and 2005 totaled $1,402,000, $1,402,000 and $1,401,800, respectively. Total vested balances in this plan totaled $5,139,800 and $3,737,800 as at December 31, 2007 and 2006, respectively. The unvested balance of $8,877,700 will be expensed during 2008. In the event of an initial public offering, any unvested balance will be expensed immediately. If the employees leave prior to December 31, 2008, the unvested portion will not be expensed.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

(9)	Members’ Profits Interests

The Company has granted to each of its Chief Executive Officer and its Head of International Equity a Class B, non-voting profits interest in AGM. Such employees are each entitled to receive 15% of profits (30% in the aggregate) of AGM (as more fully described in the AGM operating agreement). The allocation of such profits interests is expensed annually as employee compensation and benefits. The amount of such charges are as follows:

	Allocation of
	Profits Interest	Liabilities as of

December 31, 2007	$83,512,300	$55,763,300
December 31, 2006	53,410,000	34,715,100
December 31, 2005	33,748,000

In addition, the Company is required to repurchase the Class B profits interests. The repurchase price is computed utilizing a model which is based on the average profitability of AGM (as more fully described in the operating agreement) and the average price-earnings multiple of the common stock of the Parent. The benefits vest over a ten-year period ending in 2014. The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), with effect from January 1, 2006. SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. SFAS 123(R) requires plans that contain mandatory cash settlement features to be accounted for as liabilities. The Company records the obligation associated with the change in redemption value of the profits interest as a liability at fair value and records the expense as employee compensation and benefits within the Consolidated Statements of Income. The Company has determined fair value by utilizing the model contained within the operating agreement of AGM, which is based on the average profitability of AGM (as defined in the operating agreement) as well as the average price earnings multiple of the common stock of the Parent. Expenses and liabilities of this obligation are as follows:

	Change in
	Vested Redemption
	Value of Profits
	Interest	Liabilities as of

December 31, 2007	$76,843,900	$147,332,900
December 31, 2006	46,932,000	70,489,000
December 31, 2005	23,557,000

The total redemption value of such units amounted to $491,108,900 and $352,000,000 at December 31, 2007 and 2006, respectively. Included in these amounts are the unvested redemption values which totaled $343,776,000 and $282,000,000, respectively as of the same dates. Certain events, including a change in control (such as an initial public offering) will cause the unvested balances to vest prior to the end of the stated period.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

(10)	Commitments and Contingencies

The Company leases office space under a non-cancelable agreement that expires in June 2014. Minimum annual rental expenses under the lease at December 31, 2007 are as follows:

Year Ending December 31,

2008	$3,158,000
2009	3,158,000
2010	3,158,000
2011	3,158,000
2012	3,158,000
2013 - 2014	4,735,900

$20,525,900

In addition to the minimum annual rentals, the lease also includes provisions for escalations. The lease provides for a rent holiday and leasehold improvement incentives. These concessions are recognized on a straight-line basis as reductions in rent expense over the term of the lease.

A portion of the annual rental expense is charged to affiliates who occupy portions of the space. Rent expense borne by the Company and its subsidiaries for the years ended December 31, 2007 and 2006 was $2,641,800 and $2,052,500, respectively. Prior to 2006, the lease was held in the name of the Branch, which allocated rent expense to the Company under the terms of a service level agreement.

The Company has non-cancelable contractual commitments for periods of up to two years for recordkeeping and software services.

The Company has a license fee arrangement with its Parent for the use of the Parent’s name in the Company’s products. The arrangement obligates the Company to pay a fee, based on applicable revenues, at a rate determined by the Parent. The rate determined by the Parent may vary by year.

The Company’s largest shareholder servicing arrangement provides that, in the event of termination, fees of thirty-five basis points annually on the value of the shares held on the platform will accrue as long as the shares are held on the platform. A portion of these charges may be offset by 12b-1 fees.

The Company has a severance policy covering employees terminated for reasons other than cause. In the event of an employee’s termination, the Company may incur a liability for pay and benefits continuation. The amount varies based on the employee’s level and length of service.

The Company has been named in certain litigation. In the opinion of management, the probability of an outcome from this litigation that is adverse to the Company is remote.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

(11)	Income Taxes

The components of income taxes for continuing and discontinued operations for the periods 2005 — 2007 are as follows:

	Year Ended December 31,
	2005	2006	2007

Current:
Federal	$22,136,000	$38,373,700	$59,806,100
State and local	13,733,200	22,852,000	34,109,500

	35,869,200	61,225,700	93,915,600
Deferred:
Federal	(7,245,700)	(14,744,600)	(23,851,900)
State and local	(4,500,900)	(7,966,900)	(11,646,300)

	(11,746,600)	(22,711,500)	(35,498,200)
Income taxes on continuing operations	24,122,600	38,514,200	58,417,400
Tax effect of discontinued operations —
Current	(2,392,000)	649,800	1,389,900
Deferred	266,600	544,400	(11,200)

Total	(2,125,400)	1,194,200	1,378,700

	$21,997,200	$39,708,400	$59,796,100

The Company computes its taxes using the asset and liability method. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Net deferred tax assets comprise the following:

	December 31,
	2006	2007

Deferred tax assets
Deferred compensation	$34,897,300	$69,668,000
Depreciation and amortization	617,800	879,000
Provisions and other	539,200	943,700

Total deferred tax assets	36,054,300	71,490,700
Less: valuation allowance	—	—

Deferred tax asset net of allowance	36,054,300	71,490,700
Deferred tax liability
Unrealized gains	(73,000)	(308,300)

Total deferred tax liability	(73,000)	(308,300)

Net deferred tax asset	$35,981,300	$71,182,400

Management of the Company has not established a valuation allowance for its deferred tax asset because it believes that it is more likely than not the benefit will be realized. The Company’s analysis of recoverability is based on the future income streams that could be generated from its assets under management.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

A reconciliation between the Federal statutory tax rate of 35 percent and the Company’s effective tax rates is as follows:

2005
Federal statutory rate	$18,470,600	35%
State and local, net of federal benefit	5,652,000	11%

Taxes on income from continuing operations	$24,122,600	46%

2006
Federal statutory rate	$28,720,100	35%
State and local, net of federal benefit	9,794,100	12%

Taxes on income from continuing operations	$38,514,200	47%

2007
Federal statutory rate	$43,675,500	35%
State and local, net of federal benefit	14,741,900	12%

Taxes on income from continuing operations	$58,417,400	47%

Permanent differences consist of the non-deductible portion of meals, entertainment, and gifts, and certain project costs and are not material to the reconciliation.

The effective tax rates of the discontinued operations do not differ materially from those of continuing operations.

AGM is subject to the four percent New York City unincorporated business tax (“UBT”). In its 2006 UBT return filed in 2007, the Company reduced its accrued liability by $600,000, net of federal benefit, from its estimated liability as of December 31, 2006 because of a change in apportionment factors.

On January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in income tax positions. FIN 48 requires that the Company recognize in its consolidated financial statements the impact of a tax position when it is more likely than not that the tax position would be sustained upon examination by the tax authorities based on the technical merits of the position. As a result of the implementation of FIN 48, the Company believes that in each case, it is more likely than not that the positions taken will be sustained, on their technical merits, upon audit.

For the year ended December 31, 2007, there were no material charges relating to interest and penalties. As of December 31, 2007, the Company did not have any unrecognized tax benefits.

The Company’s tax years 2004 to the present are open for audit. The Internal Revenue Service is auditing the Company’s 2005 tax year and New York State is auditing years 2000 through 2003 of a predecessor company of AGM. Neither jurisdiction has proposed any material adjustments to the filed returns. The Company believes the resolution of the audits will not have a material effect on the consolidated financial statements or liquidity of the Company.

The Company expects, within the next twelve months, to amend the operating agreement governing the Profits Interests granted to certain employees. The effect of such a change on the deferred tax asset, if any, is not known, and an estimate of the possible effect cannot be made.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

(12)	Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement 157, Fair Value Measurement (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements about fair value measurement. The Statement is effective for 2008. The Company has analyzed the effect of the Statement, which is not expected to have any effect on the Company’s financial position or results of operations, other than disclosure.

In February 2007, FASB issued Statement 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits entities to choose to measure selected financial assets and liabilities at fair value, with unrealized gains and losses on such assets and liabilities reflected in income. The Statement is effective for 2008. The Company has evaluated the impact of this statement, which is not expected to have a material effect on the Company’s financial position or results of operation.

In December 2007, FASB issued Statement 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”). The Statement will be effective for the Company in 2009, and is to be applied prospectively. The Company will analyze the effect of this Statement. FASB also revised Statement No. 141, Business Combinations, in December, 2007. The Company will evaluate the effect of this statement.

In March 2008, FASB issued Statement 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 amends Statement No. 133, and will be effective for the Company in 2009. The Company will evaluate the effect of this statement.

(13)	Subsequent Events

On February 12, 2008, the Company filed with the Securities and Exchange Commission a registration statement for an initial public offering of the Company’s stock. If consummated, this offering will result in the Parent owning a minority, or more, of the shares of the Company, and the Chief Executive Officer and Head of International Equity, who currently own a Class B profits interest in AGM, owning an equity stake (minority interest) in AGM, and voting (non-economic) shares in the Company. The transaction is contemplated to employ leverage as well. Certain expenses that were incurred in 2007 in relation to this offering are anticipated to be nondeductible for income tax purposes if the transaction is consummated, and accordingly have been treated as permanent differences in the computation of income tax expense.

During 2007, the Company allocated expenses to affiliates who shared office space with the Company, under the terms of service level agreements. These affiliates moved from the Company’s offices in February, 2008, and the service level agreements were cancelled.

In February 2008, the Company paid a dividend of $61,000,000 to its Parent.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Consolidated Statements of Financial Position

	December 31,	March 31, 2008
	2007	(Unaudited)

ASSETS
Cash and cash equivalents	$133,447,100	$71,390,400
Marketable securities, at fair value	47,465,900	61,101,600
Fees receivable and accrued fees (Note 4)	87,377,500	77,138,400
Due from affiliates (Note 4)	4,075,500	6,247,700
Net deferred tax asset	71,182,400	82,083,500
Property and equipment, net	9,252,800	9,588,100
Other assets	2,553,500	4,971,900

Total assets	$355,354,700	$312,521,600

LIABILITIES AND STOCKHOLDER’S EQUITY
Accrued compensation and benefits	$245,245,400	$212,081,300
Accounts payable and accrued expenses	14,223,000	38,535,400
Due to affiliates (Note 4)	95,000	2,168,300
Accrued income taxes payable	3,789,600	16,681,400
Other liabilities	2,907,900	3,551,000

Total liabilities	266,260,900	273,017,400
Commitments and contingencies (Notes 8, 9 and 10)
Stockholder’s equity
Common stock — $100 stated value; 20,000 shares authorized, 4,000 shares issued and outstanding	400,000	400,000
Additional paid-in capital	17,950,000	17,950,000
Retained earnings	70,420,000	21,154,200
Accumulated other comprehensive income, net of tax	323,800	—

Total stockholder’s equity	89,093,800	39,504,200

Total liabilities and stockholder’s equity	$355,354,700	$312,521,600

See accompanying notes to consolidated financial statements.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Consolidated Statements of Income (Unaudited)

	For the Three Months Ended March 31,
	2007	2008

Revenue:
Investment management fees (Note 4)	$95,013,600	$116,828,100
Net gain (loss) on assets held for deferred compensation (Note 5)	—	(545,600)
Foreign currency gains (losses)	(10,800)	34,400

Total revenue	95,002,800	116,316,900

Expenses:
Employee compensation and benefits	56,587,400	71,551,900
Marketing and distribution	4,514,800	6,696,700
Recordkeeping	727,500	1,275,600
Occupancy	866,400	1,260,000
Information technology and system support	1,789,000	1,406,900
Communications and market data	1,101,800	2,040,300
Professional fees	1,205,000	4,348,700
Travel and entertainment	760,500	569,800
Depreciation and amortization	537,600	783,100
Allocated administrative expenses (Note 4)	(750,200)	—
License and management fees (Note 4)	1,556,000	2,169,300
Other expenses	759,300	1,624,300

Total expenses	69,655,100	93,726,600

Operating income before income tax expense	25,347,700	22,590,300
Non-operating income:
Interest income	1,630,000	1,049,400
Net gain (loss) on marketable securities (Note 5)	(10,300)	52,200
Other income	9,000	—

Total non-operating income	1,628,700	1,101,600

Income from continuing operations before income tax expense	26,976,400	23,691,900
Income taxes related to income from continuing operations	12,768,300	12,281,500

Net income from continuing operations	14,208,100	11,410,400
Income from discontinued operations, net of taxes (Note 3)	576,100	—

Net income	$14,784,200	$11,410,400

Earnings per share, basic and fully diluted
Net income	$3,696	$2,853

Net income from continuing operations	$3,552	$2,853

Income from discontinued operations, net of taxes	$144	$—

Common shares outstanding	4,000	4,000

See accompanying notes to consolidated financial statements.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Consolidated Statements of Changes in Stockholder’s Equity and Other
Comprehensive Income (Unaudited)

	Number of				Accumulated
	Common		Additional		Other
	Shares	Common	Paid-in	Retained	Comprehensive	Stockholder’s
	Outstanding	Stock	Capital	Earnings	Income	Equity

Balance at December 31, 2006	4,000	$400,000	$17,950,000	$62,534,000	$—	$80,884,000
Net income	—	—	—	14,784,200	—	14,784,200
Other comprehensive income	—	—	—	—	(99,800)	(99,800)

Balance at March 31, 2007	4,000	$400,000	$17,950,000	$77,318,200	($99,800)	$95,568,400

Balance at December 31, 2007	4,000	$400,000	$17,950,000	$70,420,000	$323,800	$89,093,800
Cumulative effect of adoption of SFAS 159 (Note 5)	—	—	—	323,800	(323,800)	—

Adjusted balance at December 31, 2007	4,000	400,000	17,950,000	70,743,800	—	89,093,800
Net income	—	—	—	11,410,400	—	11,410,400
Dividends ($15,250 per share)	—	—	—	(61,000,000)	—	(61,000,000)

Balance at March 31, 2008	4,000	$400,000	$17,950,000	$21,154,200	$—	$39,504,200

See accompanying notes to consolidated financial statements.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Consolidated Statements of Cash Flows (Unaudited)

	For the Three Months Ended March 31,
	2007	2008

Cash flows from operating activities:
Net income	$14,784,200	$11,410,400
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	537,600	783,100
Deferred compensation	18,405,800	25,595,500
Deferred income taxes	(8,432,700)	(10,901,100)
Interest accrued on marketable securities	(520,400)	(51,200)
Losses on marketable securities and assets held for deferred compensation	10,300	493,400
(Increase) in:
Fees receivable and accrued fees	(8,824,200)	10,239,100
Due from affiliates	(1,458,400)	(2,172,200)
Other assets	(117,300)	(2,418,400)
Increase (decrease) in:
Accrued compensation and benefits	(34,855,500)	(58,759,600)
Accounts payable and accrued expenses	(2,349,300)	24,278,000
Due to affiliates	(3,755,700)	2,073,300
Accrued income taxes payable	12,817,700	12,891,800
Other liabilities	(105,400)	643,100
Cash flows provided by operating activities — discontinued operations	6,244,400	—

Total adjustments	(22,403,100)	2,694,800

Net cash provided by (used in) operating activities	(7,618,900)	14,105,200

Cash flows from investing activities:
Purchase of marketable securities	(98,428,800)	(32,086,000)
Proceeds from sales of marketable securities	70,296,800	18,008,100
Purchase of fixed assets	(318,500)	(1,118,400)

Net cash provided by (used in) investing activities	(28,450,500)	(15,196,300)

Cash flows from financing activities:
Dividends paid	—	(61,000,000)

Net cash (used in) financing activities	—	(61,000,000)

Effect of exchange rate changes on cash	(10,800)	34,400

Net (decrease) in cash and cash equivalents	(36,080,200)	(62,056,700)
Cash and cash equivalents:
Beginning of period	61,054,800	133,447,100

End of period	$24,974,600	$71,390,400

Cash and cash equivalents consist of:
Continuing operations	24,696,100	71,390,400
Discontinued operations	278,500	—

	$24,974,600	$71,390,400

Cash paid during period for:
Income taxes, net of refunds	$8,868,700	$10,290,800

See accompanying notes to consolidated financial statements.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements
(Amounts for March 31, 2007 and 2008 are unaudited)

(1)	Organization and Description of Business

Artio Global Investors, Inc. (formerly known as Julius Baer Americas Inc.) (“AGI”) and Subsidiaries (the “Company”) comprises AGI and its four wholly owned subsidiaries, Artio Global Management LLC (formerly known as Julius Baer Investment Management LLC) (“AGM”), a registered investment adviser and portfolio manager under the Investment Advisers Act of 1940; Julius Baer Financial Markets LLC (“JBFM”), which introduces domestic foreign exchange trades to an affiliate, Bank Julius Baer & Co. Ltd. (the “Bank”); Artio Capital Management LLC (formerly known as JB Private Equity Partners LLC) (“ACM”), a private equity adviser; and Artio Global Holdings LLC (formerly known as JB Americas Holdings LLC) (“AGH”), an inactive entity that will become an intermediate holding company in connection with the Company’s proposed initial public offering (see below). The Company is a wholly owned subsidiary of Julius Baer Holding Ltd., a Swiss corporation (the “Parent”).

The Company’s business consists primarily of managing and advising Julius Baer Investment Funds (the “Funds”, which are U.S. registered mutual funds), commingled institutional investment vehicles, separate accounts, and subadvisory accounts. The Company’s assets under management are invested predominantly outside the United States. The fee from the largest Fund represented 50 percent and 42 percent of total revenue from continuing operations in the three months ended March 31, 2007 and 2008, respectively. Revenues are computed in many cases on investment assets that have been translated into U.S. dollars from foreign currencies. As a result, revenues may fluctuate due to changes in currency rates.

Discontinued operations

In December 2007, JBFM was distributed to the Parent. The results of the foreign exchange operations conducted in JBFM have been recorded as discontinued operations in these consolidated financial statements (Note 3).

Initial public offering

In February 2008, the Company filed with the Securities and Exchange Commission a registration statement for an initial public offering of the Company’s stock. If consummated, this offering will result in the Parent owning a minority of the shares of the Company, and the Chief Executive Officer and the Head of International Equity (who currently own Class B profits interests in AGM) owning equity stakes in AGH and voting (non-economic) shares in the Company. The transaction is contemplated to employ leverage. Certain expenses incurred in relation to this offering will be non-deductible for income tax purposes if the transaction is consummated, and accordingly are treated as permanent differences in the computation of income tax expense.

(2)	Summary of Significant Accounting Principles

(a)	Basis of preparation

The preparation of the consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities (including contingent liabilities), revenues, and expenses at the date of the financial statements. Actual results could differ from those estimates.

Certain conditions may exist as of the date the financial statements are issued that may ultimately result in a loss, however, the loss would only be incurred upon the occurrence of future

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

events. The probability of such a condition resulting in a loss is assessed as probable, possible, or remote. An estimated liability is incurred for losses assessed as probable. Possible losses are disclosed, together with an estimate of the range of possible losses. Remote contingencies are not disclosed.

(b)	Consolidation

The consolidated financial statements include the accounts of AGI and its wholly owned subsidiaries, AGM, JBFM (through November 2007), ACM, and AGH. All material intercompany balances have been eliminated in consolidation.

The Company is the investment adviser to various investment vehicles, including the Funds, which are U.S. registered investment companies, and institutional commingled investment vehicles. The use of various investment vehicles is designed to allow the Company to provide investment advice under its investment strategies to different classes of customers in a cost-effective manner.

U.S. generally accepted accounting principles require the consolidation of these vehicles if certain conditions are met. On a quarterly basis, the Company evaluates these requirements to determine if it must consolidate any of these vehicles. The consolidation requirements are as follows:

•	Variable interest entities (“VIEs”) — Consolidation is required of vehicles in which, by design, equity investors lack the characteristic of a controlling financial interest, or do not have sufficient equity at risk to finance the entity’s activities without additional subordinated financial support. An entity with either characteristic is considered a variable interest entity, and its “primary beneficiary” (the party that absorbs a majority of expected losses or receives a majority of expected residual returns) is required to consolidate it.

•	Voting interest entities — For vehicles determined to not be VIEs, consolidation is required if the Company holds a controlling financial interest of more than fifty percent. Control of vehicles similar to limited partnerships or limited liability companies is presumed by the general partner or managing member. Consolidation is required unless the presumption of control is overcome by providing certain rights to the limited partners or non-managing members.

The Company’s investment vehicles do not require consolidation, for the following reasons:

•	The Funds are considered voting interest entities controlled by their boards of directors. The Company’s investments in the Funds are nominal and do not meet the ownership threshold to consolidate.

•	Certain of the commingled investment vehicles are trusts and are considered VIEs. The Company holds no variable interests in these entities, and is not considered to be their primary beneficiary.

•	Other investment vehicles are membership organizations, and are considered voting interest entities. The Company is the managing member of these organizations. The operating agreements of the organizations each provide substantive “kickout” rights to the unaffiliated non-managing members investing in the organization, thus overcoming the presumption that the managing member controls the organization. The Company’s interests in these vehicles are nominal and do not meet the ownership threshold for consolidation.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

(c)	Operating segments

The Company’s continuing operations are one segment, investment advisory and management services. The Company provides investment management services to different vehicles: registered investment companies, commingled vehicles, separate accounts, and subadvisory accounts. Management assesses performance and allocates resources for the management of these vehicles on a combined basis.

(d)	Cash and cash equivalents

For purposes of the consolidated statement of cash flows, the Company considers money market instruments with remaining maturities of less than ninety days at acquisition to be cash equivalents.

The cash flows statement for the three months ended March 31, 2007 reflects changes in all cash balances from both continuing and discontinued operations.

(e)	Marketable securities

Marketable securities are carried at fair value. In 2007, unrealized changes in fair value were recorded in other comprehensive income.

In 2008, the Company adopted the provisions of SFAS 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines “fair value” as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 also establishes a framework for measuring fair value and a valuation hierarchy based upon the transparency of inputs used in the valuation of an asset or liability. Classification within the hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The valuation hierarchy contains three levels: (i) valuation inputs comprising unadjusted quoted market prices for identical assets or liabilities in active markets (Level 1); (ii) valuation inputs comprising quoted prices for identical assets or liabilities in markets that are not active, quoted market prices for similar assets and liabilities in active markets, and other observable inputs directly or indirectly related to the asset or liability being measured (Level 2); and (iii) valuation inputs that are unobservable and are significant to the fair value measurement (Level 3).

In 2008, the Company elected the “fair value” option permitted by SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, for two of its classes of marketable securities. SFAS 159 provides an option for most financial assets and liabilities to be reported at fair value on an instrument by instrument basis with changes in fair value reported in earnings. The Company’s reasons for electing the fair value option are as follows:

•	The Company invests its excess cash for current yield, not for capital gains. As such, the Company believes that reporting all elements of income, whether realized or unrealized, better reflects the returns on these securities. Gains and losses on such marketable securities, together with related interest income, are reported in non-operating income.

•	The Company invests certain deferred bonuses due employees in the Company’s registered investment companies. The related vested bonuses, together with earnings thereon, are reflected as liabilities in the statement of financial position. The Company believes that reporting unrealized gains on the securities in income is likely, in most cases, to better match income with the related expense. As the expenses are reported in compensation expense, the realized and unrealized gains on these securities are reported in revenue.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

The change was reflected in retained earnings and accumulated other comprehensive income as a cumulative effect of a change.

Realized gains and losses are computed on a specific identification basis. Interest income is recorded as earned.

(f)	Property and Equipment

Property and equipment are carried at cost. The Company provides for depreciation of property and equipment based on the estimated useful lives of the assets using the straight-line method. Amortization of leasehold improvements is computed over the lesser of the economic useful life of the improvement or the remaining term of the lease.

(g)	Investment management fees

Investment management fees are computed as a percentage of the fair value of assets under management and accrued monthly. Fees vary significantly, from under ten basis points for certain cash and fixed income mandates, to over one hundred basis points for certain asset classes. Fees on registered investment companies are computed and billed monthly as a percentage of average daily fair value of the assets of the funds. Fees on other vehicles and on separate accounts are computed and billed in accordance with the provisions of investment management agreements, which specify the methodology and rates to be used in computing the fees.

(h)	Foreign-currency transactions

The Company maintains foreign currency cash balances for disbursing funds. These accounts are translated to the Company’s functional currency (U.S. dollars) at rates prevailing at the reporting date. Transactions are translated at average rates during the period. Gains and losses arising from translation are recorded in revenue in the consolidated statement of income.

(i)	Compensation plans

Certain employees of the Company participate in deferred compensation plans. Deferred compensation expense is recorded ratably over the vesting period. Assets of funded plans, which are invested in the Funds, are reported in marketable securities at fair value. Unrealized gains and losses on the unvested portion of these assets are reported in revenue in 2008 and in other comprehensive income in 2007.

Certain employees of the Company have a profits interest in AGM which entitles them to 30% of the profits, as well as 30% of the increase in the value of the business, as defined in the operating agreement. The allocation of profits associated with this plan is expensed currently on an accrual basis. The Company records the obligation associated with these profits interests as a liability, at fair value, following the requirements of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

(j)	Retirement plans

The Company sponsors two non-contributory defined contribution retirement plans for employees (the “Non-Contributory Plans”), as well as a 401(k) plan. The Non-Contributory Plans include a qualified and non-qualified plan. Company contributions to the Non-Contributory Plans are based on employees’ eligible compensation. Company contributions to the 401(k) plan are based on the match determined by the Company, if any. Historically, the Company has not matched employee 401(k) contributions.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

Company contributions to the Non-Contributory Plans are accrued over the period of employees’ active service. Forfeitures from employees who leave the Company prior to completion of the vesting period are used to reduce the Company’s contribution. The Non-Contributory Plans do not require contributions after the employee’s active service has ended.

(k)	License and management fees

The Company pays to its Parent fees for management and licensing of its brand name under the terms of a service level agreement. Fees are accrued based on the terms of the agreement.

(l)	Income taxes

Deferred taxes are recognized for the future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Interest and penalties relating to tax liabilities are recorded on actual tax liabilities and FIN 48 tax liabilities. Interest is accrued according to the provisions of the relevant tax law and is reported as interest expense. Penalties are accrued when the Company expects to take the related position in its tax return, and are reported as other operating expenses.

(m)	Earnings per share

Basic earnings per share are computed by dividing net income by the weighted average number of shares outstanding during the period. As there are no common stock equivalents, fully diluted earnings per share are equivalent to basic earnings per share.

(n)	Discontinued operations

The Company reflects assets and liabilities (except tax-related assets and liabilities), revenues and expenses (including income tax expenses), and cash flows of discontinued operations separately in the related 2007 financial statements. Income taxes are allocated to discontinued operations based on the Company’s consolidated effective tax rate, adjusted for any material tax attributes related solely to the discontinued operation. The Company’s taxes are filed on a consolidated basis. Tax liabilities of discontinued operations are not separately identifiable, and all material deferred tax benefits relate to continuing operations.

(3)	Discontinued Operations

In December 2007, the foreign exchange operations of JBFM were distributed to the Parent. There was no gain or loss on the distribution. Assets and liabilities of JBFM were distributed at their carrying amounts, with the net asset of $100,000 being reflected as a non-cash dividend. The foreign exchange operations of JBFM are classified as discontinued operations for the three month period ended March 31, 2007, and the results recast accordingly. JBFM’s revenues were derived from providing services to the Bank, for which it was compensated under the terms of a transfer pricing agreement.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

Summary financial information relating to discontinued operations follows. There were no discontinued operations in 2008.

Foreign exchange operations

Income statement

March 31,
2007

Revenue	$3,150,800

Expenses
Employee compensation and benefits	1,515,900
General and administrative	573,400

2,089,300

Income before income taxes	1,061,500
Income tax expense	485,400

Income from operations, net of taxes	$576,100

Cash flows

March 31,
2007

Net cash provided by foreign exchange operations	$5,218,900

(4)	Related Party Activity

The amounts due from and to affiliates comprise the following:

	December 31,	March 31,
	2007	2008

Due from affiliates:
From local affiliates, for shared expenses	$3,043,400	$4,645,000
From other affiliates, for services	1,032,100	1,602,700
Due to affiliates:
To other affiliates, for services	95,000	2,168,300

The Company engages in transactions with affiliates as a part of its business. Compensation for, and expenses of, these transactions are governed by agreements among the parties.

Amounts due from local affiliates relate to expenses charged to unconsolidated affiliates who shared office space with the Company. Amounts due from other affiliates relate to fees from certain sub-advisory contracts. Amounts due to other affiliates relate to license and management fees payable to the Parent. The transactions that give rise to these balances are detailed below.

•	AGM derives revenue from advising the Funds. Amounts earned from such activity, which are reported in investment management fees, are as follows:

March 31, 2007	$58,915,700
March 31, 2008	72,801,600

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

Fees receivable and accrued fees from the Funds are as follows:

December 31, 2007	$26,492,000
March 31, 2008	24,321,100

•	AGM also derives investment management revenue from advising or sub-advising certain offshore funds sponsored by affiliates of the Parent. The amounts earned from such activity, which are reported in investment management fees, are as follows:

March 31, 2007	$1,387,000
March 31, 2008	1,599,800

Fees receivable and accrued fees from such funds are as follows:

December 31, 2007	$1,530,900
March 31, 2008	1,677,400

•	Participants in the Funded Plan (as defined in Note 8) have the choice of investing their deferred bonuses in one or more of the sponsored registered investment companies. The Company held investments in Julius Baer registered investment companies totaling $4,754,800 at December 31, 2007, in the related account. Unrealized gains on the investments totaled $507,700, at December 31, 2007. Unrealized gains were reported in other comprehensive income in 2007, net of taxes. There were no material realized gains in 2007. As of March 31, 2008, the investments totalled $7,706,900. Unrealized losses of $372,500 and realized losses of $173,100 are reported in revenue, as a result of adopting SFAS No. 159.

•	The Company pays the Parent fees for management and licensing under the terms of a service level agreement. These fees comprise license and management fees on the income statement, and are computed based on revenues. The rate applied to revenues is determined by the Parent. They are accrued during the year and settled annually.

•	The Company shared office space with certain unconsolidated affiliates. The Company allocated to these affiliates both direct and indirect expenses for occupancy (including rent and depreciation), information technology and support systems costs (including depreciation), administration, and management, under the terms of service level agreements. In the three month period ended March 31, 2007 the Company allocated $1,355,200 to unconsolidated affiliates under the terms of such agreements. Such amounts are reflected in the consolidated statement of income primarily under allocated administrative expenses. In 2008, these affiliates moved from the Company’s offices, and the service level agreements were cancelled. There are no allocated expenses in 2008.

•	The Company manages the assets of the retirement plans, at no cost to the plans.

(5)	Marketable Securities, at Fair Value

SFAS 157 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. The Company’s marketable securities are valued using Level 1 inputs. Cash equivalents are also valued using Level 1 inputs.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

Marketable securities available for sale as of December 31, 2007 consist of the following:

			Gross Unrealized
	Fair Value	Amortized Cost	Gains (Losses)

U.S. government and agency instruments,
due within one year	$36,355,600	$36,232,400	$123,200
due 1-5 years	1,993,100	1,967,700	25,400
due more than 10 years	4,352,400	4,376,600	(24,200)
Julius Baer registered investment companies	4,754,800	4,247,100	507,700
Other investments	10,000	10,000	—

	$47,465,900	$46,833,800	$632,100

Marketable securities as of March 31, 2008 consist of the following:

				Unrealized
			Gross Unrealized	Gains (Losses)
	Fair Value	Amortized Cost	Gains (Losses)	for the Period

U.S. government and agency instruments,
due within one year	$49,274,700	$49,237,600	$41,000	$37,100
due more than 10 years	4,110,000	4,074,800	35,200	35,200
Julius Baer registered investment companies	7,706,900	8,079,300	(372,500)	(372,500)
Other investments	10,000	10,000	—	—

	$61,101,600	$61,401,700	$(296,300)	$(300,200)

In 2007, changes in unrealized losses of $99,800 are recorded in other comprehensive income. Realized losses for the three month period ended March 31, 2007 totaled $10,300 on sales of marketable securities.

In 2008, the Company elected the “fair value” option permitted by SFAS No. 159. The election was effected by a cumulative effect adjustment that transferred accumulated other comprehensive income of $323,800 (net of tax) to retained earnings as of January 1, 2008. In the quarter ended March 31, 2008, unrealized gains of $72,300 and realized losses of $20,100 on US government and agency securities are reported in non-operating income. For that quarter, unrealized losses of $372,500 and realized losses of $173,100 on Julius Baer registered investment companies are reported in net gain (loss) on assets held for deferred compensation.

(6)	Market and Credit Risk

The Company’s holdings of U.S. government and agency securities are considered to have minimal credit risk. Portions of the Company’s balances of cash and cash equivalents ($119,047,200 as of December 31, 2007) represent short-term investments in U.S. government and agency securities, and similarly are considered to have minimal credit risk. As of March 31, 2008, $36,686,500 of cash and cash equivalents represents short-term investments consisting of high-grade commercial paper ($29,999,700) and US agency securities ($6,686,800).

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

The Company’s remaining cash balances ($14,399,900 as of December 31, 2007, and $34,703,900 as of March 31, 2008) are held primarily with a single institution. Substantially all of these amounts exceed the insurance provided by the Federal Deposit Insurance Corporation.

Investments in U.S. government and agency securities are subject to market risk and will fluctuate in value based on interest rates prevailing in the market. Investments in Julius Baer registered investment companies will fluctuate in value based on overall market conditions as well as factors specific to those funds.

Fees receivable and accrued fees have credit risk. Fees receivable from sponsored funds (Note 4) are billed and collected monthly. Other fees are generally billed quarterly. Fees receivable are recorded net of any allowance for doubtful accounts.

(7)	Property and Equipment

The major classifications of property and equipment are as follows:

	December 31,	March 31,
	2007	2008

Furniture, fixtures and equipment	$6,336,700	$7,418,600
Leasehold improvements	10,111,800	10,148,300
Less: Accumulated depreciation and amortization	(7,195,700)	(7,978,800)

	$9,252,800	$9,588,100

Furniture and fixtures are depreciated over five years. Equipment is depreciated over three and five year periods. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the remaining life of the lease.

(8)	Benefit Plans and Deferred Compensation

The Company sponsors a non-contributory qualified defined contribution retirement plan that covers most employees. Employees with at least one year of service are eligible to participate in this plan. Contributions to this plan are calculated at 10% of annual salary up to the Social Security Taxable wage base plus 15.7% of annual base salary in excess of the Social Security Taxable wage base up to the Internal Revenue Service compensation limit for qualified plans. For the three-month periods ended March 31, 2007 and 2008, the costs of this plan were $500,100 and $835,500, respectively. Earnings on an individual’s account in the plan are limited to the performance of the underlying plan investments in the account.

The Company also sponsors a supplemental non-qualified defined contribution retirement plan. Contributions to this plan are calculated as 15.7% of annual base salary that exceeds the Internal Revenue Service compensation limit for qualified plans. For the three-month periods ended March 31, 2007 and 2008, the costs of this plan were $116,900 and $70,400, respectively. Contributions to both the qualified and non-qualified retirement plan have three-year cliff vesting.

Additionally, the Company sponsors a qualified 401(k) plan which permits employer matching contributions. No matching contributions have ever been made to the 401(k) plan.

The Company sponsors a deferred compensation plan for employees whose annual discretionary bonus award exceeds $250,000 (the “Funded Plan”). Amounts contributed to the plan vest over a three-year period. At December 31, 2007, assets and vested liabilities totaled $4,754,800 and

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

$2,049,900, respectively. At March 31, 2008, assets and vested liabilities totalled $7,706,900 and $1,305,800, respectively.

Additionally, the Company sponsors an unfunded, non-qualified deferred compensation plan for certain employees (the “Unfunded Plan”). The total amount payable under the Unfunded Plan is $14,017,500, which vests ratably over a ten-year period and was to be fully vested in 2014. In December 2007, the Unfunded Plan was amended to reflect that the Unfunded Plan will vest and be payable in a lump-sum upon the earlier of an initial public offering of the Company or December 31, 2008. Expenses of this plan for the three-month periods ended March 31, 2007 and 2008 totalled $350,500 and $2,220,100, respectively. Total vested balances in this plan totaled $5,139,800 as of December 31, 2007. At March 31, 2008, the vested balance totalled $7,359,900. The unvested balance of $6,657,600 will be expensed in the remaining three quarters of 2008, or upon an initial public offering, if sooner.

(9)	Members’ Profits Interests

The Company has granted to each of its Chief Executive Officer and its Head of International Equity a Class B, non-voting profits interest in AGM. Such employees are each entitled to receive 15% of profits (30% in the aggregate) of AGM (as more fully described in the AGM operating agreement). The allocation of such profits interests is expensed periodically as employee compensation and benefits. For purposes of computing the Company’s liability for New York City Unincorporated Business Tax, the profits interests are considered payments to members rather than compensation. The amount of such charges are as follows:

	Allocation of
	Profits Interest	Liabilities as of

March 31, 2007	$18,330,900	$
December 31, 2007			55,763,300
March 31, 2008	20,399,500		20,399,500

In addition, the Company is required to repurchase the Class B profits interests. The repurchase price is computed utilizing a model which is based on the average profitability of AGM (as more fully described in the operating agreement) and the average price-earnings multiple of the common stock of the Parent. The benefits vest over a ten-year period ending in 2014. The Company has adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123(R) requires plans that contain mandatory cash settlement features to be accounted for as liabilities. The Company records the obligation associated with the change in redemption value of the profits interest as a liability at fair value and records the expense as employee compensation and benefits within the Consolidated Statements of Income. The Company has determined fair value by utilizing the model contained within the operating agreement of AGM, which is based on the average profitability of AGM (as defined in the operating agreement) as well as the average price earnings multiple of the common stock of the Parent. Expenses and liabilities of this obligation are as follows:

	Change in
	Vested Redemption
	Value of Profits
	Interest	Liabilities as of

March 31, 2007	$17,557,700	$
December 31, 2007			147,332,900
March 31, 2008	22,659,000		169,991,900

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

The total redemption value of such units amounted to $491,108,900 at December 31, 2007. Included in this amount is the unvested redemption value which totaled $343,776,000 as of the same date. At March 31, 2008, the redemption value of the units totalled $517,321,900, of which $347,330,000 was unvested. Certain events, including a change in control (such as an initial public offering) will cause the unvested balances to vest prior to the end of the stated period.

(10)	Commitments and Contingencies

The Company leases office space under a non-cancelable agreement that expires in June 2014. Minimum annual rental payments under the lease at March 31, 2008 are as follows:

Year Ending December 31,

2008	$2,588,600
2009	3,738,700
2010	3,738,700
2011	3,756,000
2012	3,761,800
2013 - 2014	5,642,700

$23,226,500

In addition to the minimum annual rentals, the lease also includes provisions for escalations. The lease provides for a rent holiday and leasehold improvement incentives. These concessions are recognized on a straight-line basis as reductions in rent expense over the term of the lease.

A portion of the annual rental expense is charged to affiliates who occupy portions of the space. Rent expense borne by the Company and its subsidiaries for the three-month periods ended March 31, 2007 and 2008 was $635,700 and $833,800, respectively.

The Company has non-cancelable contractual commitments for periods of up to two years for recordkeeping and software services.

The Company has a license fee arrangement with its Parent for the use of the Parent’s name in the Company’s products. The arrangement obligates the Company to pay a fee, based on applicable revenues, at a rate determined by the Parent. The rate determined by the Parent may vary by year.

The Company’s largest shareholder servicing arrangement provides that, in the event of termination, fees of thirty-five basis points annually on the value of the shares held on the platform will accrue as long as the shares are held on the platform. A portion of these charges may be offset by 12b-1 fees.

The Company has a severance policy covering employees terminated for reasons other than cause. In the event of an employee’s termination, the Company may incur a liability for pay and benefits continuation. The amount varies based on the employee’s level and length of service.

On occasion, the Company has, at its discretion, reimbursed client accounts for certain operational losses incurred.

The Company has been named in certain litigation. In the opinion of management, the probability of an outcome from this litigation that is adverse to the Company and would have a material effect on the Company’s consolidated financial condition or cash flows, is remote.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

(11)	Income Taxes

The components of income taxes for continuing and discontinued operations for the three-month periods ended March 31, 2007 and 2008 are as follows:

	Three Months Ended
	March 31
	2007	2008

Current:
Federal	$13,026,700	$14,780,600
State and local	8,174,300	8,402,000

	21,201,000	23,182,600
Deferred:
Federal	(5,381,700)	(7,625,300)
State and local	(3,051,000)	(3,275,800)

	(8,432,700)	(10,901,100)

Income taxes on continuing operations	12,768,300	12,281,500
Tax effect of discontinued operations —
Current	485,400	—
Deferred	—	—

Total	485,400	—

	$13,253,700	$12,281,500

The Company computes its taxes using the asset and liability method. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Net deferred tax assets comprise the following:

	December 31, 2007	March 31, 2008

Deferred tax assets
Deferred compensation	$69,668,000	$80,637,400
Depreciation and amortization	879,000	1,010,900
Provisions and other	943,700	987,900

Total deferred tax assets	71,490,700	82,636,200
Less: valuation allowance	—	(390,700)

Deferred tax asset net of allowance	71,490,700	82,245,500
Deferred tax liability
Unrealized gains	(308,300)	(162,000)

Total deferred tax liability	(308,300)	(162,000)

Net deferred tax asset	$71,182,400	$82,083,500

The Company has provided a valuation allowance for the recoverability of the unincorporated business tax on its returns. Except for that item, management of the Company has not established a valuation allowance for its deferred tax asset because it believes that it is more likely than not the benefit will be realized. The Company’s analysis of recoverability is based on the future income streams that could be generated from its assets under management.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

A reconciliation between the Federal statutory tax rate of 35 percent and the Company’s effective tax rates is as follows:

March 31, 2007
Federal statutory rate	$9,441,700	35%
State and local, net of federal benefit	3,326,600	12%

Taxes on income from continuing operations	$12,768,300	47%

Permanent differences consist of the non-deductible portion of meals, entertainment, and gifts, and certain costs related to the anticipated initial public offering of the Company’s stock. They were not material to the reconciliation in 2007.

March 31, 2008
Federal statutory rate	$8,292,200	35%
State and local, net of federal benefit	3,140,700	13%
Valuation allowance	390,700	2%
Permanent differences	457,900	2%

Taxes on income from continuing operations	$12,281,500	52%

The effective tax rates of the discontinued operations in 2007 do not differ materially from those of continuing operations, except for the valuation allowance and permanent differences.

AGM is subject to the four percent New York City unincorporated business tax (“UBT”).

The Company has adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in income tax positions. FIN 48 requires that the Company recognize in its consolidated financial statements the impact of a tax position when it is more likely than not that the tax position would be sustained upon examination by the tax authorities based on the technical merits of the position. As a result of the implementation of FIN 48, the Company believes that in each case, it is more likely than not that the positions taken will be sustained, on their technical merits, upon audit.

For the three months periods ended March 31, 2007 and 2008, there were no material charges relating to interest and penalties. As of December 31, 2007 and March 31, 2008, the Company did not have any unrecognized tax benefits.

The Company’s tax years 2004 to the present are open for audit. The Internal Revenue Service is auditing the Company’s 2005 tax year and New York State is auditing years 2000 through 2003 of a predecessor company of AGM. Neither jurisdiction has proposed any material adjustments to the filed returns. The Company believes the resolution of the audits will not have a material effect on the consolidated financial statements or liquidity of the Company.

The Company expects, within the next nine months, to amend the operating agreement governing the Profits Interests granted to certain employees. The effect of such a change on the deferred tax asset, if any, is not known, and an estimate of the possible effect cannot be made.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES
(formerly Julius Baer Americas Inc. and Subsidiaries)

Notes to Consolidated Financial Statements — (Continued)

(12)	Recently Issued Accounting Pronouncements

In December 2007, FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements (“SFAS 160”). SFAS 160 is effective in 2009. It changes certain existing accounting practices as follows:

•	Noncontrolling interests are classified as a component of equity, together with stockholders’ equity.

•	Net income is presented for all equity interests, both stockholders’ equity and noncontrolling interests. Earnings per share are computed on net income attributable to stockholders.

•	This statement eliminates the requirement to credit stockholders’ equity with net income attributable to noncontrolling interests if there is an existing deficit in noncontrolling interests. This change will affect the allocation of our equity interests after this offering.

•	This statement provides that changes in a parent’s controlling interest in a subsidiary while the parent retains its controlling interest are accounted for as equity transactions, with no gain or loss on the transactions. Such changes may occur annually after this offering is consummated.

FASB revised Statement No. 141R, Business Combinations, in December 2007. We are in the process of analyzing the effects of this statement on our financial statements.

In March 2008, FASB issued Statement 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 amends Statement No. 133, and will be effective for the Company in 2009. The Company is in the process of analyzing the effect of this statement on its financial statements.

In May 2008, FASB issued Statement 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 is effective sixty days after PCAOB approval. It is intended to establish the GAAP hierarchy. The Company does not expect the Statement to have a material effect on its financial statements.

In May 2008, FASB issued Statement 163, Accounting for Financial Guarantee Investment Contracts (“SFAS 163”). SFAS 163 is effective for certain insurance companies. The Company does not expect this statement to have a material effect on its financial statements.

APPENDIX A — ANNUALIZED RETURNS, ASSETS UNDER MANAGEMENT
AND FEE PERCENTAGES* OF INVESTMENT PRODUCTS

The following tables set forth the annualized returns, gross and net (which represent annualized returns prior to and after payment of fees, respectively) of each of the investment products which invest in our strategies. Information for certain SEC registered funds have not been included because each of these funds holds less than approximately $1,000 in assets.

International Equity Strategies

The tables below set forth the annualized returns, gross and net (which represent annualized returns prior to and after payment of fees, respectively) of each of the investment products which invest in our International Equity strategies (including SEC registered mutual and private offshore funds, institutional commingled funds, separate accounts on an aggregate basis and sub-advisory accounts), from inception to March 31, 2008, and in the five-year, three-year, and one-year periods ended March 31, 2008, relative to the performance of the market index that is most commonly used by our clients to compare the performance of the strategy.

International Equity I Strategy**

SEC Registered Mutual and Private Offshore Funds

Julius Baer International Equity Fund, Class A
(inception: 10/4/93)
AuM (as of 03/31/08): $9,567 million
Fee percentage: schedule beginning at 0.90% and	Period Ended March 31, 2008
declining to 0.85% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	14.0%	25.9%	19.5%	2.8%
Annualized Net Returns	12.0%	24.3%	18.0%	1.6%
MSCI AC World ex US Indexsm ND	7.2%	23.5%	16.0%	2.1%

Julius Baer International Equity Fund, Class I
(inception: 11/17/99)
AuM (as of 03/31/08): $12,816 million
Fee percentage: schedule beginning at 0.90% and	Period Ended March 31, 2008
declining to 0.85% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	13.0%	25.9%	19.5%	2.8%
Annualized Net Returns	11.9%	24.6%	18.3%	1.9%
MSCI AC World ex US Indexsm ND	6.4%	23.5%	16.0%	2.1%

*	Fee percentages represent our undiscounted standard fee schedule. Certain client mandates are subject to discounted fee schedules.

**	For purposes of this Appendix, the performance table of one account was reclassified from the International Equity II Strategy Separate Accounts to the International Equity I Strategy SEC Registered Mutual and Private Offshore Funds. The performance attributes of the account are not materially different from that of the other accounts in either strategy.

Fund A (inception: 6/30/02)	Period Ended March 31, 2008
AuM (as of 03/31/08): $403 million	Since
Fee percentage: 0.90% on all A-Share assets; 0.80% on all B- and C-Share assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	17.1%	23.0%	17.8%	1.4%
Annualized Net Returns	16.5%	22.3%	16.8%	0.5%
MSCI AC World ex US Indexsm ND	15.5%	23.5%	16.0%	2.1%

Institutional Commingled Funds

Fund A
(inception: 8/10/06)	Period Ended March 31, 2008
AuM (as of 03/31/08): $1,977 million	Since
Fee percentage: 0.90% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	14.5%	NA	NA	2.1%
Annualized Net Returns	13.5%	NA	NA	1.2%
MSCI AC World ex US Indexsm ND	12.3%	NA	NA	2.1%

Fund B
(inception: 7/02/03)	Period Ended March 31, 2008
AuM (as of 03/31/08): $1,724 million	Since
Fee percentage: 0.90% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	20.6%	NA	17.9%	2.4%
Annualized Net Returns	19.5%	NA	16.8%	1.5%
MSCI AC World ex US Indexsm ND	19.9%	NA	16.0%	2.1%

Separate Accounts

Aggregate
AuM (as of 03/31/08): $11,386 million
Fee percentage: schedule beginning at 0.80% and	Period Ended March 31, 2008
declining to 0.40% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	19.5%	24.5%	18.4%	2.4%
Annualized Net Returns	19.0%	23.9%	17.9%	1.9%
MSCI AC World ex US Indexsm ND	17.9%	23.5%	16.0%	2.1%

Sub-advisory Account

Account 1 (inception: 7/31/04)
AuM (as of 03/31/08): $60 million
Fee percentage: schedule beginning at 0.80% and	Period Ended March 31, 2008
declining to 0.40% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	20.8%	NA	18.4%	1.9%
Annualized Net Returns	20.1%	NA	17.7%	1.3%
MSCI EAFE® Index	16.1%	NA	13.3%	(2.7)%

Separate Accounts — Hybrid*

Aggregate
AuM (as of 03/31/08): $237 million
Fee percentage: schedule beginning at 0.80% and	Period Ended March 31, 2008
declining to 0.40% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	18.1%	NA	16.6%	2.0%
Annualized Net Returns	17.5%	NA	16.1%	1.5%
MSCI EAFE® + Canada Index	15.5%	NA	13.9%	(1.3)%

*	Hybrid Strategy: International Equity I Developed Markets/ International Equity II Emerging Markets

International Equity II Strategy**

SEC Registered Mutual and Private Offshore Funds

Julius Baer International Equity Fund II, Class A (inception: 5/4/05)
AuM (as of 03/31/08): $2,074 million
Fee percentage: schedule beginning at 0.90% and	Period Ended March 31, 2008
declining to 0.85% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	19.2%	NA	NA	2.9%
Annualized Net Returns	17.6%	NA	NA	1.5%
MSCI AC World ex US Indexsm	17.0%	NA	NA	2.1%

Julius Baer International Equity Fund II, Class I (inception: 5/4/05)
AuM (as of 03/31/08): $7,856 million
Fee percentage: schedule beginning at 0.90% and	Period Ended March 31, 2008
declining to 0.85% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	19.3%	NA	NA	2.9%
Annualized Net Returns	18.0%	NA	NA	1.9%
MSCI AC World ex US Indexsm	17.0%	NA	NA	2.1%

Institutional Commingled Funds

Fund A (inception: 3/31/05)
AuM (as of 03/31/08): $2,946 million
Fee percentage: schedule beginning at 0.85% and	Period Ended March 31, 2008
declining to 0.45% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	18.8%	NA	18.8%	3.5%
Annualized Net Returns	18.1%	NA	18.1%	3.0%
MSCI AC World ex US Indexsm	16.0%	NA	16.0%	2.1%

**	For purposes of this Appendix, the performance table of one account was reclassified from the International Equity II Strategy Separate Accounts to the International Equity I Strategy SEC Registered Mutual and Private Offshore Funds. The performance attributes of the account are not materially different from that of the other accounts in either strategy.

Fund B (inception: 12/14/06)
AuM (as of 03/31/08): $348 million
Fee percentage: schedule beginning at 0.90% and	Period Ended March 31, 2008
declining to 0.50% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	6.0%	NA	NA	2.7%
Annualized Net Returns	5.4%	NA	NA	2.1%
MSCI AC World ex US Indexsm	5.3%	NA	NA	2.1%

Fund C (inception: 4/29/05)
AuM (as of 03/31/08): $2,026 million
Fee percentage: schedule beginning at 0.80% and	Period Ended March 31, 2008
declining to 0.40% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	19.2%	NA	NA	3.0%
Annualized Net Returns	18.3%	NA	NA	2.1%
MSCI AC World ex US Indexsm	17.5%	NA	NA	2.1%

Fund D (inception: 7/31/06)
AuM (as of 03/31/08): $55 million
Fee percentage: schedule beginning at 0.85% and	Period Ended March 31, 2008
declining to 0.45% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	13.9%	NA	NA	3.4%
Annualized Net Returns	13.1%	NA	NA	2.8%
MSCI AC World ex US Indexsm ND	12.2%	NA	NA	2.1%

Separate Accounts

Aggregate
AuM (as of 03/31/08): $6,239 million
Fee percentage: schedule beginning at 0.80% and	Period Ended March 31, 2008
declining to 0.40% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	20.3%	NA	NA	3.2%
Annualized Net Returns	19.7%	NA	NA	2.7%
MSCI AC World ex US Indexsm ND	17.7%	NA	NA	2.1%

Sub-advisory Accounts

Account 1 (inception: 6/30/07)
AuM (as of 03/31/08): $155 million
Fee percentage: schedule beginning at 0.80% and	Period Ended March 31, 2008
declining to 0.40% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	(6.5)%	NA	NA	NA
Annualized Net Returns	(6.9)%	NA	NA	NA
MSCI AC World ex US Indexsm ND	(5.6)%	NA	NA	NA

Account 2 (inception: 6/30/02)
AuM (as of 03/31/08): $314 million
Fee percentage: schedule beginning at 0.45% and	Period Ended March 31, 2008
declining to 0.40% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	17.1%	24.0%	18.6%	1.6%
Annualized Net Returns	16.6%	23.4%	18.0%	1.2%
MSCI AC World ex US Indexsm ND	15.5%	23.5%	16.0%	2.1%

Account 3 (inception: 6/30/03)	Period Ended March 31, 2008
AuM (as of 03/31/08): $655 million	Since
Fee percentage: 0.40% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	20.4%	NA	18.3%	2.7%
Annualized Net Returns	19.9%	NA	17.8%	2.2%
MSCI AC World ex US Indexsm ND	20.3%	NA	16.0%	2.1%

Account 4 (inception: 9/30/03)	Period Ended March 31, 2008
AuM (as of 03/31/08): $2,217 million	Since
Fee percentage: 0.40% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	19.6%	NA	17.9%	2.4%
Annualized Net Returns	19.1%	NA	17.4%	2.0%
MSCI AC World ex US Indexsm ND	19.3%	NA	16.0%	2.1%

Account 5 (inception: 1/31/01)
AuM (as of 03/31/08): $185 million
Fee percentage: schedule beginning at 0.80% and	Period Ended March 31, 2008
declining to 0.40% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	10.0%	21.6%	16.5%	0.9%
Annualized Net Returns	9.4%	20.9%	15.9%	0.5%
MSCI AC World ex US Indexsm ND	8.5%	23.5%	16.0%	2.1%

Account 6 (inception: 7/31/00)	Period Ended March 31, 2008
AuM (as of 03/31/08): $95 million	Since
Fee percentage: 0.50% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	10.6%	24.2%	18.9%	3.2%
Annualized Net Returns	8.4%	21.9%	17.0%	2.7%
MSCI AC World ex US Indexsm ND	6.8%	23.5%	16.0%	2.1%

Account 7 (inception: 8/31/02)	Period Ended March 31, 2008
AuM (as of 03/31/08): $133 million	Since
Fee percentage: 0.50% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	18.2%	23.2%	17.4%	2.1%
Annualized Net Returns	17.6%	22.6%	16.8%	1.6%
MSCI EAFE® Index	16.1%	21.4%	13.3%	(2.7)%

Account 8 (inception: 1/31/08)
AuM (as of 03/31/08): $863 million
Fee percentage: schedule beginning at 0.80% and	Period Ended March 31, 2008
declining to 0.40% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	0.3%	NA	NA	NA
Annualized Net Returns	0.3%	NA	NA	NA
MSCI AC World ex US Indexsm ND	0.6%	NA	NA	NA

Account 9 (inception: 10/31/07)
AuM (as of 03/31/08): $133 million
Fee percentage: schedule beginning at 0.60% and	Period Ended March 31, 2008
declining to 0.40% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	(12.3)%	NA	NA	NA
Annualized Net Returns	(12.5)%	NA	NA	NA
MSCI EAFE® Index	(13.1)%	NA	NA	NA

Other International Equity

Separate Accounts

Strategy A
AuM (as of 03/31/08): $168 million	Period Ended March 31, 2008
Fee percentage: 0.40% on all assets	Since Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	11.0%	25.9%	20.0%	3.0%
Annualized Net Returns	10.4%	25.3%	19.4%	2.5%
MSCI Europe Index	7.3%	22.9%	14.9%	0.2%

Strategy B
AuM (as of 03/31/08): $78 million	Period Ended March 31, 2008
Fee percentage: 0.30% on all assets	Since Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	46.1%	NA	41.8%	14.4%
Annualized Net Returns	45.6%	NA	41.4%	14.0%
MSCI EM Europe Index	32.1%	NA	30.1%	12.3%

Global High Grade Fixed Income Strategies

The tables below set forth the annualized returns, gross and net (which represent annualized returns prior to and after payment of fees, respectively) of each of the investment products which invest in our Global High Grade Fixed Income strategies (including SEC registered mutual and private offshore funds, institutional commingled funds, separate accounts on an aggregate basis and sub-advisory accounts), from inception to March 31, 2008, and in the five-year, three-year, and one-year periods ended March 31, 2008, relative to the performance of the market index that is most commonly used by our clients to compare the performance of the strategy.

Total Return Bond Strategy

SEC Registered Mutual and Private Offshore Funds

Julius Baer Total Return Bond Fund, Class A
(inception: 6/30/92)	Period Ended March 31, 2008
AuM (as of 03/31/08): $300 million	Since
Fee percentage: 0.35% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	7.7%	6.7%	6.4%	9.0%
Annualized Net Returns	6.2%	5.7%	5.5%	8.3%
Lehman Brothers U.S. Aggregate Index	6.6%	4.6%	5.5%	7.7%

Julius Baer Total Return Bond Fund, Class I
(inception: 11/17/99)	Period Ended March 31, 2008
AuM (as of 03/31/08): $973 million	Since
Fee percentage: 0.35% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	7.9%	6.7%	6.4%	9.1%
Annualized Net Returns	6.9%	6.0%	5.8%	8.6%
Lehman Brothers U.S. Aggregate Index	6.4%	4.6%	5.5%	7.7%

Fund A (inception: 6/30/98)	Period Ended March 31, 2008
AuM (as of 03/31/08): $23 million	Since
Fee percentage: 0.45% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	7.4%	6.4%	5.7%	8.2%
Annualized Net Returns	6.1%	5.2%	4.6%	7.8%
Lehman Brothers U.S. Aggregate Index	5.9%	4.6%	5.5%	7.7%

Separate Accounts

Aggregate
AuM (as of 03/31/08): $2,314 million*
Fee percentage: schedule beginning at 0.30% and	Period Ended March 31, 2008
declining to 0.18% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	8.9%	7.1%	6.2%	8.4%
Annualized Net Returns	8.5%	6.7%	5.9%	8.1%
Lehman Brothers U.S. Aggregate Index	5.5%	4.6%	5.5%	7.7%

*	Performance relating to the high yield component of our Core Plus Plus Strategy is shown within our Total Return Bond Strategy.

U.S. Fixed Income & Cash Strategy

Sub-advisory Accounts

Fund A (inception: 10/31/98)
AuM (as of 03/31/08): $230 million	Period Ended March 31, 2008
Fee percentage: 0.12% on A, B and E Shares;	Since
0.0525% on C Shares	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	6.2%	4.9%	5.7%	8.4%
Annualized Net Returns	5.3%	4.0%	4.8%	8.2%
Merrill Lynch US Corporate & Government, A Rated and above Index	5.7%	4.5%	5.8%	9.3%

Fund B (inception: 1/31/95)
AuM (as of 03/31/08): $822 million
Fee percentage: schedule beginning at 0.175% and	Period Ended March 31, 2008
declining to 0.05% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	4.6%	3.6%	4.6%	4.6%
Annualized Net Returns	4.0%	3.0%	4.1%	4.5%
Citigroup USD 3 Month EUR Deposit Index	4.4%	3.5%	4.8%	5.2%

Fund C (inception: 11/30/99)
AuM (as of 03/31/08): $249 million	Period Ended March 31, 2008
Fee percentage: 0.09% on A, B and E Shares;	Since
0.045% on C Shares	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	7.4%	5.8%	7.5%	10.6%
Annualized Net Returns	6.5%	5.0%	6.8%	10.4%
Merrill Lynch US Corporate & Government, 3-5 Years Index	6.4%	4.3%	5.8%	9.3%

Fund D (inception: 1/31/95)	Period Ended March 31, 2008
AuM (as of 03/31/08): $16 million	Since
Fee percentage: 0.15% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	4.7%	3.7%	4.9%	4.9%
Annualized Net Returns	3.9%	2.9%	4.3%	4.8%
Citigroup USD 3 Month EUR Deposit Index	4.4%	3.5%	4.8%	5.2%

Global High Yield Strategy

The tables below set forth the annualized returns, gross and net (which represent annualized returns prior to and after payment of fees, respectively) of each of the investment products which invest in our Global High Yield strategy (including SEC registered mutual and private offshore funds, institutional commingled funds, separate accounts on an aggregate basis and sub-advisory accounts), from inception to March 31, 2008, and in the five-year, three-year, and one-year periods ended March 31, 2008, relative to the performance of the market index that is most commonly used by our clients to compare the performance of the strategy.

Global High Yield Strategy

SEC Registered Mutual and Private Offshore Funds
Julius Baer Global High Income Fund, Class A (inception: 12/17/02)	Period Ended March 31, 2008
AuM (as of 03/31/08): $99 million	Since
Fee percentage: 0.65% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	11.5%	11.0%	7.6%	0.4%
Annualized Net Returns	10.2%	9.7%	6.4%	(0.6)%
Merrill Lynch USD Global High Yield Constrained Index (USD)	10.6%	9.5%	5.4%	(1.9)%

Julius Baer Global High Income Fund, Class I
(inception: 1/31/03)	Period Ended March 31, 2008
AuM (as of 03/31/08): $169 million	Since
Fee percentage: 0.65% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	11.5%	11.0%	7.6%	0.4%
Annualized Net Returns	10.5%	9.9%	6.6%	(0.4)%
Merrill Lynch USD Global High Yield Constrained Index (USD)	10.0%	9.5%	5.4%	(1.9)%

Institutional Commingled Funds

Fund A (inception: 01/01/07)
AuM (as of 03/31/08): $41 million
Fee percentage: 0.15% on all assets	Since Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	(1.48)%	N/A	N/A	(4.22)%
Annualized Net Returns	(1.63)%	N/A	N/A	(4.37)%
Merrill Lynch Global High Yield Constrained Index (USD)	0.69%	N/A	N/A	(1.91)%

Separate Accounts

Aggregate
AuM (as of 03/31/08): $435 million*
Fee percentage: schedule beginning at 0.60% and	Period Ended March 31, 2008
declining to 0.40% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	9.7%	N/A	N/A	4.5%
Annualized Net Returns	9.2%	N/A	N/A	4.2%
Merrill Lynch USD Global High Yield Constrained Index (USD)	4.9%	N/A	N/A	(1.9)%

*	Performance relating to the high yield component of our Core Plus Plus Strategy is shown within our Total Return Bond Strategy.

Sub-advisory Accounts

Account 1 (inception: 12/31/02)
AuM (as of 03/31/08): $314 million
Fee percentage: schedule beginning at 0.44% and	Period Ended March 31, 2008
declining to 0.15% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	19.0%	17.0%	12.1%	16.9%
Annualized Net Returns	17.5%	15.5%	10.6%	15.3%
Merrill Lynch (EUR, 100% Hedged) Global High Yield Constrained Index	18.7%	16.0%	10.2%	12.8%

Global Equity Strategy

The tables below set forth the annualized returns, gross and net (which represent annualized returns prior to and after payment of fees, respectively) of each of the investment products which invest in our Global Equity strategy (including SEC registered mutual and private offshore funds, institutional commingled funds, separate accounts on an aggregate basis and sub-advisory accounts), from inception to March 31, 2008, and in the five-year, three-year, and one-year periods ended March 31, 2008, relative to the performance of the market index that is most commonly used by our clients to compare the performance of the strategy.

Global Equity Strategy

SEC Registered Mutual and Private Offshore Funds

Julius Baer Global Equity Fund, Class A
(inception: 6/30/04)	Period Ended March 31, 2008
AuM (as of 03/31/08): $36 million	Since
Fee percentage: 0.90% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	14.6%	NA	12.4%	(2.4)%
Annualized Net Returns	12.5%	NA	10.5%	(3.8)%
MSCI All Country World Index	11.7%	NA	11.1%	(1.2)%

Julius Baer Global Equity Fund, Class I
(inception: 3/11/05)	Period Ended March 31, 2008
AuM (as of 03/31/08): $63 million	Since
Fee percentage: 0.90% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	10.4%	NA	12.2%	(2.4)%
Annualized Net Returns	9.2%	NA	10.9%	(3.5)%
MSCI All Country World Index	9.9%	NA	11.1%	(1.2)%

Institutional Commingled Funds

Fund A (inception: 2/7/07)
AuM (as of 03/31/08): $61 million
Fee percentage range: schedule beginning at 0.85% and	Period Ended March 31, 2008
declining to 0.45% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	(2.1)%	NA	NA	(1.6)%
Annualized Net Returns	(2.7)%	NA	NA	(2.2)%
MSCI All Country World Index	(1.0)%	NA	NA	(1.2)%

Fund B (inception: 5/31/07)
AuM (as of 03/31/08): $23 million
Fee percentage: schedule beginning at 0.85% and	Period Ended March 31, 2008
declining to 0.45% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	(8.3)%	NA	NA	NA
Annualized Net Returns	(8.9)%	NA	NA	NA
MSCI All Country World Index	(8.1)%	NA	NA	NA

Separate Accounts

Aggregate
AuM (as of 03/31/08): $388 million
Fee percentage: schedule beginning at 0.80% and	Period Ended March 31, 2008
declining to 0.40% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	8.2%	NA	NA	(2.6)%
Annualized Net Returns	7.7%	NA	NA	(3.0)%
MSCI All Country World Index	8.6%	NA	NA	(1.2)%

Sub-advisory Accounts

Account 1 (inception: 7/31/02)
AuM (as of 03/31/08): $77 million
Fee percentage: schedule beginning at 0.80% and	Period Ended March 31, 2008
declining to 0.20% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	13.5%	17.2%	11.4%	(4.2)%
Annualized Net Returns	11.7%	15.5%	9.8%	(4.6)%
MSCI World Index	12.1%	16.0%	9.6%	(3.3)%

U.S. Equity Strategies

The tables below set forth the annualized returns, gross and net (which represent annualized returns prior to and after payment of fees, respectively) of each of the investment products which invest in our U.S. Equity strategies (including SEC registered mutual and private offshore funds, institutional commingled funds, separate accounts on an aggregate basis and sub-advisory accounts), from inception to March 31, 2008, and in the five-year, three-year, and one-year periods ended March 31, 2008, relative to the performance of the market index that is most commonly used by our clients to compare the performance of the strategy.

Micro-Cap Strategy

SEC Registered Mutual and Private Offshore Funds

Julius Baer US Microcap Fund, Class A
(inception: 7/24/06)	Period Ended March 31, 2008
AuM (as of 03/31/08): $3 million	Since
Fee percentage: 1.25% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	(0.7)%	NA	NA	(18.9)%
Annualized Net Returns	(2.4)%	NA	NA	(20.4)%
Russell 2000® Index	1.0%	NA	NA	(13.0)%

Julius Baer US Microcap Fund, Class I
(inception: 7/24/06)	Period Ended March 31, 2008
AuM (as of 03/31/08): $3 million	Since
Fee percentage: 1.25% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	(0.7)%	NA	NA	(18.9)%
Annualized Net Returns	(2.2)%	NA	NA	(20.2)%
Russell 2000® Index	1.0%	NA	NA	(13.0)%

Separate Accounts

Aggregate
AuM (as of 03/31/08): $4 million
Fee percentage: schedule beginning at 1.20% and	Period Ended March 31, 2008
declining to 1.00% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	(6.8)%	NA	NA	(22.0)%
Annualized Net Returns	(7.1)%	NA	NA	(22.2)%
Russell 2000® Index	(2.3)%	NA	NA	(13.0)%

Sub-advisory Accounts

Account 1 (inception: 10/13/06)
AuM (as of 03/31/08): $58 million
Fee percentage: schedule beginning at 0.90% and	Period Ended March 31, 2008
declining to 0.70% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	(8.8)%	NA	NA	(19.1)%
Annualized Net Returns	(9.6)%	NA	NA	(19.8)%
Russell 2000® Index	(5.6)%	NA	NA	(13.0)%

Small-Cap Strategy

SEC Registered Mutual and Private Offshore Funds

Julius Baer US Smallcap Fund, Class A
(inception: 7/24/06)	Period Ended March 31, 2008
AuM (as of 03/31/08): $4 million	Since
Fee percentage: 0.95% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	7.8%	NA	NA	(6.6)%
Annualized Net Returns	6.2%	NA	NA	(8.0)%
Russell 2000® Index	1.0%	NA	NA	(13.0)%

Julius Baer US Smallcap Fund, Class I
(inception: 7/24/06)	Period Ended March 31, 2008
AuM (as of 03/31/08): $3 million	Since
Fee percentage: 0.95% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	7.8%	NA	NA	(6.6)%
Annualized Net Returns	6.5%	NA	NA	(7.7)%
Russell 2000® Index	1.0%	NA	NA	(13.0)%

Separate Accounts

Aggregate
AuM (as of 03/31/08): $5 million
Fee percentage: schedule beginning at 0.90% and	Period Ended March 31, 2008
declining to 0.70% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	2.8%	NA	NA	(8.0)%
Annualized Net Returns	2.5%	NA	NA	(8.3)%
Russell 2000® Index	(2.3)%	NA	NA	(13.0)%

Mid-Cap Strategy

SEC Registered Mutual and Private Offshore Funds

Julius Baer US Midcap Fund, Class A
(inception: 7/24/06)	Period Ended March 31, 2008
AuM (as of 03/31/08): $3 million	Since
Fee percentage: 0.80% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	5.1%	NA	NA	(10.5)%
Annualized Net Returns	3.7%	NA	NA	(11.7)%
Russell Mid-Cap® Index	4.7%	NA	NA	(8.9)%

Julius Baer US Midcap Fund, Class I (inception: 7/24/06)	Period Ended March 31, 2008
AuM (as of 03/31/08): $3 million	Since
Fee percentage: 0.80% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	5.1%	NA	NA	(10.5)%
Annualized Net Returns	4.0%	NA	NA	(11.5)%
Russell Mid-Cap® Index	4.7%	NA	NA	(8.9)%

Separate Accounts

Aggregate
AuM (as of 03/31/08): $4 million
Fee percentage: schedule beginning at 0.75% and	Period Ended March 31, 2008
declining to 0.45% as the amount of assets	Since
under management increases	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	(14.0)%	NA	NA	(11.8)%
Annualized Net Returns	(14.3)%	NA	NA	(12.1)%
Russell Mid-Cap® Index	(10.0)%	NA	NA	(8.9)%

Multi-Cap Strategy

SEC Registered Mutual and Private Offshore Funds

Julius Baer US Multicap Fund, Class A (inception: 7/24/06)	Period Ended March 31, 2008
AuM (as of 03/31/08): $3 million	Since
Fee percentage: 0.75% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	5.4%	NA	NA	(8.1)%
Annualized Net Returns	4.0%	NA	NA	(9.3)%
Russell 3000® Index	4.8%	NA	NA	(6.1)%

Julius Baer US Multicap Fund, Class I (inception: 7/24/06)	Period Ended March 31, 2008
AuM (as of 03/31/08): $3 million	Since
Fee percentage: 0.75% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	5.4%	NA	NA	(8.1)%
Annualized Net Returns	4.3%	NA	NA	(9.0)%
Russell 3000® Index	4.8%	NA	NA	(6.1)%

Separate Accounts
Aggregate	Period Ended March 31, 2008
AuM (as of 03/31/08): $9 million	Since
Fee percentage: 0.30% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	2.8%	8.6%	2.8%	(10.7)%
Annualized Net Returns	2.5%	8.3%	2.5%	(11.0)%
Russell 3000® Index	5.9%	12.1%	6.1%	(6.1)%

Global Balanced Strategy

The table below sets forth the annualized returns, gross and net (which represent annualized returns prior to and after payment of fees, respectively) of each of the investment products which invest in our Global Balanced strategy (including SEC registered mutual and private offshore funds), from inception to March 31, 2008, and in the five-year, three-year, and one-year periods ended March 31, 2008, relative to the performance of the market index that is most commonly used by our clients to compare the performance of the strategy.

Global Balanced Strategy

SEC Registered Mutual and Private Offshore Funds

Fund A (inception: 8/31/06)	Period Ended March 31, 2008
AuM (as of 03/31/08): $51 million	Since
Fee percentage: 0.15% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	5.9%	NA	NA	(0.4)%
Annualized Net Returns	5.7%	NA	NA	(0.5)%
Custom Index*	6.4%	NA	NA	1.8%

*	55% MSCI AC World Index; 45% Lehman Brothers U.S. Aggregate Index

Hedge Fund Strategy

The tables below set forth the annualized returns, gross and net (which represent annualized returns prior to and after payment of fees, respectively) of each of the investment products which invest in our Hedge Fund strategy, from inception to March 31, 2008, and in the five-year, three-year, and one-year periods ended March 31, 2008. The Hedge Fund is an absolute return strategy and therefore does not have a benchmark.

Hedge Fund

Separate Account
Fund A (inception: 02/27/08)	Period Ended March 31, 2008
AuM (as of 03/31/08): $43 million	Since
Fee percentage: 2.00% on all assets	Inception	5 Years	3 Years	1 Year

Annualized Gross Returns	(4.8)%	NA	NA	NA
Annualized Net Returns	(5.0)%	NA	NA	NA

          Shares

Artio Global Investors Inc.

Class A Common Stock

Goldman, Sachs & Co.

Merrill Lynch & Co.

JPMorgan
Lehman Brothers
Morgan Stanley
UBS Investment Bank

Keefe, Bruyette & Woods

Wachovia Securities

Through and including          , 2008 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Artio Global Investors Inc. (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee. The following expenses will be borne solely by the Registrant.

Amount
to be Paid

Registration fee	$39,300
Financial Industry Regulatory Authority, Inc. filing fee	$75,500
NYSE listing fee		*
Blue Sky fees and expenses		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer Agent’s fees		*
Miscellaneous		*

Total	$

*	To be included by amendment

Item 14.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys fees). Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our certificate of incorporation provides for such limitations on liability for our directors.

The Registrant currently maintains liability insurance for its directors and officers. In connection with this offering, the Registrant will obtain additional liability insurance for its directors and officers. Such insurance would be available to its directors and officers in accordance with its terms.

Reference is made to the form of underwriting agreement to be filed as Exhibit 1.1 hereto for provisions providing that the underwriters are obligated under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act of 1933, as amended.

Item 15.	Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act.

Prior to this offering,          shares of Class B common stock will be issued to the Principals in reliance upon the exemption from the registration requirement of the Securities Act provided for by Section 4(2) thereof for transactions not involving a public offering.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits:  Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Consolidated Financial Statement Schedules:  All schedules are omitted because the required information is inapplicable or the information is presented in the consolidated financial statements and the related notes.

Item 17.	Undertakings

The undersigned hereby undertakes:

(a) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 6, 2008.

Artio Global Investors Inc.

By:	/s/ Richard Pell
Name:     Richard Pell

Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Pell Richard Pell	Principal Executive Officer and Director	August 6, 2008
/s/ Francis Harte Francis Harte	Principal Financial and Accounting Officer	August 6, 2008
/s/ Glen Wisher Glen Wisher	Director	August 6, 2008
/s/ Tony Williams Tony Williams	Director	August 6, 2008

EXHIBIT INDEX

Exhibit
Number	Description

1	Form of Underwriting Agreement+
3.1	Form of Amended and Restated Certificate of Incorporation of Artio Global Investors Inc.**
3.2	Form of Amended and Restated Bylaws of Artio Global Investors Inc.
4.1	Form of Class A Common Stock Certificate+
5	Opinion of Davis Polk & Wardwell+
10.1	Form of Amended and Restated Limited Liability Company Agreement of Artio Global Holdings LLC+
10.2	Registration Rights Agreement**
10.3	Exchange Agreement+
10.4	Tax Receivable Agreement+
10.5	Transition Services Agreement+
10.6	Investment Advisory Agreement dated May 1, 2006 by and between Julius Baer Investment Funds and Julius Baer Investment Management LLC*
10.7	Julius Baer Holding Ltd. Shareholders Agreement**
10.8	Younes Shareholders Agreement
10.9	Employment Agreement with Richard Pell+
10.10	Employment Agreement with Glen Wisher+
10.11	Employment Agreement with Francis Harte+
10.12	Employment Agreement with Tony Williams+
10.13	Employment Agreement with Rudolph-Riad Younes+
10.14	Stock Repurchase Agreement**
10.15	Pell Shareholders Agreement
16.1	Letter of PricewaterhouseCoopers LLP re: change in certifying accountant**
21	Subsidiaries of the Registrant
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of KPMG LLP
23.3	Consent of Davis Polk & Wardwell (included in Exhibit 5)
23.4	Consent of Duane Kullberg
23.5	Consent of Francis Ledwidge
23.6	Consent of Charles Stonehill
23.7	Consent of Elizabeth Buse
24.1	Power of Attorney**

*	Incorporated by reference to Julius Baer Investment Funds’ registration statement on Form N-1A (registration nos. 33-47507 and 811-6652) Exhibit 99.(D) filed with the SEC on July 24, 2006.

+	To be filed by amendment.

**	Previously filed.